AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2003

REGISTRATION NO. 333-____________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SNB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	58-2107916 (I.R.S. Employer Identification Number)

4219 Forsyth Road
Macon, Georgia 31210
(478) 722-6200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

H. Averett Walker
President and Chief Executive Officer
4219 Forsyth Road
Macon, Georgia 31210
(478) 722-6200
(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Copies to:

EDWARD J. HARRELL, ESQ. Martin Snow, LLP 240 Third Street Macon, Georgia 31202-1606 (478) 749-1727	WALTER G. MOELING, IV, ESQ. Powell, Goldstein, Frazer & Murphy LLP 191 Peachtree Street, N.E., Sixteenth Floor Atlanta, Georgia 30303 (404) 572-6629

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount To be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	1,571,000 shares	$ N/A	$8,705,750	$705.00

   (1)    The registration statement covers the maximum number of shares of common stock of the registrant expected to be issued in connection with the merger.

   (2)    Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rule 457(c) and (f) promulgated under the Securities Act by multiplying (i) $4741.15, the book value of a share of Bank of Gray common stock on February 26, 2003 and (ii) the 5,000 shares of Bank of Gray common stock to be acquired by the registrant, less cash in the aggregate amount of $15,000,000.00 to be paid by the registrant in connection with the transaction.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

BANK OF GRAY
282 W. CLINTON STREET
GRAY, GEORGIA 31032

Notice of Special Meeting of Shareholders
to be Held on May 29, 2003

A special meeting of shareholders of Bank of Gray will be held at the offices of Bank of Gray on May 29, 2003, at ________ p.m., at 282 W. Clinton Street, Gray, Georgia, for the following purposes:

(1)      to consider and vote on an Agreement and Plan of Reorganization, pursuant to which Bank of Gray will merge with and into Security Interim Bank, a Georgia corporation and a wholly owned subsidiary of SNB Bancshares, Inc., as more particularly described in the enclosed joint proxy statement/prospectus; and

(2)      to transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

If shareholders of Bank of Gray and SNB Bancshares approve the merger agreement, Bank of Gray will be merged with and into Security Interim Bank, a wholly owned subsidiary of SNB Bancshares, Inc. If the merger is completed, each Bank of Gray shareholder will receive a pro rata share of an aggregate of $15,000,000.00 in cash and 1,571,000 shares of common stock of SNB Bancshares, Inc. Each share of common stock of Bank of Gray will be exchanged for $3,000.00 in cash and 314.2 shares of common stock of SNB Bancshares, Inc.

Only shareholders of record of Bank of Gray common stock at the close of business on April 15, 2003, will be entitled to vote at the special meeting or any adjournments thereof. The approval of the merger agreement requires the approval of the holders of at least two-thirds of the shares of Bank of Gray common stock entitled to vote at the special meeting. The Bank of Gray Board of Directors unanimously recommends that Bank of Gray shareholders vote for the proposal to approve the merger agreement.

If the merger is completed, Bank of Gray shareholders who dissent with respect to the merger will be entitled to be paid the “fair value” of their shares in cash if they comply with the statutory provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders, all as more fully explained under the heading “Details of the Proposed Merger – Rights of Dissenting Shareholders” (page 47) and in Appendix B to the attached joint proxy statement/prospectus.

A joint proxy statement/prospectus and form of proxy card are enclosed. To assure representation at the special meeting, you are requested to sign, date, and return the proxy card promptly in the enclosed, stamped envelope. You may withdraw a previously submitted proxy by notifying John C. Childs, Jr., Vice President, in writing or by submitting an executed, later-dated proxy prior to the special meeting to Bank of Gray, 282 W. Clinton Street, P. O. Box 1269, Gray, Georgia 31032. You may also revoke your proxy by attending the special meeting and voting in person. If you properly sign and return the proxy card and do not revoke it, your proxy will be voted at the special meeting in the manner that you have specified.

By order of the board of directors,

CHERYL Y. THOMAS, Secretary

April 15, 2003
Gray, Georgia

SNB BANCSHARES, INC.
4219 FORSYTH ROAD
MACON, GEORGIA 31210

Notice of Annual Meeting of Shareholders
to be Held on May 29, 2003

The annual meeting of shareholders of SNB Bancshares, Inc. will be held on May 29, 2003, at 6:00 p.m. at the Museum of Arts and Sciences, 4182 Forsyth Road, Macon, Georgia, for the following purposes:

(1)      to consider and vote on an Agreement and Plan of Reorganization, pursuant to which Bank of Gray will merge with and into Security Interim Bank, a Georgia corporation and a wholly owned subsidiary of SNB Bancshares, Inc., as more particularly described in the enclosed joint proxy statement/prospectus;

(2)      to elect four directors;

(3)      to approve the change of the name of the corporation from “SNB Bancshares, Inc.” to “Security Bank Corporation;” and

(4)      to transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

If shareholders of Bank of Gray and SNB Bancshares, Inc. approve the merger agreement, Bank of Gray will be merged with and into Security Interim Bank, a wholly owned subsidiary of SNB Bancshares, Inc. If the merger is completed, each Bank of Gray shareholder will receive a pro rata share of an aggregate of $15,000,000.00 in cash and 1,571,000 shares of common stock of SNB Bancshares, Inc. Each share of common stock of Bank of Gray will be exchanged for $3,000.00 in cash and 314.2 shares of common stock of SNB Bancshares, Inc.

Only shareholders of record of SNB Bancshares, Inc. common stock as of the close of business on April 15, 2003, will be entitled to vote at the annual meeting or any adjournments thereof. The approval of the merger agreement requires the approval of the holders of at least two-thirds of the shares of SNB Bancshares, Inc. common stock entitled to vote at the annual meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. The affirmative vote of the holders of two-thirds of the shares entitled to vote in the election of directors is required to approve the change in the corporation’s name. The SNB Bancshares, Inc. Board of Directors unanimously recommends that SNB Bancshares, Inc. shareholders vote for the proposal to approve the merger agreement, to elect the four director nominees, and to change the name of the corporation to “Security Bank Corporation.”

A joint proxy statement/prospectus and form of proxy card are enclosed. To assure representation at the special meeting, you are requested to sign, date, and return the proxy card promptly in the enclosed, stamped envelope. You may withdraw a previously submitted proxy by notifying Jackie H. Miller, Secretary of the Board of Directors, in writing or by submitting an executed, later-dated proxy (prior to the annual meeting) to SNB Bancshares, Inc., 4219 Forsyth Road, P. O. Box 4748, Macon, Georgia 31208. You may also revoke your proxy by attending the special meeting and voting in person. If you properly sign and return the proxy card and do not revoke it, your proxy will be voted at the special meeting in the manner that you have specified.

By order of the board of directors,

JACKIE H. MILLER, Secretary

April 15, 2003
Macon, Georgia

JOINT PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2003	FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2003

SNB BANCSHARES, INC. 4219 FORSYTH ROAD P. O. BOX 4748 MACON, GEORGIA 31208 (478) 722-6200	BANK OF GRAY 282 W. CLINTON STREET P. O. BOX 1269 GRAY, GEORGIA 31032 (478) 986-3157

PROSPECTUS
OF
SNB BANCSHARES, INC.
4219 FORSYTH ROAD
P. O. BOX 4748
MACON, GEORGIA 31208
(478) 722-6200
FOR
AS MANY AS 1,571,000 SHARES OF COMMON STOCK

The Boards of Directors of SNB Bancshares, Inc. and Bank of Gray have approved SNB Bancshares, Inc.’s acquisition of Bank of Gray in a merger transaction in which Bank of Gray will merge with and into Security Interim Bank, a wholly owned subsidiary of SNB Bancshares, Inc. which will be the surviving corporation to the merger under the name “Security Bank of Jones County.” The acquisition will be accomplished through the Agreement and Plan of Reorganization between the parties dated October 25, 2002, sometimes referred to herein as the “merger agreement.” At the effective time of the merger, each share of Bank of Gray common stock outstanding prior to the completion of the merger transaction with Bank of Gray will be converted into 314.2 shares of common stock of SNB Bancshares and $3,000.00 in cash. The shares of SNB Bancshares present owned by its shareholders will not be exchanged in the merger and will remain unchanged.

SNB Bancshares, Inc. and Bank of Gray are sending you this joint proxy statement/prospectus for the following purposes:

If you are an SNB Bancshares shareholder, this joint proxy statement/prospectus describes for you, and will help you decide how to vote on:

(1)      SNB’s proposed acquisition of Bank of Gray, through the merger of Bank of Gray into a wholly owned subsidiary of SNB Bancshares, Inc.;

(2)      The proposed change of the name of SNB Bancshares, Inc. to “Security Bank Corporation”; and

(3)      The election of four (4) directors of SNB.

If you are a Bank of Gray shareholder, this joint proxy statement/prospectus describes for you, and will help you decide how to vote on, SNB’s proposed acquisition of Bank of Gray through the merger of Bank of Gray into a wholly owned subsidiary of SNB Bancshares, Inc. This document also serves as the prospectus of SNB Bancshares and contains important investor information about the business and operations of SNB Bancshares and Bank of Gray.

SNB Bancshares, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, and this joint proxy statement/prospectus is the prospectus filed as part of such Registration Statement. This joint proxy statement/prospectus does not contain all of the information in the

Registration Statement nor does it include the exhibits to the Registration Statement, as the Securities and Exchange Commission permits. Please see “Where You Can Find More Information” on page 1.

Shares of SNB Bancshares, Inc. common stock currently trade on the National Market of the Nasdaq Stock Market, Inc. (the “Nasdaq National Market”) under the symbol “SNBJ.” If shareholders of SNB Bancshares vote to change the name of the company to “Security Bank Corporation,” the symbol will be changed to “SBKC.” Shares of Bank of Gray common stock are not publicly traded.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the merger or passed upon the accuracy or adequacy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation, or any other governmental agency.

The merger and an investment in SNB Bancshares common stock as a result of the merger will involve certain risks. You should carefully consider the risk factors beginning on page 10 under “Risk Factors” before you vote on the merger.

When used in this joint proxy statement/prospectus, the terms “SNB” and “Bank of Gray” refer to SNB Bancshares, Inc. and Bank of Gray, respectively, and where the context requires, to SNB Bancshares, Inc. and Bank of Gray and their respective predecessors and subsidiaries. “We” refers to both SNB Bancshares, Inc. and Bank of Gray.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is not lawful to make any such offer or solicitation.

The date of this joint proxy statement/prospectus is April 22, 2003 and it was first mailed to shareholders on or about April 29, 2003

Opinion of Financial Adviser to SNB Bancshares	28

WHERE YOU CAN FIND MORE INFORMATION

SNB is subject to the information requirements of the Securities Exchange Act of 1934, which means that SNB is required to file reports, proxy statements, and other information, all of which are available at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. You may also obtain copies of the reports, proxy statements, and other information from the Public Reference Section of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

SNB has filed a registration statement on Form S-4 to register the SNB common stock to be issued to the Bank of Gray shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of SNB in addition to being a proxy statement of Bank of Gray for the special meeting of Bank of Gray shareholders to be held on May 29, 2003, and of SNB for its annual meeting to be held that same date. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This joint proxy statement/prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This document incorporates important business and financial information about SNB which is not included in or delivered with this joint proxy statement/prospectus. The following documents previously filed by SNB Bancshares under the Securities Exchange Act of 1934 are incorporated by reference into this joint proxy statement/prospectus:

•         SNB’s Form 10-K for the fiscal year ended December 31, 2002, including the financial statements attached thereto as Exhibit 99a.

Documents incorporated by reference are available from SNB without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. You may obtain documents incorporated by reference in this joint proxy statement/prospectus, other than exhibits unless such exhibits are specifically incorporated by reference and to the information that this joint proxy statement/ prospectus incorporates, by requesting them in writing or by telephone from James R. McLemore, Chief Financial Officer, 4219 Forsyth Road, P. O. Box 4748, Macon, Georgia 31208, (478) 722-6243. To obtain timely delivery of SNB’s documents, you must make your request by May 23, 2003.

A copy of SNB’s Form 10-K for the year ended December 31, 2002 accompanies this joint proxy statement/prospectus as Appendix D.

All information concerning SNB and its subsidiaries has been furnished by SNB, and all information concerning Bank of Gray has been furnished by Bank of Gray. You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus in making your decision to vote on the merger. We have not authorized anyone to provide you with information that is different from that contained in this joint proxy statement/prospectus.

This joint proxy statement/prospectus is dated April 22, 2003. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of SNB common stock in the merger shall create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of SNB or Bank of Gray since the date hereof, or that the information herein is correct as of any time subsequent to its date.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements made in this joint proxy statement/prospectus (and in other documents to which we refer) are “forward-looking statements.” When used in this document, the words “anticipate,” “believe,” “estimate,” and similar expressions generally identify forward-looking statements. These statements are based on the beliefs, assumptions, and expectations of SNB’s and Bank of Gray’s management, and on information currently available to those members of management. They are expressions of historical fact, not guarantees of future performance. Forward-looking statements include information concerning possible or assumed future results of operations of SNB after the proposed merger. Forward-looking statements involve risks, uncertainties, and assumptions, and certain factors could cause actual results to differ from results expressed or implied by the forward-looking statements, including:

•         economic conditions (both generally, and more specifically in the markets where SNB and Bank of Gray operate);

•         competition from other companies that provide financial services similar to those offered by SNB and Bank of Gray;

•         government regulation and legislation;

•         changes in interest rates;

•         unexpected changes in the financial stability and liquidity of SNB’s and Bank of Gray’s credit customers;

•         combining the businesses of SNB and Bank of Gray may cost more or take longer than we expect;

•         integrating the businesses and technologies of SNB and Bank of Gray may be more difficult than we expect;

•         retaining key personnel of SNB and Bank of Gray may be more difficult than we expect;

•         revenues of the combined entities following the merger may be lower than we expect, and the operating costs of the combined entities may be higher than we expect;

•         expected cost savings resulting from the merger may not be fully realized, or may not be realized as soon as expected; and

•         technological changes may increase competitive pressures and increase our costs.

We believe these forward-looking statements are reasonable. You should not, however, place undue reliance on these forward-looking statements, because the future results and shareholder values of SNB following completion of the merger may differ materially from those expressed or implied by these forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       Why are we proposing that Bank of Gray be acquired by SNB Bancshares?

A.        We believe that the proposed acquisition of Bank of Gray by SNB will provide shareholders of both companies with substantial benefits and will enable Bank of Gray to better serve its customers. The products and markets of the two companies generally are complementary. The combined company should be in a better position to take advantage of opportunities within the markets of the two companies. To review the reasons for the merger in more detail, see “Details of the Proposed Merger -Reasons for the Merger” at pages 27 to 28.

Q:       As a Bank of Gray shareholder, what will I receive in the merger?

A:       The aggregate merger price will consist of cash in the amount of $15,000,000 and 1,571,000 shares of SNB’s common stock. The holder of each share of Bank of Gray common stock will receive a pro rata share of the cash and shares to be received by Bank of Gray shareholders, based on the number of shares owned by such shareholders as of the merger date. For example, if on the date of the merger Bank of Gray had 5,000 shares of issued and outstanding common stock, which is the number of issued and outstanding shares as of April 22, 2003, Bank of Gray shareholders would be entitled to receive $3,000 cash plus 314.2 shares of SNB common stock for each share of Bank of Gray common stock owned. SNB will not issue fractional shares. Bank of Gray shareholders who would otherwise be entitled to receive a fractional share of SNB’s common stock will instead receive cash in an amount equal to such fractional shares multiplied by $21.00.

Q:       What do I need to do now?

A.        Carefully read this document and its appendices, then indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the merger.

You may attend your respective shareholders’ meeting and vote your shares in person rather than completing and returning your proxy card. If you do complete and return your proxy card, you may revoke it at any time prior to the vote at the shareholders’ meeting by following the directions described under “The Meetings of Shareholders” at page 14.

The boards of directors of both Bank of Gray and SNB have unanimously voted to recommend that you vote in favor of the merger proposal.

Q:       My shares are held in my broker’s name. How do I go about voting?

A:       Copies of this joint proxy statement/prospectus have been sent to your broker, who must forward one to you. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions. Your broker cannot vote your shares without your instructions.

Q:       Will SNB pay dividends to shareholders?

A:       After the merger, SNB anticipates paying dividends at the current quarterly rate of $.10 per share. However, the directors of SNB will use their discretion to decide whether to declare dividends and the amount of any dividends. “Details of the Proposed Merger - Distributions.”

Q:       What are the tax consequences to Bank of Gray’s shareholders?

A:       Generally, the exchange of shares by Bank of Gray shareholders for shares of SNB common stock will be tax-free to Bank of Gray’s shareholders for federal income tax purposes, except for taxes on cash received for fractional shares. The cash received by Bank of Gray’s shareholders, however, will be taxable to the extent of any gain realized. Please see “Details of the Proposed Merger - Important Federal Income Tax Consequences of the Merger” at page 46 for a description of certain federal income tax consequences of the merger.

Q:       What will happen if I don’t send in my proxy card?

A:       If you don’t send in your proxy card, your shares will not be voted unless you attend the shareholders’ meeting and vote in person. If a significant number of shareholders do not return their proxy cards, there may not be enough shares represented at the shareholders’ meeting to approve the merger even if all those present are in favor of approval. In that case, the merger would not take place. Accordingly, the failure to return your proxy card or vote in person at the shareholders’ meeting will have the same effect as a vote against the merger.

Q:       Should I send in my stock certificates now?

A:       No. After the merger is completed, we will send all Bank of Gray shareholders written instructions for exchanging their share certificates. Shareholders of SNB will not exchange their share certificates.

Q:       If I lost my Bank of Gray stock certificate, can I still get my new stock?

A:       Yes. However, you will have to provide a paid surety bond that will protect SNB against a loss in the event someone finds or has your lost certificate and is able to transfer it. To avoid having to pay for a surety bond, you should do everything you can to find your Bank of Gray certificate before the time comes to send it in.

Q:       When do you expect to complete the merger?

A:       We are working toward completing the merger as quickly as possible. In addition to shareholder approval of both Bank of Gray and SNB we must also obtain regulatory approvals. We hope the merger will be completed as soon as practicable following the meeting of shareholders of both Bank of Gray and SNB.

Q:       Who should I call with questions about the merger?

A:       If you are a shareholder of SNB, you should call James R. McLemore, at (478) 722-6243. If you are a shareholder of Bank of Gray, you should call Thad G. Childs, Jr. at (478) 986-3157.

Q:       Will shareholders have dissenters’ rights?

A:       Holders of Bank of Gray common stock may exercise dissenters’ rights under the Georgia Business Corporations Code. We have attached a copy of the Georgia Business Corporations Code pertaining to dissenters’ rights as Appendix B to this joint proxy statement/prospectus. Holders of SNB’s common stock will not have dissenters’ rights in connection with the merger.

Please see page 41 of, and Appendix B to, this joint proxy statement/prospectus for a more detailed description of the dissenters’ right and how to perfect them.

Q:       Will the board of directors of SNB change after the merger?

A:       Yes. While all directors of SNB in office immediately prior to the merger will continue to serve as directors of SNB, three persons who are serving on the board of directors of Bank of Gray immediately prior to the merger will also be appointed as directors of SNB. Those directors will be selected by the board of directors of SNB.

Q:       Where will my shares be listed after the merger?

A:       After the merger, shares of SNB common stock will continue to be listed on the Nasdaq National Market. If shareholders of SNB vote to change the name of the company to Security Bank Corporation, at such time as articles of amendment to the articles of incorporation are filed with the Georgia Secretary of State the shares will be traded under the symbol “SBKC”; otherwise, the shares will continue to be traded under the symbol “SNBJ.”

SUMMARY OF TERMS OF THE MERGER

This summary highlights selected information from this joint proxy statement/prospectus regarding the proposed merger. This summary may not contain all of the information that is important to you as you consider the proposed merger and related matters. For a more complete description of the terms of the proposed merger, you should carefully read the entire joint proxy statement/prospectus, and the attached appendices.

The Companies (see pages 49 to 50)

SNB Bancshares, Inc.
4219 Forsyth Road
Macon, GA 31210
(478) 722-6200

SNB is a multi-bank holding company based in Macon, Georgia. It owns all of the outstanding capital stock of Security Bank of Bibb County and Security Bank of Houston County. Security Bank of Bibb County owns Fairfield Financial Services, Inc., a real estate mortgage lending company. As of December 31, 2002, SNB had total consolidated assets of approximately $581 million.

Security Bank of Bibb County conducts operations from seven full-service and one limited service office in Bibb County, Georgia, and also from one temporary full-service office in Glynn County, Georgia, d/b/a Security Bank of Glynn County. Security Bank of Houston County conducts operations from four full-service offices in Houston County, Georgia. Both banks engage in commercial and retail banking. Fairfield Financial Services operates production offices throughout Georgia and the southeast. SNB, through its subsidiaries, is engaged in a full range of traditional banking, mortgage banking, and investment and insurance services to individual and corporate customers through its locations.

Bank of Gray
282 W. Clinton Street
Gray, Georgia 31032
(478) 986-3157

Bank of Gray is a state bank organized under the laws of the State of Georgia headquartered in Gray, Georgia. The bank offers traditional deposit accounts and originates consumer, commercial and construction loans. As of December 31, 2002, Bank of Gray had total assets of approximately $234 million.

The Terms of the Merger (see page 36)

If the merger is approved, Bank of Gray will be merged with and into Security Interim Bank, a wholly owned subsidiary of SNB formed to effectuate the merger. Security Interim Bank will be the surviving company under the name Security Bank of Jones County and will operate as a subsidiary of SNB. As a result of the merger, if you are a Bank of Gray shareholder, you will receive a proportionate share of the merger consideration consisting of cash in the amount of $15,000,000 and 1,571,000 shares of SNB common stock. It is estimated that each Bank of Gray shareholder will receive $3,000 cash and 314.2 shares of SNB common stock for each share of Bank of Gray common stock.

No fractional shares will be issued. Instead, persons who would have been entitled to receive fractional shares of SNB will instead receive cash equal to that fractional share interest multiplied by $21.00.

Following the merger, Bank of Gray’s existing shareholders will own approximately 31.6% of the total outstanding shares of SNB common stock.

The Reasons Management of Both Companies Support the Merger (see page 26)

The Boards of Directors of SNB and Bank of Gray support the merger and believe that it is in the best interests of both companies, and their respective shareholders. The Board of Directors of Bank of Gray believes the merger will permit Bank of Gray shareholders to have an equity interest in a resulting financial institution that has greater financial resources and a larger shareholder base, which may increase liquidity and marketability of the combined entity’s capital stock. Both Boards of Directors also believe that the terms of the merger are fair and equitable. In addition, both Boards of Directors believe that following the merger, the size of the combined organization, which would have had approximately $830 million in pro forma consolidated assets as of December 31, 2002, is sufficiently large to take advantage over time of significant economies of scale, but is still small enough to maintain the competitive advantages of community-oriented banks. The Board of Directors of SNB believes that Bank of Gray provides SNB with an expansion opportunity into an attractive new market area.

Shareholders’ Meetings (see page 14)

The special meeting of shareholders of Bank of Gray will be held on May 29, 2003, at _______ p.m., at the offices of Bank of Gray, at 282 W. Clinton Street, Gray, Georgia 31032, for the purpose of voting on approval of the merger agreement and to conduct such other business as may properly come before the meeting.

The annual meeting of shareholders of SNB, Inc. will be held on May 29, 2003, at 6:00 p.m. at the Museum of Arts and Sciences, 4182 Forsyth Road, Macon, Georgia, for the purpose of voting on approval of the merger agreement, to elect directors, to change the name of the company to Security Bank Corporation, and to conduct such other business as may properly come before the meeting.

Record Date (see page 49)

You are entitled to vote at the special meeting of shareholders if you own shares of Bank of Gray common stock on April 15, 2003. You are entitled to vote at the annual meeting of shareholders of SNB if you own shares of SNB common stock on April 15, 2003.

Vote Required (see page 14)

Approval by holders of two-thirds of the Bank of Gray common stock outstanding on April 15, 2003, is required to approve the merger agreement. Approval by holders of two-thirds of SNB common stock outstanding on April 15, 2003 is also required to approve the merger agreement.

As of February 28, 2003, 5,000 shares of Bank of Gray common stock were issued and outstanding. As of that date there were 1,236 shares, or 24.72%, of Bank of Gray common stock beneficially owned by its directors, executive officers, and their affiliates, all of which are entitled to vote on the issuance of stock pursuant to the merger. All of the directors of Bank of Gray have agreed to vote their shares in favor of the merger.

As of February 28, 2003, 3,430,734 shares of SNB common stock were issued and outstanding. There were 876,305 shares, or 25.54%, of SNB common stock beneficially owned as of that date by its directors, executive officers, and their affiliates, all of which are entitled to vote on the issuance of stock pursuant to the merger.

Fairness Opinion to Shareholders of SNB (see page 29)

Demarest Strategy Group has given an opinion to SNB’s board of directors that, as of February 13, 2003, the date of its opinion letter, the consideration to be paid in the merger by SNB shareholders was fair, from a financial point of view, to SNB shareholders. This opinion is attached as Appendix C to this joint proxy statement/prospectus.

Conditions, Termination, and Effective Date (see page 38)

The merger will not occur unless certain conditions are met, and either SNB or Bank of Gray can terminate the merger agreement if specified events occur or fail to occur. The merger must be approved or consented to by the Bank of Gray shareholders and SNB shareholders, the Board of Governors of the Federal Reserve System, the Department of Banking and Finance of the State of Georgia, and the Federal Deposit Insurance Corporation. The merger also will not occur unless the shares of SNB common stock to be issued in the merger have been approved for listing on the Nasdaq National Market.

The closing of the merger will occur after the merger agreement is approved by Bank of Gray shareholders and by SNB shareholders and after the Articles of Merger are filed as required under Georgia law.

Rights of Dissenting Shareholders (see page 48)

If you are a holder of Bank of Gray common stock, you are entitled to dissent from the merger and to demand payment of the “fair value” of your Bank of Gray common stock in cash rather than receive shares of SNB if you follow certain statutory provisions regarding the rights of dissenting shareholders under Article 13 of the Georgia Business Corporation Code.

Shareholders of SNB have no dissenters’ rights with respect to the merger.

Federal Income Tax Consequences (see page 46)

Bank of Gray shareholders will not recognize gain or loss for federal income tax purposes on the receipt of shares of SNB common stock they receive in the merger in exchange for shares of Bank of Gray stock surrendered. Bank of Gray shareholders will, however, recognize any gain realized for federal income tax purposes on the receipt of cash in exchange for shares of Bank of Gray stock surrendered and in lieu of any fractional shares. SNB’s attorneys will issue a legal opinion to this effect. In addition, Bank of Gray shareholders who properly exercise their right to dissent from the merger will generally be taxed on the cash that they receive in excess of the adjusted basis in their Bank of Gray common stock. Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

Accounting Treatment (see page 44)

We expect to account for the merger as a “purchase” transaction under generally accepted accounting principles.

Markets for Capital Stock (see pages 49)

SNB’s common stock began trading on the NASDAQ National Market on December 21, 1997, under the symbol “SNBJ.” If the shareholders of SNB vote to change the name of the company to Security Bank Corporation, the symbol will be changed to “SBKC.” We make no assurance as to what the market price will be when the merger is completed or any time thereafter. We recommend that Bank of Gray shareholders obtain current stock quotations for SNB common stock.

Shares of Bank of Gray are not publicly traded.

The following table shows, for the periods indicated, the reported closing sales price per share for SNB and the per share book value of Bank of Gray on (i) October 24, 2002, the last trading day before the public announcement of the execution of the merger agreement, and (ii) ________, 2003, the latest practicable date prior to the date of this joint proxy statement/prospectus. This table also shows the “Equivalent Price Per Bank of Gray Share,” which represents the last reported sale of SNB common stock multiplied by the combined total of the 314.2 exchange ratio and $3,000.00 in cash.

Date	Bank of Gray Common Stock	SNB Bancshares Common Stock	Equivalent Price Per Bank of Gray Share

October 24, 2002	$4,618.18	$18.00	$8,655.60
_________, 2003

Dividends (see page 49)

SNB declared a cash dividend of $.065 per share in the first quarter of 2000; $.07 per share in each of the last three quarter of 2000 and in the first quarter of 2001; $.08 per share in each of the last three quarters of 2001 and in the first quarter of 2002; $.09 per share in each of the last three quarters of 2002; and $.10 per share in the first quarter of 2003. SNB intends to continue paying cash dividends, but the amount and frequency of cash dividends, if any, will be determined by SNB’s Board of Directors after consideration of earnings, capital requirements, and the financial condition of SNB, and will depend on cash dividends paid to it by its subsidiaries. The ability of those subsidiaries to pay dividends to SNB is restricted by certain regulatory requirements. See “Details of the Proposed Merger - Comparison of the Rights of Bank of Gray and SNB Shareholders - Distributions.”

Bank of Gray declared a per share cash dividend of $145.00 per share for each of the fiscal years ended December 31, 2001 and 2000, and of $155.00 per share for the fiscal year ended December 31, 2002. The merger agreement prohibits the declaration or payment of dividends by Bank of Gray prior to the closing of the transaction except Bank of Gray may pay in each quarter in 2003 an aggregate cash dividend not to exceed $193,750.

There are Some Differences in Shareholders’ Rights Between Bank of Gray and SNB (see page 9)

If you own shares of Bank of Gray common stock, following the merger, your rights as shareholders will no longer be governed by Bank of Gray’s articles of incorporation and bylaws. Instead, you will automatically become shareholders of SNB and your shareholder rights will be governed by SNB’s articles of incorporation and bylaws. Your rights as a Bank of Gray shareholder and your rights as an SNB shareholder are different in certain ways. Specifically, the articles of incorporation of SNB provide for staggered terms of directors; those of Bank of Gray do not. In addition, Bank of Gray shareholders have preemptive rights; shareholders of SNB do not. (See “Details of the Proposed Merger - Comparison of the Rights of Bank of Gray and SNB shareholders.”)

Interests of Directors and Officers of Bank of Gray in the Merger (see page 9)

Some of the directors and executive officers of Bank of Gray have interests in the merger in addition to their interests as shareholders generally, including the following:

•         In connection with the merger agreement, SNB has agreed to provide officers and employees of Bank of Gray who continue employment with SNB or its subsidiaries employee benefits on terms and conditions substantially similar to those currently provided to similarly situated SNB officers and employees.

•         SNB has agreed as a condition to closing to execute employment agreements with Thad G. Childs, Jr., John C. Childs, Jr., Cheryl Y. Thomas and Alan S. Childs.

•         The current officers and directors of Bank of Gray will continue indefinitely as officers and directors of Security Bank of Jones County. Subject to selection by the Board of Directors of SNB, three members of the Board of Directors of Bank of Gray immediately prior to the effective date will become directors of SNB.

•         Following the merger, SNB will generally indemnify and provide liability insurance to the present directors and officers of Bank of Gray.

RISK FACTORS

Risks Related to the Merger

The merger consideration is fixed and will not be adjusted due to a change in SNB’s stock price.

Each share of Bank of Gray common stock owned by shareholders of Bank of Gray will be converted into the right to receive a pro-rata share of cash and shares of SNB common stock based on a formula that fixes the aggregate merger consideration at $15,000,000 in cash plus 1,571,000 shares of SNB common stock. If the price of the SNB common stock falls, the value of the SNB common stock you will receive in the merger will also fall, negatively affecting the aggregate merger consideration. The price of SNB common stock prior to the consummation of the merger may vary from its price at the date of this joint proxy statement/prospectus and at the date of Bank of Gray’s special shareholders’ meeting. Such variations in the price of SNB common stock may result from changes in the business, operations or prospects of SNB, regulatory considerations, general market and economic conditions and other factors. At the time of Bank of Gray’s special shareholders’ meeting, Bank of Gray shareholders will not know the exact value of the consideration which will be received when the merger is completed.

There is a risk that SNB will be unable to successfully integrate Bank of Gray or may have more trouble integrating acquired businesses than expected.

There is a risk that SNB will be unable to maintain key customers and personnel of Bank of Gray and that the conversion of its systems and procedures to SNB’s systems and procedures may not be possible or completed on schedule or may be more difficult and costly than expected, which could cause the acquired operations to perform below expectations. Maintaining an acquired institution’s key customers and personnel and converting its systems and procedures to SNB’s systems and procedures are important parts of SNB’s acquisition program. Prior to acquiring an institution, SNB frequently estimates that it will be able to maintain most of the institution’s key customers and personnel and convert its systems and procedures. There is a risk that integrating Bank of Gray may take more resources than SNB expects.

The merger may fail to qualify for tax-free treatment.

We have structured the merger to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Although the Internal Revenue Service has not provided a ruling on the matter, we will obtain a legal opinion that, subject to certain assumptions deemed reasonable by the law firm rendering the opinion, the merger qualifies as a tax free reorganization. The opinion neither binds the Internal Revenue Service nor prevents the Internal Revenue Service from adopting a contrary position. If the merger fails to qualify as a tax-free reorganization, a Bank of Gray shareholder would recognize gain or loss on each Bank of Gray share surrendered in the amount of the difference between the basis in such share and the fair market value of the SNB shares received by such Bank of Gray shareholder in exchange for it at the time of the merger, and not only on the cash received.

Risks Related to SNB and Bank of Gray

Changes in SNB’s allowance for loan losses could affect SNB’s profitability.

In originating loans, there is a substantial likelihood that credit losses will be experienced. The risk of loss varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. SNB’s management maintains an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon these factors, management makes various assumptions and judgments about the ultimate chance of collection of SNB’s loan portfolio and provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate chance of being collected is considered questionable. Because certain lending activities involve greater risks, the percentage applied to specific loan types may vary.

As of December 31, 2002, SNB’s allowance for loan losses was approximately $5.48 million, which represented 1.25% of the total amount of loans. As of December 31, 2002, non-performing loans were approximately $4.35 million and total non-performing assets were approximately $6.26 million. The allowance for loan losses provides coverage of 125% of total non-performing loans. SNB actively manages its non-performing loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate loan loss allowance. Although management believes that its allowance for loan losses is adequate, there can be no assurance that the allowance will prove sufficient to cover future loan losses. Further, although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to SNB’s non-performing or performing loans. Material additions to SNB’s allowance for loan losses would result in a decrease in SNB’s net income and, possibly, its capital and could result in its inability to pay dividends, among other adverse consequences.

The trading volume in SNB stock has been low.

The trading volume in SNB stock on The Nasdaq National Market has been relatively low when compared with larger companies listed on The Nasdaq National Market or the stock exchanges. We cannot say with any certainty that a more active and liquid trading market for SNB stock will develop. Because of this, it may be more difficult for you to sell a substantial number of shares for the same price at which you could sell a smaller number of shares.

Changes in interest rates could have an adverse effect on SNB’s income.

The company’s profitability depends to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. SNB’s net interest income will be adversely affected if market interest rates change such that the interest the combined company has to pay on deposits and borrowings increases faster than the interest we earn on loans and investments.

Competition in the banking industry is intense.

Competition in the banking and financial services industry is intense. In their primary market areas, SNB’s subsidiary banks compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than SNB’s subsidiary banks and may offer certain services that SNB’s subsidiary banks do not or cannot provide. The profitability of SNB depends upon its subsidiary banks’ continued ability to compete in their market areas.

Success of SNB depends upon local economic conditions.

SNB’s success is dependent to a certain extent upon the general economic conditions in the geographic markets served by SNB’s subsidiary banks, primarily middle Georgia, and the immediate surrounding areas. Although SNB expects that economic conditions will continue to improve in these market areas, SNB cannot assure you that favorable economic development will occur or that SNB’s expectation of corresponding growth will be achieved. Adverse changes in the geographic markets that SNB’s subsidiaries serve would likely impair their ability to collect loans and could otherwise have a negative effect on the financial condition of SNB. Examples of potential unfavorable changes in economic conditions which could affect middle Georgia, include among other things, the potential adverse effects of threatened base closure proceedings which could result in the closure of Robins Air Force Base, middle Georgia’s largest employer.

SNB and its subsidiary banks operate in a regulated environment.

Bank holding companies and banks operate in a highly regulated environment and are subject to the supervision and examination by several federal and state regulatory agencies. SNB is subject to The Bank Holding Company Act of 1956 and to regulation and supervision by the Federal Reserve. SNB’s subsidiary banks are also subject to the regulation and supervision of the Federal Deposit Insurance Corporation (or the “FDIC”) and the Georgia Department of Banking and Finance. Federal and state laws and regulations govern matters ranging from the regulation of certain debt obligations, changes in control of bank holding companies and the maintenance of adequate capital for the general business operations and financial condition of SNB’s subsidiary banks, including permissible types, amounts and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. The Federal Reserve also possesses cease and desist powers over bank holding companies to prevent or remedy unsafe or unsound practices or violations of law. These and other restrictions limit the manner by which SNB and its subsidiary banks may conduct their businesses and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks. Changes in monetary or legislative policies may affect the ability of SNB’s subsidiary banks to attract deposits and make loans.

SNB is affected by bank reform legislation.

In November 1999, the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 was enacted. The Gramm-Leach-Bliley Act is intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. Since the Gramm-Leach-Bliley Act now permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in the establishment and proliferation in SNB’s market areas of a number of larger financial institutions and other corporations that offer a wider variety of financial services than SNB currently offers and that can aggressively compete in the markets SNB currently serves, which could hurt SNB’s profitability.

SNB heavily dependent on its president and chief executive officer.

The continued success of SNB is dependent in large part upon the services of H. Averett Walker, President and Chief Executive Officer of SNB. If the services of Mr. Walker were to become unavailable for any reason, the operation of SNB could be adversely affected. The successful development of SNB’s business will depend, in part, on its ability to attract and retain qualified officers and employees, including a successor to Mr. Walker.

SNB directors and executive officers own a significant portion of the SNB stock.

SNB’s directors and executive officers, as a group, beneficially owned approximately 25.54% of the outstanding SNB common stock as of February 28, 2003. There are no agreements or understandings between or among any of SNB’s directors or executive officers to vote their SNB common stock. As a result of their ownership, however, the directors and executive officers will have the ability, by voting their shares in concert, to significantly influence the outcome of all matters submitted to SNB’s shareholders for approval, including the election of directors.

Directors of Bank of Gray have agreed that as long as they serve as directors of SNB or one of its subsidiaries that they will vote the shares of SNB owned by them in accordance with the recommendation of the Board of Directors of SNB through its annual meeting in 2007.

Future sales of SNB stock can affect its price.

SNB cannot predict the effect, if any, that future sales of outstanding SNB common stock or the availability of SNB common stock for sale will have on its market price from time to time. Sales of substantial amounts of SNB common stock in the public market following the merger, or the perception that such sales could occur, could adversely affect prevailing market prices of SNB common stock.

SNB’s quarterly operating results may fluctuate.

SNB’s quarterly operating results have varied in the past and are expected to do so in the future. As changes occur in outside market forces, such as the weather, the general economy and the agricultural industry in the southeastern United States, the regulation of banks and the financial services industry and other similar forces, SNB’s future quarterly operating results may vary significantly. In response to competitive pressures or new product or service introductions, SNB may take certain pricing or marketing actions that could adversely affect SNB’s quarterly operating results. SNB’s expense levels are based, in part, on SNB’s expectations as to margins and fee revenues from its subsidiary banks’ customers. If such margins and fees are below expectations, then SNB may be unable to adjust spending sufficiently in a timely manner to compensate for the unexpected shortfall. In future quarters, SNB’s operating results may be below the expectations of public market analysts and investors. In such event, the price of SNB common stock would likely fall.

Recent terrorist attacks in the United States have affected the stock market and the general economy and could negatively affect SNB’s income.

On September 11, 2001, the World Trade Center in New York was destroyed, the Pentagon outside Washington, D.C. was damaged and a jetliner crashed in central Pennsylvania as a result of terrorist attacks. Following these attacks, stock prices declined in general, and questions were raised concerning the impact that the terrorist attacks and the United States’ response would have on the national economy. These uncertainties have contributed to the existing slowdown in the economic activity in the United States. Continuing weakness in the economy could decrease demand for SNB’s products, increase delinquencies in payments and otherwise have an adverse impact on SNB’s business.

The acquisition of Fairfield Financial Services will result in the issuance of additional shares of SNB.

On July 31, 2000, Security Bank of Bibb County purchased the assets of Group Financial Southeast and placed those assets in a subsidiary of Security Bank of Bibb County known as Fairfield Financial Services, LLC. The purchase price is payable largely over time based upon the profits of Fairfield Financial Services during that time. No additional payment was owing for the fiscal year ended December 31, 2001. However, additional payments for the fiscal years ending December 31, 2001-2005 have been, or will be, due and are payable in cash and stock in an amount each year which equals the earnings of Fairfield Financial Services as calculated in accordance with a formula set forth in the asset purchase agreement. For fiscal year 2001, 60% of the additional purchase price was payable in cash, and 40% was payable in stock of SNB, resulting in the issuance of 15,098 additional shares by SNB of SNB’s common stock. For fiscal year 2002, 50% in additional purchase price was payable in cash and 40% was payable in stock of SNB, resulting in the issuance of 32,417 additional shares by SNB of SNB’s common stock. In future years the additional payments are payable as follows: 2003 - 40% cash, 60% stock; 2004 - 30% cash, 70% stock; and 2005 - 20% cash, 80% stock; provided, however, that the maximum number of shares of SNB’ common stock which will be issued in partial payment of the additional purchase price will not exceed 75,000 shares in any one year, or 300,000 shares for fiscal years 2001-2005. No additional payments are due after fiscal year 2005. The number of shares which SNB is obligated to issue in each year is determined by dividing the applicable percentage of the profits of Fairfield Financial Services payable in stock by $35.00. The issuance of those additional shares will dilute the ownership interest of other shareholders of SNB.

THE MEETINGS OF SHAREHOLDERS

Special Meeting of Bank of Gray Shareholders

General. This joint proxy statement/prospectus is being furnished by Bank of Gray to its shareholders in connection with the solicitation by Bank of Gray’s board of directors of appointments of proxy for use at the special meeting of Bank of Gray and any adjournments of that meeting. The Bank of Gray special meeting will be held on May 29, 2003 at _________ p.m. at the bank’s offices at 282 W. Clinton Street, Gray, Georgia.

Purpose of Bank of Gray Special Meeting. The purpose of the Bank of Gray special meeting is for Bank of Gray shareholders to consider and vote on a proposal to approve the Agreement and Plan of Reorganization and the transactions described in it, including the merger of Bank of Gray into a wholly owned subsidiary of SNB and the conversion of the outstanding shares of Bank of Gray common stock into the right to receive cash and shares of SNB.

A copy of the Agreement and Plan of Reorganization is attached as Appendix A to this joint proxy statement/prospectus and is incorporated by reference into this document.

Solicitation and Voting of Proxies. The form of appointment of proxy is included with this joint proxy statement/prospectus which names Thad G. Childs, Jr. and Holmes J. Hawkins, Jr. (the “Bank of Gray proxies”) to act as proxies and represent Bank of Gray shareholders at the Bank of Gray special meeting. Bank of Gray’s board of directors asks that each Bank of Gray shareholder sign and date an appointment of proxy and return it to Bank of Gray in the enclosed envelope.

If a Bank of Gray shareholder signs an appointment of proxy and returns it to Bank of Gray before the Bank of Gray special meeting, then the shares of Bank of Gray common stock held of record by that shareholder will be voted by Bank of Gray proxies according to the shareholder’s directions in the appointment of proxy. If the shareholder signs and returns an appointment of proxy but does not give any voting directions, then his or her shares will be voted by the Bank of Gray proxies “FOR” approval of the Agreement and Plan of Reorganization. The enclosed form of appointment of proxy will also authorize Bank of Gray proxies to vote shares of Bank of Gray common stock according to their best judgment in the event any other business is brought before the Bank of Gray special meeting which may properly be considered at that meeting.

The vote will be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker non-votes, or (b) proxies marked “ABSTAIN.” Broker non-votes are shares for which a broker indicates on the proxy that it does not have discretionary authority to vote. Abstentions from voting will be included in determining whether a quorum is present and will have the effect of a vote against the merger agreement. Broker non-votes will not be included in determining whether a quorum is present but will have the effect of a vote against the merger agreement.

The cost of soliciting appointments of proxy for the Bank of Gray special meeting, including costs of preparing and mailing this joint proxy statement/prospectus, will be shared by Bank of Gray and SNB. In addition to solicitation by mail, appointments of proxy may be solicited personally, or by telephone by Bank of Gray’s officers, employees and directors without additional compensation.

Revocation of Appointments of Proxy. A Bank of Gray shareholder who signs and returns an appointment of proxy can revoke it any time before the voting takes place at the Bank of Gray meeting either by delivering a written instrument revoking it or a signed appointment of proxy dated as of a later date to John C. Childs, Jr., Vice President of Bank of Gray, 282 W. Clinton Street, P. O. Box 1269, Gray, Georgia 31032, or by attending the Bank of Gray special meeting and announcing an intention to vote in person.

Record Date. The close of business of April 15, 2003 is the record date for determining which Bank of Gray shareholder is entitled to receive notice of and to vote at the Bank of Gray special meeting. A shareholder must have been a record holder of Bank of Gray common stock on that date in order to be eligible to vote at the Bank of Gray special meeting.

Voting Securities. Bank of Gray voting securities are the outstanding shares of Bank of Gray common stock. There were 5,000 outstanding shares of Bank of Gray common stock on the record date. At the Bank of Gray special meeting, shareholders may cast one vote for each share of Bank of Gray common stock they held of record on the record date on each matter to be voted on by shareholders.

On the record date, Bank of Gray’s directors and executive officers and their affiliates were entitled to vote an aggregate of 1,236 shares, or approximately 24.72%, of the outstanding shares of Bank of Gray common stock that may be voted at the Bank of Gray special meeting. Bank of Gray’s directors have agreed and are expected to vote their shares for approval of the Agreement and Plan of Reorganization. Additional information regarding the beneficial ownership of Bank of Gray common stock by Bank of Gray’s directors, executive officers and principal shareholders is included in this joint proxy statement/prospectus under the caption “Business of Bank of Gray - Management Stock Ownership” on page 50.

Vote Required for Approval. The presence in person or by proxy of at least a majority of the outstanding shares of Bank of Gray common stock entitled to vote is necessary to constitute a quorum at the special meeting. In the event there are not sufficient votes to constitute a quorum or to approve the proposal at the time of the special meeting, the special meeting may be adjourned in order to permit the further solicitation of proxies.

Under applicable Georgia law, the affirmative vote of the holders of two-thirds of the outstanding shares of Bank of Gray common stock is required to approve the Agreement and Plan of Reorganization. Abstentions and broker non-votes will have the same effect as votes against the Agreement and Plan of Reorganization.

Annual Meeting of SNB Shareholders

General. This joint proxy statement/prospectus is being furnished by SNB to its shareholders in connection with the solicitation by SNB’s board of directors of appointments of proxy for use at the SNB annual meeting and any adjournments of that meeting. The SNB annual meeting will be held on May 29, 2003 at 6:00 p.m. at the Museum of Arts and Sciences, 4182 Forsyth Road, Macon, Georgia.

Purposes of the Annual Meeting. The purposes of the SNB annual special meeting are:

1.        To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and the transactions described in it, including the merger of Bank of Gray into Security Interim Bank, a wholly-owned subsidiary of SNB. A copy of the Agreement and Plan of Reorganization is attached as Appendix A to this joint proxy statement/prospectus and is incorporated by reference into this document;

2.        The election of four directors;

3.        Changing the name of the company from SNB Bancshares, Inc. to “Security Bank Corporation”; and

4.        Such other business as may properly come before the meeting.

Solicitation and Voting of Proxies. A form of appointment of proxy is included with this joint proxy statement/prospectus which names Richard W. White, Jr., Ben G. Porter, and Edward M. Beckham, II (the “SNB Proxies”) to act as proxies and represent SNB shareholders at the SNB annual meeting. SNB’s board of directors asks that each holder of SNB common stock sign and date an appointment of proxy and return it to SNB in the enclosed envelope.

If an SNB shareholder signs an appointment of proxy and returns it to SNB before the SNB annual meeting, then the shares of SNB common stock held of record by that shareholder will be voted by the SNB proxies according to the shareholder’s directions in the appointment of proxy. If the shareholder signs and returns an appointment of proxy but does not give any voting directions, then his or her shares will be voted by the SNB proxies “FOR” approval of the Agreement and Plan of Reorganization, “FOR” election of the four director nominees, and “FOR” approval of the proposal to change the name of the company to “Security Bank Corporation.” The SNB proxies will also vote the shares of SNB common stock according to their best judgment with respect to any other matters which might properly come before the meeting.

The cost of soliciting appointments of proxies for the SNB annual meeting, including costs of preparing and mailing this joint proxy statement/prospectus, will be shared by Bank of Gray and SNB. In addition to solicitation by mail, appointments of proxy may be solicited personally, or by telephone by SNB’s officers, employees and directors without additional compensation.

Revocation of Appointment of Proxy. An SNB shareholder who signs and returns an appointment of proxy can revoke it any time before the voting takes place at the SNB annual meeting either by filing with SNB’s Secretary a written instrument revoking it or a signed appointment of proxy dated as of a later date, or by attending the SNB meeting and announcing an intention to vote in person.

Record Date. The close of business of April 15, 2003 is the record date for determining which SNB shareholders are entitled to receive notice of and to vote at the SNB annual meeting. A shareholder must have been a record holder of SNB common stock on that date in order to be eligible to vote at the SNB annual meeting.

Voting Securities. SNB voting securities are the outstanding shares of SNB common stock. There were _________ outstanding shares of SNB common stock on the record date. At the SNB annual meeting, shareholders may cast one vote for each share of SNB common stock they held of record on the record date on each matter to be voted on by shareholders.

As of February 28, 2003, SNB directors and executive officers and their affiliates were entitled to vote an aggregate of 876,305 shares, or approximately 25.54%, of the outstanding shares of SNB common stock that may be voted at the SNB annual meeting. Those shares exclude certain additional shares that SNB’s directors and executive officers could acquire upon the exercise of stock options they hold. Additional information regarding the beneficial ownership of SNB common stock by SNB’s directors, executive officers and principal shareholders is included in this joint proxy statement/prospectus under the caption “Business of SNB - Management of SNB Bancshares,” on page 76.

Vote Required for Approval. The presence in person or by proxy of at least a majority of the outstanding shares of SNB common stock entitled to vote is necessary to constitute a quorum at the special meeting. In the event there are not sufficient votes to constitute a quorum or to approve the proposal at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Under applicable Georgia law and the articles of incorporation of SNB, as amended, the affirmative vote of the holders of at least two-thirds of the outstanding shares of SNB common stock is required to approve the Agreement and Plan of Reorganization and to approve the change of the name of the corporation to Security Bank Corporation. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will have the same effect as votes against the Agreement and Plan of Reorganization and the proposal to change the company’s name.

COMPARATIVE SHARE DATA REGARDING
SNB AND BANK OF GRAY

The following table sets forth certain comparative per share data relating to net income, cash dividends, and book value on (i) a historical basis for SNB and Bank of Gray, (ii) a pro forma combined basis per share of SNB common stock, giving effect to the merger, and (iii) and equivalent pro forma basis per share of Bank of Gray common stock, giving effect to the merger. The SNB and Bank of Gray pro forma combined information gives effect to the merger on a purchase accounting basis and assumes the exchange ratio of 314.2 shares of SNB common stock and $3,000 in cash for each share of Bank of Gray common stock. The unaudited pro forma data is presented for informational purposes and is not necessarily indicative of the results of operations or combined financial position that would had resulted had the merger been consummated at the dates or during the periods indicated, nor is it necessarily indicative of future results of operations or combined financial position.

The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of SNB and Bank of Gray, including the respective notes thereto, and the pro forma financial information included herein. See “Selected Financial Information.”

Per Share and Pro Forma per Share Data
December 31, 2002

As of and for the year ended December 31, 2002

Book value per share:
SNB Bancshares, Inc.(1)	$11.64
Bank of Gray (1)	4,628.22
Pro forma combined (2)	15.53
Pro forma equivalent per share for Bank of Gray (3)	4,877.98
Cash dividends per share:
SNB Bancshares, Inc.	$0.35
Bank of Gray	155.00
Pro forma combined	0.35
Pro forma equivalent per share for Bank of Gray (3)	109.97
Net income per share (basic):
SNB Bancshares, Inc.	$1.55
Bank of Gray	602.59
Pro forma combined (4)	1.65
Pro forma equivalent per share for Bank of Gray (3)	517.83
Net income per share (diluted):
SNB Bancshares, Inc.	$1.52
Bank of Gray	602.59
Pro forma combined (4)	1.62
Pro forma equivalent per share for Bank of Gray (3)	510.53

   (1)    Computed based on historical common shares outstanding, as adjusted for common stock splits.

   (2)    Computed based on SNB’s historical common shares outstanding, as adjusted for common stock splits, plus 1,571,000 pro forma shares to be issued to Bank of Gray’s shareholders in connection with the merger.

   (3)    Pro forma equivalent per share amounts have been calculated by multiplying the “Pro forma combined” amounts by the pro forma exchange ratio of 314.2 shares of SNB common stock for each share of Bank of Gray common stock.

   (4)    Computed based on SNB’s weighted average basic and diluted shares outstanding, plus 1,571,000 pro forma shares to be issued to Bank of Gray’s shareholders in connection with the merger.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

We are providing the following unaudited pro forma condensed combined financial statements to aid you in your analysis of the financial aspects of the proposed merger. The unaudited pro forma condensed combined balance sheet gives effect to the proposed purchase transaction as if occurred on December 31, 2002. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2002 gives effect to the merger of Bank of Gray and Security Interim Bank as if the transaction occurred January 1, 2002. The statements include pro forma adjustments as described in the notes accompanying the financial statements.

We derive this information from the audited financial statements for Bank of Gray for the year ended December 31, 2002 and the audited consolidated financial statements of SNB for the year ended December 31, 2002. The unaudited pro forma condensed combined financial statements should be read in conjunction with the respective financial statements and related notes of Bank of Gray and SNB which are included in this joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would actually have occurred if the consolidation had been in effect on the dates indicated, nor is it indicative of the future operating results or financial position of the consolidating company. The pro forma adjustments are based on the information and assumptions available at the time of the printing of this joint proxy statement/prospectus.

Balance Sheet (ProForma)
December 31, 2002

	SNB Consolidated	Bank of Gray	Eliminating Entries Adjustments				Consolidated Total

Cash and Balances Due from Depository Institutions	$29,940,273	$1,361,855			$15,598,065	(1)	$15,704,063
Interest-Bearing Deposits	355,402	26,349					381,751
Federal Funds Sold	3,327, 000	10,543,000					13,870,000
Investment Securities	50,290,970	76,444,389					126,735,359
Federal Home Loan Bank Stock	3,613,700	522,700					4,136,400
Loans Held for Sale	35,954,615	0					35,954,615
Loans	538,631,752	140,864,006					579,495,758
Allowance for Loan Losses	(5,479,508)	(1,912,231)					(7,391,739)
Unearned Interest and Fees	(185,838)	0					(185,838)

Loans, Net	432,966,406	138,951,775					571,918,181

Premises and Equipment	13,110,189	2,639,927	1,208,000	(2)	19,000	(9)	16,939,116
Other Real Estate	1,903,135	224,318					2,127,453
Goodwill	1,899,774	0	21,180,304	(5)(2)			23,080,078
Other Assets	7,401,016	2,966,562	9,878,680	(3)	786,180	(4)	19,460,078

Total Assets	$580,762,480	$233,680,875					$830,307,094

Balance Sheet (ProForma)
December 31, 2002

	SNB Consolidated	Bank of Gray	Eliminating Entries Adjustments				Consolidated Total

Deposits	$440,632,513	$209,173,291	702,000	(9)	2,106,000	(2)	$651,209,804
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	11,978,200	0					11,978,200
Demand Notes to U.S. Treasury	1,274,176	0					1,274,176
Other Borrowed Money	64,500,406	0					64,500,406

	77,752,782	0					77,752,782
Other Liabilities	4,828,962	1,366,503					6,195,465
Guaranteed Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust	18,000,000						18,000,000
Common Stock	3,398,317	500,000	500,000	(6)	1,571,000	(7)	4,969,317
Paid-In Capital	13,352,595	5,500,000	5,500,000	(6)	36,133,000	(7)	49,485,595
Retained Earnings	21,909,432	16,247,590	16,350,770	(6)(8)			21,806,252
Accumulated Other Comprehensive Income	887,879	893,491	893,491	(6)			887,879

Total Stockholder’s Equity	39,548,223	23,141,081					77,149,043

Total Liabilities and Stockholders’ Equity	$580,762,480	$233,680,875	$56,213,245		$56,213,245		$830,307,094

   (1)    Cash of $15,000,000 paid to Bank of Gray shareholders and $598,065 of estimated merger costs.

   (2)    Allocation of premium based on estimated fair value.

   (3)    Core deposit intangible ($7,600,000) and deferred taxes ($2,278,680).

   (4)    Amortization of core deposit intangible ($760,000) plus amortization of deferred taxes ($26,180).

   (5)    Goodwill as a result of acquisition.

   (6)    Elimination of Bank of Gray equity for consolidation purposes.

   (7)    To reflect the issuance of 1,571,000 shares of SNB stock @ @4.00 per share.

   (8)    To record income statement effect of proforma adjustments.

   (9)    Accretion and depreciation of increases in fair value.

Pro Forma Income Statement for the Twelve Month Period Ended
December 31, 2002

	SNB $ Consolidated	Bank of Gray	Eliminating Entries Adjustments				Consolidated Total

Interest Income
Loans, Including Fees	$30,542,850	$12,162,296					$42,705,146
Federal Funds Sold	86,096	178,187					264,283
Deposits with Other Bank	15,062	0					15,062
Investment Securities	2,080,755	2,503,050					4,583,805
Other Investments	195,196	27,037					222,233

	32,919,959	14,870,570					47,790,529

Interest Expense
Deposits	9,840,396	6,397,336			702,000	(1)	15,735,732
Federal Funds Purchased	73,083						73,083
Demand Notes Issued to the U.S. Treasury	7,190						7,190
Other Borrowed Money	2,189,054						2,189,054

	12,109,723	6,597,336					18,005,059

Net Interest Income	20,810,236	8,273,234					29,785,470
Provision for Loan Losses	2,603,133	703,000					3,306,133

Net Interest Income After Provision for Loan Losses	18,207,103	7,570,234					26,479,337

Noninterest Income
Service Charges on Deposits	3,405,889	501,317					3,907,206
Other Service Charges, Commissions and Fees	9,558,975	0					9,558,975
Securities Gains (Losses)	135,802	45,337					181,139
Other	44,628	150,182					194,810

	13,145,294	696,836					13,842,130

Noninterest Expense
Salaries and Employee Benefits	13,603,708	1,683,771					15,287,479
Occupancy and Equipment	2,537,718	429,527	19,000	(2)			2,986,245
Loss (Gain) on Sale of Premises and Equipment	(4,750)	0					(4,750)

Interest Income
Office Supplies and Printing	537,648	121,283				658,931
Telephone	600,575	31,594				632,169
Loss (Gain) on Foreclosed Property	615,496	37,370				652,856
Other	5,131,189	1,076,578	760,000	(3)		6,967,767

	23,021,584	3,380,123				27,180,707

Income Before Income Taxes	8,330,813	4,886,947				13,140,760

Income Taxes	3,065,059	1,874,000	26,180	(4)		4,965,239

Net Income	$5,265,754	$3,012,947	$805,180		$702,000	$8,175,521

Basic Earnings Per Shares						$1.65

Diluted Earnings Per Share						$1.62

Weighted Average Shares Outstanding						4,960,610

   (1)    Accretion of increase in fair value of fixed rate deposits over 3 years.

   (2)    Depreciation of increase in fair value of building over 30 years.

   (3)    Amortization of core deposit intangible over 10 years.

   (4)    Amortization of deferred taxes.

SELECTED FINANCIAL INFORMATION

Bank of Gray

The following table contains selected historical financial information for Bank of Gray on the dates and for the periods indicated. This selected financial information has been derived from, and you should read it in conjunction with, Bank of Gray’s audited financial statements, together with related financial statement footnotes, which are included in this joint proxy statement/prospectus. See “Bank of Gray - Financial Statements as of December 31, 2002 and 2001” on Page F-1.

(Dollars in thousands, except per share data and number of shares)

	Years Ended December 31,

	2002	2001	2000	1999	1998

INCOME STATEMENT
Interest Income	$14,870	$15,521	$13,252	$11,591	$10,126
Interest Expense	6,597	8,422	7,138	6.020	5,448

Net Interest Income	8,273	7,099	6,114	5,571	4,678
Provision for Loan Losses	703	486	275	220	165
Other Income	697	653	564	447	471
Other Expense	3,380	3,008	2,464	2,292	1,896

Income Before Tax	4,887	4,258	3,939	3,506	3,088
Income Taxes	1,874	1,650	1,445	1,079	750

Net Income	$3,013	$2,608	$2,494	$2,427	$2,338

PER SHARE (a)
Earnings Per Common Share
Basic	$602.59	$521.55	$498.80	$485.40	$467.60
Diluted	602.59	521.55	498.90	485.40	467.60
Cash Dividends Paid	155.00	145.00	145.00	145.00	125.00
Weighted Average Shares	5,000	5,000	5,000	5,000	5,000

RATIOS
Return on Average Assets	1.38%	1.38%	1.56%	1.65%	1.82%
Return on Average Equity	13.69	13.40	16.51	15.82	16.33

Dividend Payout Ratio	25.72	27.80	29.07	29.87	26.73
Average Equity to Average Assets	10.06	10.27	9.48	10.46	11.13
Net Interest Margin	4.02	3.98	4.03	4.04	4.03

BALANCE SHEET (at end of period)
Assets	$233,681	$204,618	$173,450	$149,524	$150,103
Investment Securities	76,967	40,416	40,848	40,819	55,331
Loans, Net of Unearned Income	140,864	146,143	124,071	98,749	80,719
Reserve for Loan Losses	1,912	1,466	1,147	1,013	876
Deposits	209,173	183,168	154,343	133,494	133,972
Stockholders’ Equity	23,141	20,144	17,806	14,917	14,903
Shares Outstanding	5,000	5,000	5,000	5,000	5,000

SNB Bancshares

The following table contains selected historical consolidated financial information for SNB on the dates and for the periods indicated. This selected financial information has been derived from, and you should read it in conjunction with, SNB’s audited consolidated financial statements, together with related financial statement footnotes, which are included in its annual report on Form 10-K attached hereto as Appendix “C.”

(Dollars in thousands, except per share data and number of shares)

	Years Ended December 31,

	2002	2001	2000	1999	1998

INCOME STATEMENT
Interest Income	$32,920	33,608	27,035	20,402	$18,630
Interest Expense	12,110	16,586	13,106	8,427	7,895

Net Interest Income	20,810	17,022	13,929	11,975	10,735
Provision for Loan Losses	2,603	1,912	1,292	736	636
Other Income	13,145	11,147	5,354	3,072	2,558
Other Expense	23,022	19,397	12,655	9,537	8,947

Income Before Tax	8,331	6,860	5,336	4,774	3,710
Income Taxes	3,065	2,518	1,857	1,529	1,383

Net Income	$5,266	$4,342	$3,479	$3,245	$2,327

PER SHARE
Earnings Per Common Share
Basic	$1.55	$1.29	$1.04	$0.97	$0.73
Diluted	1.52	1.29	1.03	0.96	0.69
Cash Dividends Paid	0.35	0.31	0.28	0.26	0.22
Weighted Average Shares	3,389,610	3,372,969	3,354,145	3,340,624	3,185,014

RATIOS
Return on Average Assets	1.03%	1.00%	1.09%	1.27%	1.04%
Return on Average Equity	14.11%	13.05%	12.01%	12.08%	9.41%
Dividend Payout Ratio	22.55%	24.08%	26.53%	26.25%	30.26%
Average Equity to Average Assets	7.27%	7.63%	9.06%	10.52%	11.08%
Net Interest Margin	4.38%	4.24%	4.78%	5.21%	5.34%

BALANCE SHEET (at end of period)
Assets	$580,762	$504,762	$410,230	$283,483	$253,006
Investment Securities	53,905	51,041	51,498	45,087	39,301
Loans Held for Sale	35,955	40,764	13,215	1,761	3,121
Loans, Net of Unearned Income	438,446	378,542	305,264	205,668	176,041
Reserve for Loan Losses	5,480	4,099	3,003	2,327	2,070
Deposits	440,633	375,065	311,577	237,418	217,778
Borrowed Funds	77,753	90,418	64,057	15,824	6,408
Trust Preferred Securities	18,000	0	0	0	0
Stockholders’ Equity	39,548	34,777	31,071	27,472	25,736
Shares Outstanding	3,398,317	3,372,969	3,372,969	3,340,624	3,340,624

DETAILS OF THE PROPOSED MERGER

Background of the Merger

During the last several years, there has been a trend toward consolidation in the banking and thrift industries. This trend has been fueled by, among other things, recent national and state banking legislation and has enabled participants in business combinations to benefit from the economies of scale and greater efficiencies available to the combined entities. Financial institutions have increasingly sought suitable combinations as a means of obtaining such benefits.

The Board of Directors of Bank of Gray was aware of the trend toward consolidation, but was interested in the ability of Bank of Gray to continue to tailor its services to serve the needs of Bank of Gray’s primary service area, as well as the potential expansion of its banking market. Beginning with the first directors’ retreat held in December 1998, and continuing with each year’s directors’ retreat thereafter, the strategic planning session of the Board of Directors of Bank of Gray included a discussion regarding the importance of growing the bank by branching into new markets. The discussions stemmed from the rapid growth of Bank of Gray and its ability to service its customers.

In completing a cost benefit analysis of branching into new markets, the board of directors decided to evaluate other alternatives, including the possibility of merging Bank of Gray with another bank sharing a similar philosophy and style of community banking.

In furtherance of this charge, Thad G. Childs, Jr., President and Chief Executive Officer of Bank of Gray, met with H. Averett Walker, President and Chief Executive Officer of SNB, in June of 1999 to discuss a possible merger between the two companies. However, those discussions did not progress beyond preliminary discussions, as the board of directors of Bank of Gray determined that it was not the appropriate time to pursue a merger with SNB.

From June 1999 to September 2002 executive officers of Bank of Gray continued to explore other merger opportunities, none of which resulted in any formal agreement regarding the merger or sale of Bank of Gray. On September 3, 2002, Mr. Childs contacted Mr. Walker to inquire of SNB’s interest once again in discussing a potential merger of the two entities. On September 23, 2002, Mr. Walker and Mr. Childs met with Craig Childs, John Childs, Frank Childs and Alan Childs, all directors of Bank of Gray, to discuss the potential cash and stock structure of the transaction, relative pricing considerations, social issues related to the merger and the operation of Bank of Gray after the proposed merger.

On October 3, 2002, SNB board of directors met to discuss the potential merger with the Bank of Gray. The board of directors was apprised of the events to date in the merger discussions as well as the potential structure of a proposed offer, the financial impact of the offer, accounting issues relating to the proposed transaction and an overview of the legal and regulatory process related to the transaction. On October 9, 2002, Mr. Walker, Elaine Demarest of Demarest Strategy Group, Ray Pearson of McNair, McLemore, Middlebrooks & Co., LLP, Certified Public Accountants, and Edward J. Harrell of the law firm of Martin Snow, LLP, met with the full board of directors of Bank of Gray to discuss details of a proposed offer by SNB to acquire Bank of Gray. Mr. Walker apprised the board of directors of SNB on October 17, 2002 of the results of that meeting. Thereafter, Mr. Walker, Mr. Childs and Walter G. Moeling, IV, of the law firm Powell, Goldstein, Frazer & Murphy LLP, met to negotiate further details of the proposed transaction. Thereafter, after deliberation by the board of directors of both entities regarding the proposed acquisition, and after reviewing the proposed Agreement and Plan of Reorganization, the board of directors of Bank of Gray and SNB approved the transaction on October 25, 2002, and on that same date the agreement was signed by SNB and Bank of Gray.

SNB’s Reasons for the Merger and Recommendation

In reaching its conclusion that the Merger Agreement with Bank of Gray was in the best interest of SNB and its shareholders, the SNB Board of Directors carefully considered the following material facts:

•         the financial condition, operating results, and credit quality of Bank of Gray along with its leadership position in the community;

•         the financial terms of the merger compared to similar combinations with much upside potential;

•         the opportunity to extend the SNB franchise into Jones County;

•         the ability to increase revenues and to slightly reduce noninterest expense in the operations of Bank of Gray by utilizing programs in place at SNB Bancshares; and

•         the compatibility of the community bank orientation and of the operating style of Bank of Gray to that of SNB.

In approving the transaction, SNB’s board of directors did not specifically identify any one factor or group of factors as being more significant than any other in the decision making process, although individual directors may have given one or more factors more weight than others.

The Board of Directors of SNB believes that the merger is in the best interest of SNB and its shareholders. The Board of Directors unanimously recommends that SNB shareholders approve the merger agreement.

Bank of Gray’s Reasons for the Merger and Recommendation

The terms of the Merger Agreement, including the cash consideration to be received by Bank of Gray’s stockholders, were the result of arm’s length negotiations between the representatives of Bank of Gray and SNB. In addition to the factors discussed in “Background of the Merger,” the Board of Directors of Bank of Gray considered, among other matters, the following short- and long-term factors as material in deciding to approve and recommend the terms of the Merger:

•         information regarding historical market prices and other information with respect to SNB common stock, and the financial performance and condition, assets, liabilities, business operations, capital levels, and prospects of each of SNB and Bank of Gray and their potential future values as separate entities and on a combined basis;

•         the current and prospective competitive environment facing Bank of Gray;

•         the terms and conditions of the merger agreement, including the amount and nature of the consideration to be received by Bank of Gray stockholders, and the termination fee and reimbursement of expenses to be paid by the defaulting party in the event of the termination of the merger agreement under certain circumstances;

•         Bank of Gray board’s assessment of Bank of Gray’s strategic alternatives to the merger, including remaining an independent company and merging or consolidating with a company other than Bank of Gray;

•         national and local industry and economic conditions;

•         the Board’s familiarity with and review of Bank of Gray’s business, financial condition, results of operations, management and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

•         the impact of the merger on the depositors, employees, customers and communities served by Bank of Gray through expanded commercial, consumer and retail banking products and services;

•         the value being offered to the Bank of Gray shareholders in relation to the estimated market value, book value and earnings per share of Bank of Gray’s common stock;

•         the stock portion of the consideration would generally allow Bank of Gray shareholders to exchange their Bank of Gray stock on a tax-free basis with respect to the SNB stock received, as well as provide them with an equity interest in SNB going forward;

•         the fixed nature of the exchange ratio and the possibility that, if there is an increase in the market price of SNB common stock prior to completion of the merger, the value to be received by Bank of Gray’s stockholders would be increased;

•         the general structure of the transaction and the compatibility of management and business philosophy;

•         the likelihood of receiving the requisite regulatory approvals in a timely manner;

•         the ability of the combined enterprise to compete in relevant banking and non-banking markets; and

•         the potential increase in market liquidity for its shareholders.

Bank of Gray’s board of directors also considered a variety of risks and potentially negative factors in its deliberations concerning the merger, including, among other matters, the following:

•         the loss of control over the future operations of Bank of Gray following the merger;

•         the fixed nature of the exchange ratio and the risk that, if there is a decrease in the market price of SNB common stock before the merger is completed, the value to be received by Bank of Gray’s stockholders would be reduced;

•         the fact that Bank of Gray could be effectively precluded from entering into any potentially superior merger or other acquisition transaction with a third party because SNB demanded that voting agreements be executed by Bank of Gray’s directors, thus effectively ensuring that 24.72% of the shareholders of Bank of Gray would approve the merger, regardless of how other Bank of Gray stockholders vote regarding the merger;

•         the other risks described in this joint proxy statement/ prospectus under “Risk Factors.”

The Bank of Gray board of directors did not believe that the negative factors were sufficient, individually or in the aggregate, to outweigh the potential benefits of the merger.

In making its determination, the Board did not ascribe relative weights to the factors which it considered.

The Board of Directors of Bank of Gray believes that the Merger is in the best interest of Bank of Gray and its shareholders. The Board of Directors unanimously recommends that the Bank of Gray shareholders vote for the approval of the Merger Agreement.

Opinion of Financial Advisor to SNB Bancshares

Merger - General.

SNB retained Demarest Strategy Group, Inc. (“Demarest”) to advise the SNB Board of Directors in connection with the merger. SNB selected Demarest to serve as its financial advisor because of the firm’s expertise in management advisory services to Georgia community banks, and based upon its knowledge of SNB, Bank of Gray, the community-banking environment in Georgia, and its extensive background in the general banking industry. Demarest is a CPA firm that provides management advisory services to financial institutions in Georgia and other southeastern states. As part of its practice, Demarest has been regularly engaged since 1984 as a financial advisor to either buyers or sellers in connection with mergers and acquisitions, competitive biddings and valuations for various purposes.

On February 13, 2003, Demarest delivered its written opinion to the Board of Directors of SNB that, as of such date, subject to certain assumptions, factors and limitations, the consideration proposed to be paid by SNB pursuant to the Merger agreement was fair, from a financial point of view, to the shareholders of SNB.

A copy of Demarest’s opinion letter is included in this document as Appendix C and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix C. Demarest’s opinion is provided exclusively for the information and benefit of the Board of Directors of SNB. In rendering its opinion, Demarest reviewed, analyzed and relied upon certain materials relating to the financial and operating condition of SNB and Bank of Gray, including, among other things, the following:

•         the Merger agreement dated October 25, 2002, and certain related documents;

•         annual audited financial statements of the Bank of Gray for the three years ended December 31, 2002;

•         Annual Reports to shareholders and Annual Reports on Form 10-K of SNB for the three years ended December 31, 2002;

•         certain interim reports to shareholders of SNB, including quarterly reports on Form 10-Q and certain other communications;

•         financial information concerning the businesses and operations of SNB and Bank of Gray furnished to Demarest by the respective companies for purposes of Demarest’s analysis, including certain internal financial analyses and forecasts for SNB and Bank of Gray prepared by the senior managements of the respective companies;

•         certain publicly-available information concerning the historical price, price/earnings and price/book ratios as well as the trading activity for the common stock of SNB;

•         certain ownership attributes and stock trading history of Bank of Gray common stock from internal company sources;

•         certain publicly-available information with respect to banking companies and the types and terms of other transactions that Demarest considered relevant to its analysis; and

•         certain deposit data available as of June 30, 2002, published by the Federal Deposit Insurance Corporation and the National Credit Union Administration with regard to the deposits and market shares held by the bank subsidiaries of SNB and Bank of Gray.

Demarest also held discussions with the senior management of SNB and Bank of Gray regarding their past, current and prospective operations, financial condition, regulatory examinations, audits and other matters and considered such other financial factors as Demarest deemed appropriate under the circumstances, including general economic, market and financial conditions, and its knowledge of similar transactions. Demarest’s opinion was based upon conditions as they existed on the date of the opinion and the information made available up to such date.

In conducting its review and arriving at its opinion, Demarest relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information provided to it or publicly available. Demarest relied upon the management of SNB and Bank of Gray as to the reasonableness and achievability of the financial and operating budgets and forecasts (and the related assumptions and bases underlying such forecasts) provided to Demarest and assumed that such budgets and forecasts reflected the best available estimates and judgments of such management and that such budgets and forecasts will be realized in the amounts and in the time periods estimated by such management. Demarest also assumed, without independent verification, that the aggregate allowances for loan losses for SNB and Bank of Gray are adequate to cover such losses. Demarest did not make or obtain any evaluations or appraisals of the property of SNB or Bank of Gray, nor did Demarest examine any loan credit files. Demarest was informed by SNB and assumed in rendering its opinion that the merger would be accounted for as a purchase under generally accepted accounting principles.

The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its fairness opinion, Demarest did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by Demarest was assigned a greater significance by Demarest than any other and, therefore, you should not attribute any greater importance to one analysis versus another as a result of the order in which they are discussed herein. Accordingly, Demarest believes that their analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying Demarest’s opinion. In its analyses, Demarest made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond SNB’s control. Any estimates contained in Demarest’s analyses are not indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold.

The following is a brief summary of the material financial analyses reviewed by Demarest in connection with its opinion; it does not purport to be a complete description of all analyses performed.

Summary Transaction Analysis.

Demarest reviewed the terms of the proposed transaction, including the consideration to be paid and the aggregate transaction value. Under the terms of the merger agreement, SNB will pay $15,000,000 in cash and issue 1,571,000 shares of SNB common stock in exchange for all of the outstanding common stock of Bank of Gray. SNB common stock is traded on the Nasdaq National Market under the symbol “SNBJ.” Bank of Gray has no established market for its common stock, and has no common stock equivalents. Demarest reviewed the implied value of the consideration to be offered to Bank of Gray based upon a market price per share of $25.07, which is the average of the closing price per share of SNB common stock on the Nasdaq National Market (as reported at www.nasdaq.com) during the trading day period from November 12, 2002 through February 12, 2003. This indicates an implied value of $7,877 per share of SNB common stock, assuming an exchange ratio of 314.2 SNB shares for one share of Bank of Gray common stock. The implied aggregate transaction value includes $39.4 million in stock consideration (5,000 shares of Bank of Gray common stock multiplied by $7,877 in stock consideration per share), and $15.0 million in cash consideration (5,000 shares of Bank of Gray common stock multiplied by $3,000 in cash consideration per share), for a total of $54.4 million. Bank of Gray shareholders would each receive cash and stock with an aggregate value of $10,877 per share. Demarest calculated that as of February 12, 2003, this implied aggregate transaction value represented the following multiples when applied to the December 31, 2002 audited financial statements of Bank of Gray:

•         2.35x Bank of Gray’s stated book value at December 31, 2002;

•         18.05x Bank of Gray’s earnings for the year ended December 31, 2002;

•         23.27% of the total assets of Bank of Gray at December 31, 2002;

•         26.00% of total deposits at December 31, 2002.

Financial Impact Analysis.

Demarest reviewed financial performance ratios, stock trading history, income statement and balance sheet information, per share financial results and other information for both SNB and Bank of Gray and the combined company before and after acquisition adjustments, cost savings and revenue enhancements. Demarest reviewed pro forma income statement and balance sheet and certain pro forma financial information contained in analyses prepared by the management of SNB and Bank of Gray. Such pro forma financial information was discussed with the management of both SNB and Bank of Gray. The actual results achieved by the combined company after the merger may vary from the projected results and the variations may be material.

Demarest calculated the pro forma effects of the merger on SNB’s earnings per share estimates for 2003 and 2004 based on earnings estimates for SNB and Bank of Gray as supplied by the management of each of the companies, because no earnings estimates were available from external investment brokerage sources. Such pro forma effects included estimates for the after-tax benefits from cost savings and revenue enhancements and the after-tax cost of estimated amortization of intangibles, but excluded merger-related charges. Demarest calculated that the pro forma fully diluted earnings per share would result in accretion of $0.01 per share, or 0.6%, to SNB’s estimated 2003 earnings per share. The estimated accretion represented by pro forma earnings per share was estimated to be $0.22, or 10.9%, for earnings per share in 2004.

Demarest also reviewed SNB’s pro forma combined book value per share for December 31, 2002 of $15.53, which compared with the actual December 31, 2002 book value of $11.64. The accretion to book value represented by the pro forma figure equaled 33.4%. Demarest reviewed SNB’s pro forma combined tangible book value before and after the merger transaction. SNB’s tangible book value per share at December 31, 2002 was $10.82 before recording the merger transaction, and $9.02 pro forma with the transaction included, causing dilution to tangible book value of ($1.80), or (16.7%).

Similar Actual Transactions.

Demarest analyzed the financial data related to the 164 acquisitions of banks that were announced during the year 2002 nationwide. Demarest calculated valuation multiples for the bank acquisitions as follows: a median of 23.20 times trailing twelve months earnings per share; and averages of 1.90 times prior quarter-end book value; 1.97 times prior quarter-end tangible book value; 16.80% of quarter-end assets; and 20.00% of quarter-end deposits. Nationwide statistics are shown in tabular form below for the years 2000 through 2002.

	2000	2001	2002	SNB/Gray Merger

Number of Bank Deals	195	180	164	—
Price / Earnings	19.00%	19.00%	23.20%	18.05%
Price / Book Value	2.11	1.86	1.90	2.35
Price/Tangible Book	2.22	1.93	1.97	2.44
Price / Assets	18.40%	17.40%	16.80%	23.27%
Price / Deposits	22.50%	21.00%	20.00%	26.00%

Demarest analyzed various pricing multiples for nationwide bank acquisitions announced during the year 2002 based on specific deal attributes as shown below.

	Target Assets $100 -$500 Million	Target ROAs From 1.00% To 1.50%	Target Located In Southern U.S.	SNB/Gray Merger

Number of Bank Deals	55	45	43	—
Price / Earnings	19.84%	18.01%	23.18%	18.05%
Price / Book Value	2.01	1.82	1.80	2.35
Price/Tangible Book	2.07	1.86	1.96	2.44
Price / Assets	17.90%	17.97%	18.79%	23.27%

Demarest analyzed certain financial data related to 7 completed or announced acquisitions of banks in Georgia from January 1, 2001 through February 12, 2003. The selected comparable Georgia transactions were as follows:

Seller	Buyer
First Colony Bankshares, Inc., Alpharetta, GA	Main Street Banks, Inc., Atlanta, GA
First National Bank of Johns Creek, Suwanee, GA	Main Street Banks, Inc., Atlanta, GA
Golden Isles Financial, Brunswick, GA	ABC Bancorp, Inc., Moultrie, GA
Community Trust Financial Services, Hiram, GA	GB&T Bancshares, Inc., Gainesville, GA
Community First Banking Company, Carrollton, GA	BB&T Corporation, Winston-Salem, NC
FNB Newton Bankshares, Inc., Covington, GA	Synovus Financial Corp, Columbus, GA
First Georgia Holding, Inc., Brunswick, GA	United Community Banks, Inc., Blairsville, GA

Demarest calculated average valuation multiples for the selected Georgia bank acquisitions as follows: 22.60 times trailing twelve months earnings per share; 2.60 times prior quarter-end tangible book value; 22.69% of quarter-end assets; and 27.22% of quarter-end deposits. Demarest calculated median valuation multiples for the selected Georgia bank acquisitions as follows: 23.04 times trailing twelve months earnings per share; 2.70 times prior quarter-end tangible book value; 21.44% of quarter-end assets; and 26.78% of quarter-end deposits. The comparison of the Bank of Gray merger to the selected Georgia comparable transactions is shown below:

Selected Georgia Comparable Transactions
	Average	Median	SNB/Gray Merger

Price / Earnings	22.60%	23.04%	18.05%
Price/Tangible Book	2.60	2.70	2.44
Price / Assets	22.69%	21.44%	23.27%
Price / Deposits	27.22%	26.78%	26.00%

No company or transaction used in Demarest’s analyses is identical to Bank of Gray or the proposed merger. Accordingly, the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Bank of Gray and other factors that could affect the value of the companies to which they have been compared. In calculating the average valuation multiples, Demarest made certain statistical adjustments to make the averages more meaningful for comparison purposes.

Contribution Analysis.

Demarest analyzed the relative contribution of SNB and Bank of Gray to certain balance sheet and income statement items, including assets, deposits, common equity and latest twelve months net income. Demarest then compared the relative contribution of such balance sheet and income statement items with the estimated pro forma ownership of 31.6% for Bank of Gray shareholders based on an exchange ratio of 314.2 shares of SNB common stock. The contribution analysis showed that Bank of Gray would contribute approximately 28.7% of the combined assets, 32.2% of the combined deposits, 36.9% of the combined common equity and 36.4% of the combined latest twelve months net income (before cost savings, revenue enhancements and merger-related charges).

Market Share Analysis.

Demarest calculated the effect on SNB’s deposit market share in Jones County and the Middle Georgia region that would result from the merger. SNB’s principal pre-merger trade territory is in Bibb and Houston Counties in Georgia, where the bank subsidiaries of SNB are now located. Jones County is a natural contiguous extension of SNB’s market area. Based on deposit data as of June 30, 2002 from the Federal Deposit Insurance Corporation and the National Credit Union Administration, Demarest calculated that SNB’s deposit market share in the tri-county region of Bibb, Houston and Jones would increase from a 10.06% share before the merger to a 14.87% share after the merger. SNB’s market position in the Middle Georgia tri-county region would increase from a #5 position to a #1 position, making SNB the largest community-banking company in the region. Other large competitors are Robins Federal Credit Union with a 14.40% deposit share, BB&T with a 13.95% share, SunTrust Bank with a 13.76% share, and Bank of America with a 13.16% share. The merger combination has the potential to provide convenience synergies for the Jones County commuting population who work in Metro-Macon/Bibb County and at the Robins Federal Air Force Base in Houston County.

Selected Peer Group Analysis.

Demarest compared the financial performance and market performance of Bank of Gray based on selected measures of profitability, asset quality, capital adequacy, liquidity and efficiency. No market performance factors on relative stock performance are included due to the lack of an established trading market for Bank of Gray stock. For purposes of this analysis, the financial data used by Demarest was compiled for the nine months ended September 30, 2002 (latest available), and for the five-year period ended December 31, 2001. The peer group consisted of banks headquartered in Georgia with total assets ranging from approximately $175 million to approximately $275, with a high degree of local control over bank administration, established for at least five years, with Subchapter S banks deleted from the analysis. The Georgia peers included Heritage Bank, Jonesboro; First Georgia Bank, Brunswick; PlantersFirst, Cordele; Bartow County Bank, Cartersville; McIntosh State Bank, Jackson; Northeast Georgia Bank, Lavonia; Oconee State Bank, Watkinsville; Southwest Georgia Bank, Moultrie; First Bank of Georgia, Thomson; Bank of Upson, Thomaston; Heritage Bank, Hinesville; Jasper Banking Company; Jasper; Farmers & Merchants Bank, Washington; First National Bank South, Alma; Bank of Hiawassee, Hiawassee; First American Bank & Trust Company, Athens; Coastal Bank, Savannah; Gwinnett Banking Company, Lawrenceville; Community Bank, Loganville; and First National Bank of Cherokee, Woodstock.

Demarest’s analysis showed the following concerning Bank of Gray’s relative performance versus comparable Georgia peer banks.

Five-Year Average Statistics:

•         Return on Equity – 16.0% for Bank of Gray versus 11.8% for peers;

•         Return on Assets – 1.66% for Bank of Gray versus 1.14% for peers;

•         Net Interest Margin – 4.11% for Bank of Gray versus 4.96% for peers;

•         Loans / Deposits Ratio – 73.3% for Bank of Gray versus 77.0% for peers;

•         Annual Growth Rate in Total Assets – 16.3% for Bank of Gray versus 16.2% for peers;

•         Annual Net Charge Offs / Total Loans – 0.14% for Bank of Gray versus 0.29% for peers.

Statistics for the Nine Months ended September 30, 2002:

•         Return on Equity – 14.7% for Bank of Gray versus 12.0% for peers;

•         Return on Assets – 1.47% for Bank of Gray versus 1.15% for peers;

•         Net Interest Margin – 3.95% for Bank of Gray versus 4.45% for peers;

•         Loans / Deposits Ratio – 72.7% for Bank of Gray versus 82.9% for peers;

•         Net Charge Offs / Total Loans – 0.21% for Bank of Gray versus 0.10% for peers;

•         Nonperforming Assets / Total Assets – 0.90% for Bank of Gray versus 0.91% for peers;

•         Loan Loss Reserve / Loans – 1.13% for Bank of Gray versus 1.55% for peers;

•         Tangible Equity Capital Ratio – 10.2% for Bank of Gray versus 9.6% for peers;

•         Efficiency Ratio – 34.4% for Bank of Gray versus 63.2% for peers;

•         Number of Banking Offices – 1 for Bank of Gray versus 5 for peers;

•         Number of FTE Employees – 37 for Bank of Gray versus 87 for peers.

Net Present Value Analysis.

Demarest performed a discounted cash flow analysis to determine a range of net present values per share of Bank of Gray. In its calculations, Demarest used net income growth rates as provided by Bank of Gray’s management, terminal price-to-earnings multiples from 13.0x to 18.0x, and discount rates ranging from 12.0% to 15.0%. These rates were selected because, in Demarest’s experience, they represent the rates that investors in securities such as Bank of Gray’s common stock would demand in light of the potential appreciation and risks. This analysis produced net present values of Bank of Gray’s share price that ranged from $8,015 to $11,827, and an aggregate value that ranged from $40.1 million to $59.1 million. This analysis compares to the implied transaction value of $10,877 per share and $54.4 million in aggregate value.

Demarest’s opinion, dated as of February 13, 2003, a copy of which is attached as Appendix C to this proxy statement/prospectus, is based solely upon the information available to Demarest and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in Demarest’s opinion. Demarest has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date of its opinion.

Demarest was retained by the Board of Directors of SNB to act as its financial advisor with respect to the merger. SNB and Demarest entered into a letter agreement dated December 30, 2002 relating to the services to be provided by Demarest in connection with the rendering of a fairness opinion. SNB agreed to pay Demarest $22,000 at the time of any public dissemination of Demarest’s opinion. In addition, SNB agreed to reimburse Demarest for out-of-pocket expenses incurred in connection with its engagement and to indemnify Demarest against certain liabilities, including liabilities under the federal securities laws. In addition to the fees related to the rendering of a fairness opinion, SNB paid Demarest approximately $30,000 for other financial advisory services related directly to the acquisition of Bank of Gray.

Interest of Management in the Transaction

The Board of Directors and Board Membership. Except as set forth below, no director or officer of Bank of Gray, or any of their associates, has any direct or indirect material interest in the merger, except that those persons may own shares, or options to acquire shares, of Bank of Gray common stock which will be converted in the merger into SNB common stock.

Board Membership. Section 2.3 of the merger agreement contains the obligation of SNB to appoint to its board of directors three persons who immediately prior to the merger are members of the board of directors of Bank of Gray. That section also provides that directors and officers of Bank of Gray on the date of the merger shall continue to serve indefinitely as directors and officers of Security Bank of Jones County.

Employment Agreements. It is a condition to Bank of Gray’s obligation to proceed with the merger that SNB execute employment agreements with Thad G. Childs, Jr., President and Chief Executive Officer of Bank of Gray; Alan S. Childs, Assistant Vice President of Bank of Gray; Cheryl Y. Thomas, Vice President and Cashier of Bank of Gray; and John C. Childs, Jr., Executive Vice President of Bank of Gray. Under the employment contracts to be executed by those persons, they will continue to serve Security Bank of Jones County in the same capacities which they presently serve Bank of Gray. Each employment agreement provides for the payment to the employee during the term of the agreement of an annual base salary, subject to adjustment after the initial term of the agreement in the sole discretion of the Chief Executive Officer of SNB. The initial base salary for Thad G. Childs, Jr. is $109,000 per year; that of Alan S. Childs is $50,000 per year; that of John C. Childs, Jr. is $99,000 per year; and that of Cheryl Y. Thomas is $68,000 per year. Each employee is also entitled to participate in all present and future employee benefit, retirement and compensation plans of SNB generally available to employees of its banking subsidiaries, including, without limitation, hospitalization, major medical, disability and group life insurance plans. In the event the agreement is terminated by SNB with cause (as defined in the agreements), or by the employee without good reason, the compensation due the employee terminates as of the date of termination of the agreement. In the event the agreement is terminated by SNB without cause, or by the employee for good reason, the employee will be entitled to receive his or her annual salary for a term of one year. In the event there is a change in control of either SNB or Security Bank of Jones County, as that term is defined in the agreement, the employment agreements of Alan S. Childs, John C. Childs, Jr., and Cheryl Y. Thomas will terminate and those employees will not be entitled to any additional compensation even if terminated by SNB thereafter without cause or by the employee for good reason. The employment contract of Thad G. Childs, Jr. provides that in the event of such a change in control and the termination of Mr. Childs’ employment within two years of that occurrence either by the bank or by the employee as a result of adverse conditions in his employment following the change in control, Mr. Childs will be entitled to receive his salary for a period of twelve months and a single lump sum payment, bonus payment in an aggregate amount equal to the average of the bonuses paid to him for the immediately preceding two calendar years, and the continued participation in retirement plans and other employee benefits previously made available to him, subject to applicable limitations contained in the employment agreement.

Each employment agreement is for an initial term of twelve months but will automatically be extended for additional twelve month terms unless either party at least 90 days prior to the anniversary of the commencement of employment notifies the other party of its intention not to extend the agreement. None of the employment contracts provide for the continuation of salary or benefits in the event of the employee’s death or disability. Each of the employment contracts restricts the ability of the employee to compete with the business of SNB and its subsidiaries for a period of two years after termination of employment within a 50 mile radius of the headquarters of Bank of Gray.

Continued Indemnification and Insurance Coverage. Officers and directors of Bank of Gray will continue to enjoy rights of indemnification and limited liability with respect to acts and omissions occurring prior to the merger to the fullest extent permitted by Georgia law and in accordance with the articles of incorporation and bylaws of Bank of Gray. SNB will also maintain in effect after the merger existing directors and officers liability insurance policy.

Shares Owned by Officers and Directors of Bank of Gray. There are 1,236 shares, or 24.72%, of Bank of Gray common stock beneficially owned by its directors, executive officers, and their affiliates. All of the directors of Bank of Gray have agreed to vote their shares in favor of the merger.

The Merger Agreement

The following is a brief summary of the provisions of the merger agreement. A copy of the merger agreement is attached as Appendix A to this document and incorporated in this document by reference. We urge you to read the merger agreement and all exhibits thereto.

Effective Time of the Merger.

The merger will be consummated if it is approved by the shareholders of Bank of Gray and SNB and if SNB and Bank of Gray obtain all consents, approvals, and non-objections, including those of the Federal Reserve, the Federal Deposit Insurance Corporation, and the Georgia Department of Banking and Finance, and satisfy the other conditions to the obligations of the parties to consummate the merger. The merger will become effective on the date and at the time that a certificate of merger is issued by the Secretary of State of Georgia. We presently expect that the effective date will occur in the second quarter of 2003.

Terms of the Merger.

Upon completion of the merger, the separate legal existence of Bank of Gray will technically cease. All property, rights, powers, duties, obligations, debts and liabilities of Bank of Gray will automatically be transferred to Security Interim Bank, as the surviving bank to the merger. After the merger the bank will be known as Security Bank of Jones County, and will operate as a wholly-owned subsidiary of SNB Bancshares, Inc. The articles of incorporation of Security Bank of Jones County will govern the surviving bank.

Upon the consummation of the merger, all outstanding shares of Bank of Gray common stock will be automatically converted into, and become a right to receive, in the aggregate 1,571,000 shares of SNB common stock and $15,000,000.00 in cash. Shareholders of Bank of Gray will have no ownership interest in Bank of Gray after the merger, but will instead become shareholders of SNB. This is the “aggregate merger price” or “aggregate merger consideration.” Existing shares of SNB held by SNB shareholders immediately prior to the merger will not be converted and will continue to be issued and outstanding.

In the absence of any unexpected increase or decrease in the number of issued and outstanding shares of Bank of Gray, each share of common stock of Bank of Gray will be exchanged for $3,000.00 in cash and 314.2 shares of common stock of SNB.

Fractional Shares.

SNB will not issue any fractional shares of SNB common stock to Bank of Gray shareholders. Instead, shareholders of Bank of Gray will receive cash, without interest, for any fractional share interest. The amount of cash received will be determined by multiplying the fractional part of a share of SNB common stock by $21.00. Bank of Gray shareholders will not be entitled to dividends, voting rights or any other shareholder rights with respect to any fractional share interest.

Representations and Warranties.

The merger agreement contains customary representations and warranties relating to, among other things:

•         the organization and capital structures of SNB and Bank of Gray;

•         the contracts, employees, employee benefits, labor relations, litigation, real property, intangible assets and environmental compliance of Bank of Gray;

•         the due authorization, execution, delivery, performance and enforceability of the merger agreement;

•         consents or approvals of regulatory authorities and third parties necessary to complete the merger;

•         certain financial statements through the period ended December 31, 2001, fairly presenting the financial condition and results of operations of the respective parties in conformity with generally accepted accounting principles applied on a consistent basis; and

•         the absence of material adverse changes, since December 31, 2001, in the consolidated assets, business, liabilities, financial condition and results of operations of SNB or Bank of Gray or in any of their respective relationships with customers, employees, lessors or others.

Conduct of Business Pending the Merger.

Pursuant to the merger agreement, SNB and Bank of Gray have each agreed to use reasonable efforts to preserve their business organizations intact and to maintain satisfactory relationships with its customers, suppliers, regulators and employees. In addition, SNB and Bank of Gray agreed to conduct their businesses and to engage in transactions only in the ordinary course of business as conducted at the date of the merger agreement and in compliance in all material respects with all applicable laws and regulations and all contracts to which either is a party.

Among other things, without SNB’s prior written consent (which will not unreasonably be withheld or delayed), Bank of Gray has agreed not to:

•         amend the articles of incorporation, bylaws or other governing instruments of Bank of Gray;

•         incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of Bank of Gray consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of Bank of Gray of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date hereof that were disclosed to SNB Bancshares;

•         repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Bank of Gray, or declare or pay any dividend or make any other distribution in respect of Bank of Gray’s common stock except Bank of Gray may pay above and beyond any dividend paid by it in January 2002 a total cash dividend to shareholders for that year not to exceed $775,000.00 and may pay in each quarter of 2003 a cash dividend not to exceed $193,750.00;

•         issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Bank of Gray common stock or any other capital stock of Bank of Gray, or any option, warrant, or other equity right;

•         adjust, split, combine or reclassify any shares of Bank of Gray common stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Bank of Gray common stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of Bank of Gray or (ii) any asset having a book value in excess of $25,000.00 other than in the ordinary course of business for reasonable and adequate consideration;

•         except for purchases of U.S. Treasury securities, U.S. Government agency securities or obligations of the State of Georgia, or any subdivisions thereof which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person or entity, or otherwise acquire direct or indirect control over any person or entity, other than in connection with (i) internal reorganizations or consolidations involving existing subsidiaries, (ii) foreclosures in the ordinary course of business, (iii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iv) the creation of new wholly owned subsidiaries organized to conduct or continue activities otherwise permitted by the Agreement;

•         grant any increase in compensation or benefits to the employees or officers of Bank of Gray; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the agreement and as previously disclosed to SNB Bancshares; or enter into or amend any severance agreements with officers of Bank of Gray; grant any material increase in fees or other increases in compensation or other benefits to directors of Bank of Gray;

•         enter into or amend any employment contract between Bank of Gray and any person (unless such amendment is required by law) that Bank of Gray does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the date of the merger agreement;

•         adopt any new employee benefit plan or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law or contemplated by the merger agreement, the terms of such plans or consistent with past practice;

•         make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or generally accepted accounting principles;

•         commence any litigation other than in accordance with past practice, or settle any litigation involving any liability of Bank of Gray for monetary damages or restrictions upon the operation of Bank of Gray; or

•         except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance) or waive, release, compromise or assign any material rights or claims.

Termination and Conditions of Closing.

The merger agreement may be terminated and the merger abandoned at any time either before or after approval of the merger agreement by the shareholders of Bank of Gray and SNB, but not later than the effective date of the merger:

•         by mutual consent of the Boards of Directors of Bank of Gray and SNB Bancshares;

•         by either party, if the other party materially breaches any of the representations or warranties or any covenant or agreement it made under the merger agreement which cannot be, or has not been, cured within 30 days after receipt of notice;

•         by either party, if any consent of any regulatory authority that is required for consummation of the merger is not obtained;

•         by either party, if the merger is not completed by June 30, 2003, subject to SNB’s right to extend that deadline for 90 days if SNB in good faith believes that it can acquire any necessary regulatory approvals within that time; or

•         by either party, if the shareholders of either Bank of Gray or SNB do not approve the merger agreement.

The following are some of the required conditions of closing:

•         the accuracy of the representations and warranties of all parties contained in the merger agreement and related documents as of the date when made and the effective date;

•         the performance of all agreements and conditions required by the merger agreement;

•         the delivery of officers’ certificates, resolutions, and legal opinions to Bank of Gray and SNB Bancshares;

•         approval of the merger by the shareholders of Bank of Gray and SNB Bancshares;

•         receipt of all necessary authorizations of governmental authorities, and the expiration of any regulatory waiting periods;

•         effectiveness of the registration statement of SNB relating to the shares of SNB common stock to be issued to Bank of Gray shareholders in the merger, of which this document forms a part;

•         the receipt by Bank of Gray of the opinion of Martin Snow, LLP as to the tax consequences to Bank of Gray shareholders;

•         the receipt by Bank of Gray and SNB of agreements from specified affiliates of Bank of Gray restricting their sale of SNB common stock after the closing of the merger;

•         the issuance of a certificate of merger by the Secretary of State of Georgia;

•         the approval for listing on Nasdaq National Market of the shares of SNB common stock to be issued in connection with the merger; and

•         execution by SNB of employment contracts with Thad G. Childs, Jr., John C. Childs, Jr., Alan S. Childs, and Cheryl Y. Thomas.

Surrender of Certificates.

Shortly after the effective date of the merger, each holder of Bank of Gray common stock (as of that date) will be required to deliver his or her shares of Bank of Gray common stock to an exchange agent selected by SNB and reasonably acceptable to Bank of Gray. After delivering those shares, the holder will receive a stock certificate for the number of shares of SNB common stock and the cash which the holder is entitled to receive under the merger agreement. Until the holder delivers his or her shares of Bank of Gray common stock to the exchange agent, he or she will not receive cash or payment of any dividends or other distributions on shares of SNB common stock into which his or her shares of Bank of Gray common stock have been converted, and will not receive any notices sent by SNB to its shareholders with respect to, or to vote, those shares. After delivering the shares to the exchange agent, the holder will then be entitled to receive any dividends or other distributions (without interest) which become payable after the merger but prior to the holder’s delivery of the certificates to the exchange agent and to receive the cash to which he or she is entitled.

Expenses.

Each of SNB and Bank of Gray will pay its costs and expenses in connection with the merger and related transactions.

If the merger agreement is terminated due to a breach of that agreement by either party, the breaching party will pay the non-breaching party an amount equal to the documented and reasonable fees and expenses of the non-breaching party. If the merger does not close by June 30, 2003 because of the inability of SNB to obtain regulatory approval as a result of reasons attributable to it, unless that deadline is extended by SNB for not more than 90 days in its good faith belief that necessary regulatory approvals can be obtained within that time, SNB will pay to Bank of Gray the sum of $250,000.00 as a termination fee.

Comparison of the Rights of Bank of Gray and SNB Shareholders

Upon consummation of the merger, shareholders of Bank of Gray (other than those shareholders exercising dissenters’ rights) will automatically become shareholders of SNB. The shareholders of SNB will be governed by and subject to the articles of incorporation and bylaws of SNB rather than the articles of incorporation and bylaws of Bank of Gray.

SNB and Bank of Gray are both Georgia corporations organized and existing under the laws of the State of Georgia. The corporate affairs of SNB are governed generally by the provisions of the Georgia Business Corporation Code. As a bank, the corporate affairs of Bank of Gray are governed generally by the provisions of the Financial Institutions Code of Georgia, although many of the provisions of the Georgia Business Corporation Code are also applicable to it. The following is a summary of the material differences in the rights of holders of SNB and Bank of Gray common stock. The summary is necessarily general, and it is not intended to be a complete statement of all differences affecting the rights of shareholders and respective entities. It is qualified in its entirety by reference to the Georgia Business Corporation Code, as well as the articles of incorporation and bylaws of each corporation. Bank of Gray shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the proposed merger.

Authorized Shares, Liquidity and Marketability.

SNB common stock. The aggregate number of shares of all classes of capital stock which SNB has authority to issue is 10,000,000, all of which are to be shares of common stock, $1.00 par value. The shares may be issued by SNB without approval of shareholders except as otherwise provided in its articles of incorporation or the rules of a national securities exchange, if applicable. All of the 3,430,734 issued and outstanding shares of SNB common stock are freely tradeable, except for approximately 876,305 shares held by “affiliates” of SNB, as such term is defined in Rule 144 under the Securities Act of 1933, which shares may only be sold pursuant to an effective registration statement under the Securities Act of 1933 or in compliance with Rule 144 or another applicable exemption from the registration requirements of the Securities Act of 1933. The common shares of SNB are traded on The Nasdaq National Market under the symbol “SNBJ.”

Bank of Gray common stock. The aggregate number of shares of all classes of capital stock which Bank of Gray has authority to issue is 5,000, all of which are to be shares of common stock, $100.00 par value, and all of which are issued and outstanding. All of the issued and outstanding shares of Bank of Gray are freely tradeable. Bank of Gray common stock is not listed for quotation on The Nasdaq National Market or on any other stock exchange.

Reporting Requirements.

SNB is a reporting company under the Securities Exchange Act of 1934 and files annual and quarterly financial reports with the SEC. SNB also file certain reports with the Federal Reserve and the Georgia Department of Banking and Finance. Bank of Gray files reports with the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

Preemptive, Voting and Liquidation Rights.

The holders of Bank of Gray common stock have preemptive rights, which entitle Bank of Gray shareholders, with certain exceptions, to purchase any shares or option rights offered by Bank of Gray in proportion to their holdings of shares of Bank of Gray common stock before such shares or options rights are offered to other persons or entities. Shareholders of SNB to do not have preemptive rights. Each share of SNB common stock and Bank of Gray common stock has the right to cast one vote on all matters voted upon by the SNB shareholders and the Bank of Gray shareholders, respectively. Under the Georgia Business Corporation Code, a majority of the outstanding shares entitled to vote must approve any dissolution or liquidation of SNB. The voluntary dissolution of Bank of Gray requires the affirmative vote of the holders of at least two-thirds of its outstanding shares, as well as the approval of the Georgia Department of Banking and Finance.

Mergers, Consolidations and Sales of Assets.

Under the Georgia Business Corporation Code, a merger (other than a merger of a subsidiary in which the parent owns at least 90% of each class of outstanding stock), a disposition of all or substantially all of a corporation’s property and a share exchange generally must be approved by a majority of the outstanding shares entitled to vote, unless the articles of incorporation or bylaws requires otherwise. The articles of incorporation of SNB require the affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock to approve a share exchange, merger, consolidation or sale, lease, transfer, exchange, or other disposition (in one transaction or in a series of related transactions) of all or substantially all of the assets of SNB or any of its affiliates to another corporation, person or entity.

Under the Financial Institutions Code of Georgia, the merger of Bank of Gray requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the bank’s common stock. Such a merger must also be approved by the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation.

Distributions.

The holders of SNB common stock and Bank of Gray common stock are entitled to receive dividends when, as and if declared by SNB’s board of directors and Bank of Gray’s board of directors, respectively, and paid by SNB and Bank of Gray, respectively, out of funds legally available therefor. Under Federal Reserve policy, SNB, as a bank holding company, is expected to act as a source of financial strength to its subsidiary banks and to commit resources to support those banks. Consistent with this policy, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality, and overall financial condition. In addition, SNB may not make any distribution to its shareholders if the effect would be to render the company unable to pay its debts as they become due in the usual course of business, or if the company’s total assets would be less than the sum of its total liabilities.

As a bank, Bank of Gray may pay dividends on its outstanding shares in cash, property or its own shares unless it would be rendered insolvent in doing so. Dividends may be paid in cash or property, however, only out of retained earnings, may not be declared or paid at any time that the bank does not have the paid in capital and appropriated retained earnings required by applicable Georgia law, and may not exceed without prior approval of the Georgia Department of Banking and Finance 50% of it net profits, after taxes but before dividends, for the previous calendar year.

The ability of SNB and Bank of Gray to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of SNB and Bank of Gray and each of their respective subsidiary banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities.

Liability

Neither the SNB shareholders nor the Bank of Gray shareholders are personally liable for the obligations of SNB and Bank of Gray, respectively.

Assessments

All issued and outstanding shares of SNB common stock and Bank of Gray common stock are fully paid and nonassessable.

Fiduciary Duties

SNB’s articles of incorporation provide that, with certain exceptions mandated by the Georgia Business Corporation Code, directors are not liable to SNB or its respective shareholders for monetary damages for breach of their fiduciary duty of care. The articles of incorporation of Bank of Gray contain no such limitations.

Indemnification

The Georgia Business Corporation Code permits a corporation to indemnify a director if the director seeking indemnification acted in a manner he or she believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceedings, that he or she had no reasonable cause to believe his conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

SNB’s articles of incorporation and Bank of Gray’s articles of incorporation, as amended, provide that no director shall be personally liable to SNB or Bank of Gray, respectively, or their respective shareholders for monetary damages for any breach of the duty of care or other duty as a director, except that such liability shall not be eliminated: (i) for any appropriation, in violation of a director’s duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The bylaws of both Bank of Gray and SNB contain similar indemnification provisions.

Management

Bank of Gray. The business and affairs of Bank of Gray are managed by or under the direction of its board of directors. Directors of Bank of Gray are elected each year at the annual meeting of Bank of Gray shareholders and serve until such time as a successor has been elected and qualified. Directors may be removed and replaced, with or without cause, by a majority vote of Bank of Gray shareholders at any meeting of such holders.

SNB. The articles of incorporation of SNB provide that the board of directors shall consist of not fewer than five nor more than twenty-five persons, with the exact number within such minimum and maximum number to be fixed and determined from time to time by resolution of the board of directors or by resolution of the shareholders adopted at the annual meeting. The board of directors of SNB is divided into three classes of directors which are designated Class I, Class II and Class III. The members of each class are elected for a term of three years and until their successors are elected and qualified. Such classes are as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all member of one class expiring each year. The bylaws of SNB provide that the entire board of directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, and further provide for the removal of a director from office by the board of directors if that director is adjudicated an incompetent by a court, if he is convicted of a felony, or if he fails to attend regular meetings of the board of directors for three consecutive meetings without having been excused by the board of directors. A vacancy occurring in the board of directors for any reason may be filled by either the shareholders of the corporation or the board of directors.

Special Meetings

SNB. Special meetings of the SNB shareholders may be called at any time by SNB’s Chairman of the Board, President, or the directors of SNB. Special meetings of the SNB shareholders also shall be called upon the written request of the holders of 25% or more of all shares of capital stock of SNB entitled to vote in an election of directors.

Bank of Gray. Special meetings of Bank of Gray’s shareholders or a special meeting in lieu of the annual meeting of Bank of Gray’s shareholders shall be called by the corporation upon the written request of the holders of 80% or more of all the shares of capital stock of the corporation entitled to vote in an election of directors. Special meetings of Bank of Gray’s shareholders or a special meeting in lieu of the annual meeting of Bank of Gray’s shareholders may be called at any time by the president, chairman of the board, or the board of directors.

Right to Compel Dissolution

Under the Georgia Business Corporation Code, neither the SNB shareholders nor the Bank of Gray shareholders may compel the dissolution of SNB or Bank of Gray, respectively, without prior action by their respective boards of directors proposing such dissolution.

Continuity of Existence

SNB’s articles of incorporation and Bank of Gray’s articles of incorporation each provide for perpetual existence, subject to termination or dissolution as provided by the Georgia Business Corporation Code.

Right to List of Holders and Inspection of Books and Records

Under the Georgia Business Corporation Code, SNB shareholders are generally entitled to inspect and copy SNB’s articles of incorporation, bylaws, shareholder resolutions, board of directors resolutions, lists of names and addresses of board members, all written communications to shareholders, lists of names and business addresses of current directors and officers, and the Annual Registration filed with the Secretary of State of the State of Georgia. An SNB shareholder must make a written request at least five business days in advance of such inspection, which must occur during regular business hours at SNB’s principal office. Other SNB records are generally available to an SNB shareholder for inspection and copying during regular business hours at a reasonable location specified by SNB upon written demand at least five business days in advance if the shareholder makes a demand in good faith and for a proper purpose that is reasonably relevant to his/her legitimate interests as a shareholder, describes with reasonable particularity the purpose and the records desired to be inspected, and the records requested are directly connected with a stated purpose and are to be used only for that stated purpose. A Georgia corporation may limit these latter inspection rights to shareholders owning more than 2% of the outstanding stock of the corporation. SNB’s articles of incorporation do not contain any such limitation.

Bank of Gray is required by the Financial Institutions Code of Georgia to keep accurate books and records of account and to maintain minutes of the proceedings that its shareholders, board of directors, and committees of its directors. In addition, Bank of Gray is required to maintain at its main office a record of its shareholders, giving the name and addresses of all shareholders and the number, class and series, if any, of the shares held by each. Any shareholder of the Bank of Gray may request a court, upon proof of proper purpose, to compel the production or examination of those books and records. Regulations of the Georgia Department of Banking and Finance require that banks maintain various accounting records, and in addition require that before the date of the annual stockholders meeting the shareholders of the bank be provided, on a comparative basis with the next preceding fiscal year, with a statement of assets, liabilities and capital, a statement of earnings and expenses, and a reconciliation of changes in capital accounts. In addition, each shareholder is entitled under those regulations to inspect reports which the bank is required by law to submit to the Department, each call report of condition and report of income since the last shareholders meeting at which the information was distributed, a listing of all shareholders giving their name, post office address of record, and number of shares owned, and a list of compensation to each director and chief executive officer, including salaries, bonuses, committee fees, and commissions from the sale of insurance. That information is available, however, only upon written request setting forth the reasons for which such information is requested and certifying that the recipient will not further distribute the information furnished.

Amendment of Articles of Incorporation

SNB. The articles of incorporation of SNB may not be amended by the directors of the corporation unless the amendment is approved, at a shareholder meeting called for that purpose, by the affirmative vote of the holders of two-thirds of all classes of stock entitled to vote in the election of directors.

Bank of Gray. Amendments to the articles of incorporation of Bank of Gray may be made only upon shareholder approval. Amendments to the articles of incorporation require the approval by the holders of a majority of Bank of Gray’s issued and outstanding shares, except that an amendment to the articles of incorporation to become a trust company require the affirmative vote of at least two-thirds of all shares.

Accounting Treatment

SNB will account for the merger as a “purchase” transaction in accordance with generally accepted accounting principles. The unaudited pro forma financial information contained in the joint proxy statement/prospectus has been prepared using the purchase method of accounting.

Resales of SNB Stock by Directors and Officers of Bank of Gray

Although SNB has registered the SNB common stock to be issued in the merger under the Securities Act of 1933, the former directors, officers, and shareholders of Bank of Gray who are deemed to be affiliates of SNB may not resell the SNB common stock received by them unless those sales are made pursuant to an effective registration statement under the Securities Act of 1933, or under Rules 144 and 145 of the Securities Act, or another exemption from registration under the Securities Act. Rules 144 and 145 limit the amount of SNB common stock or other equity securities of SNB that those persons may sell during any three month period, and require that certain current public information with respect to SNB be available and that the SNB common stock be sold in a broker’s transaction or directly to a market maker in SNB common stock.

Regulatory Approvals

The Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation will be required to approve or consent to the merger. In determining whether to grant that approval or consent, the Federal Reserve and the Federal Deposit Insurance Corporation will consider the effect of the merger on the financial and managerial resources and future prospects of the companies and banks concerned and the convenience and needs of the communities to be served. The Department of Banking and Finance of the State of Georgia must also approve the merger.

The Department of Banking and Finance’s review or that of the federal banking agencies of the application or notice will not include an evaluation of the proposed transaction from the financial perspective of the individual shareholders of Bank of Gray. Further, no shareholder should construe an approval of any notice or application by the Department of Banking and Finance or the federal banking agencies to be a recommendation that the shareholders vote to approve the proposal. Each shareholder entitled to vote should evaluate the proposal to determine the personal financial impact of the completion of the proposed transaction. Shareholders not fully knowledgeable in such matters are advised to obtain the assistance of competent professionals in evaluating all aspects of the proposal including any determination that the completion of the proposed transaction is in the best financial interest of the shareholder.

Rights of Dissenting Shareholders

SNB Shareholders. SNB shareholders are not entitled to dissenters’ rights under the Georgia Business Corporation Code in connection with the merger.

Bank of Gray Shareholders. Bank of Gray is a bank chartered and existing under the laws of the State of Georgia, and its principal place of business and executive offices are in the State of Georgia. Georgia law confers certain rights upon shareholders of corporations organized under its laws to demand payment for the fair value of all of their shares, and it establishes procedures for the exercise of those rights. These rights of shareholders are referred to herein as “dissenters’ rights.”

If the merger is completed, under Article 13 of the Georgia Business Corporation Code, a Bank of Gray shareholder who dissents from the merger, and who otherwise complies with the provisions of Article 13, is entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of such holder’s shares of Bank of Gray common stock.

A dissenting shareholder of Bank of Gray must exercise his or her dissenters’ rights with respect to all of the shares he or she owns, except for those shares registered in the dissenting shareholder’s name but beneficially owned by another person. If a dissenting shareholder of Bank of Gray has shares registered in his or her name that are beneficially owned by another person, the dissenting shareholder may assert dissenters’ rights for less than all of the shares registered in his or her name, but only if he or she notifies Bank of Gray in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters’ rights under the Georgia Business Corporation Code, Georgia law provides that the fair value of a dissenting Bank of Gray shareholder’s common stock equals the value of the shares immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger.

A Bank of Gray shareholder who chooses to dissent from the merger and to receive payment of the fair value of his or her shares of Bank of Gray common stock in accordance with the requirements of the Georgia Business Corporation Code must:

•         deliver to Bank of Gray, prior to the time the shareholder vote on the merger agreement is taken, a written notice of his or her intent to demand payment for his or her shares if the merger is completed; and

•         not vote his or her shares in favor of the merger agreement.

A filing of the written notice of intent to dissent with respect to the merger should be sent to: Thad G. Childs, Jr., President, Bank of Gray, 282 W. Clinton Street, Gray, Georgia 31032. A vote against the merger agreement alone will not satisfy the requirements for compliance with Article 13 of the Georgia Business Corporation Code. A shareholder who wishes to dissent from the merger must, as an initial matter, separately comply with all of the conditions listed above.

Within ten days after the vote of Bank of Gray shareholders is taken at the special meeting, Bank of Gray will provide to each shareholder who timely submitted a written notice of intent to dissent, and who did not vote in favor of the merger at the special meeting, a dissenters’ notice that:

•         states where the dissenting shareholder is to send his or her payment demand, and where the certificates for the dissenting shareholder’s shares, if any, are to be deposited;

•         informs holders of uncertificated shares of Bank of Gray common stock to what extent transfer of the shares will be restricted after the payment demand is received;

•         sets a date by which Bank of Gray must receive the dissenting shareholder’s payment demand; and

•         is accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

Following receipt of the dissenters’ notice, each dissenting Bank of Gray shareholder must deposit his or her Bank of Gray share certificates and demand payment from Bank of Gray in accordance with the terms of the dissenters’ notice. A dissenting shareholder who does not deposit his or her share certificates and demand payment from Bank of Gray by the date set forth in the dissenters’ notice will forfeit his or her right to payment under Article 13 of the Georgia Business Corporation Code.

Within ten days after the later of the date that the vote of Bank of Gray shareholders is taken at the special meeting, or the date on which Bank of Gray receives a payment demand, Bank of Gray will send a written offer to each shareholder who complied with the provisions set forth in the dissenters’ notice to pay each such shareholder an amount that Bank of Gray estimates to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by:

•         Bank of Gray’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making an offer, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•         an explanation of how any interest was calculated;

•         a statement of the dissenting shareholder’s right to demand payment of a different amount under Section 14-2-1327 of the Georgia Business Corporation Code; and

•         a copy of Article 13 of the Georgia Business Corporation Code.

If the dissenting shareholder chooses to accept Bank of Gray’s offer of payment, he or she must do so by written notice to Bank of Gray within 30 days after receipt of Bank of Gray’s offer of payment. A dissenting shareholder will be deemed to have accepted the offer of payment if he or she does not respond to that offer within the 30-day period. Bank of Gray must make payment to each shareholder who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date of the merger, whichever is later. Upon payment, the dissenting shareholder will cease to have any interest in his or her shares of Bank of Gray common stock.

If within 30 days after Bank of Gray offers payment for the shares of a dissenting shareholder, the dissenting shareholder does not accept the estimate of fair value of his or her shares and interest due thereon and demands payment of his or her own estimate of the fair value of the shares and interest due thereon, then Bank of Gray, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must file an action in the Superior Court in Jones County, Georgia, requesting that the fair value of those shares be determined. Bank of Gray must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. If Bank of Gray does not commence the proceeding within that 60-day period, it will be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder.

Bank of Gray urges its shareholders to read all of the dissenter’s rights provisions of the Georgia Business Corporation Code, which are reproduced in full in Appendix B to this proxy statement/prospectus and which are incorporated by reference into this proxy statement/prospectus.

Important Federal Income Tax Consequences of the Merger

The following is a summary of the material anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect and as currently interpreted. This summary does not take into account possible changes in these laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person.

In particular, this summary does not address the federal income tax consequences of the merger to Bank of Gray shareholders in light of their particular circumstances or status. For example, this summary does not address the federal income taxation of the merger to Bank of Gray shareholders who are foreign persons, tax-exempt entities, dealers in securities, insurance companies or corporations, among others. Nor does this summary address any consequences of the merger under any state, local or foreign laws, or the tax treatment of shares of Bank of Gray or options or other rights to purchase shares of Bank of Gray stock that are or have been received as compensation. You are urged to consult your own tax advisor as to the specific tax consequences of the merger to you, including tax return reporting requirements, the application and effect of federal, foreign, state, local and other tax laws, and the implications of any proposed changes in the tax laws.

In connection with the filing of the registration statement of which this document is a part, Martin Snow, LLP, counsel to SNB, delivered a tax opinion to Bank of Gray to effect that, on the basis of certain representations, and subject to certain assumptions and limitations as stated therein, the merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code and that a Bank of Gray shareholder will not recognize gain on the exchange of shares of Bank of Gray common stock in the merger in excess of the amount of cash received by the shareholder in the merger. It is a condition to Bank of Gray’s and SNB’s obligations to effect the merger that such tax opinion shall have been reissued in substantially the same form as of the effective date of the merger. Although the condition to receive the tax opinion at the closing of the merger is waivable, if such condition is waived by both Bank of Gray and SNB, then the Bank of Gray shareholders shall be re-solicited with respect to the merger.

The tax opinion of Martin Snow, LLP is based upon the Internal Revenue Code of 1986, the applicable regulations promulgated or proposed thereunder, current rulings of the Internal Revenue Service and judicial decisions as in effect on the date of such opinion, all of which are subject to modification or challenge at any time and perhaps with retroactive effect.

Consequences to Bank of Gray’s Shareholders.

Each Bank of Gray shareholder who receives a combination of SNB common stock and cash pursuant to the merger will realize gain or loss equal to the difference between (i) the sum of the cash plus the fair market value of the SNB common stock received and (ii) such shareholder’s adjusted tax basis in the shares of Bank of Gray common stock surrendered. Any such gain will only be recognized to the extent of the cash received. However, any such loss will not be recognized, but will be reflected in the tax basis of the SNB common stock received. Accordingly, a Bank of Gray shareholder generally will be able to recognize any such loss as an offset to the amount realized upon a subsequent sale or exchange of such SNB common stock. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss recognized on one block of shares of Bank of Gray common stock can not be used to offset a gain recognized on another block of shares of Bank of Gray common stock.

Any gain recognized by a Bank of Gray shareholder in the merger will be eligible for capital gain treatment (assuming the Bank of Gray shareholder’s shares of Bank of Gray common stock are held as a capital asset by the shareholder) unless the receipt of cash has “the effect of the distribution of a dividend” (within the meaning of Section 356 of the Internal Revenue Code taking into account the constructive ownership rules of Section 318 of the Internal Revenue Code), in which case such gain will be taxable as ordinary income to the extent of the shareholder’s ratable share of Bank of Gray’s undistributed earnings and profits. The principles applicable under Section 302 of the Internal Revenue Code and the United States Supreme Court decision in Clark v. Commissioner, 109 S. Ct. 1455, 89-1 U.S.T.C. ¶ 9230 (1989), will serve as guidelines in determining whether the receipt of cash has the effect of the distribution of a dividend under Section 356 of the Internal Revenue Code. Under those principles, the distribution to a shareholder will not be considered to have the effect of the distribution of a dividend if it is “substantially disproportionate” with respect to the shareholder or if it is “not essentially equivalent to a dividend” to the shareholder. For purposes of these tests and under Clark, a Bank of Gray shareholder will be treated as if he or she received solely SNB common stock pursuant to the merger and then received cash through a redemption by SNB of a number of such shares having a value equal to the cash amount.

Under Clark and Section 302(b)(2) of the Internal Revenue Code, a distribution will be “substantially disproportionate” with respect to a Bank of Gray shareholder if the shareholder’s proportionate interest in SNB common stock actually held by the shareholder after the merger is less than 80% of what the shareholder’s proportionate interest in the SNB common stock would have been if solely SNB common stock had been distributed in the merger. In applying this test for purposes of Section 356 of the Internal Revenue Code, any shares of SNB common stock already owned by a Bank of Gray shareholder (i.e., shares acquired outside of the merger and held at the effective time of the merger) are taken into account. In addition, the constructive ownership rules of Section 318 of the Internal Revenue Code (under which shareholders are treated as holding not only their own shares but also shares held by certain related persons and entities) are applicable. Accordingly, even though each Bank of Gray shareholder will receive less than 80% of his or her respective aggregate merger consideration in the form of SNB common stock (and thus more than 20% in cash), the shareholder may not satisfy the “substantially disproportionate” test if such shareholder or a related person or entity already owns any shares of SNB common stock prior to the merger.

Even if the merger distribution does not satisfy the “substantially disproportionate” test with respect to a particular Bank of Gray shareholder, the distribution still may be “not essentially equivalent to a dividend” to the shareholder within the meaning of Section 302(b)(1) of the Internal Revenue Code (and thus may nevertheless qualify for capital gain treatment) if, given the shareholder’s particular facts and circumstances, the merger distribution results in a “meaningful reduction” in the shareholder’s deemed percentage stock ownership of SNB. The Internal Revenue Service has ruled that a reduction in the percentage stock ownership of a minority stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs constitutes a “meaningful reduction.”

A Bank of Gray shareholder who receives SNB common stock and cash will receive a basis in the SNB common stock equal to the basis of the Bank of Gray stock surrendered in the exchange, decreased by the amount of cash received, and increased by the amount of any gain recognized on the exchange. The holding period of the SNB common stock received by such a shareholder will include the holding period of the shares of Bank of Gray stock surrendered in the exchange, provided the surrendered shares were held as a capital asset as of the effective time of the merger.

The payment of cash to Bank of Gray shareholders in lieu of fractional shares of SNB common stock will be treated as if such fractional shares were distributed as part of the exchange and then redeemed for cash. That means that, in general, gain or loss will be recognized, measured by the difference between the amount of cash received for such fractional shares and the basis of the Bank of Gray stock allocable to such fractional shares. In general, such gain or loss will constitute capital gain or loss if the shares of Bank of Gray stock were held as capital assets immediately prior to the effective time of the merger, which gain or loss will be long-term in nature if the shares of Bank of Gray stock exchanged therefor have been held (or are deemed to have been held) for more than one year.

Consequences to Bank of Gray and SNB

If, in accordance with the tax opinion of Martin Snow, LLP referred to above, the merger is treated as a reorganization within the meaning of Section 368(a) of the Code, then no gain or loss will be recognized by SNB or Bank of Gray in the merger.

Dissenting Shareholders

Any stockholder who dissents from the merger and receives solely cash in exchange for such shareholder’s Bank of Gray common stock will realize gain or loss equal to the difference between the cash received (other than amounts, if any, which are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and the shareholder’s adjusted tax basis in the Bank of Gray common stock surrendered. Any such gain or loss generally should be capital in nature, although any dissenting shareholder who will directly or constructively (under the attribution rules of Section 318 of the Internal Revenue Code) own any shares of SNB common stock immediately after the merger should consult his own tax advisor to determine whether any such gain could constitute dividend income in whole or in part.

Backup Withholding

Absent an applicable exemption, SNB’s exchange agent must withhold 31% of the cash consideration to which any Bank of Gray shareholder is entitled in the merger, unless the shareholder provides his or her tax identification number and certifies, under penalties of perjury, that such number is correct. Accordingly, if requested by the exchange agent, each Bank of Gray shareholder should complete an IRS Form W-9 or substitute form to provide the information and certification necessary to avoid this “backup withholding.” This information will be distributed to the Bank of Gray shareholders with the letter of transmittal.

Comparative Market Prices and Dividends

SNB Market Prices. The SNB common stock has been listed on The Nasdaq National Market under the symbol “SNBJ” since December 1, 1997. Prior to that date the common stock of SNB was not traded on a stock exchange or on The Nasdaq Stock Market, although certain brokerage firms made a market in SNB’s common stock. The following table sets forth, for the indicated periods, the high and low closing sales prices for SNB common stock as reported by The Nasdaq National Market.

Calendar Period	Sales Price

	High	Low

2001
First Quarter	$15.25	$12.25
Second Quarter	$16.00	$12.25
Third Quarter	$16.00	$13.50
Fourth Quarter	$15.00	$14.00
2002
First Quarter	$16.55	$15.00
Second Quarter	$23.21	$16.19
Third Quarter	$22.49	$18.00
Fourth Quarter	$25.00	$17.85

Bank of Gray Market Prices. Bank of Gray common stock is not listed for quotation on The Nasdaq National Market or on any other stock exchange. There is no active market for shares of Bank of Gray common stock, although management of Bank of Gray is from time to time made aware of transactions in its stock. According to such information as has been made available to management, 284 shares of Bank of Gray’s common stock were transferred in 2001; 843 shares were transferred in 2002; and 4 shares were traded through January 28, 2003. However, all of these transfers were between family members and were either gifts of common stock or represented a mere change in the form of legal title. Management of Bank of Gray is not aware of any purchase or sale or the shares of its common stock since January 2, 2001.

Shareholders of Record

As of February 28, 2003, there were approximately 1,167 holders of record of SNB common stock, and 56 holders of record of Bank of Gray common stock.

BUSINESS OF BANK OF GRAY

General

Bank of Gray was chartered on August 23, 1909 as a state-chartered bank in Gray, Jones County, Georgia. The bank maintained its operation in downtown Gray until April 1998 when it moved to its present location on West Clinton Street. In June 2002, the bank added a mortgage loan location on Jackson Avenue.

The bank operates a full-service commercial banking business and provides a wide range of banking services, including checking and savings accounts, a broad range of certificates of deposit, and agricultural, consumer, commercial and real estate loans, safe deposit boxes, credit cards, night depositories and 24-hour automated teller machines. As of December 31, 2002, the bank had 38 employees on a full-time equivalent basis. The bank’s customers reside mainly in the Jones County area. No trust services are currently offered. Data services are provided by The Intercept Group.

As of December 31, 2002, the bank had total assets of $233.7 million, total deposits of $209.2 million, and shareholders’ equity of $23.1 million. Net income for the year ended December 31, 2002 was $3,012,947.

The bank primarily serves the residents of Jones County, which has an estimated population of 24,000. The bank also conducts business to a lesser extent in Bibb, Monroe, Twiggs, Jasper and Putnam Counties. The loan portfolio is concentrated in various commercial, real estate and consumer loans to individuals and entities located in middle Georgia, and the ultimate collectibility of the loans and future growth of the bank are largely dependent upon economic conditions in the middle Georgia area. The Bank’s agricultural loans are negligible. The economy of the middle Georgia area has been generally favorable in recent years, and the population in and around Gray, Georgia has seen unparalleled growth within the last five years. The Jones County area is primarily a rural area and is not represented by any major industries.

The financial services industry in the middle Georgia area is highly competitive. The bank competes actively with national and state chartered banks and credit unions for loans and deposits. The bank has always considered itself a community bank and has been actively involved in promoting the economic development of Jones County and the City of Gray. Management of the Bank has always believed that competitive pricing, personalized service and community involvement would provide it with methods to effectively compete in the Jones County Area.

Management Stock Ownership

The following table sets forth as of February 28, 2003 the total number of Bank of Gray shares beneficially owned by each director and executive officer of Bank of Gray and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment power over the indicated shares. Information relating to beneficial ownership of Bank of Gray common stock is based upon “Beneficial Ownership” concepts set forth in rules promulgated under the Securities Exchange Act of 1934. Under those rules, a person is considered to be a beneficial owner of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

Beneficial Owner	Position with Bank of Gray	Number of Shares	Percentage

Holmes J. Hawkins, Jr. 5298 Ashley Drive Lilburn, Georgia 30047	Chairman of the Board of Directors	196 (1)	3.92%

Thad G. Childs, Jr. 122 Lakeside Drive Gray, Georgia 31032	Chief Executive Officer and Director	320	6.40%

John C. Childs, Jr. 270 Hidden Lakes Drive Gray, Georgia 31032	Executive Vice President and Director	355 (2)	7.10%

Frank H. Childs, Jr. 106 Ocmulgee Springs Drive Macon, Georgia 31211	Director	100	2.00%

Howard Ponder Childs, Jr. 135 Christopher Drive Gray, Georgia 31032	Director	65	1.30%

Ruthie G. McMichael 106 Childs Street Gray, Georgia 31032	Director	80	1.60%

Craig M. Childs 4622 St. Anne Court Macon, Georgia 31210	Director	80	1.60%

Alan S. Childs 124 Ridgecrest Place Gray, Georgia 31032	Vice President and Director	40	0.80%

Cheryl Y. Thomas 280 Weidner Drive Gray, Georgia 31032	Vice President and Cashier	—	—

As a Group (9 persons)		1,236	24.72%

   (1)    Includes 28 shares titled solely in the name of Mr. Hawkins’ spouse.

   (2)    Includes 9 shares titled in the name of Mr. Childs’ spouse, and 60 shares held by him as custodian for his children.

All directors of Bank of Gray are cousins except Frank H. Childs, Jr. and Craig M. Childs are brothers.

Bank of Gray directors have committed to vote their shares of Bank of Gray common stock in favor of the merger agreement.

Voting Securities and Principal Shareholders of Bank of Gray

The following table sets forth each shareholder of record that directly or indirectly own, control, or held the power to vote 5% or more of the 5,000 issued and outstanding shares of Bank of Gray common stock as of January 31, 2003. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares.

Information relating to beneficial ownership of the Bank of Gray common stock is based upon the “beneficial ownership” concept set forth above.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Thad G. Childs, Jr. P. O. Box 2109 Gray, Georgia 31032	320	6.40%

John C. Childs, Jr. P. O. Box 1837 Gray, Georgia 31032	355	7.10%

Beth C. Brooks 1220 St. Andrews Drive Douglas, Georgia 31533	320	6.40%

J. Floyd Childs, Sr. P. O. Box 217 Gray, Georgia 31032	280	5.60%

Alice Childs Golson P. O. Box 455 Gray, Georgia 31032	450	9.00%

Marcia Childs Lloyd 143 Christopher Drive Gray, Georgia 31032	331	6.62%

Janice Childs Roberts P. O. Box 203 Gray, Georgia 31032	307	6.14%

Certain Regulatory Consideration

As a state chartered bank, Bank of Gray is examined and regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Georgia Department of Banking and Finance. The major function of the FDIC with respect to insured banks includes paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claim of depositors, acting as receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsafe and unsound banking practices. In addition, the FDIC also approves conversion, mergers, consolidations and assumption of deposit liability transactions between insured banks and non-insured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting, continued or assumed bank is an insured non-member state bank.

The Georgia Department of Banking and Finance regulates all areas of the bank’s banking operations, including mergers, establishment of branches, loans, interest rates and reserves. The bank is also subject to banking and usury laws of the State of Georgia restricting the amount of interest which it may charge in making loans or other extensions of credit.

Bank of Gray is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in the initiation of certain mandatory and additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the bank’s financial statements. Under capital adequacy guidelines and regulatory framework for prompt corrective action, Bank of Gray must meet specific capital guidelines that involve quantitative measures of the bank’s assets, liabilities and certain off-balance sheet items as calculated under certain regulatory accounting practices. The bank’s capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk weightings, and other factors. Management believes that as of December 31, 2002, Bank of Gray met all capital adequacy requirements to which it is subject and that it is classified as well-capitalized under the regulatory framework for prompt corrective action. In the opinion of management, there are no conditions or events since prior notification of capital adequacy from the regulators that have changed the bank’s category.

The bank is also subject to the provisions of the Community Reinvestment Act of 1977, as amended, and regulations of the federal banking agencies issued thereunder. Under that statute, all banks have a continuing and affirmative obligation, consistent with its safe and sound operations, to help meet the credit needs for their communities, including low- and moderate-income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the FDIC to assess Bank of Gray’s record of assessing and meeting the credit needs of the community served by that institution, and the assessment is made available to the public. The evaluation system consists of three tests: (1) a lending test; (2) an investment test; and (3) a service test. Each of these test are applied, taking into account such factors as demographic data about the community, the institution’s capacity and constraint, the bank’s product offerings and business strategy, and data on the prior performance of the bank and other similar lenders. Bank of Gray received a “outstanding” rating as a result of its last Community Reinvestment Act examination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Summary

Management’s discussion and analysis is provided to assist in the understanding and evaluation of Bank of Gray’s financial condition and its results of operations. The following discussion should be read in conjunction with Bank of Gray’s financial statements and related notes which are also included in this joint proxy statement/prospectus.

The following tables present condensed average balance sheets for the periods indicated, and the percentages of each of these categories to total average assets for each period.

TABLE 1
AVERAGE BALANCE SHEETS

(In Thousands)	Years Ended December 31

	2002	%	2001	%	2000	%

ASSETS
Cash and Due From Banks	$3,219	1.47%	$3,136	1.65%	$2,865	1.79%
Federal Funds Sold	11,124	5.09	6,014	3.17	2,024	1.27
Taxable Investment Securities	45,020	20.59	33,057	17.45	39,016	24.39
Nontaxable Investments Securities	7,864	3.60	4,784	2.52	2,917	1.82
Market Adjustment-Securities	634	0.29	126	0.07	(1,913)	(1.20)
Loans, Net of Interest	146,238	66.89	137,774	72.68	109,915	68.72
Allowance for Loan Losses	(1,589)	(0.73)	(1,280)	(0.68)	(1,094)	(0.68)
Bank Premises and Equipment	2,452	1.12	2,301	1.21	2,422	1.51
Other Real Estate	440	0.20	64	0.03	8	0.01
Other Assets	3,245	1.48	3,601	1.90	3,789	2.37

TOTAL ASSETS	$218,647	100.00%	189,577	100.00%	$159,949	100.00%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-Bearing	$15,498	7.09%	$14,257	7.52%	$12,820	8.02%
Interest-Bearing	180,234	82.42	154,951	81.75	128,689	80.46
Federal Funds Purchased	0	0.00	52	0.03	396	0.25
FHLB Borrowings	0	0.00	0	0.00	934	0.58
Other Liabilities	914	0.42	848	0.44	743	0.46

Total Liabilities	196,646	89.93	170,108	89.74	143,582	89.77

Common Stock	500	0.23	500	0.26	500	0.31
Surplus	5,500	2.52	5,500	2.90	5,284	3.30
Undivided Profits	16,001	7.32	13,469	7.10	10,583	6.62

Total Stockholders’ Equity	22,001	10.07	19,469	10.26	16,367	10.23

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$218,647	100.00%	$189,577	100.00%	$159,949	100.00%

Total assets of $233,700,000 at December 31, 2002 were up by $29,100,000, or 14.2 percent, over total assets at December 31, 2001. Total assets of $204,600,000 at December 31, 2001 were up by $31,100,000, or 17.9 percent, over total assets at December 31, 2000. On average the balance sheet grew by 15.3 percent during 2002 and 18.5 percent during 2001. These growth rates are indicative of the increase in commerce and population in the Jones County market.

Loans

Lending activities are conducted pursuant to a written policy that has been adopted and approved by the board of directors of the Bank of Gray. Loan officers have a defined lending authority beyond which loans, depending on their type and size, must be reviewed and approved by a loan committee comprised of certain officers and directors.

Management seeks to maintain a high quality of loans through sound underwriting practices as well as a personal knowledge of the customer base. The loan portfolio is largely concentrated in loans collateralized by real estate mortgages to individuals and entities located in Jones County. Accordingly, the ultimate collectibility of the loans is largely dependent upon economic conditions in Jones County and the surrounding areas.

At December 31, 2002 and 2001, loans of $140,900,000 and $146,100,000, respectively, totaled 60.3 percent and 71.4 percent of total assets, and 67.3 percent and 79.8 percent of deposits. The loan portfolio decreased by $5,200,000 or 3.6 percent from December 31, 2001 to December 31, 2002. The most significant decrease was in real estate construction loans. The Company’s real estate construction activity grew during 2001 due to an attractive mortgage interest rate environment and growth in the Jones County market. However, the Bank of Gray pulled back on construction lending during 2002 as a result of the uncertainty within the economy. The average yields generated by interest and fees from the entire loan portfolio totaled 8.32 percent during 2002, compared to 9.52 percent during 2001 and 9.67 percent during 2000. The Bank of Gray’s reserve for loan losses as a percentage of outstanding loans totaled 1.36 percent at December 31, 2002, compared to 1.00 percent and .92 percent at December 31, 2001 and 2000, respectively.

The following table presents the amount of loans outstanding by category, both in dollars and in percentages of the total portfolio, at the end of each of the past five years.

TABLE 2
LOANS BY TYPE

(In Thousands)	December 31,

	2002	2001	2000	1999	1998

Commercial, Financial and Agricultural	$4,231	$2,661	$2,366	$1,933	$376
Real Estate-Construction	16,688	24,400	18,264	14,736	6,465
Real Estate-Mortgage	103,680	100,479	86,066	65,698	56,099
Loans to Individuals	16,265	18,603	17,375	16,382	17,779

Total Loans	$140,864	$146,143	$124,071	$98,749	$80,719

Percentage of Total Portfolio
Commercial, Financial and Agricultural	3.00%	1.82%	1.91%	1.96%	0.47%
Real Estate-Construction	11.85	16.70	14.72	14.92	8.01
Real Estate-Mortgage	73.60	68.75	69.37	66.53	69.50
Loans to Individuals	11.55	12.73	14.00	16.59	22.02

Total Loans	100.00%	100.00%	100.00%	100.00%	100.00%

The following table provides information on the maturity distribution of selected categories of the loan portfolio and certain interest-sensitivity data as of December 31, 2002.

TABLE 3
LOAN MATURITY DISTRIBUTION AND INTEREST SENSITIVITY

(In Thousands)	December 31, 2002

	One Year or Less	Over One Year Through Five Years	Over Five Years	Total

Selected Loan Categories
Commercial, Financial and Agricultural	$2,666	$1,518	$47	$4,231
Real Estate-Construction	15,345	1,279	64	16,688

Total	$18,011	$2,797	$111	$20,919

Loans Shown Above Due After One Year
Having Predetermined Interest Rates				$2,908
Having Floating Interest Rates				0

Total				$2,908

Investment Securities

Investment securities are another significant interest-earning asset consisting of debt and equity securities. The Bank of Gray has adopted Statement of Financial Accounting Standards No. 115 (“SFAS 115”), which requires companies to classify investments as either trading, available-for-sale or held-to-maturity securities. The Bank of Gray classifies all investment securities as available-for-sale. Under SFAS 115 available-for-sale securities are reported at fair market value, with unrealized gains and losses, net of tax effect, reported as a separate component of stockholders’ equity. The Bank of Gray does not classify any investment securities as trading or held-to-maturity. Federal Home Loan Bank stock is carried at cost, as the market value is not readily definable.

The market value of the investment securities fluctuates with the changes in interest rates. Typically an increase in interest rates results in a decrease in the underlying market value of the investment securities. Therefore, an increase in interest rates can have a material impact on the Bank of Gray’s capital position. At the same time, investment securities mitigate the impact of interest rate and credit risk found in the loan portfolio as well as provide a source of liquidity for the Bank.

As of December 31, 2002, the securities portfolio totaled to $77,000,000, or 32.9 percent of total assets, compared to $40,400,000, or 19.8 percent of total assets at December 31, 2001. The increase in deposits of $26,000,000 during 2002 was primarily invested in mortgage backed securities. The Bank of Gray purchased $67,300,000 of investment securities in 2002 and received proceeds of $32,200,000 from dispositions of investment securities. For December 31, 2002, net gains earned from the disposition of securities were $45,337, compared to net losses of $62 for 2001 and $1,035 for 2000.

The average tax equivalent yield on the portfolio was 5.14 percent for the year 2002 versus 6.08 percent in 2001 and 6.14 percent in 2000. During the year 2002, the investment securities portfolio represented 25.2 percent of average earning assets and 24.2 percent of average total assets. During 2001, the portfolio represented 20.8 percent of average earning assets and 20.0 percent of average total assets. This increase is attributable to increased deposit activity and a reduction in construction lending.

At December 31, 2002, the major portfolio components, based on amortized or accreted cost, included 87.4 percent in U. S. agency obligations, 11.9 percent in state, county and municipal bonds, and .7 percent in stock of the Federal Home Loan Bank. On December 31, 2002, the market value of the total bond portfolio as a percentage of the amortized book value was 101.8 percent, up from 100.5 percent a year earlier. As of December 31, 2002, the entire investment securities portfolio had gross unrealized gains of $1,385,986 and gross unrealized losses of $11,385, for a net unrealized gain of $1,374,601. As of December 31, 2001, the portfolio had a net unrealized gain of $207,378. In accordance with SFAS No. 115, stockholders’ equity included net unrealized gains of $893,491 for December 31, 2002 and net unrealized gains of $134,796 for December 31, 2001. The Bank of Gray has established no trading account and none is anticipated.

The following table summarizes the investment securities portfolios as of December 31, 2002, 2001, and 2000. All investments owned by the Bank of Gray are categorized as available-for-sale. Available-for-sale securities are shown at fair value.

TABLE 4
INVESTMENT SECURITIES

(In Thousands)	December 31

	2002	2001	2000

Securities Available-for-Sale
U. S. Government Agencies
Mortgage Backed	$33,368	$6,812	$5,744
Other	33,633	27,153	32,006
State, County and Municipal	9,443	6,011	2,708
Other Investments (FHLB)	523	441	390

	$76,967	$40,417	$40,848

The following tables illustrate the contractual maturities and weighted average yields of investment securities held at December 31, 2002. Expected maturities will differ from contractual maturities because certain issuers have the right to call or prepay obligations with or without call or prepayment penalties. No prepayment assumptions have been estimated in the table. The weighted average yields are calculated on the basis of the amortized cost and effective yields of each security weighted for the scheduled maturity of each security. The yield on state, county and municipal securities is computed on a taxable equivalent basis using a statutory federal income tax rate of 34 percent.

TABLE 5
MATURITIES OF INVESTMENT SECURITIES AND AVERAGE YIELDS

(In Thousands)	Available-for-Sale

December 31, 2002	Amortized Cost	Average Yield	Fair Value

Mortgage Backed Government Agencies
Within 1 Year	$0	0.00%	$0
1 to 5 Years	6,136	3.91	6,159
5 to 10 Years	21,977	4.45	22,212
More Than 10 Years	10,470	4.43	10,675

	$38,583	4.36%	$39,046

Other U.S. Government Agencies
Within 1 Year	$0	0.00	$0
1 to 5 Years	12,024	4.15	12,307
5 to 10 Years	15,474	4.87	15,648
More Than 10 Years	0	0.00	0

	$27,498	4.56%	$27,955

TABLE 5 (Continued)
MATURITIES OF INVESTMENT SECURITIES AND AVERAGE YIELDS

(In Thousands)	Available-for-Sale

December 31, 2002	Amortized Cost	Average Yield	Fair Value

State, County and Municipal
Within 1 Year	$155	5.36%	$158
1 to 5 Years	2,073	4.11	2,181
5 to 10 Years	4,370	4.60	4,596
More Than 10 Years	2,391	4.35	2,508

	$8,989	4.42%	$9,443

Other Investments (FHLB)
Within 1 Year	$0	0.00%	$0
1 to 5 Years	0	0.00	0
5 to 10 Years	0	0.00	0
More Than 10 Years	523	5.38	523

	$523	5.38%	$523

Total Securities
Within 1 Year	$155	5.36%	$158
1 to 5 Years	20,233	4.07	20,647
5 to 10 Years	41,821	4.62	42,456
More Than 10 Years	13,384	4.45	13,707

	$75,593	4.45%	$76,967

As of December 31, 2002 and 2001, Bank of Gray had no holdings of securities of a single issuer in which the aggregate book value and aggregate market value of the securities exceeded ten percent of stockholders’ equity, with the exception of U. S. Government Agency securities.

Other Assets

Bank of Gray holds additional earning assets in overnight Federal Funds Sold. These balances were $10,500,000 and $9,300,000 at December 31, 2002 and 2001, respectively. Balances in the Company’s nonearning assets are comprised of cash and correspondent bank balances, premises and equipment, foreclosed real estate, income receivable on loans and investments and other miscellaneous assets. Nonearning assets decreased $3,000,000 to $7,200,000 at December 31, 2002. The decrease is due primarily to the transfer of cash of $3,000,000 to interest-earning assets. Management works to minimize nonearning-asset balances in order to maximize profit potential. Nonearning assets represented 3.0 percent of the balance sheet as of December 31, 2002, and 5.0 percent as of December 31, 2001.

Deposits

Deposits are Bank of Gray’s primary source of funds for lending and other investment purposes. Total deposits as of December 31, 2002 were $209,200,000, up 14.2 percent from $183,200,000 at December 31, 2001. Average deposits in 2002 were $195,700,000, up 15.7 percent from $169,200,000 during 2001. The average cost of deposits, with noninterest checking accounts factored in, was 3.37 percent during 2002, down from 4.98 percent during 2001 and 2000. Bank of Gray sets deposit rates at approximately 50 basis points higher than local competitors to retain and grow market share in the market it serves. At the same time, Bank of Gray has been able to maintain consistent net interest margins over the past five years.

On an average basis for the year 2002, 7.9 percent of deposits were held in noninterest-bearing checking accounts, 18.4 percent were in lower yielding interest-bearing transaction and savings accounts, and 73.7 percent were in time certificates with higher yields. Comparable average deposit mix percentages during 2001 were 8.4 percent, 16.5 percent and 75.1 percent, respectively. The highest dollar growth in average deposits during 2002 occurred in time deposits, which increased by $17,100,000, or 13.4 percent.

The following table reflects average balances of deposit categories for the years 2002, 2001, and 2000.

TABLE 6
AVERAGE DEPOSITS

(In Thousands)	Years Ended December 31

	2002	%	2001	%	2000	%

Noninterest-Bearing
Demand Deposits	$15,498	7.92%	$14,257	8.43%	$12,820	9.06%
Interest-Bearing Demand Deposits	17,050	8.71	14,957	8.84	15,911	11.24
Money Market Accounts	13,044	6.66	8,247	4.87	7,448	5.26
Savings Deposits	5,945	3.04	4,635	2.74	4,512	3.19
Time Deposits of $100,000 or More	40,988	20.94	36,002	21.28	30,597	21.62
Other Time Deposits	103,207	52.73	91,110	53.84	70,221	49.63

	$195,732	100.00%	$169,208	100.00%	$141,509	100.00%

The following table summarizes the maturities of time deposits of $100,000 or more as of December 31, 2002, 2001, and 2000.

TABLE 7
MATURITY DISTRIBUTION OF TIME DEPOSITS OF $100,000 OR MORE

(In Thousands)	December 31

As of the End of Period	2002	2001	2000

3 Months or Less	$11,037	$8,703	$6,768
Over 3 Months through 6 Months	8,740	10,555	6,244
Over 6 Months through 12 Months	12,914	13,258	18,460
Over 12 Months	10,653	4,164	2,210

	$43,344	$36,680	$33,682

Borrowed Money

Bank of Gray has other interest-bearing sources of funds available through advances from the Federal Home Loan Bank (“FHLB”) and federal funds purchased. At December 31, 2002 and 2001, the Bank had no outstanding balances in borrowed money. Average balances in borrowed money were $0, $52,000 and $1,330,000 during 2002, 2001 and 2000, respectively. As a result of the Bank of Gray’s liquid position in federal funds sold and investment securities, borrowings are not a necessary source of funding at this time.

Other Liabilities

Other liabilities of $1,400,000 at December 31, 2002 and $1,300,000 at December 31, 2001 consist of interest payable on deposits, federal income taxes payable, dividends payable and other accrued but unpaid expenses.

Liquidity

Liquidity management involves the ability to meet the cash flow requirements of customers who may be depositors wanting to withdraw their funds and the ability to fund loans to meet borrowers’ credit needs. In the ordinary course of business, Bank of Gray generates cash flows from interest and fee income, monthly loan payments and loan maturities, and the maturity of investment securities. In addition to cash and due from banks, Bank of Gray also considers federal funds sold and investment securities as primary sources for liquidity needs.

Many factors affect the ability to accomplish these liquidity objectives successfully, including the economic environment and the asset/liability mix on the balance sheet. Management monitors deposit flow and evaluates alternate pricing structures to retain and grow deposits as needed. However, FHLB borrowings are available as an alternate source of funding. At December 31, 2002, Bank of Gray had standby letters of credit of $286,000 and there were no significant unfulfilled loan commitments outstanding. In addition, scheduled maturities of certificates of deposit during the twelve months following December 31, 2002 totaled $113,800,000. Management believes that adequate resources exist to fund all commitments that will be funded in the next twelve months. If Bank of Gray so chooses, it can adjust rates to attract and maintain deposits in a changing interest-rate environment.

The investment portfolio provides a ready means to raise cash without loss if liquidity needs arise. As of December 31, 2002, Bank of Gray held $75,100,000 in bonds (excluding FHLB stock), at amortized or accreted cost, in the investment portfolio. The Bank of Gray’s investment portfolio is 53.3 percent of total loans outstanding at December 31, 2002. Only marketable investment-grade bonds are purchased. The Bank of Gray’s investment portfolio is encumbered with $19,300,000 pledged to secure public and trust deposits and for other purposes required or permitted by law. Management can restructure and free up investment securities for sale if required to meet liquidity needs.

Management continually monitors the relationship of loans to deposits as it relates to Bank of Gray’s liquidity needs. Bank of Gray had ratios of loans to deposits of 67.3 percent as of December 31, 2002 and 79.8 percent at December 31, 2001. These percentages are considered conservative in the banking industry. As a result of the Bank of Gray’s history in its community and personal relationship with its customers, core deposits are considered stable and reliable by management.

Capital Resources and Dividends

The federal banking regulatory authorities have adopted certain “prompt corrective action” rules with respect to depository institutions. The rules establish five capital tiers: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized.” The various federal banking regulatory agencies have adopted regulations to implement the capital rules by, among other things, defining the relevant capital measures for the five capital categories. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10 percent or greater, a Tier1 risk-based capital ratio of 6 percent or greater and a Tier 1 leverage ratio of 5 percent or greater and is not subject to a regulatory order, agreement, or directive to meet and maintain a specific capital level. At December 31, 2002, Bank of Gray met the necessary benchmark capital ratios to be considered a “well capitalized” financial institution.

The following table demonstrates capital ratio calculations as of December 31, 2002 and 2001.

TABLE 8
CAPITAL RATIOS

(In Thousands)	December 31

	2002	2001

As of End of Period
Tier 1 Capital
Stockholders’ Equity	$22,248	$20,010
Less Intangible Assets	0	0

Total Tier 1 Capital	22,248	20,010

Tier 2 Capital
Eligible Portion of Reserve for Loan Losses	1,762	1,466
Subordinated and Other Qualifying Debt	0	0

Total Tier 2 Capital	1,762	1,466

Total Risk Based Capital	$24,010	$21,476

Total Net Risk Weighted Assets	$149,120	$147,560

TABLE 8 (Continued)
CAPITAL RATIOS

(In Thousands)	Regulatory Requirement

		Well Capitalized	December 31

	Minimum		2002	2001

Total Risk Based Capital Ratio	8.0%	10.0%	16.10%	14.55%
Tier 1 Capital Ratio	4.0%	6.0%	14.92%	13.56%
Tier 1 Capital to Average Assets	4.0%	5.0%	9.63%	10.04%

Cash dividends of $775,000, or $155.00 per weighted average common share, were paid during 2002, up from $725,000, or $145.00 per share during 2001 and 2000. The ratios of cash dividends paid to net income for these years were 25.7 percent, 27.8 percent and 29.1 percent, respectively.

Management is not aware of any trends, events, or uncertainties that will have, or that are reasonably likely to have, a material impact on Bank of Gray’s liquidity, capital resources, or operations. Further, management is aware of no current recommendations by regulatory authorities that, if they were to be implemented, would have such an effect.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

The Bank of Gray’s net income was $3,012,947, $2,607,773, and $2,494,480 for the years 2002, 2001, and 2000, respectively. Earnings per share totaled $602.59 in 2002, $521.55 in 2001, and $498.90 in 2000. The Bank’s return on average assets totaled 1.38 percent for 2002 and 2001 and 1.56 percent for 2000. The return on average equity was 13.69 percent, 13.40 percent, and 16.51 percent, respectively.

Net Interest Income

Net interest income (the difference between the interest earned on assets and the interest paid on deposits and liabilities) is the principal source of earnings for the Bank. The Bank of Gray’s average net interest rate margin, on a taxable equivalent basis, was 4.02 percent in 2002, 3.98 percent in 2001, and 4.03 percent in 2000. The Bank has been able to maintain relatively consistent net interest rate margins even in the declining interest-rate environment. Net interest income before tax equivalency adjustments in 2002 totaled $8,273,234, up 16.5 percent from $7,098,894 in 2001. The 2001 net interest income was up 16.1 percent from $7,137,966 posted in 2000.

The following table presents interest income, adjusted to a tax equivalent basis, interest expense and the resulting average net interest rate margins for the past three years.

TABLE 9
NET INTEREST INCOME

(In Thousands)	Years Ended December 31

	2002	2001	2000

Interest Income	$14,871	$15,521	$13,252
Taxable Equivalent Adjustment	188	121	81

Interest Income (1)	15,059	15,642	13,333
Interest Expense	6,597	8,422	7,137

Net Interest Income (1)	$8,462	$7,220	$6,196

	Years Ended December 31

	2002	2001	2000

	(As a % of Average Earning Assets)

Interest Income (1)	7.16%	8.61%	8.66%
Interest Expense	3.14	4.63	4.63

Net Interest Rate Margin (1)	4.02%	3.98%	4.03%

   (1)    Reflects taxable equivalent adjustments using the statutory federal income tax rate of 34 percent in adjusting interest on tax-exempt securities to a fully taxable basis.

2002 Compared to 2001

Tax equivalent net interest income increased by $1,242,000 from 2001 to 2002, primarily due to average yields on interest-earning deposits declining by 57 basis points more than average yields on loans. The average net interest margin remained constant with an increase of only 4 basis points, from 3.98 percent in 2001 to 4.02 percent in 2002. This is unanticipated due to the prime loan rate posting an unprecedented 475 basis point drop in eleven decreases over the course of 2001, and remained at this level until November 2002 when it was dropped another 50 basis points. Average yields on Bank of Gray’s loan portfolio declined by a more modest 120 basis points, from 9.52 percent in 2001 to 8.32 percent in 2002.

On the liability funding side of the balance sheet, average yields on interest-earning deposits declined by 177 basis points from 5.43 percent in 2001 to 3.66 percent in 2002, offsetting the decline in loan rates. Interest-earning deposit balances increased on average by $25,300,000, or 16.3 percent from 2001 to 2002. A portion of this increase came from public funds, but core deposit growth was strong as well. A faltering stock market, and continued decline in the economy, encouraged many consumer and business depositors to seek the safety of the banking system. Balances continued to grow in spite of the declining rate environment.

2001 Compared to 2000

Tax equivalent net interest income increased by $1,024,000 from 2000 to 2001. This increase in 2001 was driven by strong balance sheet growth coupled with Bank of Gray’s ability to keep interest rates constant in a declining interest rate environment. The net interest margin remained stable, declining from 4.03 percent in 2000 to 3.98 percent in 2001. Over the course of 2001, the prime lending rate decreased by 475 basis points, from 9.50 percent to 4.75 percent by year-end. Management was able to hold loan yields at 9.52 percent compared to 9.67 percent in 2000 in spite of intense local competition on loan pricing. Yields on the investment portfolio also remained stable with only a 6 basis point decrease.

Management was also able to maintain average deposit rates at 5.43 percent in 2001 compared to 5.48 percent in 2000 even though deposits were necessary to fund the 25.3 percent increase in average loans.

Balances in average interest-earning assets rose by 18.0 percent in 2001 over 2000. Growth in higher yielding loan balances accounted for most of the increase. Average loan balances increased 25.3 percent and represented 72.7 percent of the average balance sheet in 2001, up from 68.2 percent of the average balance sheet in 2000. Investment securities, on the other hand, declined from 26.0 percent to 20.0 percent of the average balance sheet. The overall yield on average interest-earning assets, on a taxable equivalent basis, only slightly decreased by 5 basis points from 8.66 percent in 2000 to 8.61 percent in 2001.

At the same time, the overall average cost of interest-bearing liabilities has decreased by only 6 basis points, from 5.49 percent in 2000 to 5.43 percent in 2001 in spite of decreases in general market rates and strong competition for deposits. Average deposit balances also grew, increasing 20.4 percent in 2001 over 2000. This increase is attributed to the growth in commerce and population in the Jones County market.

The tables on the following pages summarize average balance sheets, interest and yield information on a taxable equivalent basis for the years ended December 31, 2002, 2001, and 2000.

TABLE 10
AVERAGE BALANCE SHEETS, INTEREST AND YIELDS

(Tax equivalent basis, in thousands)	Year Ended December 31, 2002			Year Ended December 31, 2001			Year Ended December 31, 2000

	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

ASSETS:
Loans, Net of Unearned Income (a) (b)
Taxable	$146,238	$12,162	8.32%	$137,774	$13,121	9.52%	$109,915	$10,633	9.67%
Tax-Exempt (c)	0	0	0.00	0	0	0.00	0	0	0.00

Net Loans	146,238	12,162	8.32	137,774	13,121	9.52	109,915	10,633	9.67

Investment Securities (d)
Taxable	45,020	2,161	4.80	33,057	1,943	5.88	39,016	2,338	5.99
Tax-Exempt (c)	7,864	558	7.10	4,784	358	7.48	2,917	235	6.14

Total Investment Securities	52,884	2,719	5.14	37,841	2,301	6.08	41,933	2,573	6.14

Federal Funds Sold	11,124	178	1.60	6,014	220	3.66	2,024	127	6.27

Total Interest-Earning Assets	210,246	$15,059	7.16%	181,629	$15,642	8.61%	153,872	$13,333	8.66%

Nonearning Assets	7,983			7,865			7,340

Total Assets	$218,229			$189,494			$161,212

TABLE 10 – Continued

	Year Ended December 31, 2002			Year Ended December 31, 2001			Year Ended December 31, 2000

	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-Bearing Demand and Savings	$36,039	$708	1.96%	$27,840	678	2.44%	27,871	$828	2.97%
Time Deposits	144,195	5,889	4.08	127,112	7,742	6.09	100,818	6,221	6.17

Total Interest-Bearing Deposits	180,234	6,597	3.66	154,952	8,420	5.43	128,689	7,049	5.48
Federal Funds Purchased	0	0	0.00	52	2	3.85	396	23	5.81
Other Borrowed Money and FHLB	0	0	0.00	0	0	0.00	934	65	6.96

Total Interest-Bearing Liabilities	180,234	6,597	3.66	155,004	8,422	5.43	130,019	7,137	5.49

Noninterest-Bearing Demand Deposits	15,598			14,257			12,820
Other Liabilities	914			848			743
Stockholders’ Equity	21,583			19,385			17,630

Total Liabilities and Stockholders’ Equity	$218,229			$189,494			$161,212

Interest Rate Spread			3.50%			3.18%			3.18%

Net Interest Income		$8,462			$7,220			$6,196

Net Interest Margin			4.02%			3.98%			4.03%

Notes to Table of Average Balance Sheets, Interest and Yields

   (a)  Interest income includes loan fees as follows (in thousands): 2002-$862; 2001-$852; 2000-$613.

   (b)  Average loans are shown net of unearned income. Nonaccrual loans are included.

   (c)  Reflects taxable equivalent adjustments using the statutory income tax rate of 34 percent in adjusting interest on tax-exempt investment securities to a fully taxable basis. The taxable equivalent adjustment included above totaled $188 for 2002, $121 for 2001, and $81 for 2000 (in thousands).

   (d)  Investment securities are stated at amortized or accreted cost.

The following tables provide a detailed analysis of the changes in interest income and interest expense due to changes in rate and volume for the year 2002 compared to the year 2001 and for the year 2001 compared to the year 2000.

TABLE 11
RATE / VOLUME ANALYSIS

(In thousands)	For the Years Ended December 31
	2002 Compared to 2001			2001 Compared to 2000

	Change Due To (a)			Change Due To (a)

	Volume	Rate	Net Change	Volume	Rate	Net Change

INTEREST EARNED ON
Taxable Loans, Net	$806	$(1,765)	$(959)	$2,695	$(207)	$2,488
Tax-Exempt Loans (b)	0	0	0	0	0	0
Taxable Investment Securities	703	(485)	218	(357)	(38)	(395)
Tax-Exempt Investment Securities (b)	230	(30)	200	150	(27)	123
Federal-Funds Sold	187	(229)	(42)	250	(157)	93

Total Interest Income	1,926	(2,509)	(583)	2,738	(429)	2,309

INTEREST PAID ON
Interest-Bearing Demand and Savings	200	(170)	30	(1)	(149)	(150)
Time Deposits	1,040	(2,893)	(1,853)	1,622	(101)	1,521
Federal Funds Purchased	(2)	0	(2)	(20)	(1)	(21)
Other Borrowed Money and FHLB	0	0	0	(65)	0	(65)

Total Interest Expense	1,238	(3,063)	(1,825)	1,536	(251)	1,285

Net Interest Income	$688	$554	$1,242	$1,202	$(178)	$1,024

   (a)    The change in interest due to both rate and volume has been allocated to the rate component.

   (b)    Reflects taxable equivalent adjustments using the statutory federal income tax rate of 34 percent in adjusting interest on tax-exempt investment securities to a fully taxable basis.

Interest Rate Risk Management

The following tables are an analysis on Bank of Gray’s interest rate-sensitivity position at December 31, 2002 and 2001. The interest rate-sensitivity gap, which is the difference between interest-earning assets and interest-earning liabilities by repricing period, is based upon maturity or first repricing opportunity, along with a cumulative interest rate-sensitivity gap. It is important to note that the table indicates a position at a specific point in time and may not be reflective of positions at other times during the year or in subsequent periods. Major changes in the gap position can be, and are, made promptly as market outlooks change.

TABLE 12
INTEREST RATE SENSITIVITY

(In Thousands)	December 31, 2002

Amounts Maturing or Repricing	0 Up to 3 Months	Over 3 Up to 12 Months	Over 1 Year Up to 5 Years	Over 5 Years

Investment Securities (a)	$90	$65	$20,234	$55,204
Loans, Net of Unearned Income (b)	19,139	32,601	81,833	6,535
Other Earning Assets	10,543	0	0	0

Interest-Sensitive Assets	29,772	32,666	102,067	61,739

Deposits	83,409	76,820	34,863	0
Other Borrowings	0	0	0	0

Interest-Sensitive Liabilities	83,409	76,820	34,863	0

Interest-Sensitivity Gap	$(53,637)	$(44,154)	$67,204	$61,739

Cumulative Interest-Sensitivity Gap	$(53,637)	$(97,791)	$(30,587)	$31,152

Cumulative Interest Sensitivity Gap as a Percentage of Total Interest-Sensitive Assets	(23.71)%	(43.22)%	(13.52)%	13.77%

Cumulative Interest-Sensitive Assets as a Percentage of Cumulative Interest-Sensitive Liabilities	35.69%	38.97%	84.32%	115.97%

TABLE 12 (Continued)
INTEREST RATE SENSITIVITY

(In Thousands)	December 31, 2001

Investment Securities (a)	$0	$0	$13,735	$26,474
Loans, Net of Unearned Income (b)	24,061	33,492	78,479	9,603
Other Earning Assets	9,345	0	0	0

Interest-Sensitive Assets	33,406	33,492	92,214	36,077

Deposits	61,925	84,338	21,327	0
Other Borrowings	0	0	0	0

Interest-Sensitive Liabilities	61,925	84,338	21,327	0

Interest-Sensitivity Gap	$(28,519)	$(50,846)	$70,887	$36,077

Cumulative Interest-Sensitivity Gap	$(28,519)	$(79,365)	$(8,478)	$27,599

Cumulative Interest-Sensitivity Gap as a Percentage of Total Interest - Sensitive Assets	(14.61)%	(40.66)%	(4.34)%	14.14%

Cumulative Interest-Sensitive Assets as a Percentage of Cumulative Interest-Sensitive Liabilities	53.95%	45.74%	94.94%	116.47%

   (a)    Excludes the effect of SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities, consisting of a net unrealized gain of $1,375 in 2002 and $207 in 2001.

   (b)    Includes loans held for sale. Nonaccrual loans are excluded.

   (c)    Interest-bearing demand deposits and savings for repricing purposes are considered to reprice within 3 months or less.

Provision for Loan Losses

The provision for loan losses is charged to earnings based on management’s evaluation of the allowance for loan losses. The allowance for loan losses reflects management’s estimate of losses that are inherent in the loan portfolio as of the date of review and is based on historical experience, the volume and type of lending conducted by the Bank, the amounts of nonperforming loans, general economic conditions, particularly in the Bank’s market area, and other factors affecting the collectibility of the Bank’s loan portfolio. Amounts of net loans charged off during 2002 and 2001, although higher than the Bank’s recent history, are reasonable by industry standards. The Bank of Gray incurred net charge-offs of $257,257 during 2002, compared to $166,187 during 2001 and $141,684 in 2000. The Bank expensed $703,000 in 2002, $486,000 in 2001, and $275,000 in 2000 for loan loss provisions. The reserve for loan losses on December 31, 2002 stood at 1.36 percent of outstanding loans, compared to 1.00 percent and 0.92 percent at December 31, 2001 and 2000, respectively. The increase in the reserve for loan losses, as a percentage of total loans over the past three years, is a direct reflection of the downturn in the economy.

The following tables summarize loans charged off, recoveries of loans previously charged off and additions to the reserve that have been charged to operating expense for the periods indicated. The Bank has no lease financing or foreign loans.

TABLE 13
RESERVE FOR LOAN LOSSES

(In Thousands)	Years Ended December 31

	2002	2001	2000	1999	1998

Reserve for Loan Losses at Beginning of Period	$1,466	$1,147	$1,013	$876	$936
Loans Charged Off During the Period
Commercial, Financial and Agricultural	0	0	0	0	0
Real Estate-Construction	26	0	0	0	0
Real Estate-Mortgage	65	19	0	0	0
Loans to Individuals	203	177	189	97	259

Total Loans Charged Off	294	196	189	97	259

Recoveries During the Period of Loans
Previously Charged Off
Commercial, Financial and Agricultural	0	0	0	0	0
Real Estate-Construction	0	0	0	0	0
Real Estate-Mortgage	0	0	0	0	0
Loans to Individuals	37	29	48	14	34

Total Loans Recovered	37	29	48	14	34

Net Loans Charged Off During the Period	257	167	141	83	225

Additions to Reserve-Provision Expense	703	486	275	220	165

Reserve for Loan Losses at End of Period	$1,912	$1,466	$1,147	$1,013	$876

Reserve for Loan Losses to Period End Net Loans	1.36%	1.00%	0.92%	1.03%	1.09%

Ratio of Net Loans Charged Off During the Period to Average Net Loans Outstanding During the Period	0.18%	0.12%	0.13%	0.09%	0.31%

An allocation of the reserve for loan losses has been made according to the respective amounts deemed necessary to provide for the possibility of incurred losses within the various loan categories. The allocation is based primarily on previous charge-off experience adjusted for risk characteristic changes among each category. Additional reserve amounts are allocated by evaluating the loss potential of individual loans that management has considered impaired. The reserve for loan loss allocation is based on subjective judgment and estimates, and therefore is not necessarily indicative of the specific amounts or loan categories in which charge-offs may ultimately occur.

The following table shows a five-year comparison of the allocation of the reserve for loan losses.

TABLE 14
ALLOCATION OF RESERVE FOR LOAN LOSSES

(In Thousands)	December 31

	2002		2001		2000		1999		1998

Balance at End of Period	Reserve	% *	Reserve	% *	Reserve	% *	Reserve	% *	Reserve	% *

Applicable To Commercial, Financial And Agricultural	$100	5%	$75	5%	$50	4%	$50	5%	$25	3%
Real Estate-Construction	500	26%	350	24%	200	18%	125	12%	75	9%
Real Estate-Mortgage	100	5%	75	5%	50	4%	50	5%	25	3%
Loans to Individuals	900	47%	800	55%	750	65%	700	69%	700	79%
Unallocated	312	17%	166	11%	97	9%	88	9%	51	6%

Total Reserve for Loan Losses	$1,912	100%	$1,466	100%	$1,147	100%	$1,013	100%	$876	100%

*      Loan balance in each category expressed as a percentage of total end of period loans.

Asset Quality

Nonperforming assets consist of nonaccrual loans, loans restructured due to debtors’ financial difficulties, loans past due 90 days or more as to interest or principal and still accruing, and real estate acquired through foreclosure and repossession. Nonaccrual loans are those loans on which recognition of interest income has been discontinued. Restructured loans generally allow for an extension of the original repayment period or a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower. Loans, whether secured or unsecured, are generally placed on nonaccrual status when principal and/or interest is 90 days or more past due, or sooner if it is known or expected that the collection of all principal and/or interest is unlikely. Any loan past due 90 days or more, if not classified as nonaccrual based on a determination of collectibility, is classified as a past due loan. Other real estate is initially recorded at the lower of cost or estimated market value at the date of acquisition. A provision for estimated losses is recorded when a subsequent decline in value occurs.

Nonperforming assets at December 31, 2002 totaled $1,437,000, or 0.61 percent of total assets. This compares to $566,000 in nonperforming assets at December 31, 2001, which represented 0.28 percent of total assets. Nonperforming assets at December 31, 2000 were $580,000, or 0.33 percent of total assets.

TABLE 15
NONPERFORMING ASSETS

(In thousands)	December 31

	2002	2001	2000	1999	1998

Nonperforming Loans
Nonaccrual Loans	$756	$508	$295	$64	$0
Restructured Loans	0	0	0	0	0
Loans 90 Days or More Past Due and Still Accruing	457	58	214	70	62

Total Nonperforming Loans	1,213	566	509	134	62
Other Real Estate Owned	224	0	71	0	0

Total Nonperforming Assets	$1,437	$566	$580	$134	$62

Nonperforming Assets to Total Loans and Other Real Estate	1.02%	0.39%	0.33%	0.09%	0.04%

Reserve for Loan Losses to Nonperforming Loans	133.05%	259.01%	225.34%	755.97%	1414.52%

Year Ended December 31, 2002	Nonaccrual	Restructured	Total

Interest at Contracted Rates (a)	$42	$0	$42
Interest Recorded as Income	0	0	0

Reduction of Interest Income During 2001	$42	$0	$42

(a)  Interest income that would have been recorded if the loans had been current and in accordance with their original terms.

At December 31, 2002 and December 31, 2001, there were no other loans classified for regulatory purposes as loss or doubtful which are not included in the table above, but there were other loans classified for regulatory purposes as substandard or special mention which are not included in the table above. However, management is aware of no such substandard or special mention loans not included above which (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which any information causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Noninterest Income

Noninterest income of $696,836 in 2002 represented a 6.69 percent increase, or $43,722, from $653,114 recorded in 2001. Gain on disposition of securities of $45,337 during 2002 is the primary reason for this increase. As deposit business grew, the opportunity to earn service charge income also grew. Service charges on accounts increased 8.34 percent, from $462,716 in 2001 to $501,317 in 2002 due to NSF and stop payment fees. Bank of Gray has experienced an increase in the number of NSF charges during 2002 and increased the NSF fee by $2.00 in October 2001. Other noninterest income decreased $40,278 from $190,460 in 2001 to $150,182. This decrease is the result of a decline in credit life insurance commissions.

Noninterest income in 2001 totaled $653,114, up 15.8 percent from $564,143 in 2000. Service charges on deposit accounts increased by $64,575, or 16.22 percent over 2000 service charges. Again the increase was due to growing NSF and stop payment charges.

Noninterest Expense

Noninterest expense was $3,380,123 for the year 2002, up 12.4 percent from $3,008,235 in 2001. As business grows, Bank of Gray continues to increase staff to strengthen the management team and add internal support positions. During 2002 two mortgage lenders were hired with the opening of the mortgage lending facility in June 2002. These new employees as well as normal annual pay increases accounted for the $153,086 increase in salaries and employee benefits. Occupancy costs grew by 16.6 percent, or $61,153. The increase is attributed to depreciation and property taxes related to the purchase of the mortgage lending building. Other noninterest expenses increased 16.8 percent, or $135,935. Included in noninterest expenses are losses incurred on the sale of other real estate of $37,000 as well as increases in foreclosure costs during 2002.

Noninterest expense was $3,008,235 for the year 2001, up 22.1 percent from $2,464,086 in 2000. In 2001 Bank of Gray hired six additional employees including two collateral file clerks and a loan review officer. The impact of these new positions is reflected in the increase in salaries and employee benefits from $1,207,454 in 2000 to $1,530,685 in 2001.

Income Tax Expense

Bank of Gray’s federal and state income tax expense increased to $1,874,000 in 2002, up from $1,650,000 in 2001, and $1,444,728 in 2000. The effective tax rate was 38.3 percent, 38.8 percent, and 36.7 percent, in 2002, 2001, and 2000, respectively. See Note 7 to Bank of Gray’s financial statements for a detailed analysis of income taxes.

Quarterly Results of Operations

The following table provides income statement recaps and earnings per share data for each of the four quarters for the years ended December 31, 2002 and 2001.

TABLE 16
QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended

	Dec. 31	Sept. 30	June 30	Mar. 31

	($ in thousands, except per share data)
2002
Interest Income	$3,653	$3,731	$3,741	$3,746
Interest Expense	1,580	1,631	1,639	1,747

Net Interest Income	2,073	2,100	2,102	1,999
Provision For Loan Losses	288	145	135	135
Securities Gains	22	—	21	2
Noninterest Income	171	163	156	161
Noninterest Expense	1,061	811	761	747

Income Before Income Taxes	917	1,307	1,383	1,280
Provision For Income Taxes	281	531	531	531

Net Income	$636	$776	$852	$749

Net Income per Common Share
Basic	$127.19	$155.20	$149.80	$170.40
Diluted	$127.19	$155.20	$149.80	$170.40

	Three Months Ended

	Dec. 31	Sept. 30	June 30	Mar. 31

	($ in thousands, except per share data)
2001
Interest Income	$3,870	$3,977	$3,949	$3,726
Interest Expense	1,918	2,136	2,250	2,119

Net Interest Income	1,952	1,841	1,699	1,607
Provision For Loan Losses	171	105	105	105
Securities Gains	—	—	—	(1)
Noninterest Income	167	168	160	159
Noninterest Expense	836	766	731	675

Income Before Income Taxes	1,112	1,138	1,023	985
Provision For Income Taxes	465	405	390	390

Net Income	$647	$733	$633	$595

Net Income per Common Share
Basic	$129.40	$146.60	$119.00	$126.60
Diluted	$129.40	$146.60	$119.00	$126.60

Critical Accounting Policies

The accounting and reporting policies of Bank of Gray are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. Bank of Gray’s financial position and results of operations are affected by management’s application of accounting policies, including judgments made to arrive at the carrying value of assets and liabilities and amounts reported for revenues, expenses and related disclosures. Different assumptions in the application of these policies could result in material changes in Bank of Gray’s financial position and/or results of operations. The more critical accounting and reporting policies include Bank of Gray’s accounting for securities, loans, the allowance for loan losses and income taxes. Bank of Gray’s accounting policies are fundamental to understanding Management’s Discussion and Analysis of Financial Condition and Results of Operations. Accordingly, Bank of Gray’s significant accounting policies are discussed in detail in Bank of Gray’s 2002 financial statements.

Inflation

The majority of assets and liabilities of financial institutions are monetary in nature and, therefore, differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories. Fluctuations in interest rates and actions of the Board of Governors of the Federal Reserve System (“FRB”) to regulate the availability and cost of credit have a greater effect on a financial institution’s profitability than do the effects of higher costs for goods and services. Through its balance sheet management function, the Bank of Gray is positioned to respond to changing needs for liquidity, changes in interest rates and inflationary trends.

BUSINESS OF SNB BANCSHARES

General

SNB is a Georgia corporation formed at the direction of management of Security Bank of Bibb County to act as a bank holding company under the federal Bank Holding Company Act of 1956, as amended, and similar laws of the State of Georgia. SNB was incorporated on February 10, 1994, and on September 30, 1994 it acquired all of the issued and outstanding shares of common stock of Security Bank of Bibb County. Since that date Security Bank of Bibb County has operated as a wholly-owned subsidiary of SNB. On August 8, 1998, SNB merged with and into Crossroads Bancshares, Inc., and in doing so acquired all of the issued and outstanding common stock of Crossroads Bank of Georgia in Houston County, Georgia. Since that time Crossroads Bank of Georgia (now know as Security Bank of Houston County) has operated as a wholly-owned subsidiary of SNB Bancshares, Inc.

Both Security Bank of Bibb County and Security Bank of Houston County are banks chartered under the laws of the State of Georgia. Security Bank of Bibb County has been in operation since 1988, and Crossroads Bank has been in operation since 1987. Both banks are engaged in the general commercial banking business, offering a full range of banking services, including checking accounts, savings accounts, NOW accounts, money market accounts and certificates of deposit; loans for real estate, business, agriculture, personal uses, home improvement and automobile; equity lines of credit; credit cards; individual retirement accounts; safe deposit boxes; bank money orders; electronic funds transfer services, including wire transfers; travelers checks; and automated teller machine access to its customers for cash withdrawals through nationwide ATM networks. Neither bank presently offers the services of a trust department.

On July 31, 2000, Security Bank of Bibb County purchased the assets of Group Financial Southeast, which since that time has operated as a wholly-owned subsidiary of Security Bank of Bibb County under the name Fairfield Financial Services, Inc. Fairfield Financial is a real estate mortgage lending company with a number of production offices throughout Georgia and the southeast, including the offices in Macon, Columbus, Warner Robins, Richmond Hill, Stockbridge, Fayetteville and St. Simons Island.

As of December 31, 2002, SNB has consolidated assets of $581 million, consolidated loans of $433 million, consolidated investment securities of $50 million, consolidated deposits of $441million, and consolidated shareholders equity of $39.5 million. Its principal executive offices are located at 4219 Forsyth Road, Macon, Georgia 31210, and its telephone number is (478) 722-6200.

Additional information with respect to SNB Bancshares, Inc. is included in the documents which are incorporated by reference into this joint proxy statement/prospectus. See “Incorporation of Certain Documents by Reference.”

Transfer Agent and Registrar. The Transfer Agent and Registrar for SNB’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

Legal Proceedings. Neither SNB nor its subsidiaries is a party to, nor is any of the property the subject of, any material pending legal proceedings, other than ordinary routine litigation incidental to their business, no such proceedings are known to be contemplated by governmental authorities.

Annual Report. A copy of our 2002 Annual Report, which contains audited financial statements and footnote disclosures, has been mailed to each shareholder of record of SNB. The 2002 Annual Report is not a part of our soliciting materials.

UPON WRITTEN REQUEST, A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SHALL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE. PLEASE DIRECT YOUR WRITTEN REQUEST TO:

JAMES R. McLEMORE, SNB BANCSHARES, INC., P. O. BOX 4748, MACON, GEORGIA 31208.

Management of SNB Bancshares

The following tables set forth certain information as of February 28, 2003, to the best of management’s knowledge, of each of the four nominees for election as directors of SNB (each of whom has served as a director of SNB since January 1, 2002 and each of whom, if elected, will serve as a director of SNB after the merger with Bank of Gray, if consummated) as well as the other persons who have served as directors of SNB since January 1, 2002, including his name, positions held, length of service as a director of SNB and the number of shares of SNB’s Common Stock beneficially owned. Unless otherwise noted, each person listed in the table has sole voting and sole investment power with respect to the shares listed in the table.

Director Nominees:

Name and Address	Position(s) Held	Year First Elected Director	Shares of Common Stock Beneficially Owned Number of Shares (1) & Percent of Class (2)

Robert C. Ham 4690 Oxford Circle Macon, Georgia 31210	Chairman of Board of Directors, SNB & Security Bank of Bibb County	1994	60,425 (1.76%)

Robert T. Mullis P. O. Box 6292 Macon, Georgia	Director, SNB & Security Bank of Bibb County	1994	168,880 (3) (4.92%)

H. Cullen Talton Jr. P. O. Box 100 Bonaire, Georgia 31005	Director, SNB & Security Bank of Houston County	1998	15,577 (.45%)

Joe E. Timberlake, III 555 N. Rivoli Farms Drive Macon, GA 31210	Director, SNB & Security Bank of Bibb County	1994	105,272 (4) (3.07%)

Other Current Directors of SNB Bancshares

Name and Address	Position(s) Held	Year First Elected Director	Shares of Common Stock Beneficially Owned (1) Number of Shares & Percent of Class (2)

Edward M. Beckham, II 1102 Beckham Circle Perry, GA 31069	Director, SNB & Security Bank of Houston County	1998	35,590 (1.04%)

Alford C. Bridges P. O. Box 604 Gray, Georgia 31032	Director, SNB & Security Bank of Bibb County	1994	51,200 (1.49%)

Benjamin W. Griffith, III 6304 Peake Road Macon, Georgia 31210	Director, SNB & Security Bank of Bibb County	1994	100,515 (2.93%)

Ben G. Porter 687 Rum Creek Road Juliette, GA 31046	Director, SNB & Security Bank of Bibb County	1996	69,750 (2.03%)

Name and Address	Position(s) Held	Year First Elected Director	Shares of Common Stock Beneficially Owned (1) Number of Shares & Percent of Class (2)

John W. Ramsey 8401 Saxony Drive Macon, Georgia 31220	Director, SNB & Security Bank of Bibb County	2000	49,943 (5) (2.40%)

Robert M. Stalnaker 974 Highway 247 Kathleen, GA 31047	Director, SNB & Security Bank of Houston County	1998	7,340 (6) (.21%)

H. Averett Walker 4336 Old Club Road Macon, GA 31210	Director, President & CEO, SNB & Security Bank of Bibb County	1996	62,277(7) (1.82%)

Larry C. Walker P. O. Box 1234 Perry, Georgia 31069	Director, SNB & Securitay Bank of Houston County	1998	54,877(8) (1.60%)

Richard W. White, Jr. 1192 Oakcliff Road Macon, Georgia 31211	Director, SNB & Security Bank of Bibb County	1994	41,861(9) (1.22%)

All directors and executive officers as a group (15 persons)			876,305 (25.54%)

   (1)   This table is based upon information furnished to us by the persons listed above. Included are shares of SNB stock that may be acquired within 60 days of February 28, 2003 upon the exercise of vested stock options. Unless otherwise indicated, the persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons.

   (2)    Calculated on a basis of 3,430,734 shares outstanding. There are no options exercisable within 60 days of February 28, 2003.

   (3)    Includes 125 shares held by a broker as custodian for Mr. Mullis; 7,286 shares held jointly with Michael C. Griffin; and 27,522 shares for which Mr. Mullis holds a power of attorney. Mr. Mullis disclaims beneficial ownership for the shares held jointly with Mr. Griffin and the shares for which he holds a power of attorney.

   (4)    Includes 11,898 shares held by Mr. Timberlake as trustee for revocable family trusts; 6,701 shares held by a broker as custodian for Mr. Timberlake; and 400 shares held in a brokerage account in the name of Mr. Timberlake as trustee for a revocable family trust.

   (5)    Includes 47,443 shares held in the name of GFSE and 2,500 shares held in Mr. Ramsey’s IRA account.

   (6)    Includes 870 shares held by Mr. Stalnaker’s wife.

   (7)    Includes 12,401 shares held in Mr. Walker’s IRA account, and 24,750 shares subject to presently exercisable options.

   (8)    Includes 312 shares held by Mr. Walker’s wife, 100 shares held by a broker as custodian for Mr. Walker, 929 shares held in Mr. Walker’s IRA account, and 38,425 shares titled in the name of David G. Walker and Lawrence C. Walker, Jr., Co-Trustees of the Lawrence C. Walker, Sr. Trust, all which Mr. Walker holds beneficial ownership.

   (9)    Includes 15,907 shares held jointly with Mr. White’s wife.

Executive Officers

The following table sets forth the name, age and positions with SNB and its subsidiaries of each executive officer of SNB and the number of shares of SNB common stock beneficially owned. as of January 31, 2003. All executive officers of SNB serve at the pleasure of the Board of Directors, except Messrs. Walker, Collinsworth and

McLemore have entered into employment contracts with SNB for fixed terms. See “Employment Contracts and Change in Control Arrangements.”

Name and Address	Position(s) Held	Shares of Common Stock Beneficially Owned(1) Number of Shares & Percent of Class (2)

H. Averett Walker 4336 Old Club Road Macon, GA 31210	Director, President & CEO, SNB & Security Bank of Bibb County	62,277 (3)	1.82%

Richard A. Collinsworth 159 Country Club Road Macon, Georgia 31210	Executive Vice-President of SNB & Security Bank of Bibb County	20,181 (3)	.59%

James R. McLemore 4951 Wellington Drive Macon, GA 31210	Senior Vice-President and Chief Financial Officer of SNB & Security Bank of Bibb County	200	– (5)

John W. Ramsey 8401 Saxony Drive Macon, GA 31220	Chairman and CEO of Fairfield Financial Services, Inc.	82,360	2.40%

(1)       Calculated on a basis of 3,430,734 shares outstanding as of February 28, 2003. There are no options exercisable within 60 days of that date.

(2)       This table is based upon information furnished to us by the persons listed above. Included are shares of SNB stock that may be acquired within 60 days of January 31, 2003, upon the exercise of vested stock options. Unless otherwise indicated, the persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons.

(3)       Includes 12,401 shares held in Mr. Walker’s IRA account, and 24,750 shares subject to presently exercisable options.

(4)       Includes 17,000 shares subject to presently exercisable options which Mr. Collinsworth has a right to purchase within 60 days of January 31, 2003, and 365 shares held as trustee for minor child..

(5)       Less than one-tenth of one percent.

Biographies of Director Nominees, Directors and Executive Officers

The following information is set forth with respect to the four nominees for election as directors of SNB and for the other persons who currently serve on the Board of Directors of SNB. There are no family relationships among any directors and executive officers of SNB. Larry C. Walker is a director of Life of the South Insurance Company; otherwise, there are no nominees or directors who are members of any other Board of Directors of any company with a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, or any company which is subject to the requirements of Section 15(d) of that Act, or any company registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended.

During the previous five years, no director or executive officer was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any director or executive officer. A “legal proceeding” includes: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive prior to that time; (b) any conviction in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (d) any finding by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission of a violation of a federal or state securities or commodities law (such finding having not been reversed, suspended or vacated).

EDWARD M. BECKHAM, II, age 64, is a partner in Beckham Bros. Distribution, a BP Oil distributor that supplies petroleum products to wholesale and retail customers in the middle Georgia area. He is also a partner in Beckham Bros., which is a real estate and agricultural company. He is Vice-Chairman of the SNB board of directors and has served as a director of the company since August 1998. He has also been a director of Security Bank of Houston County, the Company’s subsidiary bank in Perry and Warner Robins, Georgia since its founding.

ALFORD C. BRIDGES, age 64, is President and Chief Executive Officer of Whiteway Development Corporation d/b/a Appling Brothers, a grading, paving and construction company in Macon, Georgia. Mr. Bridges has served as a director of SNB and Security Bank of Bibb County, SNB’s subsidiary bank in Macon, Georgia, since the founding of both companies.

RICHARD A. COLLINSWORTH, age 53, has served as Executive Vice President of SNB and Security Bank of Bibb County since January 1996. Prior to joining the Company, he was City Commercial Banking Manager for Bank South in Macon in 1995. His thirty-one year banking background includes positions at NationsBank (now Bank of America), in North Carolina and Texas and at Henderson National Bank in Huntsville, Alabama. His responsibilities have included commercial lending, credit administration, marketing, internal reorganizations and product development.

BENJAMIN W. GRIFFITH, III, age 49, is President and owner of Southern Pine Plantations, Inc., a Macon based real estate development and timberland company. Mr. Griffith also holds ownership interests in various other timber, mining and real estate investments in the southeast. He has been a director of SNB and Security Bank of Bibb County since the founding of both companies.

ROBERT C. HAM, age 73, has been the Chairman of the Board of Directors of SNB and Security Bank of Bibb County since the inception of both companies. He is the past President and Chief Executive Officer of SNB and Security Bank of Bibb County. Mr. Ham organized the founding group who chartered Security Bank of Bibb County in 1988. Since June 1999, Mr. Ham has been employed with Morgan Stanley Dean Witter as a financial advisor.

JAMES R. McLEMORE. age 43, has served as Senior Vice-President and Chief Financial Officer of SNB and Security Bank of Bibb County since December, 2002. Prior to joining the Company, Mr. McLemore served as Executive Vice-President and Chief Financial Officer of TIB The Independent Bankers Bank in Dallas, Texas from December 2000 to November 2002. From August 1998 to November 2000, he served as Senior Vice-President and Chief Financial Officer of IBERIABANK Corporation in LaFayette, Louisiana. From September 1998 to August 1999, he served as an accountant with the U. S. Securities and Exchange Commission in Washington, D.C. Mr. McLemore is a Certified Public Accountant (CPA) and a Chartered Financial Analyst (CFA).

ROBERT T. MULLIS, age 60, holds ownership interests in various businesses and in real estate holdings. Mr. Mullis has been a director of SNB and Security Bank of Bibb County since the founding of both companies.

BEN G. PORTER, age 69, is Chairman of Filmworks USA, a company that conducts antiques sales and other events at Lakewood Fairgrounds in Atlanta and Buford, Georgia, and operates Lakewood Antiques Gallery in Sandy Springs, Georgia. He is the retired President of Charter Medical International and Senior Vice President of Charter Medical Corporation and the former owner of Piedmont Communications Corporation. He has been a director of SNB and Security Bank of Bibb County since 1996.

JOHN W. RAMSEY, age 59, is Chairman and CEO of Fairfield Financial Services, Inc., a wholly owned mortgage subsidiary of Security Bank of Bibb County. Prior to joining the Bank, he was CEO of Group Financial Southeast d/b/a Fairfield Financial Associates. Mr. Ramsey is President and owner of Rams Four Ltd., a real estate development company that owns The Pines of Gray. Mr. Ramsey owns Rams Head Ltd., a Subchapter S corporation that owns Group Financial Southeast (“GFSE”) and various other real estate holdings. He also owns Laurel Island Country Club, which has real estate developments in Kingsland, Georgia. He has been a director of both SNB and Security Bank of Bibb County since July 2000.

ROBERT M. STALNAKER, age 53, is former co-owner and President of Stalnaker Plastics, Inc., a manufacturing company in Warner Robins, Georgia. He has been a director of SNB since August 1998, and a director of Security Bank of Houston County since 1996.

H. CULLEN TALTON, JR., age 70, is the sheriff of Houston County, Georgia and a real estate developer. He has been a director of SNB since August 1998 and a director of Security Bank of Houston County since its founding.

JOE E. TIMBERLAKE, III, age 62, is the retired President of Timberlake Grocery Company in Macon, Georgia. He is also the treasurer of Flintlake, Inc., a managing partner in Timberlands Partnership and Timberlake LLP, and a director of several other private companies. He has been a director of SNB and Security Bank of Bibb County since the founding of both companies.

H. AVERETT WALKER, age 49, has served as President and Chief Executive Officer of SNB and Security Bank of Bibb County since January 1997. He served as President and Chief Operating Officer of both entities from January 1996 through December 1996. His banking career includes over two years with Bank South as Middle Georgia Regional President in Macon, and ten years with NationsBank, now Bank of America, including positions as Regional President in Albany/Moultrie and President in LaGrange. He has been a director of SNB and Security Bank of Bibb County since 1996.

LARRY C. WALKER, age 60, has been the Georgia State Representative for the 115th District (Houston County) since 1973. Mr. Walker is an attorney with the firm of Walker, Hulbert, Gray, Byrd & Christy, LLC in Perry, Houston County, Georgia. He has been a director of SNB since August 1998 and a director of Security Bank of Houston County since its founding.

RICHARD W. WHITE, JR., age 49, is President and part owner of White Brothers Warehouse, Inc., a wholesale distributor of auto parts in Macon, Georgia. He has been a director of SNB and Security Bank of Bibb County since the founding of both companies.

Meetings and Committees of the Board of Directors

The Board of Directors of SNB conducts regular meetings, generally on a monthly basis. The Board of Directors met 13 times during 2002. Each director of SNB attended at least 75% of the meetings of the full boards and of the committees on which he serves except Al Bridges, who attended only 69% of such meetings due to minor health issues.

Board Committees:

The Company has established various joint committees, comprised of members of the board of directors as well as several board members from each of the two subsidiary banks, to conduct and coordinate the Company’s business. These joint committees oversee personnel, audit, investment, data processing, risk management, marketing and building programs.

Audit Committee

The joint SNB Audit Committee is responsible for overseeing audit functions, development and implementation of a written audit policy, review of federal and state examinations, evaluation of internal controls and overseeing compliance with all audits and examinations required by law. SNB board members Beckham, Ham, Mullis, Timberlake, White, Walker and Bridges served on the Audit Committee during 2002. Other Audit Committee members served from each of the two subsidiary bank boards. These members included Robert C. Allen, John F. Rogers, and Charles W.

Selby, Sr. from the Security Bank of Bibb County board, and Robert Causey, Herman Ragin, Dr. Felix Smith, and T. R. Tolleson, Jr. from the Security Bank of Houston County board. The Audit Committee held four meetings during 2002. The SNB Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and assessed for adequacy on an annual basis. A copy of the Audit Committee’s written charter was included in the proxy statement for the year 2002. No changes have occurred in the committee charter.

Audit Committee Report

The SNB Audit Committee is comprised of 11 independent members, as defined by the National Association of Securities Dealers, Inc. (“NASD”). SNB’s Common Stock is traded on The Nasdaq Stock Market, Inc., which is a subsidiary of NASD. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as SNB’s auditors and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the internal audit reports of SNB’s affiliates and reviews comments from the affiliates as to exceptions noted in the reports. SNB Director Beckham serves as chairman of the Audit Committee. In addition to the meetings of the full committee, Chairman Beckham, representing the entire committee as authorized by the committee charter, reviewed the interim financial statements and discussed them with the senior partner of the audit firm prior to the filing of SNB’s quarterly reports on Form 10Q.

During fiscal year 2002, SNB retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLP, to provide audit services with fees totaling $168,624. Other services during 2002 were $121,083. McNair, McLemore, Middlebrooks & Co. provided no financial information systems design services to SNB. The Audit Committee has considered whether the provision of non-audit services by SNB’s principal auditor is compatible with maintaining auditor independence. James R. McLemore, Chief Financial Officer of SNB Bancshares, Inc., is not affiliated with McNair, McLemore, Middlebrooks & Co, LLP or related to any of its members.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2002 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU § 380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in SNB’s Annual Report on Form 10-K for filing with the Commission.

Personnel Committee

SNB has a Personnel Committee that serves to establish compensation for executive officers and key management positions, review the selection and hiring of key officers, oversee the administration of employee benefit programs, and set guidelines for compensation for all employees. The SNB Personnel Committee also serves to coordinate compensation policies for all entities in the Company. Due to its corporate oversight functions, representatives from both subsidiary banks serve on this committee. SNB board members who served on the Personnel Committee in 2002 were Beckham, Griffith, Mullis, Porter, Talton, Timberlake, and H. Averett Walker. One regular committee meeting was held. Additionally, an Ad Hoc Personnel Committee was formed in 2001 to review a new stock option program and compensation packages for key executive officers. SNB directors Beckham, Bridges, Griffith, Ham, Mullis, Porter, Timberlake, H. Averett Walker and Larry Walker served on the Ad Hoc Personnel Committee, which met one time during 2002.

Compensation Committee Report

Decisions with respect to the compensation of the Company’s executive officers are made by the SNB Personnel Committee (the “Committee”), with input and participation from directors from both bank boards. All Committee members listed above are non-employee members with the exception of H. Averett Walker, who abstains for any votes affecting his personal compensation. The decisions of the Committee are reviewed by the full boards of

SNB and the subsidiary banks. The following report outlines the policies used in determining the salaries of H. Averett Walker as CEO and the executive officers as a group.

General Compensation Policies. The Company has a formal performance appraisal process for executive management. The objective of the appraisal process is to align actions of executive officers with the enhancement of shareholder value. The process to determine the base salary level for CEO H. Averett Walker involves an annual review form that includes ratings on key areas: (a) performance against annual short-term objectives (set at the beginning of each year) (b) performance against long-term strategic objectives, (c) business conduct and integrity, (d) competence in meeting the Company’s current needs, (e) leadership and team-building abilities (f) community and industry standing and involvement, and (g) quality of relationship with board members. Other executive officers are reviewed based on specific job standards and achievement of pre-determined strategic goals. Executive officers also participate in the Annual Cash Incentive Plans of their respective banks and are eligible to participate in the 401(k) Savings Incentive and Profit Sharing Plan. The executive officers are also eligible for stock option grants from established Company stock option plans.

Compensation Committee Interlocks and Insider Participation. No interlocks or insider participation exist within the Compensation Committee. Executive Officer H. Averett Walker is a voting member but does not cast a vote on any compensation matters related to his personal compensation.

Nominating Committee.

Neither SNB nor its subsidiary banks have a nominating committee.

Director Compensation

Directors of SNB receive $500.00 per month for each regularly scheduled meeting of the board of directors attended by the director. Directors are not paid for special meetings of the board of directors, or for any regularly scheduled meetings of the board of directors not attended. Directors are not paid for their service on committees established by the board of directors of SNB. Directors Emeritus who serve for periods not to exceed five years, are paid $500.00 per month without regard to attendance at meetings, although such honorary directors are expected to be active participants in the development of business for SNB. In 2002, SNB paid a total of $94,600.00 as directors’ fees, including fees paid to Directors Emeritus. Directors of SNB who are also members of the board of directors of Security Bank of Bibb County or Security Bank of Houston County are compensated for their service in those capacities in accordance with policies established by those entities.

Executive Compensation for SNB

The table below sets forth information concerning compensation paid to the most highly compensated executive officers of SNB (“Named Executive Officers”) for services rendered to SNB and its subsidiaries, whose total annual base salary and bonus for 2002 exceeded $100,000.00.

Annual Compensation					Long Term Compensation

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compensation (3)	Securities Underlying Options $ (4)	All Other Compensation ($) (5)

H. Averett Walker President, Chief Executive Officer & Director of SNB and Security Bank of Bibb County	2002 2001 2000	$ 210,584 $ 165,375 $ 156,014	$52,485 $42,854 $35,263	$12,900 $12,200 $10,250	42,500 0 0	$15,434 $15,244 $12,832

Richard A. Collinsworth Executive Vice President of SNB and Security Bank of Bibb County	2002 2001 2000	$ 154,489 $ 116,250 $ 99,224	$40,213 $19,316 $20,862	— — —	24,000 0 0	$12,961 $11,246 $ 7,832

Michael T. O’Dillon (6) Senior Vice President of SNB and Security Bank of Bibb County	2002 2001 2000	$ 97,793 $ 83,000 $ 80,588	$23,754 $18,192 $17,921	— — —	0 0 0	$10,610 $ 7,705 $ 6,340

John W. Ramsey (7) Chairman & CEO of Fairfield Financial Services, Inc. and Director of SNB and Security Bank of Bibb County	2002 2001 2000	$ 127,734 $ 125,000 $ 52,083	— — —	— $ 9,000 $ 3,500	0 0 —	$15,275 $ 9,483 $ 250

   (1)    Includes amounts deferred at the election of the executive officers into the Company’s 401(k) Savings Incentive and Profit Sharing Plan.

   (2)    Accrued amounts earned from the Annual Cash Incentive Bonus Plan. Bonuses are distributed in January of the subsequent calendar year.

   (3)    Cash director fees paid to the executive officers by SNB and/or the subsidiary banks. Other perquisites and personal benefits, in total, do not exceed the lesser of $50,000 or 10% of the salary and bonus for any given executive officer.

   (4)    Number of option shares granted during 2002 from the SNB 2002 Incentive Stock Option Plan.

   (5)    Discretionary and matching amounts contributed to the Company’s 401(K) Savings Incentive and Profit Sharing Plan for the executive officers. Amounts for 2002 are estimated.

   (6)    Mr. O’Dillon served as Chief Financial Officer of SNB until December 1, 2002. He continues to serve as Senior Vice President and Controller of Security Bank of Bibb County.

   (7)    Mr. Ramsey’s employment with SNB began after the July 31, 2000 acquisition of Fairfield Financial Services, Inc. by Security Bank of Bibb County.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following options were granted to the named executive officers in 2002 pursuant to the bank’s 2002 Incentive Stock Option Plan.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)

(a)	(b)	(c)	(d)	(e)	(f)	(g)

Name	Number of Securities Underlying Option/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% (%)

H. Averett Walker	42,500	36.17%	$19.51	May 2, 2012	$521,432	$1,321,490.75
Richard A. Collinsworth	24,000	20.43%	$19.51	May 2, 2012	$294,456	$746,253.60

   (1)    Calculated to represent the difference between (i) the per-share market price at the time of the grant times the assumed rate of appreciation compounded annually over the term of the option and (ii) the per-share exercise price of the option, multiplied by the number of option shares.

There were no stock options exercised by any of the Named Executive Officers during the year 2002.

CURRENT STOCK OPTION PLANS

The following table summarizes the aggregated values of all options held by each of the Named Executive Officers as of February 28, 2003.

Aggregated Option Exercises in Last Year and Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at 12/31/02 (#)		Value of Unexercised In-the- Money Options at 12/31/02 ($) (1)

Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

H. Averett Walker	0	0	24,750	46,500	$280,125	$215,075
Richard A. Collinsworth	0	0	17,000	27,000	$137,250	$124,260
Michael T. O’Dillon	0	0	17,000	3,000	$137,250	$16,500
John W. Ramsey	0	0	0	0	0	0

(1)       This value is computed by subtracting the option exercise prices from the market price of SNB common stock on December 31, 2002, which was $24.00 per share, and multiplying that result by the applicable number of shares. Only in-the-money option shares are valued.

Executive Employment Agreements

Walker Agreement. On January 1, 2002, the Company entered into an employment agreement with H. Averett Walker, employing Mr. Walker as President and Chief Executive Officer of SNB and Security Bank of Bibb County for an initial annual base salary of $173,644 during 2002. The initial term of the agreement is for two years, with annual automatic extensions thereafter unless terminated with a 90-day advance notice from either party. The base salary to be paid to Walker in future years is to be determined annually by the Board of Directors or a committee thereof. The agreement calls for Mr. Walker’s participation in various employee benefit, option, and bonus plans and other fringe benefits.

If Mr. Walker’s employment is terminated (a) for “cause” (as defined), (b) at his election, or (c) due to death or disability, then all compensation obligations cease at the date of termination. If Mr. Walker’s employment is terminated (a) by the employer without cause, or (b) by the employee for “good reason” (as defined), or (c) upon the employer’s breach of the agreement, then Mr. Walker is entitled to receive his annual salary for a term of one year.

Mr. Walker’s agreement includes “change of control” provisions (as defined), whereby, if a change in control occurs during the term of the agreement and Mr. Walker’s employment is terminated within three years of such change of control, he will be entitled to receive two years of base salary, bonus compensation, insurance benefits and participation in retirement plans. The agreement includes certain restrictions on Mr. Walker concerning nondisclosure of proprietary information, and one-year covenants not to compete or solicit our customers or employees.

Since his employment, Mr. Walker has received grants for 71,250 stock options at various grant prices ranging from $9.00 to $19.51 per share from the Company’s 1996, 1999 and 2002 incentive stock option plans. The stock options vest on varying dates over five year periods. Upon Mr. Walker’s death or total disability, all stock options granted as of the date of either death or total disability shall remain exercisable.

Collinsworth Agreement. On January 1, 2002, the Company entered into an employment agreement with Richard A. Collinsworth, employing Mr. Collinsworth as Executive Vice President of SNB and Security Bank of Bibb County for an initial annual base salary of $140,000 during 2002. The initial term of the agreement is for eighteen months, with annual automatic extensions thereafter unless terminated with a 90-day advance notice from either party. The base salary to be paid to Collinsworth in future years is to be determined annually by the Chief Executive Officer with board oversight. The agreement calls for Mr. Collinsworth’s participation in various employee benefit, option, and bonus plans and other fringe benefits.

If Mr. Collinsworth’s employment is terminated (a) for “cause” (as defined), (b) at his election, or (c) due to death or disability, then all compensation obligations cease at the date of termination. If Mr. Collinsworth’s employment is terminated (a) by the employer without cause, or (b) by the employee for “good reason” (as defined), or (c) upon the employer’s breach of the agreement, then Mr. Collinsworth is entitled to receive his annual salary for a term of one year.

Mr. Collinsworth’s agreement includes “change of control” provisions (as defined), whereby, if a change in control occurs during the term of the agreement and Mr. Collinsworth’s employment is terminated within two years of such change of control, he will be entitled to receive eighteen months of base salary, bonus compensation, insurance benefits and participation in retirement plans. The agreement includes certain restrictions on Mr. Collinsworth concerning nondisclosure of proprietary information, and one-year covenants not to compete or solicit our customers or employees.

Since his employment, Mr. Collinsworth has received grants for 44,000 stock options at various grant prices ranging from $9.00 to $19.51 per share from the Company’s 1996, 1999 and 2002 stock option plans. The stock options vest on varying dates over five year periods. Upon Mr. Collinsworth’s death or total disability, all stock options granted as of the date of either death or total disability shall remain exercisable.

McLemore Agreement. On December 1, 2002, the Company entered into an employment agreement with James R. McLemore, employing Mr. McLemore as Chief Financial Officer of SNB and Security Bank of Bibb County for an initial annual base salary of $140,000 per year for the initial term of the Agreement. The initial term of the agreement is for eighteen months, with annual automatic extensions thereafter unless terminated with a 90-day advance notice from either party. The base salary to be paid to McLemore in future years is to be determined annually by the Board of Directors or a committee thereof. The agreement calls for Mr. McLemore’s participation in various employee benefit, option, and bonus plans and other fringe benefits.

If Mr. McLemore’s employment is terminated (a) for “cause” (as defined), (b) at his election, or (c) due to death or disability, then all compensation obligations cease at the date of termination. If Mr. McLemore’s employment is terminated (a) by the employer without cause, or (b) by the employee for “good reason” (as defined), or (c) upon the employer’s breach of the agreement, then Mr. McLemore is entitled to receive his annual salary for a term of one year.

Mr. McLemore’s agreement includes “change of control” provisions (as defined), whereby, if a change in control occurs during the term of the agreement and Mr. McLemore’s employment is terminated within two years of such change of control, he will be entitled to receive eighteen months of base salary, bonus compensation, insurance benefits and participation in retirement plans. The agreement includes certain restrictions on Mr. McLemore concerning nondisclosure of proprietary information, and one-year covenants not to compete or solicit our customers or employees.

Since his employment, Mr. McLemore has received grants for 5,000 stock options at a grant price of $23.50 per share from the Company’s 2002 stock option plan. The stock options vest on varying dates over five year periods. Upon Mr. McLemore’s death or total disability, all stock options granted as of the date of either death or total disability shall remain exercisable.

Other Change in Control Arrangements. As a result of the July 2000 acquisition of Fairfield Financial Services, Inc. (“Fairfield”) as a wholly owned mortgage subsidiary of Security Bank of Bibb County, SNB entered into certain contract agreements with Director John W. Ramsey, the Chairman and CEO of Fairfield Financial, and certain other key senior officers of Fairfield Financial who are not designated as Named Executive Officers of SNB. The other key senior officers are James O. DeWitt, Vice Chairman of Fairfield, John B. Peterson, Jr., Vice Chairman of Fairfield, and John V. Sheridan, III, President of Fairfield. The contracts generally entitle the individuals to one year’s annual compensation if terminated within one year of a change in control of SNB. The agreements include certain restrictions concerning disclosure of proprietary information, and two-year covenants not to compete in defined trade territories or solicit our customers or employees.

There are no other compensatory plans, employment contracts or change in control arrangements that would result in any payments to officers of SNB or its subsidiaries as a result of resignation, retirement or any other termination of such individual’s employment with the Company or from a change in control of SNB or its subsidiary banks.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons who own more than ten percent of our stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the common stock of SNB held by such persons on Forms 3, 4 and 5. These persons are also required to furnish us with copies of all forms they file under this regulation.

To our knowledge, based solely on our review of copies of such forms received by us, and certain written representations from reporting persons that no other reports were required, we believe that during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were met on a timely basis with the following exceptions: Director Griffith filed one Form 4 late reporting one transaction; Director Ham filed one Form 4 late, reporting one transaction; Director Talton filed one Form 4 late reporting one transaction; Director Ramsey filed one Form 4 late reporting one transaction; and Directors Collinsworth, Timberlake and Walker each filed timely forms but completed them incorrectly and therefore were required to file amendments to those forms.

Security Ownership of SNB

As of April 15, 2003, no person was known to management of SNB to beneficially own more than five percent (5%) of any class or series of SNB common stock.

Certain Relationships and Related Transactions

SNB has had, and expects to have in the future, banking transactions in the ordinary course of its business with some of its subsidiaries, directors and executive officers and their associates. As of December 31, 2002 their indebtedness was in the aggregate amount of $23,997,259.18. All loans included in those transactions were made on substantially the same terms, including interest rate, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans do not involve more than the normal risk of collectibility or present other unfavorable features.

During 2002, Appling Brothers, a grading, paving and construction company, completed the site work for the construction of the new corporate center for Security Bank of Bibb County. Appling Brothers had been selected through a competitive bid process managed by a general contractor. Appling Brothers was the low bidder and was awarded the contract for $120,452.00. Appling Brothers is owned by Alford C. Bridges, a director of SNB.

Fairfield Financial leases office space for its field offices in various Georgia cities from Director Ramsey for his related companies. Payments under lease arrangements totaled $113,568.00 and $77,100.00 during year 2001 and 2002, respectively.

SHAREHOLDER RETURN PERFORMANCE GRAPH

	Period Ending

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

SNB Bancshares, Inc.	100.00	112.05	80.56	75.56	87.09	145.10
NASDAQ - Total US*	100.00	140.99	261.48	157.42	124.89	86.33
SNL Southeast Bank Index	100.00	106.46	83.77	84.12	104.79	115.76
SNB Bancshares 2001 Peer Group**	100.00	105.25	92.48	87.64	102.84	132.92

      *   Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003.
Used with permission. All rights reserved. crsp.com.

    **   SNB Bancshares 2001 Peer group consists of 23 independent community banks located in Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia.

SNL Financial LC	(434) 977-1600
© 2003

Management’s Discussion and Analysis of Operations

Management’s discussion and analysis is provided to assist in the understanding and evaluation of SNB’s financial condition and its results of operations. The following discussion should be read in conjunction with SNB’s consolidated financial statements and related notes which are also included in this joint proxy statement/prospectus.

Distribution of Assets, Liabilities & Stockholders’ Equity

The following tables present condensed average balance sheets for the periods indicated, and the percentages of each of these categories to total average assets for each period.

TABLE 1
AVERAGE BALANCE SHEETS

(Amounts in 1000s)	Years Ended December 31

	2002	%	2001	%	2000	%

ASSETS:
Cash & Due From Banks	$16,886	3.3%	$14,581	3.3%	$12,756	4.0%
Time Deposits-Other Banks	630	0.1%	972	0.2%	967	0.3%
Federal Funds Sold	5,119	1.0%	2,845	0.7%	6,031	1.9%
Taxable Investment Securities	35,605	6.9%	35,539	8.2%	33,375	10.4%
Non-Taxable Inv. Securities	8,703	1.7%	8,015	1.8%	9,052	2.8%
Loans, Net of Interest	408,627	79.6%	341,995	78.5%	244,177	76.4%
Loans Held for Sale	20,857	4.1%	17,878	4.1%	2,365	0.7%
Allowance for Loan Losses	(4,681)	-0.9%	(3,479)	-0.8%	(2,569)	-0.8%
Bank Premises & Equipment	12,659	2.5%	10,049	2.3%	8,641	2.7%
Other Real Estate	2,507	0.5%	1,818	0.4%	270	0.1%
Intangible Assets	1,693	0.3%	901	0.2%	368	0.1%
Other Assets	4,783	0.9%	4,800	1.1%	4,359	1.4%

TOTAL ASSETS	$513,388	100.0%	$435,914	100.0%	$319,792	100.0%

LIABILITIES & STOCKHOLDERS’ EQUITY:
Deposits:
Non-Interest Bearing	$62,575	12.2%	$55,960	12.8%	$45,518	14.2%
Interest Bearing	333,993	65.1%	278,901	64.0%	211,216	66.0%
Federal Funds Purchased and
Repurchase Agreements Sold	10,724	2.1%	10,498	2.4%	7,278	2.3%
FHLB & Other Borrowings	63,805	12.4%	52,270	12.0%	25,263	7.9%
Demand Notes-US Treasury	1,005	0.2%	972	0.2%	849	0.3%
Other Liabilities	3,339	0.7%	4,032	0.9%	698	0.2%

Total Liabilities	475,441	92.6%	402,633	92.4%	290,822	90.9%

Trust Preferred Securities	629	0.1%	0	0.0%	0	0.0%

Common Stock	3,390	0.7%	3,373	0.8%	3,345	1.0%
Surplus	13,196	2.6%	12,967	3.0%	12,725	4.0%
Undivided Profits	20,732	4.0%	16,941	3.9%	12,900	4.0%

Total Stockholders’ Equity	37,318	7.3%	33,281	7.6%	28,970	9.1%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$513,388	100.0%	$435,914	100.0%	$319,792	100.0%

Interest Rates and Interest Differential

The tables on this and the following page summarize average balance sheets, interest and yield information on a taxable equivalent basis for the years ended December 31, 2002, 2001, and 2000.

TABLE 2
AVERAGE BALANCE SHEETS, INTEREST AND
YIELDS

(Tax equivalent basis, in thousands)

	Year Ended December 31, 2002			Year Ended December 31, 2001			Year Ended December 31, 2000

	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

ASSETS:
Loans, Net of Unearned Income: (a) (b)
Taxable	$408,627	29,282	7.17%	$341,995	29,721	8.69%	$244,177	23,871	9.78%
Tax Exempt (c)	0	0	0.00	0	0	0.00	0	0	0.00
Loans Held for Sale	$20,857	1,261	6.04	$17,878	1,134	6.34	$2,365	177	7.47

Net Loans	429,484	30,543	7.11	359,873	30,854	8.57	246,542	24,048	9.75

Investment Securities: (d)
Taxable	35,605	1,867	5.24	34,869	2,199	6.31	33,930	2,138	6.30
Tax Exempt (c)	8,703	620	7.13	7,846	582	7.41	9,116	689	7.55

Total Investment Securities	44,308	2,487	5.61	42,715	2,780	6.51	43,046	2,827	6.57

Interest Earning Deposits	630	15	2.39	972	28	2.90	967	23	2.36
Federal Funds Sold	5,119	86	1.68	2,845	144	5.05	6,031	371	6.15

Total Interest Earning Assets	479,541	33,130	6.91	406,405	33,807	8.32	296,586	27,269	9.19

Non-Earning Assets	33,847			29,508			23,206

Total Assets	$513,388			$435,914			$319,792

TABLE 2 - Continued

	Year Ended December 31, 2002			Year Ended December 31, 2001			Year Ended December 31, 2000

	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Interest Bearing Demand Deposits	$37,606	252	0.67%	$30,338	383	1.26%	$21,148	262	1.24%
Money Market Accounts	43,270	676	1.56	35,167	1,085	3.09	33,332	1,402	4.21
Savings Deposits	8,990	67	0.74	7,207	87	1.21	6,444	112	1.74
Time Deposits of $100,000 or More	83,860	3,154	3.76	66,384	4,173	6.29	32,177	1,994	6.20
Other Time Deposits	160,267	5,691	3.55	139,805	8,041	5.75	118,115	7,182	6.08

Total Interest Bearing Deposits	333,993	9,840	2.95	278,901	13,770	4.94	211,216	10,953	5.19

Federal Funds Purchased and Repurchase Agreements Sold	10,724	161	1.50	10,498	381	3.63	7,278	443	6.08
Other Borrowed Money & FHLB	63,805	2,068	3.24	52,270	2,417	4.62	25,158	1,681	6.68
Demand Note U.S. Treasury	1,005	7	0.72	972	19	1.93	849	30	3.51

Total Borrowed Funds	75,534	2,237	2.96	63,740	2,816	4.42	33,285	2,154	6.47

Trust Preferred Securities	629	32	5.11	0	0	0.00	0	0	0.00

Total Interest Bearing Funding	410,156	12,109	2.95	342,641	16,586	4.84	244,501	13,106	5.36

Non-Int. Bearing Demand Deposits	62,575			55,960			45,518
Other Liabilities	3,339			4,032			803
Stockholders’ Equity	37,318			33,281			28,970

Total Liabilities & Stockholders’ Equity	$513,388			$435,914			$319,792

Interest Rate Spread			3.96%			3.48%			3.83%

Net Interest Income		21,021			17,221			14,162

Net Interest Margin			4.38%			4.24%			4.78%

Notes to Table of Average Balance Sheets, Interest and Yields:

(a)  Interest income includes loan fees as follows (in thousands): 2002-$1,506; 2001-$1,307; and 2000-$1,045.

(b)  Average loans are shown net of unearned income. Nonaccrual loans are included.

(c)  Reflects taxable equivalent adjustments using the statutory income tax rate of 34% in adjusting interest on tax exempt investment securities to a fully taxable basis. The taxable equivalent adjustment included above amounts to $211 for 2002; $198 for 2001, and $234 for 2000.(in thousands)

(d)  Investment securities are stated at amortized or accreted cost.

The following table provides a detailed analysis of the changes in interest income and interest expense due to changes in rate and volume for the year 2002 compared to the year 2001 and for the year 2001 compared to the year 2000.

TABLE 3
RATE / VOLUME ANALYSIS

(In thousands)	For the Years Ended December 31

	2002 Compared to 2001			2001 Compared to 2000

	Change Due To (a)			Change Due To (a)

	Volume	Rate	Net Change	Volume	Rate	Net Change

INTEREST EARNED ON:
Taxable Loans, Net	$5,791	(6,229)	(439)	9,563	(3,714)	5,849
Tax Exempt Loans (b)	0	0	0	0	0	0
Loans Held for Sale	189	(62)	127	1,158	(201)	957
Taxable Investment Securities	46	(379)	(332)	59	1	61
Tax exempt Investment Securities (b)	64	(25)	38	(96)	(11)	(107)
Interest Earning Deposits	(10)	(3)	(13)	0	5	5
Federal Funds Sold	115	(172)	(58)	(196)	(31)	(227)

Total Interest Income	6,194	(6,871)	(677)	10,489	(3,950)	6,538

INTEREST PAID ON:
Interest Bearing Demand Deposits	92	(222)	(131)	114	7	121
Money Market Accounts	250	(659)	(409)	77	(394)	(317)
Savings Deposits	22	(41)	(20)	13	(38)	(25)
Time Deposits of $100,000 or More	1,099	(2,118)	(1,020)	2,120	59	2,179
Other Time Deposits	1,177	(3,527)	(2,350)	1,319	(460)	859
Federal Funds Purchased and Repurchase Agreements Sold	8	(228)	(219)	196	(258)	(62)
FHLB & Other Borrowings	533	(882)	(349)	1,812	(1,077)	735
Demand Note U.S. Treasury	1	(12)	(12)	4	(15)	(11)
Trust Preferred Securities	0	32	32	0	0	0

Total Interest Expense	3,181	(7,658)	(4,477)	5,656	(2,176)	3,479

Net Interest Income	$3,013	$787	$3,800	$4,833	($1,774)	$3,059

   (a)   The change in interest due to both rate and volume has been allocated to the rate component.

   (b)   Reflects taxable equivalent adjustments using the statutory federal income tax rate of 34% in adjusting interest on tax exempt investment securities to a fully taxable basis.

Investment Portfolio

The investment securities portfolio is another major interest earning asset and consists of debt and equity securities categorized as either Available for Sale or Held to Maturity. These securities provide SNB with a source of liquidity and a stable source of income. The investment portfolio provides a resource to help balance interest rate risk and credit risk related to the loan portfolio.

As of December 31, 2002, our portfolio of bonds and equity investments amounted to $53.9 million, or 9.3% of total assets, compared to $51.0 million, or 10.1% of assets at December 31, 2001. Over recent years, the shrinkage in the size of the securities portfolio relative to total assets indicates that a higher proportion of earning assets have been deployed into the loan portfolio rather than in investment securities to produce higher yields. During the year 2002, the investment securities portfolio represented 9.2% of average earning assets and 8.6% of average total assets. During 2001, the portfolio averaged 10.5% of earning assets and 9.8% of total assets. This decrease is attributed to a reallocation to fund loan growth at the two subsidiary banks. The average tax equivalent yield on the portfolio was 5.61% for the year 2002 versus 6.51% in 2001 and 6.57% in 2000, reflective of the declining market interest rate environment. During 2002, net gains on the sale of securities were $135,802, compared to $100,596 for 2001 and $5,816 for 2000.

At December 31, 2002, the major portfolio components, based on amortized or accreted cost, included 4.3% in U. S. Treasury securities, 36.3% in bonds of mortgage-backed U. S. government agencies, 35.2% in bonds of other U. S. agency obligations, 17.3% in state, county and municipal bonds, and 6.9% in stock of the Federal Home Loan Bank and other securities. On December 31, 2002, the market value of the total investment portfolio as a percentage of the amortized or accreted book value was 102.8%, up from 102.0% a year earlier. As of December 31, 2002, our entire investment portfolio had gross unrealized gains of $1,458,658 and gross unrealized losses of $9,223, for a net unrealized gain of $1,449,435. As of December 31, 2001, the portfolio had a net unrealized gain of $987,986. In accordance with SFAS No. 115, stockholders’ equity included net unrealized gains of $887,879 for December 31, 2002 and net unrealized gains of $605,679 for December 31, 2001 recorded on the Available for Sale portfolio, net of deferred tax effects. No trading account has been established by SNB and none is anticipated.

The following table summarizes the Available for Sale and Held to Maturity investment securities portfolios as of December 31, 2002, 2001, and 2000. Available for Sale securities are shown at fair value, while Held to Maturity securities are shown at amortized or accreted cost.

TABLE 4
INVESTMENT SECURITIES

(In Thousands)	December 31,

	2002	2001	2000

Securities Available for Sale
U. S. Treasury	$2,363	$2,360	$1,036
U. S. Government Agencies
Mortgage-Backed	19,653	17,118	11,527
Other	6,216	10,157	27,663
State, County & Municipal	7,963	6,389	6,055
Other Investments (FHLB & Other)	3,614	3,533	3,234

	$39,809	$39,556	$49,515

Securities Held to Maturity
U. S. Treasury	$0	$0	$0
U. S. Government Agencies
Mortgage-Backed	0	0	0
Other	12,697	9,708	0
State, County & Municipal	1,399	1,778	1,983
Other Investments (FHLB & Other)	0	0	0

	$14,096	$11,486	$1,983

Total Investment Securities
U. S. Treasury	$2,363	$2,360	$1,036
U. S. Government Agencies
Mortgage-Backed	19,653	17,118	11,527
Other	18,913	19,865	27,663
State, County & Municipal	9,362	8,167	8,038
Other Investments (FHLB & Other)	3,614	3,533	3,234

	$53,905	$51,041	$51,498

The following table illustrates the contractual maturities and weighted average yields of investment securities held at December 31, 2002. Expected maturities will differ from contractual maturities because certain issuers have the right to call or prepay obligations with or without call or prepayment penalties. No prepayment assumptions have been estimated in the table. The weighted average yields are calculated on the basis of the amortized cost and effective yields of each security weighted for the scheduled maturity of each security. The yield on state, county and municipal securities is computed on a taxable equivalent basis using a statutory federal income tax rate of 34%.

TABLE 5
MATURITIES OF INVESTMENT SECURITIES AND AVERAGE
YIELDS

(In Thousands)	Investment Securities

	Held to Maturity			Available for Sale

December 31, 2002	Amortized Cost	Average Yield	Fair Value	Amortized Cost	Average Yield	Fair Value

U.S. Treasury:
Within 1 Year	$0	0.00%	$0	$1,449	5.52%	$1,476
1 to 5 Years	0	0.00%	0	830	4.88%	887
5 to 10 Years	0	0.00%	0	0	0.00%	0
More Than 10 Years	0	0.00%	0	0	0.00%	0

	$0	0.00%	$0	$2,279	5.29%	$2,363

Mortgage-Backed
Government Agencies:
Within 1 Year	$0	0.00%	$0	$2,236	3.03%	$2,250
1 to 5 Years	0	0.00%	0	16,086	5.22%	16,626
5 to 10 Years	0	0.00%	0	671	5.26%	693
More Than 10 Years	0	0.00%	0	82	4.63%	84

	$0	0.00%	$0	$19,075	4.97%	$19,653

Other U.S. Government Agencies
Within 1 Year	$12,697	1.12%	$12,697	$500	6.17%	$502
1 to 5 Years	0	0.00%	0	4,020	5.85%	4,332
5 to 10 Years	0	0.00%	0	1,287	7.00%	1,382
More Than 10 Years	0	0.00%	0	0	0.00%	0

	$12,697	1.12%	$12,697	$5,807	6.13%	$6,216

State, County and Municipal:
Within 1 Year	$0	0.00%	$0	$909	6.81%	$913
1 to 5 Years	1,399	7.30%	1,503	1,935	6.64%	2,033
5 to 10 Years	0	0.00%	0	3,843	6.34%	3,981
More Than 10 Years	0	0.00%	0	1,002	7.35%	1,036

	$1,399	7.30%	$1,503	$7,689	6.61%	$7,963

Other Investments (FHLB & Other):
Within 1 Year	$0	0.00%	$0	$0	0.00%	$0
1 to 5 Years	0	0.00%	0	0	0.00%	0
5 to 10 Years	0	0.00%	0	0	0.00%	0
More Than 10 Years	0	0.00%	0	3,614	5.25%	3,614

	$0	0.00%	$0	$3,614	5.25%	$3,614

Total Securities:
Within 1 Year	$12,697	1.12%	$12,697	$5,094	4.72%	$5,141
1 to 5 Years	1,399	7.30%	1,503	22,871	5.44%	23,878
5 to 10 Years	0	0.00%	0	5,801	6.36%	6,056
More Than 10 Years	0	0.00%	0	4,698	5.68%	4,734

	$14,096	1.73%	$14,200	$38,464	5.52%	$39,809

As of December 31, 2002 and 2001, SNB had no holdings of securities of a single issuer in which the aggregate book value and aggregate market value of the securities exceeded ten percent of stockholders’ equity.

Loan Portfolio

Types of Loans

The banks’ loan portfolio constitutes the major interest-earning asset of SNB. To analyze prospective loans, management assesses the Company’s objectives for both credit quality and interest rate pricing to determine whether to extend a loan and the appropriate rate of interest for each loan. At December 31, 2002 and 2001, loans and loans held for sale, net of unearned income, of $474.4 million and $419.3 million respectively amounted to 81.7% and 83.1% of total assets, and 107.7% and 111.8% of deposits. Loans amounted to 88.4% of all funding sources from interest bearing liabilities at December 31, 2002 and 90.1% at December 31, 2001. The loan portfolio grew by 13.1% from December 31, 2001 to December 31, 2002. The most significant increases were in real estate construction loans through the activities of the Fairfield Financial mortgage subsidiary. The Company’s mortgage activity was brisk during 2001 and 2002 due to a continuing attractive mortgage interest rate environment. The average yields generated by interest and fees from the entire loan portfolio have shown a steady decline, indicative of the decreasing national rate environment. Loan yields were 7.11% for 2002, compared to 8.57% for 2001 and 9.75% for 2000. SNB’s reserve for loan losses as a percentage of outstanding loans and loans held for sale amounted to 1.16% at December 31, 2002, compared to 0.98% and 0.94% at December 31, 2001 and 2000.

The following table presents the amount of loans outstanding by category, both in dollars and in percentages of the total portfolio, at the end of each of the past five years.

TABLE 6
LOANS BY TYPE

(In Thousands)	December 31,

	2002	2001	2000	1999	1998

Commercial, Financial and Agricultural	$44,082	$44,102	$44,805	$44,194	$37,906
Real Estate-Construction	182,712	134,940	62,328	16,199	17,606
Real Estate-Mortgage:
Mortgage Loans Held for Sale	35,955	40,764	13,215	1,761	3,121
Other Mortgage	192,416	179,434	176,472	127,819	103,159
Loans to Individuals	19,421	20,241	21,831	17,577	17,502

Total Loans	474,587	419,481	318,651	207,550	179,294
Unearned Income	(186)	(175)	(172)	(120)	(132)

Total Net Loans	$474,401	$419,306	$318,479	$207,430	$179,162

Percentage of Total Portfolio
Commercial, Financial and Agricultural	9.3%	10.5%	14.1%	21.3%	21.2%
Real Estate-Construction	38.5%	32.2%	19.6%	7.8%	9.8%
Real Estate-Mortgage:
Mortgage Loans Held for Sale	7.6%	9.7%	4.2%	0.9%	1.7%
Other Mortgage	40.6%	42.8%	55.4%	61.6%	57.6%
Loans to Individuals	4.1%	4.8%	6.9%	8.5%	9.8%

Total Loans	100.0%	100.0%	100.1%	100.1%	100.1%
Unearned Income	0.0%	0.0%	-0.1%	-0.1%	-0.1%

Total Net Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table provides information on the maturity distribution of selected categories of the loan portfolio and certain interest sensitivity data as of December 31, 2002.

TABLE 7
MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES

(In Thousands)	December 31, 2002

	One Year or Less	Over One Year Through Five Years	Over Five Years	Total

Selected loan categories:
Commercial, financial and agricultural	$30,054	$12,616	$1,413	$44,082
Real estate-construction	155,306	27,407	0	182,712

Total	$185,360	$40,023	$1,413	$226,795

Loans shown above due after one year
Having predetermined interest rates				$31,077
Having floating interest rates				10,359

Total				$41,436

Risk Elements – Loan Quality

Nonperforming assets consist of nonaccrual loans, loans restructured due to debtors’ financial difficulties, loans past due 90 days or more as to interest or principal and still accruing, and real estate acquired through foreclosure and repossession. Nonaccrual loans are those loans on which recognition of interest income has been discontinued. Restructured loans generally allow for an extension of the original repayment period or a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower. Loans, whether secured or unsecured, are generally placed on nonaccrual status when principal and/or interest is 90 days or more past due, or sooner if it is known or expected that the collection of all principal and/or interest is unlikely. Any loan past due 90 days or more, if not classified as nonaccrual based on a determination of collectibility, is classified as a past due loan. Other real estate is initially recorded at the lower of cost or estimated market value at the date of acquisition. A provision for estimated losses is recorded when a subsequent decline in value occurs.

Nonperforming assets at December 31, 2002 amounted to $6,261,000, or 1.1% of total assets. This compares to $6,133,000 in nonperforming assets at December 31, 2001, which represented 1.2% of total assets. Nonperforming assets at December 31, 2000 were $2,202,000, or 0.54% of total assets.

The table on the following page outlines our nonaccrual, restructured and past due loans, along with other real estate owned at the end of the past five years, and the amount of interest foregone in 2002 on our nonperforming assets.

TABLE 8
NONPERFORMING ASSETS

(In thousands)	December 31

	2002	2001	2000	1999	1998

Nonperforming loans:
Nonaccrual loans	$4,349	$3,133	$1,426	$965	$594
Restructured loans	0	0	0	0	0
Loans 90 days or more past due and still accruing	9	295	463	341	203

Total nonperforming loans	4,358	3,428	1,889	1,306	797
Other real estate owned	1,903	2,705	313	125	721

Total nonperforming assets	$6,261	$6,133	$2,202	$1,431	$1,518

Nonperforming assets to total loans and other real estate	1.31%	1.45%	0.69%	0.69%	0.84%

Reserve for loan losses to nonperforming loans	125.75%	119.57%	158.97%	178.18%	259.72%

Year ended December 31, 2002:	Nonaccrual	Restructured	Total

Interest at contracted rates (a)	$379	$0	$379
Interest recorded as income	0	0	0

Reduction of interest income during 2002	$379	$0	$379

   (a)   Interest income that would have been recorded, if the loans had been current and in accordance with their original terms.

At December 31, 2002 and December 31, 2001, there were no other loans classified for regulatory purposes as loss or doubtful which are not included in the table above, but there were other loans classified for regulatory purposes as substandard or special mention which are not included in the table above. However, management is aware of no such substandard or special mention loans not included above which (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which any information causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. We have no loans in our portfolio to borrowers in foreign countries.

Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions. The loan portfolio is concentrated in various commercial, real estate and consumer loans to individuals and entities located in Middle Georgia and in other Georgia markets where the Fairfield mortgage subsidiary operates loan offices. Accordingly, the ultimate collectibility of the loans is largely dependent upon economic conditions in these Georgia markets. Other than our geographic concentrations due to our physical location and the loan type concentrations as shown in Table 4, we have no other concentrations of loans that exceed 10% of the Company’s total loan portfolio as of December 31, 2002.

Other Assets

SNB holds additional earning assets in overnight Federal Funds Sold. The balance carried in Federal Funds Sold amounted to $3.3 million at December 31, 2002. We held an average of $5.2 million in Fed Funds Sold during the year 2002, upon which we earned an average rate of 1.68% for the year. We had $2.8 million in Federal Funds Sold during 2001 at an average interest rate of 5.05%. We also normally hold small balances in interest-bearing bank accounts and CDs. During 2002, we had a $0.6 million average in such balances that yielded 2.39%, and a $1.0 million average during 2001 that yielded 2.90%. Balances in the Company’s non-earning assets are comprised of cash and correspondent bank balances, premises and equipment, foreclosed real estate, income receivable on loans and investments, intangible assets resulting from our acquisition of Fairfield Financial, and other miscellaneous assets. Management works to minimize non-earning asset balances in order to maximize profit potential. Non-earning assets represented 9.3% of the balance sheet as of December 31, 2002, and 7.5% as of December 31, 2001.

Summary of Loan Loss Experience

The following tables summarize loans charged off, recoveries of loans previously charged off and additions to the reserve that have been charged to operating expense for the periods indicated. Our Company has no lease financing or foreign loans.

TABLE 9
RESERVE FOR LOAN LOSSES

(In Thousands)	Years Ended December 31

	2002	2001	2000	1999	1998

Reserve for loan losses at beginning of period	$4,099	$3,003	$2,327	$2,070	$1,861
Loans charged off during the period:
Commercial, financial and agricultural	881	299	109	131	35
Real estate-construction	0	0	0	0	58
Real estate-mortgage	87	119	0	25	200
Loans to individuals	479	457	576	431	204

Total loans charged off	1,447	875	685	587	497

Recoveries during the period of loans previously charged off:
Commercial, financial and agricultural	149	13	2	49	36
Real estate-construction	1	0	0	0	0
Real estate-mortgage	2	0	0	5	3
Loans to individuals	73	46	67	54	31

Total loans recovered	225	59	69	108	70

Net loans charged off during the period	1,222	816	616	479	427

Additions to reserve-provision expense	2,603	1,912	1,292	736	636

Reserve for loan losses at end of period	$5,480	$4,099	$3,003	$2,327	$2,070

Reserve for loan losses to period end net loans	1.16%	0.98%	0.94%	1.12%	1.16%

Ratio of net loans charged off during the period to average net loans outstanding during the period	0.28%	0.23%	0.25%	0.25%	0.27%

The provision for loan losses represents management’s determination of the amount necessary to be transferred to the reserve for loan losses to maintain a level that it considers adequate in relation to the risk of future losses inherent in the loan portfolio. It is the policy of SNB’s subsidiary banks to provide for exposure to losses principally through an ongoing loan review process. This review process is undertaken to ascertain any probable losses that must be charged off and to assess the risk characteristics of individually significant loans and of the portfolio in the aggregate. This review takes into consideration the judgments of the responsible lending officers and the Loan Committees of the subsidiaries’ Boards of Directors, and also those of the regulatory agencies that review the loans as part of their regular examination process. During routine examinations of banks, the primary banking regulators may, from time to time, require additions to banks’ provisions for loan losses and reserves for loan losses if the regulators’ credit evaluations differ from those of management.

In addition to ongoing internal loan reviews and risk assessment, management uses other factors to judge the adequacy of the reserve including current economic conditions, loan loss experience, regulatory guidelines and current levels of non-performing loans. Management believes that the $5,479,508 balance in the reserve for loan losses at December 31, 2002, and the $4,098,740 balance in the reserve for loan losses at December 31, 2001 were adequate to absorb known risks in the loan portfolio at those dates. No assurance can be given, however, that adverse economic conditions or other circumstances will not result in increased losses in the Company’s loan portfolio.

In accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers a loan to be impaired when the ultimate collectibility of all amounts due, according to the contractual terms of the loan agreement, is in doubt. When a loan becomes impaired, management calculates the impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate. If the loan is collateral dependent, the fair value of the collateral is used to measure the amount of impairment. The amount of impairment and any subsequent changes are recorded, through a charge to earnings, as an adjustment to the reserve for loan losses. When management considers a loan, or a portion thereof, as uncollectible, it is charged against the reserve for loan losses.

An allocation of the reserve for loan losses has been made according to the respective amounts deemed necessary to provide for the possibility of incurred losses within the various loan categories. The allocation is based primarily on previous charge off experience adjusted for risk characteristic changes among each category. Additional reserve amounts are allocated by evaluating the loss potential of individual loans that management has considered impaired. The reserve for loan loss allocation is based on subjective judgment and estimates, and therefore is not necessarily indicative of the specific amounts or loan categories in which charge offs may ultimately occur. The following table shows a five-year comparison of the allocation of the reserve for loan losses.

TABLE 10
ALLOCATION OF RESERVE FOR LOAN LOSSES

(In Thousands)	December 31

	2002		2001		2000		1999		1998

	Reserve	%*	Reserve	%*	Reserve	%*	Reserve	%*	Reserve	%*

Balance at end of period applicable to:
Commercial, financial and agricultural	$1,184	9%	$689	11%	$495	14%	$332	21%	$279	21%
Real estate-construction	877	39%	623	32%	315	20%	157	8%	124	10%
Real estate-mortgage	1,271	48%	1,311	53%	901	60%	733	62%	776	59%
Loans to individuals	1,052	4%	656	5%	541	7%	524	8%	373	10%
Unallocated	1,096	—	820	—	751	—	581	—	518	—

Total reserve for loan losses	$5,480	100%	$4,099	100%	$3,003	100%	$2,327	100%	$2,070	100%

      *   Loan balance in each category expressed as a percentage of total end of period loans.

Deposits

Deposits are SNB’s primary liability and funding source. Total deposits as of December 31, 2002 were $440.6 million, up 17.5% from $375.1 million at December 31, 2001. Average deposits in 2002 were $396.6 million, up 18.4% from $334.9 million during 2001. The average cost of deposits, with non-interest checking accounts factored in, was 2.48% during 2002, down from 4.11% during 2001 and 4.27% for 2000. SNB seeks to set competitive deposit rates in its local markets to retain and grow market share in its geographic regions as our principal funding source. On an average basis for the year 2002, 15.8% of our deposits were held in non-interest bearing checking accounts, 22.7% were in lower yielding interest bearing transaction and savings accounts, and 61.5% were in time certificates with higher yields. Comparable average deposit mix percentages during 2001 were 16.7%, 21.7% and 61.6%, respectively. SNB holds no deposit funds from foreign depositors. See the Liquidity discussion below for additional details on the management of our deposit base.

The following tables reflect average balances of deposit categories for the years 2002, 2001, and 2000.

TABLE 11
AVERAGE DEPOSITS

(In Thousands)	Years Ended December 31

	2002	%	2001	%	2000	%

Non-Interest Bearing
Demand Deposits	$62,575	15.8%	$55,960	16.7%	$45,518	17.7%
Interest Bearing Demand Deposits	37,606	9.5%	30,338	9.1%	21,148	8.2%
Money Market Accounts	43,270	10.9%	35,167	10.5%	33,332	13.0%
Savings Deposits	8,990	2.3%	7,207	2.2%	6,444	2.5%
Time Deposits of $100,000 or More	83,860	21.1%	66,384	19.8%	32,177	12.5%
Other Time Deposits	160,267	40.4%	139,805	41.8%	118,116	46.0%

	$396,568	100.0%	$334,861	100.0%	$256,734	100.0%

The following table outlines the maturities of time deposits of $100,000 or more as of December 31, 2002, 2001, and 2000.

TABLE 12
MATURITY DISTRIBUTION OF TIME DEPOSITS OF $100,000 OR MORE

(In Thousands)	December 31

	2002	2001	2000

As of the End of Period:
3 Months or Less	$20,683	$21,152	$8,726
Over 3 Months through 6 Months	18,215	14,585	6,532
Over 6 Months through 12 Months	29,572	35,115	19,577
Over 12 Months	12,710	14,670	2,204

	$81,181	$85,522	$37,039

Borrowed Funds

Our interest bearing sources of borrowed funds at December 31, 2002 totaled $77.8 million. The major component was $64.5 million in various advances from the Federal Home Loan Bank of Atlanta (“FHLB”) under two separate programs. FHLB balances at December 31, 2002 represent the highest aggregate indebtedness to FHLB for the year. Our first program is a Blanket Agreement for Advances and Security Agreement with the FHLB, under which SNB’s banks have pledged residential first mortgage loans and investment securities as collateral to secure available lines of credit totaling $52.2 million, $43.3 of which was outstanding as of December 31, 2002. These advances have maturities in varying amounts through March 2011 and interest rates ranging from 1.30% to 4.55%. Our second FHLB program allows for up to $40.0 million in advances to SNB’s banks under a Warehouse Line secured by the Company’s loans held for sale. At December 31, 2002, $21.2 million in borrowings under the Warehouse Line were outstanding at an interest rate of 1.80%. Total outstanding advances from the FHLB averaged $56.3 million during the year 2002, with an average interest cost of 3.15%. Of the $64.5 million in FHLB advances outstanding at December 31, 2002, $47.5 million, or 73.6% mature during the year 2003. Another $7 million, or 10.9%, mature in 2004, and the remaining $10 million, or 15.5% mature after five years. For the year 2001, FHLB advances averaged $48.4 million with an average interest cost of 4.49%. We have used FHLB borrowings more extensively in the past two years to supplement traditional deposit sources and provide additional funding for higher activity levels in mortgage lending.

SNB has a line of credit with The Bankers Bank in Atlanta, Georgia totaling $17 million. The line is secured with the common stock of both subsidiary banks as collateral, and carries a floating interest rate of prime minus 100 basis points. At December 31, 2002, no borrowings were outstanding on this line. The maximum aggregate indebtedness on the line during 2002 was $9 million during a portion of the fourth quarter, when the line was retired with proceeds from our new Trust Preferred Securities issued in December 2002. See the discussion on Capital Resources for additional information on our issue of Trust Preferred Securities. The average balance of debt under The Bankers Bank line of credit for the year 2002 was $7.5 million at an average rate of 3.73%. At December 31, 2001, SNB carried a $6.0 million note balance with The Bankers Bank. For 2001, the average balance was $3.9 million at a cost of 6.29%.

As of December 31, 2002 and 2001, the Security Bank of Bibb County bank had $5.5 million and $6.7 million, respectively, in securities sold under agreements to repurchase. These instruments mature daily and are sold to larger commercial customers of the bank as a cash management tool. Mortgage backed securities sold under these agreements are identified, held and segregated by the investment safekeeping agent. The average balance of these instruments during 2002 was $6.5 million at an average interest rate of 1.60%, up from $6.2 million in 2001 at an average rate of 3.36%. The maximum month-end balance during the year was $6.6 million in 2002 and $8.3 million in 2001.

Overnight Federal Funds Purchased amounted to $6.5 million at December 31, 2002, compared to $6.6 million at December 31, 2001. Average balances in Federal Funds Purchased were $4.2 million in 2002 at interest rates averaging 1.72%, and $4.3 million in 2001 at interest rates averaging 4.00%. Demand Notes to the U. S. Treasury of $1.3 million at December 31, 2002 and $0.2 million at December 31, 2001 represented accumulated federal tax deposit payments through the Treasury Department’s note option program. These Treasury deposit balances averaged $1.0 million during 2002 with an average interest cost of 0.72%, versus $1.0 million on average in 2001 at a rate of 1.93%.

Our total borrowed sources of funds at December 31, 2001 totaled $90.4 million, up from $64.1 million at December 31, 2000. Of the 2001 year-end balance, $42.0 million consisted of FHLB notes under the Blanket Agreement, $28.9 million was borrowed under the FHLB’s Warehouse Line, $6.6 million was in federal funds purchased, $6.7 million was in securities sold under agreements to repurchase, $6.0 million consisted of notes payable to The Bankers Bank, and $0.2 million was in treasury, tax and loan note balances.

Reliance on other borrowed money as a non-deposit funding source increased on average from $63.7 million during 2001 to $75.5 million during 2002. The principal increase occurred in the use of FHLB notes to match against our growing loan volumes. The cost of all non-deposit borrowed money components averaged 2.96% in 2002, down from 4.42% in 2001. For a more detailed discussion of SNB’s various borrowings, see notes 9, 10 and 11 to our Company’s Consolidated Financial Statements included herein.

The following table outlines our various sources of borrowed funds during the years 2002 and 2001, the amounts outstanding at year-end, at the maximum point for each component during the two years, and on average for each year, and the average interest rate that we paid for each borrowing source. The maximum month-end balance represents the high indebtedness for each component of borrowed funds at any time during each of the calendar years shown.

TABLE 13
BORROWED FUNDS

(In Thousands)
	December 31 Balance	Maximum Month-End Balance	Average Balance	Interest Expense	Average Interest Rate

For The Year 2002
Federal Home Loan Bank Advances	$64,500	$71,749	$56,340	$1,775	3.15%
Correspondent Bank Line of Credit	—	9,000	7,463	278	3.73%
Securities Sold Under Agreements to Repurchase	5,521	8,744	6,486	104	1.60%
Federal Funds Purchased	6,457	12,192	4,238	73	1.72%
Demand Note U.S. Treasury	1,274	1,318	1,005	7	0.72%
Obligation Under Capital Lease	—	—	2	0	5.25%

Total Borrowed Funds	$77,753	$103,003	$75,534	$2,237	2.96%

For The Year 2001
Federal Home Loan Bank Advances	$70,899	$70,899	$48,354	$2,171	4.49%
Correspondent Bank Line of Credit	6,000	6,000	3,866	243	6.29%
Securities Sold Under Agreements to Repurchase	6,681	9,042	6,188	208	3.36%
Federal Funds Purchased	6,562	10,498	4,310	173	4.00%
Demand Note U.S. Treasury	247	1,372	972	19	1.93%
Obligation Under Capital Lease	30	59	50	3	5.25%

Total Borrowed Funds	$90,418	$97,870	$63,740	$2,816	4.42%

Other Liabilities

Other liabilities of $4.8 million at December 31, 2002 and $4.5 million at December 31, 2001 consist of interest payable on deposits and borrowed funds, federal income taxes payable and other accrued but unpaid expenses.

Capital Resources and Dividends

We place an emphasis on maintaining an adequate capital base to support the Company’s activities in a safe manner while we work to maximize shareholder value. We continue to exceed all minimum regulatory capital requirements as shown in Table 15 below. SNB’s equity capital of $39.6 million at December 31, 2002 amounts to 6.8% of total assets, compared to 6.9% at December 31, 2001, and 7.6% at December 31, 2000. On average, the equity capital was 7.3% of assets during 2002, compared to 7.6% for 2001 and 9.1% for 2000. The downward trend in the capital ratios reflect our Company’s strong balance sheet growth pattern, which has been most pronounced during the past two years.

Since 1999, SNB’s has used external debt financing at a correspondent bank as a source for capital infusions to the Security Bank of Bibb County. Our lead bank has shown exceptional growth trends due to the Fairfield Financial acquisition in July 2000, coupled with strong core banking growth prior to the Fairfield merger. Total parent company debt of $9 million was retired in December 2002 from proceeds of our offering of Trust Preferred Securities as described below. Capital levels at Security Bank of Houston County bank have been self-supporting through earnings retention.

During 2002, SNB management studied various alternatives to ensure that the consolidated Company and each of its subsidiaries will be able to maintain well-capitalized status (as defined below) in the future. The pending acquisition of the Bank of Gray, which is scheduled to occur by the end of the second quarter 2003, will provide for the issuance of 1,571,000 new shares of SNB stock plus $15 million in cash in a transaction accounted for as a purchase. Based on a $24.00 market price per share of SNB stock at December 31, 2002, this would produce $37.7 million in new equity capital at market value. To supplement total risk-based capital at the consolidated level, management determined that the most cost effective, non-dilutive method for SNB shareholders was an issue of Trust Preferred Securities. During the fourth quarter of 2002, our Company formed a subsidiary whose sole purpose was to issue $18 million in Trust

Preferred Securities through a pool sponsored by FTN Financial Capital Markets. The Trust Preferred Securities have a maturity of 30 years and are redeemable after five years with certain exceptions. At December 31, 2002, the floating-rate securities had a 4.66% interest rate, which will reset quarterly at the three-month LIBOR rate plus 3.25%. The Trust Preferred Securities are recorded as a liability on the Company’s balance sheet, but subject to certain limitations, qualify as Tier 1 or Tier 2 capital for regulatory capital purposes. In December 2002, $9 million of the proceeds were used to retire the parent company’s external line of credit. The balance of the proceeds will be used as a portion of the purchase cash in the pending Bank of Gray acquisition.

Over the course of the past five years, SNB has raised additional core capital principally through its acquisition program, and through the exercise of various stock warrants and options. In July 2000, 32,345 new shares of SNB stock were issued in connection with the purchase acquisition of Fairfield Financial Services, Inc., producing $0.4 million in additional capital. Another 15,098 shares were issued in 2002 in connection with a contingent payment arrangement on the Fairfield acquisition, producing an additional $0.2 million in common stock. It is anticipated that additional SNB shares will be issued over the course of the next four years under the terms of the Fairfield Financial contingent payment arrangements, with the number of shares determined each year within specified limits based on the performance of the Fairfield subsidiary. In August 1998, 846,743 new shares of the Company’s common stock were issued for the pooling of interests stock swap merger with Crossroads Bancshares, Inc. Additionally, 1998 marked the expiration of the outstanding stock warrants held by our Company’s organizing directors and executive officers. During 1997 and 1998, the holders completed the exercise of 449,700 warrants, generating a total of $1.5 million in new capital. There are no remaining founders’ warrants outstanding. Of the outstanding incentive stock options that have been granted to key senior managers in our Company on various dates since 1996, only 10,250 of the granted shares have been exercised. This occurred in 2002, producing $0.1 million in capital. For additional details on the Company’s stock option plans and their impact on earnings per share, see notes 15 and 18 in our attached Consolidated Financial Statements.

Capital levels in 1996 and 1997 reflect an influx of $5.4 million in proceeds from the issuance of new stock in two different events. In September 1996, SNB issued a stock offering for the sale of 340,700 new shares of the Company’s common stock. The issue, which generated $3.6 million in new capital, was fully subscribed and successfully completed by February 1997. At the beginning of 1996, SNB issued an additional 203,500 shares of its common stock, primarily to newly elected directors and executive officers of our Company. This action produced $1.8 million in new capital.

Principal uses of the Company’s capital base in recent years have been (a) sustaining the capital adequacy of the banks as they continue to grow at a steady pace, (b) expanding the Company’s presence in Macon and Middle Georgia with more physical locations and improved delivery systems, (c) expanding into contiguous Houston County through the merger with Security Bank of Houston County and development of a mortgage loan division, (d) acquiring Fairfield to broaden and expand the Company’s mortgage services markets with new management talent and more physical locations throughout Georgia, and (e) enhancing corporate infrastructure support systems to manage SNB’s multi-bank environment. Pending future uses of our capital base will be (a) acquiring the Bank of Gray in contiguous Jones County to solidify our regional clout in Middle Georgia, and (b) de novo branching into Brunswick, Glynn County, Georgia for geographic diversity and synergies with existing Fairfield Financial offices in Coastal Georgia. Additional acquisitions and de novo branching may occur in the future.

Regulators use a risk-adjusted calculation to aid them in their determination of capital adequacy by weighting assets based on the degree of risk associated with on- and off-balance sheet assets. The majority of these risk-weighted assets for the Company are on-balance sheet assets in the form of loans. Small portions of risk-weighted assets are considered off-balance sheet assets comprised of loan commitments and letters of credit. Capital is categorized as either core (Tier 1) capital or supplementary (Tier 2) capital. Tier 1 capital consists primarily of stockholders’ equity minus any intangible assets. Trust Preferred Securities up to certain limits can also be considered Tier 1 or Tier 2 capital. Tier 2 capital can consist of the reserve for loan losses up to certain limits, certain short term and other preferred stock and certain debt instruments.

Current regulatory standards require bank holding companies to maintain a minimum risk based capital ratio of qualifying total capital to risk weighted assets of 8.0%, with at least 4.0% of the capital consisting of Tier 1 capital, and a Tier 1 leverage ratio of at least 4.0%. Additionally, the regulatory agencies define a well-capitalized bank as one that has a Tier 1 leverage ratio of at least 5.0%, a Tier 1 capital ratio of at least 6.0%, and a total risk based capital ratio of at least 10%. As of December 31, 2002, SNB had a Tier 1 leverage ratio of 7.90%, a Tier 1 capital ratio of 9.76%, and a total risk based capital ratio of 12.60%. Our Company was “well-capitalized” per all regulatory guidelines at December 31, 2002.

The following table demonstrates capital ratio calculations as of December 31, 2002 and 2001.

TABLE 14
CAPITAL RATIOS

(In Thousands)	December 31

	2002	2001

As of End of Period:
Tier 1 Capital:
Total Equity Capital	$39,548	$34,777
Less Net Unrealized Gains (Losses) on Available for Sale Securities	888	606
Qualifying Portion of Trust Preferred Securities	9,887	0
Less Disallowed Goodwill and Other Intangible Assets	1,900	848

Total Tier 1 Capital	46,647	33,324

Tier 2 Capital:
Eligible Portion of Reserve for Loan Losses	5,479	4,098
Qualifying Portion of Trust Preferred Securities	8,113	0
Subordinated and Other Qualifying Debt	0	0

Total Tier 2 Capital	13,592	4,098

Total Risk Based Capital	$60,239	$37,422

	Regulatory Requirement		December 31

	Minimum	Well Capitalized	2002	2001

Total Risk Based Capital Ratio	8.0%	10.0%	12.7%	9.0%
Tier 1 Capital Ratio	4.0%	6.0%	9.9%	8.0%
Tier 1 Capital to Average Assets	4.0%	5.0%	8.5%	7.7%

Cash dividends of $1,187,668, or $0.35 per weighted average common share, were declared and paid during 2002, up from $1,045,620, or $0.31 per share during 2001, and $923,200, or $0.28 per share in 2000. The ratios of cash dividends paid to net income for these years were 22.6%, 24.1% and 26.5%, respectively. Since the commencement of cash dividend payments in 1992, our Company’s Board of Directors has consistently declared and paid dividends on a quarterly basis.

On June 1, 1996, a 100% stock split was issued and affected in the form of a dividend, and on September 25, 1997, a 25% stock split was issued and affected in the form of a dividend. Per share data for all earlier periods were retroactively restated to reflect the additional shares resulting from these stock splits.

Management is not aware of any trends, events, or uncertainties that will have, or that are reasonably likely to have a material impact on SNB’s liquidity, capital resources, or operations. Further, management is aware of no current recommendations by regulatory authorities that, if they were to be implemented, would have such an effect.

Liquidity

SNB, primarily through the actions of its subsidiary banks, engages in liquidity management to ensure adequate cash flow for deposit withdrawals, credit commitments and repayments of borrowed funds. Needs are met through loan repayments, net interest and fee income, and the sale or maturity of existing assets. In addition, liquidity is continuously provided through the acquisition of new deposits, the renewal of maturing deposits, and external borrowings.

Management monitors deposit flow and evaluates alternate pricing structures to retain and grow deposits as needed. To the extent needed to fund loan demand, traditional local deposit funding sources are supplemented by the use of FHLB borrowings, brokered deposits, and other wholesale deposit sources outside the Company’s immediate market area. High volumes and activity in mortgage and construction lending at the Fairfield subsidiary since its acquisition in 2000 have required higher levels of sophistication and tracking to ensure adequate liquidity throughout the Company. The falling interest rate environment during 2001 and 2002 accelerated both new and refinancing mortgage activity, placing added pressure on prudent liquidity management. More liquidity measurement tools have been developed for use on a consolidated basis. Internal policies have been updated to monitor the use of various core and non-core funding sources, and to balance ready access with risk and cost. Through various asset / liability management strategies, a balance is maintained among goals of liquidity, safety and earnings potential. Internal policies that are consistent with regulatory liquidity guidelines are monitored and enforced by the banks.

The investment portfolio provides a ready means to raise cash without loss if liquidity needs arise. As of December 31, 2002, SNB held $36.2 million in bonds (excluding FHLB stock), at current market value in the Available for Sale portfolio. At December 31, 2001, the Available for Sale bond portfolio amounted to $36.0 million. Only marketable investment grade bonds are purchased. Although most of the banks’ bond portfolios are encumbered as pledges to secure various public funds deposits, repurchase agreements, and for other purposes, management can restructure and free up investment securities for a sale if required to meet liquidity needs.

Management continually monitors the relationship of loans to deposits as it relates to SNB’s liquidity posture. SNB had ratios of loans and loans for sale to deposits of 107.7% as of December 31, 2002 and 111.8% at December 31, 2001. The purchase of the Fairfield mortgage company has increased management’s emphasis on maintaining adequate resources for liquidity. Management employs alternative funding sources when deposit balances will not meet loan demands. The ratio of loans and loans for sale to all funding sources (including Trust Preferred Securities) at December 31, 2002 and 2001 were 88.4% and 90.1%, respectively. Management continues to emphasize programs to generate local core deposits as our Company’s primary funding source. The stability of the banks’ core deposit base is an important factor in the SNB’s liquidity position. A heavy percentage of the deposit base is comprised of accounts of individuals and small businesses with comprehensive banking relationships and limited volatility.

At December 31, 2002 and 2001, the banks had $81.2 million and $85.5 million in certificates of deposit of $100,000 or more. These larger deposits represented 18.4% and 22.8% of respective total deposits. Management seeks to monitor and control the use of these larger certificates, which tend to be more volatile in nature, to ensure an adequate supply of funds as needed. Relative interest costs to attract local core relationships are compared to market rates of interest on various external deposit sources to help minimize the Company’s overall cost of funds.

Our local market deposit sources proved insufficient to fund the strong loan growth trends at our Fairfield Financial subsidiary over the past two years. SNB’s banks supplemented deposit sources with brokered deposits. As of December 31, 2002 the banks reported $36.8 million, or 8.3% of total deposits, in brokered certificates of deposit attracted by external third parties with a weighted average rate of 3.17%. Additionally, the banks use external wholesale or Internet services to obtain out-of-market certificates of deposits at competitive interest rates when funding is needed. As of December 31, 2002, the banks reported $78.4 million in wholesale CDs, representing 17.8% of total deposits and carrying a weighted average rate of 3.00% at year-end. To help focus our staff on the generation of local low-cost core deposits, we instituted a comprehensive marketing program during 2002. By year-end, we had raised an additional $5.3 million in over 2,400 new checking accounts through the efforts of our High Performance Checking campaign.

To plan for contingent sources of funding not satisfied by both local and out-of-market deposit balances, our Company and its subsidiaries have established multiple borrowing sources to augment their funds management. SNB has an unsecured line of credit, and borrowing capacity also exists through the membership of the banks in the Federal Home Loan Bank program. At December 31, 2002, SNB had a $17 million line of credit with The Bankers Bank, none of which was drawn at year-end. Based on the collateral value of assets pledged to the Federal Home Loan Bank at December 31, 2002 under our two programs for advances, our banks had total borrowing capacity of up to $92.2 million, of which $64.5 million was drawn and outstanding at year-end. Our banks have also established overnight borrowing lines for Federal Funds Purchased through various correspondent banks that collectively amounted to $29 million in capacity at December 31, 2002. Only $6.5 million of our Federal Funds lines were in use at year-end. Additionally, the excess portion of out Trust Preferred Securities issue from December 2002 is also available to us for added liquidity deployment until the Bank of Gray acquisition is consummated by mid-year 2003. Management believes that the various funding sources discussed above are adequate to meet our Company’s liquidity needs in the future without any material adverse impact on operating results.

Interest Rate Risk Management

As a financial institution, interest rate risk is the major element of market risk exposure for our Company. Other market risks, such as foreign currency exchange rate risk or commodity price risk, do not have a material impact on SNB due to the nature of our operations. The management of interest rate risk is the primary goal of SNB’s asset/liability management function. We administer an active asset/liability management committee with participation and input from all subsidiaries. SNB attempts to achieve consistent growth in net interest income while limiting volatility from changes in interest rates. Management seeks to accomplish this goal by balancing the maturity and repricing characteristics of various assets and liabilities. Management believes that SNB’s asset/ liability mix is sufficiently balanced so that the effect on net interest income of interest rate moves in either direction is not expected to be significant over time.

The year 2001 saw one of the most unique interest rate environments in history. During this period of recessionary pressures and rapidly falling interest rates, management had to adapt its strategies for growth, pricing and funding to minimize the negative impact on the net interest margin. The prime lending rate fell eleven times during 2001, from 9.50% at the start of the year to 4.75% by year-end. As loan balances repriced rapidly downward to the new rates, funding sources (deposits and borrowings) had to be structured to reprice in like fashion. Core deposit balances had to be supplemented with other non-core borrowing sources. The Company experienced net interest margin compression, as did many community-banking companies across the country. Our net interest margin of 4.78% in 2000 declined to 4.24% in 2001. A recessionary environment remained during 2002, but the interest rate framework displayed more stability. The prime lending rate held at 4.75% for most of the year, with only one rate cut to 4.25% in November 2002. Our portfolios of loans and bonds continued to reprice lower throughout the year, but we were able to control our relative cost of funding through CD maturities, active management of non-maturity deposit rates, and effective use of external non-core funding sources. Our net interest margin increased slightly from 4.24% in 2001 to 4.38% in 2002.

To help us project our net interest rate margin in the future, simulation modeling is used to estimate the impact on net interest income of overall repricing at various levels of increase or decrease in current market interest rates over a range of plus or minus 300 basis points over a 12-month shift horizon. These rate shifts are measured against a base case scenario where rates are held constant based on the current rate attributes of the balance sheet. For the year 2002, our total net interest income was $20.810 million. If we project the same interest rate environment as a constant over a twelve-month horizon to develop a base case, we estimate that our net interest income would be $21.975 million, for a 4.27% net interest margin. If we apply a rising rate shock of 300 basis points, the impact produces net interest income of $21.966 million and a 4.27% net interest margin, almost identical to the base case. This indicates no significant exposure to a rising rate environment over the twelve-month time frame. If we apply a falling rate shock of 300 basis points, the impact produces net interest income of $22.533 million and a 4.38% net interest margin. This is $0.558 million more in net interest income and 11 basis points more of net interest margin than the base case, indicating the possibility of a small improvement in net interest margin in a falling rate environment over the twelve-month time frame.

A standard tool used by SNB to measure its interest rate sensitivity is a cumulative gap analysis model that seeks to measure the repricing differentials, or gap, between rate sensitive assets and liabilities over various time horizons. The following table reflects the gap positions of SNB’s consolidated balance sheet as of December 31, 2002 and 2001 at various repricing intervals. This gap analysis indicates that SNB’s repricing abilities showed a relatively matched balance sheet over a one-year time horizon at December 31, 2002, with rate-sensitive assets amounting to 97.8% of rate-sensitive liabilities for a negative gap to total interest sensitive assets of only (1.4)% At December 31, 2001, we exhibited mild liability sensitivity, with rate-sensitive assets equaling 82.7% of rate-sensitive liabilities for a negative gap of (10.2%). The projected deposit repricing volumes reflect adjustments based on management’s assumptions of the expected rate sensitivity to current market rates for core deposits without contractual maturity (i.e., interest bearing checking, savings and money market accounts). Adjustments are also made for callable investment securities in the bond portfolio to place these bonds in call date categories.

Management believes that the current degree of interest rate risk is acceptable in the current interest rate environment.

TABLE 15
INTEREST RATE SENSITIVITY

(In Thousands)	December 31, 2002

	0 up to 3 months	Over 3 up to 12 Months	Over 1 year up to 5 years	Over 5 years

Amounts Maturing or Repricing:
Investment Securities (a)	$14,632	$1,077	$8,493	$28,357
Loans, Net of Unearned Income (b)	276,720	46,255	134,181	12,897
Other Earning Assets	3,682	0	0	0

Interest Sensitive Assets	295,034	47,332	142,674	41,254

Deposits (c)	110,516	160,694	94,284	0
Other Borrowings	38,003	22,750	7,000	10,000
Trust Preferred Securities	18,000	0	0	0

Interest Sensitive Liabilities	166,519	183,444	101,284	10,000

Interest Sensitivity Gap	$128,516	($136,112)	$41,390	$31,254

Cumulative Interest Sensitivity Gap	$128,516	($7,596)	$33,794	$65,048

Cumulative Interest Sensitivity Gap as a Percentage of Total Interest Sensitive Assets	24.4%	-1.4%	6.4%	12.4%

Cumulative Interest Sensitive Assets as a Percentage of Cumulative Interest Sensitive Liabilities	177.2%	97.8%	107.5%	114.1%

	December 31, 2001

	0 up to 3 months	Over 3 up to 12 months	Over 1 year up to 5 years	Over 5 years

Amounts Maturing or Repricing:
Investment Securities (a)	$10,087	$2,974	$17,146	$19,917
Loans, Net of Unearned Income (b)	81,637	133,706	171,358	29,672
Other Earning Assets	1	0	0	0

Interest Sensitive Assets	91,725	136,680	188,504	49,589

Deposits (c)	134,829	87,789	81,239	0
Other Borrowings	12,562	40,856	27,000	10,000

Interest Sensitive Liabilities	147,391	128,645	108,239	10,000

Interest Sensitivity Gap	($55,666)	$8,036	$80,265	$39,589

Cumulative Interest Sensitivity Gap	($55,666)	($47,630)	$32,635	$72,224

Cumulative Interest Sensitivity Gap as a Percentage of Total Interest Sensitive Assets	-11.9%	-10.2%	7.0%	15.5%

Cumulative Interest Sensitive Assets as a Percentage of Cumulative Interest Sensitive Liabilities	62.2%	82.7%	108.5%	118.3%

   (a)   Excludes the effect of SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” consisting of a net unrealized gain of $1,449 in 2002 and $988 in 2001. Includes FHLB stock & other equity securities.

   (b)   Includes loans held for sale. Nonaccrual loans are excluded.

   (c)   For repricing purposes, 50% of non-maturity deposits are placed in the “0 up to 3 months” category, and 50% are placed in the “Over 1 year up to 5 years” category.

Results of Operations For The Years Ended December 31, 2002, 2001 and 2000

SNB’s net income was $5.27 million, $4.34 million, and $3.48 million for the years 2002, 2001, and 2000, respectively. Our 2002 earnings were up by 21.3% over net income of 2001, and the 2001 earnings showed a 24.8% increase over net income from 2000. Diluted earnings per share (“EPS”) amounted to $1.52 in 2002, $1.29 in 2001, and $1.03 in 2000. The $1.52 EPS in 2002 was up $0.24 per share over 2001 results for an increase of 18.5%. The $1.29 EPS in 2001 was up $0.25 per share over 2000 results for an increase of 24.5%. The Company’s return on average equity (“ROE”) of 14.11% in 2002 is a 106 basis point improvement over our 2001 ROE of 13.05% in 2001. The 13.05% ROE in 2001 exhibited a 104 basis point improvement over a 2000 ROE of 12.01%.

As of December 31, 2002, total assets were $580.8 million, an increase of 15.1% over year-end 2001 levels. Our total loans and loans held for sale, before deducting the reserve for loan losses, grew by $55.1 million to $474.4 million at year-end, an increase of 13.1% over year-end 2001, driven by strong growth in the Company’s construction and land development lending portfolio. Total deposits grew $65.6 million, or 17.5% to $440.6 million, with balanced growth across both transaction and time deposit categories. On an average basis, total assets grew from $513.4 million in 2002 to $435.9 million in 2001 for an increase of 17.8%. Average gross loans grew from $359.9 million in 2001 to $429.5 million in 2002, an increase of 19.3%. Average deposits grew from $334.9 million in 2001 to $396.6 million in 2002, an 18.4% increase.

As of December 31, 2001, total assets were $504.8 million, an increase of 23.0% over year-end 2000 levels. Our total loans and loans held for sale, before deducting the reserve for loan losses, grew by $100.8 million to $419.3 million at year-end, an increase of 31.7% over year-end 2000, fueled by the first full year of activity in real estate lending from our new Fairfield affiliate plus steady growth at our two subsidiary banks. Total deposits grew $63.5 million, or 20.4% to $375.1 million, with a large proportion of the new deposits generated from time deposits and out-of-market funding. On an average basis, total assets grew from $319.8 million in 2000 to $435.9 million in 2001 for an increase of 36.3%. Average gross loans grew from $246.5 million in 2000 to $359.9 million in 2001, an increase of 46.0%. Average deposits grew from $256.7 million in 2000 to $334.9 million in 2001, a 30.4% increase.

Listed below are some of our significant events and initiatives over the past two years.

•          In October 2002, our Company announced a merger agreement with the Bank of Gray, a $234 million organization in Gray, Jones County, Georgia. The combination will give our Company a dominant market position in Middle Georgia. On a post-merger basis, it is anticipated that SNB will jump from fifth to second place in deposit market share in the Macon, Georgia Metropolitan Statistical Area, and from fifth to first place in the three-county region of Bibb, Houston & Jones Counties.

•          We have gained significant synergies with our mortgage subsidiary, Fairfield Financial Services, acquired in August 2000. Our consolidated team has generated significant volumes of mortgage, construction and land development loans during a favorable rate environment for mortgage activity. We have worked to adapt our funding and capital strategies to accommodate the rapid growth.

•          Our Company is expanding into the high-growth Brunswick / Glynn County, Georgia in Coastal Georgia, hiring a well-respected banking veteran in the market to head up the operation. The bank will be operated as Security Bank of Glynn County and is expected to open a temporary facility by mid-February 2003. A permanent facility should be occupied by the middle of the fourth quarter of 2003.

•          We continued to increase our market share in the Middle Georgia market. Based on June 30th data from the Federal Deposit Insurance Corporation and the National Credit Union Administration, SNB has increased its market share of total deposits held by banks, thrifts and credit unions in the two-county region of Bibb and Houston from 8.2% in 2000, 9.6% in 2001, to 10.7% in 2002.

•          We completed the conversion of our core data processing system on time and without disrupting customer service.

•          In December 2002, SNB completed an offering of $18 million of Trust Preferred Securities. The proceeds are being deployed to effect the Bank of Gray merger, bolster the Company’s capital position, and restructure holding company debt.

•          During 2001, we completed our new two-story, 16,500 square foot Corporate Center in Macon for our Executive Offices, Commercial Lending Division, Board Room, and a full-service retail branch.

•          During 2001, we designed, built and occupied a new Operations Center in Macon to consolidate and house our operational and data processing support functions.

•          We opened a specialty branch in Macon’s new retirement community at Carlyle Place to serve our senior customers.

The following tables provide recaps of the dollar and percentage changes we have experienced in our income statements, balances sheets and key ratios in recent years.

TABLE 16
RECAP OF CHANGES IN INCOME STATEMENT & KEY
RATIOS

(Dollars in thousands, except per share data and number of shares)	Years Ended December 31,

	2002	2001	$ Change 2002 vs 2001	% Change 2002 vs 2001	2000	$ Change 2001 vs 2000	% Change 2001 vs 2000

INCOME STATEMENT:
Interest Income	$32,920	$33,608	($688)	-2.0%	$27,035	$6,573	24.3%
Interest Expense	12,110	16,586	(4,476)	-27.0%	13,106	3,480	26.6%

Net Interest Income	20,810	17,022	3,788	22.3%	13,929	3,093	22.2%
Provision for Loan Losses	2,603	1,912	691	36.1%	1,292	620	48.0%
Other Income	13,145	11,147	1,998	17.9%	5,354	5,793	108.2%
Other Expense	23,022	19,397	3,625	18.7%	12,655	6,742	53.3%

Income Before Tax	8,331	6,860	1,471	21.4%	5,336	1,524	28.6%
Income Taxes	3,065	2,518	547	21.7%	1,857	661	35.6%

Net Income	$5,266	$4,342	$924	21.3%	$3,479	$863	24.8%

PER SHARE:
Earnings Per Common Share:
Basic	$1.55	$1.29	$0.27	20.7%	$1.04	$0.25	24.1%
Diluted	1.52	1.29	$0.24	18.5%	1.03	$0.25	24.5%
Cash Dividends Paid	0.35	0.31	$0.04	13.0%	0.28	$0.03	12.6%
Weighted Avg Shares (Basic)	3,389,610	3,372,969	16,641	0.5%	3,354,145	18,824	0.6%
Weighted Avg Shares (Diluted)	3,456,246	3,376,051	80,195	2.4%	3,368,777	7,274	0.2%

RATIOS:
Return on Average Assets	1.03%	1.00%	0.03%	2.6%	1.09%	-0.09%	-8.3%
Return on Average Equity	14.11%	13.05%	1.06%	8.1%	12.01%	1.04%	8.7%
Dividend Payout Ratio	22.55%	24.08%	-1.53%	-6.3%	26.53%	-2.45%	-9.2%
Avg Equity to Avg Assets	7.27%	7.63%	-0.37%	-4.8%	9.06%	-1.42%	-15.7%
Net Interest Margin	4.38%	4.24%	0.14%	3.4%	4.78%	-0.54%	-11.3%

TABLE 17
RECAP OF CHANGES IN YEAR-END BALANCE SHEET
DATA

(Amounts in 1000s)	December 31

	2002	2001	$ Change 2002 vs 2001	% Change 2002 vs 2001	2000	$ Change 2001 vs 2000	% Change 2001 vs 2000

Assets	$580,762	$504,762	$76,000	15.1%	$410,230	$94,532	23.0%
Investment Securities	53,905	51,041	2,864	5.6%	51,498	(457)	-0.9%
Loans, Net of Interest	438,446	378,542	59,904	15.8%	305,264	73,278	24.0%
Loans Held for Sale	35,955	40,764	(4,809)	-11.8%	13,215	27,549	208.5%
Total Gross Loans	474,401	419,306	55,095	13.1%	318,479	100,827	31.7%
Less Reserve for Loan Losses	5,480	4,099	1,381	33.7%	3,003	1,096	36.5%
Loans, Net of Reserve	468,921	415,207	53,714	12.9%	315,476	99,731	31.6%
Deposits	440,633	375,065	65,568	17.5%	311,577	63,488	20.4%
Borrowed Funds	77,753	90,418	(12,665)	-14.0%	64,057	26,361	41.2%
Trust Preferred Securities	18,000	0	18,000	100.0%	0	0	0.0%
Stockholders’ Equity	39,548	34,777	4,771	13.7%	31,071	3,706	11.9%
Shares Outstanding	3,398,317	3,372,969	25,348	0.8%	3,372,969	0	0.0%

TABLE 17 Continued
RECAP OF CHANGES IN AVERAGE BALANCE SHEETS

(Amounts in 1000s)	Years Ended December 31,

	2002	2001	$ Change 2002 vs 2001	% Change 2002 vs 2001	2000	$ Change 2001 vs 2000	% Change 2001 vs 2000

ASSETS:
Cash & Due From Banks	$16,886	$14,581	$2,305	15.8%	$12,756	$1,825	14.3%
Time Deposits-Other Banks	630	972	(342)	-35.2%	967	5	0.5%
Federal Funds Sold	5,119	2,845	2,274	79.9%	6,031	(3,186)	-52.8%
Taxable Investment Securities	35,605	35,539	66	0.2%	33,375	2,164	6.5%
Non-Taxable Inv. Securities	8,703	8,015	688	8.6%	9,052	(1,037)	-11.5%
Loans, Net of Interest	408,627	341,995	66,632	19.5%	244,177	97,818	40.1%
Loans Held for Sale	20,857	17,878	2,979	16.7%	2,365	15,513	655.9%

Total Gross Loans	429,484	359,873	69,611	19.3%	246,542	113,331	46.0%
Less Reserve for Loan Losses	4,681	3,479	1,202	34.6%	2,569	910	35.4%

Loans, Net of Reserve	424,803	356,394	68,409	19.2%	243,973	112,421	46.1%

Bank Premises & Equipment	12,659	10,049	2,610	26.0%	8,641	1,408	16.3%
Other Real Estate	2,507	1,818	689	37.9%	270	1,548	573.3%
Intangible Assets	1,693	901	792	87.9%	368	533	144.8%
Other Assets	4,783	4,800	(17)	-0.4%	4,359	441	10.1%

TOTAL ASSETS	$513,388	$435,914	$77,474	17.8%	$319,792	$116,122	36.3%

LIABILITIES & STOCKHOLDERS’ EQUITY:
Deposits:
Non-Interest Bearing	$62,575	$55,960	$6,615	11.8%	$45,518	$10,442	22.9%
Interest Bearing	333,993	278,901	55,092	19.8%	211,216	67,685	32.0%

Total Deposits	396,568	334,861	61,707	18.4%	256,734	78,127	30.4%

Federal Funds Purchased and
Repurchase Agreements Sold	10,724	10,498	226	2.2%	7,278	3,220	44.2%
FHLB & Other Borrowings	63,805	52,270	11,535	22.1%	25,263	27,007	106.9%
Demand Notes-US Treasury	1,005	972	33	3.4%	849	123	14.5%

Total Borrowed Money	75,534	63,740	11,794	18.5%	33,390	30,350	90.9%

Other Liabilities	3,339	4,032	(693)	-17.2%	698	3,334	477.7%

Total Liabilities	475,441	402,633	72,808	18.1%	290,822	111,811	38.4%

Trust Preferred Securities	629	0	629	100.0%	0	0	0.0%

Common Stock	3,390	3,373	17	0.5%	3,345	28	0.8%
Surplus	13,196	12,967	229	1.8%	12,725	242	1.9%
Undivided Profits	20,732	16,941	3,791	22.4%	12,900	4,041	31.3%

Total Stockholders’ Equity	37,318	33,281	4,037	12.1%	28,970	4,311	14.9%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$513,388	$435,914	$77,474	17.8%	$319,792	$116,122	36.3%

Net Interest Income

Net interest income (the difference between the interest earned on assets and the interest paid on deposits and liabilities) is the principal source of earnings for the Company. SNB’s average net interest rate margin, on a taxable equivalent basis, was 4.38% in 2002, 4.24% in 2001, and 4.78% in 2000. Net interest income before tax equivalency adjustments in 2002 amounted to $20.8 million, up 22.3% from $17.0 million in 2001. The 2001 net interest income was up 22.2% from $13.9 million posted in 2000.

The following table presents a recap of interest income; adjusted to a tax equivalent basis; interest expense and the resulting average net interest rate margins for the past three years.

TABLE 18
NET INTEREST INCOME

(In Thousands)	Years Ended December 31

	2002	2001	2000

Interest Income	$32,920	$33,608	$27,035
Taxable Equivalent Adjustment	211	198	234

Interest Income (1)	33,131	33,807	27,269
Interest Expense	12,110	16,586	13,107

Net Interest Income (1)	$21,021	$17,221	$14,162

	Years Ended December 31

	2002	2001	2000

	(As a % of Average Earning Assets)

Interest Income (1)	6.91%	8.32%	9.19%
Interest Expense	2.53%	4.08%	4.42%

Net Interest Rate Margin (1)	4.38%	4.24%	4.78%

   (1)   Reflects taxable equivalent adjustments using the statutory federal income tax rate of 34% in adjusting interest on tax-exempt securities to a fully taxable basis.

2002 compared to 2001:

Tax equivalent net interest income increased by $3.8 million from 2001 to 2002, spurred mainly by strong growth trends in the loan portfolio. The average net interest margin increased by 14 basis points, from 4.24% in 2001 to 4.38% in 2002. In spite of continued gradual decline in the external rate environment, we were able to manage and improve the spread through effective use of external debt and non-core deposits, coupled with renewed marketing efforts to grow local low-cost core deposits. On the asset side of the balance sheet, average yields on SNB’s loan portfolio declined significantly by 146 basis points, from 8.57% in 2001 to 7.11% in 2001. However, average loan balances for 2002 increased by $69.6 million, or 19.3% over 2001. The primary growth came in real estate construction loans, commercial loans, and balances in mortgage loans held for sale. The acquisition of the Fairfield Financial mortgage subsidiary in July 2000 added a strong lending team in production offices in lucrative loan markets throughout the state of Georgia. Lending activity at our subsidiary banks was slow but steady. Low interest rates in 2002 gave us another favorable year for mortgage activity and refinancing volumes. Mortgage lending is very cyclical in nature and reliant on mortgage interest rates. If rates start to rise in 2003, management anticipates some curtailment of the rate of loan growth in 2003. Yields on the investment portfolio decreased by 90 basis points from 6.51% to 5.61% through repricings of matured and called bonds. The average balances invested in bonds increased slightly, from $42.7 million in 2001 to $44.3 million in 2002. The overall yield on earning assets on a tax equivalent basis for 2002 was 6.91%, a decrease of 141 basis points from 8.32% in 2001.

On the liability funding side of the balance sheet, the overall cost of interest bearing funds averaged 2.95% in 2002, down a substantial 189 basis points from 4.84% in 2001 for the reasons cited above. Average interest rates on all interest bearing deposits for 2002 were 2.95%, a 199 basis point drop from 4.94% for 2001. Deposit balances increased on average by $61.7 million, or 18.4% from 2001 to 2002. A portion of this increase came from non-core brokered and wholesale certificates of deposits, but local core deposit growth was strong as well. A faltering stock market, combined with terrorist attacks in September 2001, encouraged many consumer and business depositors to seek the safety of the banking system. Balances continued to grow in spite of the declining rate environment. Reliance on alternate non-core funding sources became more prevalent in 2002 and 2001 as management sought ways to meet liquidity demands for lending activities. Average balances in various borrowed funds rose from $63.7 million in 2001 to $75.5 million in 2002. Rates on external borrowings became more attractive, averaging 2.96% in 2002 versus 4.42% in 2001. Additionally, we obtained $18 million in Trust Preferred Securities in December 2002, which should add liquidity and supply relatively inexpensive capital to support growth. The funding mix in 2001 averaged 84.0% from deposits and 16% from borrowed money. This mix changed in 2002 to be 86.6% from deposits and 13.4% from external borrowings.

2001 compared to 2000:

Tax equivalent net interest income increased by $3.1 million from 2000 to 2001, fueled by strong loan growth trends. The average net interest margin declined by 54 basis points, from 4.78% in 2000 to 4.24% in 2001. The prime loan rate posted an unprecedented 475 basis point drop in eleven decreases over the course of 2001, from 9.50% at the beginning of the year to 4.75% by year-end. Average yields on SNB’s loan portfolio declined by 118 basis points, from 9.75% in 2000 to 8.57% in 2001. However, average loan balances for 2001 increased by $113.3 million, or 46.0% over 2000. Our primary growth continued to be in Fairfield real estate construction loans, commercial loans, and balances in mortgage loans held for sale. Lending activity at the two subsidiary banks continued to be strong as well. A favorable declining interest rate environment encouraged new construction projects and heavy volumes of refinancing activity to further enhance production in 2001. Yields on the investment portfolio decreased 6 basis points from 6.57% to 6.51%, and the average balances invested in bonds remained relatively flat from 2000 to 2001. The overall yield on earning assets on a tax equivalent basis for 2001 was 8.32%, a decrease of 87 basis points from 9.19% in 2000.

On the liability side of the balance sheet, the overall cost of interest bearing funds averaged 4.84% in 2001, down 52 basis points from 5.36% in 2000. Deposits continue to be our primary funding source. Average interest rates on all interest bearing deposits for 2001 were 4.94%, a 25 basis point drop from 5.19% for 2000. Deposit balances increased on average by $78.1 million, or 30.4% from 2000 to 2001. We continued to use alternate non-core funding sources to supplement local deposits. Average balances in various borrowed funds rose from $33.3 million in 2000 to $63.7 million in 2001. Rates on external borrowings became more attractive, averaging 4.42% in 2001 versus 6.47% in 2000. The funding mix in 2000 averaged 88.5% from deposits and 11.5% from borrowed money. This mix changed in 2001 to be 84.0% from deposits and 16.0% from external borrowings.

Provision for Loan Losses

The general nature of lending results in periodic charge offs, in spite of SNB’s continuous loan review process, credit standards, and internal controls. During 2002 and 2001, the Company also factored in assessments of the economic downturn’s effect on the cash flow of some of its borrowers. Amounts of net loans charged off during recent years are reasonable by industry standards. SNB incurred net charge offs of $1.222 million during 2002, compared to $0.816 million during 2001, and $0.616 million during 2000. Our net charge-offs as a percentage of average loans outstanding have shown a consistent trend of 0.28% in 2002, 0.23% in 2001, and 0.25% in 2000. SNB expensed $2.603 million in 2002, $1.912 in 2001, and $1.292 million in 2000 for loan loss provisions. The reserve for loan losses on December 31, 2002 stood at 1.16% of outstanding net loans and loans held for sale, up from 0.98% and 0.94% at December 31, 2001 and 2000.

Non-interest Income

Non-interest income of $13.145 million in 2002 represented a 17.9% increase, or $1.998 million from $11.147 million recorded in 2001. Mortgage loan fees were the largest component of non-interest income, generating $9.0 million for 2002, up from $7.8 million collected in 2001 as the Fairfield Financial subsidiary continued to capitalize on the favorable rate environment. Service charges on deposit accounts increased 31.3%, from $2.595 million in 2001 to $3.406 million in 2002, primarily in fees generated from our courtesy overdraft product for protection from bounced checks and from volume increases in service charge paying accounts.

Non-interest income of $11.147 million in 2001 represented a 108.2% increase, or $5.793 million from $5.354 million recorded in 2000. Mortgage loan fees continued to be the largest component of non-interest income, generating $7.8 million for 2001, up $4.7 million from $2.8 million collected in 2000. Our Company had a full year of mortgage activity from the Fairfield Financial subsidiary in 2001, compared to only five months in 2000. As deposit business grew, the opportunity to earn service charge income also grew. Service charges on accounts increased 40.7%, from $1.844 million in 2000 to $2.595 million in 2001, primarily in fees generated from a new courtesy overdraft protection product and commercial account analysis fees.

Non-interest Expense

Non-interest expense was $23.022 million for the year 2002, up 18.7% from $19.397 million in 2001. This rate of increase is commensurate with the 17.8% growth that we experienced in the average balance sheet size from 2001 to 2002. We continue to fill key positions to evolve our corporate infrastructure to manage one of Georgia’s largest banking companies. We have invested in quality staffing, physical facilities and processing systems as needed to provide foundation supports. Total salaries and benefits increased by $1.620 million, or 13.5%. Occupancy costs grew by only 4.8%, or $0.116 million. All other operating overhead increased by $1.889 million or 37.8%, due to expenses associated with a rapidly growing balance sheet in multiple markets throughout Georgia.

Non-interest expense was $19.397 million for the year 2001, up 53.3% from $12.655 million in 2000. As business grows, the banks continue to increase staff to strengthen the management team and add internal support positions. A full year of salaries, commissions and benefits for the Fairfield mortgage team is included in 2001. Total salaries and benefits increased by $4.610 million, or 62.5%. Occupancy costs grew by 32.7%, or $0.597 million. The increase is attributed to operating, rental and depreciation costs for the ten new mortgage offices, plus general increases in equipment and maintenance costs. All other operating overhead increased by $1.535 million or 44.4% due to overall volume increases and a rise in our number of locations.

Income Tax Expense

SNB’s consolidated federal and state income tax expense increased to $3.065 million in 2002, up from $2.518 million in 2001 and $1.857 million in 2000. The effective tax rate was 36.8%, 36.7%, and 34.8%, in 2002, 2001, and 2000, respectively. Our Company’s effective rates tend to hover just under maximum corporate federal and state income tax rates due to the relatively small percentage of tax free investments carried on the balance sheet. See Note 7 to SNB’s Consolidated Financial Statements for a detailed analysis of income taxes.

Quarterly Results of Operations

The following table provides income statement recaps and earnings per share data for each of the four quarters for the years ended December 31, 2002 and 2001.

TABLE 19
QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended

	Dec. 31	Sept. 30	June 30	Mar. 31	Total Year

For The Year 2002	($ in thousands, except per share data)
Interest Income	$8,469	$8,376	$8,100	$7,975	$32,920
Interest Expense	2,957	2,969	3,043	3,141	12,110
Net Interest Income	5,512	5,407	5,057	4,834	20,810
Provision For Loan Losses	1,150	403	510	540	2,603
Securities Gains (Losses)	—	—	—	134	134
Non-interest Income	3,590	3,535	2,891	2,995	13,011
Non-interest Expense	6,487	5,904	5,235	5,396	23,022

Income Before Income Taxes	1,466	2,635	2,203	2,027	8,331
Provision For Income Taxes	555	978	834	698	3,065

Net Income	$911	$1,657	$1,369	$1,329	$5,266

Net Income per Common Share
Basic	0.26	0.49	0.41	0.39	1.55
Diluted	0.25	0.48	0.40	0.39	1.52

TABLE 19 Continued
QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended

	Dec. 31	Sept. 30	June 30	Mar. 31	Total Year

For The Year 2001	($ in thousands, except per share data)
Interest Income	$8,239	$8,424	$8,577	$8,368	$33,608
Interest Expense	3,523	4,031	4,458	4,574	16,586
Net Interest Income	4,716	4,393	4,119	3,794	17,022
Provision For Loan Losses	626	442	415	429	1,912
Securities Gains (Losses)	(1)	54	47	1	101
Noninterest Income	3,291	2,778	2,457	2,520	11,046
Noninterest Expense	5,433	4,942	4,552	4,470	19,397

Income Before Income Taxes	1,947	1,841	1,656	1,416	6,860
Provision For Income Taxes	763	633	604	518	2,518

Net Income	$1,184	$1,208	$1,052	$898	$4,342

Net Income per Common Share
Basic	0.35	0.36	0.31	0.27	1.29
Diluted	0.35	0.36	0.31	0.27	1.29

Inflation

Inflation impacts the financial condition and operating results of SNB. However, because most of the assets of the bank subsidiaries are monetary in nature, the effect is less significant compared to other commercial or industrial companies with heavy investments in inventories and fixed assets. Inflation influences the growth of total banking assets, which in turn produces a need for an increased equity capital base to support the growing banks. Inflation also influences interest rates and tends to raise the general level of salaries, operating costs and purchased services. Our Company’s mortgage division is particularly impacted by swings in the interest rate cycle. SNB has not attempted to measure the effect of inflation on various types of income and expense due to difficulties in quantifying the impact. Management’s awareness of inflationary effects has led to various operational strategies to cope with its impact. The banks engage in various asset / liability management strategies to control interest rate sensitivity and minimize exposure to interest rate risk. Prices for banking products and services are continually reviewed in relation to current costs, and overhead cost cutting is an ongoing task.

Independent Public Accountants

The board of directors of SNB has appointed the firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia to continue as independent accountants for SNB and its subsidiaries for the year ending December 31, 2003. McNair, McLemore, Middlebrooks & Co., LLP has served as independent accountants to SNB since its inception and is considered by management to be well qualified.

A representative of McNair, McLemore, Middlebrooks & Co., LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

Shareholder Proposals for 2004

From time to time, SNB shareholders may present proposals which may be proper subjects for inclusion in SNB’s proxy statement for consideration at its annual meeting of shareholders. To be considered for inclusion, shareholder proposals must be submitted on a timely basis. Proposals for SNB annual meeting must be received by SNB no later than December 30, 2003, and any such proposals, as well as any questions thereto, should be directed to the Secretary of SNB at 4219 Forsyth Road, P. O. Box 4748, Macon, Georgia 31208.

ADDITIONAL PROPOSALS FOR SNB SHAREHOLDERS

Proposal No. 2:   Election of Directors

The articles of incorporation of SNB provide that the board of directors shall consist of not less than five nor more than twenty-five members, with the precise number to be established by the board of directors or the shareholders. The board of directors has set the number of board members at thirteen. The articles of incorporation of SNB further provide that the Board will be divided into three classes, as nearly equal in number as possible. The term of office of one of the three classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years and until their successors are elected and qualified.

The board has nominated the following persons, each of whom is currently a director, for submission to the shareholders for election to a three-year term expiring at the annual meeting in 2005.

Robert C. Ham
Robert T. Mullis
H. Cullen Talton, Jr.
Joe E. Timberlake, III

Information concerning the director nominees may be found at “BUSINESS OF SNB - MANAGEMENT OF SNB BANCSHARES” at page 76.

The board of directors of SNB unanimously recommends that shareholders of SNB vote “FOR” the proposal to elect the four nominees named above.

Directors are elected by a plurality of the votes cast at the meeting. Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve for any reason, the board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election for such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

Proposal No. 3:      Amendment to Articles of Incorporation - Changing the Name of the Corporation to Security Bank Corporation

Management of SNB believes that it is in the best interest of the company to change the name of the corporation to Security Bank Corporation in order to leverage the brand name of the company’s subsidiary banks. The changing of the name of the corporation requires an amendment to the articles of incorporation of the company. Accordingly, the board of directors of SNB has proposed an amendment to its articles of incorporation which will change the name of the corporation to Security Bank Corporation.

The text of the amendments to be voted on by shareholders of SNB is as follows:

“Paragraph 1 of the articles of incorporation of the company is hereby deleted in its entirety and the following new paragraph 1 is substituted in lieu thereof: ‘The name of the corporation shall be Security Bank Corporation.’”

The amendment to the articles of incorporation of the company to change its name requires the affirmative vote of all shares entitled to vote in the election of directors. Abstentions and broker non-votes will have the effect of votes against the proposed amendment.

The board of directors of SNB recommends a vote in favor of Proposal No. 3.

LEGAL MATTERS

Martin Snow, LLP, counsel to SNB, will provide an opinion as to: (a) the legality of the SNB common stock to be issued in connection with the merger; and (b) the income tax consequences of the merger. As of the date of this proxy statement/prospectus, members of Martin Snow, LLP and its Keogh plan own an aggregate of 20,960 shares of SNB common stock. Certain legal matters will be passed upon for Bank of Gray by Powell, Goldstein, Frazer & Murphy LLP.

EXPERTS

The audited consolidated financial statements of SNB and its subsidiaries included in this proxy statement/prospectus and elsewhere in the registration statement have been audited by McNair, McLemore, Middlebrooks & Co., LLP, independent certified public accountants, as indicated in its related audit reports, and are included on the authority of that firm as experts in giving those reports.

The audited consolidated financial statements of Bank of Gray and its subsidiaries included or incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement have been audited by McNair, McLemore, Middlebrooks & Co., LLP, independent certified public accountants, as indicated in its related audit reports, and are included on the authority of that firm as experts in giving those reports.

OTHER MATTERS

Bank of Gray

Management of Bank of Gray knows of no other matters which may be brought before the special shareholders’ meetings. If any matter other than the proposed merger should properly come before the special meeting, however, the persons named in the enclosed form of proxy will vote proxies in accordance with their judgment on those matters.

SNB Bancshares

Management of SNB knows of no other matters which may be brought before the annual shareholders’ meetings. If any matter other than the proposed merger should properly come before the annual meeting, however, the persons named in the enclosed form of proxy will vote proxies in accordance with their judgment on those matters.

BANK OF GRAY
GRAY, GEORGIA

FINANCIAL STATEMENTS AS OF
DECEMBER 31, 2002 AND 2001 AND
REPORT OF INDEPENDENT ACCOUNTANTS

BANK OF GRAY

January 17, 2003

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Bank of Gray

We have audited the accompanying balance sheets of the Bank of Gray as of December 31, 2002 and 2001 and the related statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank of Gray as of December 31, 2002 and 2001 and the results of operations and cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

BANK OF GRAY
BALANCE SHEETS
DECEMBER 31

ASSETS

	2002	2001

Cash and Due from Banks	$1,388,204	$4,400,499

Federal Funds Sold	10,543,000	9,345,000

Investment Securities Available for Sale, at Fair Value	76,444,389	39,975,513

Federal Home Loan Bank Stock, At Cost	522,700	440,600

Loans	140,864,006	146,142,724
Allowance for Loan Losses	(1,912,231)	(1,466,488)

	138,951,775	144,676,236

Bank Premises and Equipment	2,639,927	2,294,819

Other Real Estate	224,318	—

Other Assets	2,966,562	3,485,491

Total Assets	$233,680,875	$204,618,158

The accompanying notes are an integral part of these balance sheets.

BANK OF GRAY
BALANCE SHEETS
DECEMBER 31

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2002	2001

Deposits
Demand	$14,080,611	$15,577,903
Interest-Bearing Demand	40,194,395	25,463,590
Savings	6,265,479	5,132,142
Time-$100,000 and Over	43,343,734	36,680,204
Other Time	105,289,072	100,313,725

	209,173,291	183,167,564

Other Liabilities	1,366,503	1,306,155

Commitments and Contingencies

Stockholders’ Equity
Common Stock, Par Value $100 a Share; Authorized,Issued and Outstanding 5,000 Shares	500,000	500,000
Surplus	5,500,000	5,500,000
Appropriated Retained Earnings	6,000,000	—
Retained Earnings	10,247,590	14,009,643
Accumulated Other Comprehensive Income, Net of Tax	893,491	134,796

	23,141,081	20,144,439

Total Liabilities and Stockholders’ Equity	$233,680,875	$204,618,158

The accompanying notes are an integral part of these balance sheets.

BANK OF GRAY
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31

	2002	2001	2000

Interest Income
Interest and Fees on Loans	$12,162,296	$13,121,419	$10,632,653
Interest on Federal Funds Sold	178,187	220,237	126,622
Interest on Investment Securities
U. S. Treasury and Government Agencies	2,161,621	1,943,476	2,338,258
State, County and Municipal	368,466	236,295	154,584

	14,870,570	15,521,427	13,252,117

Interest Expense
Interest on Deposits	6,597,336	8,420,793	7,114,496
Interest on Federal Funds Purchased	—	1,740	23,470

	6,597,336	8,422,533	7,137,966

Net Interest Income	8,273,234	7,098,894	6,114,151

Provision for Loan Losses	703,000	486,000	275,000

Net Interest Income After Provision for Loan Losses	7,570,234	6,612,894	5,839,151

Noninterest Income
Service Charges on Deposits	501,317	462,716	398,141
Securities Gains (Losses)	45,337	(62)	(1,035)
Other	150,182	190,460	167,037

	696,836	653,114	564,143

Noninterest Expenses
Salaries and Employee Benefits	1,683,771	1,530,685	1,207,454
Occupancy and Equipment	429,527	368,374	367,278
Data Processing Fees	319,470	297,756	256,566
Other	947,355	811,420	632,788

	3,380,123	3,008,235	2,464,086

Income Before Income Taxes	4,886,947	4,257,773	3,939,208

Income Taxes	1,874,000	1,650,000	1,444,728

Net Income	$3,012,947	$2,607,773	$2,494,480

Earnings Per Share	$602.59	$521.55	$498.90

The accompanying notes are an integral part of these statements.

BANK OF GRAY
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31

	2002	2001	2000

Net Income	$3,012,947	$2,607,773	$2,494,480

Other Comprehensive Income, Net of Tax
Gains on Securities Arising During the Year	788,128	455,732	1,118,638
Reclassification Adjustment	(29,469)	40	673

Unrealized Gains on Securities	758,695	455,772	1,119,311

Comprehensive Income	$3,771,642	$3,063,545	$3,613,791

The accompanying notes are an integral part of these statements.

BANK OF GRAY
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	Common Stock	Surplus	Appropriated Retained Earnings	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

Balance, December 31, 1999	$500,000	$4,500,000		$11,357,390	$(1,440,287)	$14,917,103

Equity Transfer		1,000,000		(1,000,000)		—
Net Income				2,494,480		2,494,480
Cash Dividend				(725,000)		(725,000)
Unrealized Gains on Securities Available For Sale, Net of Tax of $602,705					1,119,311	1,119,311

Balance, December 31, 2000	500,000	5,500,000	$—	12,126,870	(320,976)	17,805,894

Net Income				2,607,773		2,607,773
Cash Dividend				(725,000)		(725,000)
Unrealized Gains on Securities Available For Sale, Net of Tax of $245,415					455,772	455,772

Balance, December 31, 2001	500,000	5,500,000	—	14,009,643	134,796	20,144,439

Equity Transfer			6,000,000	(6,000,000)		—
Net Income				3,012,947		3,012,947
Cash Dividend				(775,000)		(775,000)
Unrealized Gains on Securities Available For Sale, Net of Tax of $408,527					758,695	758,695

Balance, December 31, 2002	$500,000	$5,500,000	$6,000,000	$10,247,590	$893,491	$23,141,081

The accompanying notes are an integral part of these statements.

BANK OF GRAY STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31

	2002	2001	2000

Cash Flows from Operating Activities
Net Income	$3,012,947	$2,607,773	$2,494,480
Adjustments to Reconcile Net Income to Net Cash Provided from Operating Activities
Depreciation	218,600	205,700	224,400
Amortization and Accretion	(228,445)	20,031	(7,856)
(Gain) Loss on Sale of Securities Available for Sale	(45,337)	62	1,035
Loss on Sale of Foreclosed Property	37,825	—	—
Provision for Loan Losses	703,000	486,000	275,000
Deferred Income Taxes	(138,866)	(141,414)	(64,422)
Change in
Interest Receivable	289,666	(3,750)	(577,553)
Interest Payable on Deposits	(58,876)	(75,985)	151,897
Other	65,829	259,135	12,891

	3,856,343	3,357,552	2,509,872

Cash Flows from Investing Activities
Purchase of Investment Securities
Available for Sale	(67,204,282)	(35,014,451)	(1,115,338)
Purchase of Federal Home Loan Bank Stock	(82,100)	—	—
Proceeds from Sale and Redemption of Securities Available for Sale	32,176,412	36,127,500	2,815,572
Loans	4,429,889	(22,238,015)	(25,463,698)
Purchase of Bank Premises and Equipment	(550,713)	(101,329)	(106,590)
Proceeds from Sale of Foreclosed Property	329,429	—	—

	(30,901,365)	(21,226,295)	(23,870,054)

Cash Flows from Financing Activities
Demand, Interest-Bearing Demand and Savings Accounts	14,366,850	4,824,428	3,267,597
Time Deposits	11,638,877	23,999,743	17,582,074
Dividends Paid	(775,000)	(725,000)	(725,000)

	25,230,727	28,099,171	20,124,671

Net Increase (Decrease) in Cash and Cash Equivalents	(1,814,295)	10,230,428	(1,235,511)
Cash and Cash Equivalents, Beginning	13,745,499	3,515,071	4,750,582

Cash and Cash Equivalents, Ending	$11,931,204	$13,745,499	$3,515,071

The accompanying notes are an integral part of these statements.

BANK OF GRAY

NOTES TO FINANCIAL STATEMENTS

(1)       Summary of Significant Accounting Policies

Basis of Presentation

The Bank of Gray (the Bank), is a state-chartered commercial bank located in Gray, Georgia. The accounting and reporting policies of the Bank of Gray conform to generally accepted accounting principles and practices utilized in the commercial banking industry. The following is a description of the more significant of those policies. Certain reclassifications have been made to the 2001 and 2000 financial information to conform to the 2002 presentation.

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans and the valuation of deferred tax assets.

Description of Business

The Bank provides a full range of retail and commercial banking services for consumers and small to medium size businesses primarily in central Georgia. Lending and investing activities are funded primarily by deposits. Lending is concentrated in mortgage, commercial and consumer loans to local borrowers. In management’s opinion, these loans are well collateralized and do not pose an adverse credit risk. In addition, the loan portfolio is sufficiently diversified to avoid significant concentration of credit risk.

The success of the Bank is dependent, to a certain extent, upon the economic conditions in the geographic markets it serves. No assurance can be given that the current economic conditions will continue. Adverse changes in the economic conditions in these geographic markets would likely have a material adverse effect on the Bank’s results of operations and financial condition. The operating results of the Bank depend primarily on its net interest income. Accordingly, operations are subject to risks and uncertainties surrounding the exposure to changes in the interest rate environment.

Investment Securities

Investment securities are recorded under the provisions of Statement of Financial Accounting Standards No. 115 whereby the Bank must classify its securities as trading, available for sale or held to maturity. Trading securities are purchased and held for sale in the near term. Securities held to maturity are those which the Bank has the ability and intent to hold until maturity. All other securities not classified as trading or held to maturity are considered available for sale. As of December 31, 2002 and 2001, all securities are classified as available for sale.

(1)  Summary of Significant Accounting Policies (Continued)

Investment Securities (Continued)

Securities available for sale are measured at fair value with unrealized gains and losses reported in other comprehensive income. Fair value represents an approximation of realizable value as of December 31, 2002 and 2001. Realized and unrealized gains and losses are determined using the specific identification method. Realized gains (losses) on securities available for sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Federal Home Loan Bank Stock

Investment in stock of a Federal Home Loan Bank (FHLB) is required for every federally insured institution that utilizes its services. FHLB stock is considered restricted, as defined in Statement of Financial Accounting Standards (SFAS) No. 115; accordingly, the provisions of SFAS No. 115 are not applicable to this investment. The FHLB stock is reported in the financial statements at cost. Dividend income is recognized when earned.

Loans

Loans are generally reported at principal amount less unearned interest and fees. Impaired loans are recorded under Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan and SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. Impaired loans are loans for which principal and interest are unlikely to be collected in accordance with the original loan terms and, generally, represent loans delinquent in excess of 90 days which have been placed on nonaccrual status and for which collateral values are less than outstanding principal and interest. Small balance, homogeneous loans are excluded from impaired loans. Generally, interest payments received on impaired loans are applied to principal. Upon receipt of all loan principal, additional interest payments are recognized as interest income on the cash basis. No loans were classified as impaired loans as of December 31, 2002 and for the year then ended.

Other nonaccrual loans are loans for which payments of principal and interest are considered doubtful of collection under original terms but collateral values equal or exceed outstanding principal and interest.

The Bank of Gray’s loans consist of commercial, financial and agricultural loans, real estate mortgage loans and consumer loans primarily to individuals and entities located throughout middle Georgia. Accordingly, the ultimate collectibility of the loans is largely dependent upon economic conditions in the middle Georgia area.

Allowance for Loan Losses

The allowance method is used in providing for losses on loans. Accordingly, all loan losses decrease the allowance and all recoveries increase it. The provision for loan losses is based on past experience and on factors which, in management’s judgment, deserve current recognition in estimating possible loan losses. Such other factors considered by management include growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans and economic conditions.

(1)  Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses (Continued)

When impaired loans exist, an allowance for impaired loan losses is maintained. Provisions are made for impaired loans upon changes in expected future cash flows or estimated net realizable value of collateral. When determination is made that impaired loans are wholly or partially uncollectible, the uncollectible portion is charged off.

Management believes the allowance for possible loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgment about information available to them at the time of their examination.

Premises and Equipment

Premises and equipment are recorded at acquisition cost net of accumulated depreciation.

Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation are as follows:

Description	Life in Years	Method

Banking Premises	5-40	Straight-Line

Furniture and Equipment	5-20	Straight-Line

Expenditures for major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. When property and equipment are retired or sold, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in other income or expense.

Other Real Estate Owned

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Bank’s carrying amount or fair value less estimated selling cost at the date of foreclosure. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

(1)  Summary of Significant Accounting Policies (Continued)

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, represent equity changes from economic events of the period other than transactions with owners and are not reported in the statements of income but as a separate component of the equity section of the balance sheets. Such items are considered components of other comprehensive income. SFAS 130 requires the presentation in the financial statements of net income and all items of other comprehensive income as total comprehensive income.

Statement of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

Income Taxes

The provision for income taxes is based upon income for financial statement purposes, adjusted for nontaxable income and nondeductible expenses. Deferred income taxes have been provided when different accounting methods have been used in determining income for income tax purposes and for financial reporting purposes. Deferred tax assets and liabilities are recognized based on future tax consequences attributable to differences arising from the financial statement carrying values of assets and liabilities and their tax bases. The differences related primarily to depreciable assets (use of different depreciation methods for financial statement and income tax purposes) and allowance for loan losses (use of the allowance method for financial statement purposes and the experience method for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Changes in Accounting Principles and Effects of New Accounting Pronouncements

In Ju001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets. SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations with limited exceptions for combinations initiated prior to July 1, 2001. SFAS No. 142 discontinues the practice of amortizing goodwill and indefinite-lived intangible assets and initiates an annual review for impairment. Impairment would be examined more frequently if certain indicators are encountered. Intangible assets with a determinable useful life will continue to be amortized over that period. The provisions of SFAS No. 142 are effective January 1, 2002. The adoption of these Statements had no impact on the Bank’s financial position or results of operations.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Statement is effective beginning January 1, 2003. Management does not expect the implementation of the Statement to have an impact on the Bank’s financial position or results of operations.

(1)  Summary of Significant Accounting Policies (Continued)

Changes in Accounting Principles and Effects of New Accounting Pronouncements (Continued)

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Statement establishes a single accounting model for long-lived assets to be disposed of by sale, and resolves significant implementation issues related to SFAS No. 121. The adoption of the Statement had no impact on the Bank’s financial position or results of operations.

In May 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002. This Statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, SFAS No. 64, Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements. This Statement also rescinds SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Bank will adopt the provisions of this Statement effective January 1, 2003. Management does not anticipate that the implementation of this Statement will have an impact on the Bank’s financial position or results of operations.

In August 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. The Statement also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. Management does not anticipate that the implementation of this Statement will have a materially adverse impact on the Bank’s financial position or results of operations.

In October 2002, the FASB issued SFAS No. 147, Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9, which addresses the financial accounting and reporting for the acquisitions of all or part of a financial institution. SFAS No. 147 removes acquisitions of financial institutions, except for transactions between two or more mutual enterprises, from the scope of both SFAS No. 72 and Interpretation No. 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 147 also amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship and credit cardholder intangible assets, and requires companies to cease amortization of unidentifiable assets associated with certain branch acquisitions. The provisions of this Statement were effective beginning October 1, 2002. The implementation of this Statement did not have an impact on the Bank’s financial position or results of operations.

(2)  Investment Securities

Investment securities classified as available for sale and carried at fair value as of December 31, 2002 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Securities Available for Sale
U. S. Government Agencies	$33,097,990	$534,525		$33,632,515
Mortgage Backed	32,982,554	397,470	$(11,385)	33,368,639
State, County and Municipal	8,989,244	453,991		9,443,235

	$75,069,788	$1,385,986	$(11,385)	$76,444,389

The amortized cost and fair value of investment securities as of December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value

Due in One Year or Less	$155,000	$157,895
Due After One Year Through Five Years	14,096,807	14,487,822
Due After Five Years Through Ten Years	19,844,201	20,244,355
Due After Ten Years	7,991,226	8,185,678

	42,087,234	43,075,750
Mortgaged Backed	32,982,554	33,368,639

	$75,069,788	$76,444,389

Investment securities as of December 31, 2001 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Securities Available for Sale
U. S. Government Agencies	$27,009,052	$259,958	$(116,480)	$27,152,530
Mortgage Backed	6,815,003	52,947	(56,224)	6,811,726
State, County and Municipal	5,944,080	112,419	(45,242)	6,011,257

	$39,768,135	$425,324	$(217,946)	$39,975,513

(2)  Investment Securities (Continued)

Proceeds from sales and redemption of investment securities during 2002, 2001 and 2000 were $32,176,412, $36,127,500 and $2,815,572, respectively. Gross realized gains totaled $45,337, $-0- and $-0- for 2002, 2001 and 2000, respectively. Gross realized losses totaled $-0-, $62 and $1,035 for 2002, 2001 and 2000, respectively.

Investment securities having approximate carrying values of $19,319,000 as of December 31, 2002 and $25,222,000 as of December 31, 2001 were pledged to secure public and trust deposits and for other purposes required or permitted by law.

(3)  Loans

Loans by type as of December 31 are:

	2002	2001

Loans Secured by Real Estate
Construction and Land Development	$16,688,339	$24,400,135
Secured by Farmland (Including Farm Residential and Other Improvements)	143,233	460,682
Secured by 1-4 Family Residential Properties	43,740,007	44,012,508
Secured by Multifamily (5 or More) Residential Properties	1,237,858	1,436,294
Secured by Nonfarm Nonresidential Properties	58,559,100	54,570,214
Commercial and Industrial Loans (U.S. Addressees)	4,230,696	2,660,875
Loans to Individuals for Household, Family and Other Personal Expenditures	16,264,773	18,602,016

	$140,864,006	$146,142,724

Loans by Interest Rate Type are
Fixed Rate	$140,423,504	$146,142,724
Variable Rate	440,502	—

	$140,864,006	$146,142,724

As of December 31, 2002, 2001 and 2000, nonaccrual loans totaled $756,489, $507,597 and $99,281, respectively. The reduction in interest income for the years ended December 31, 2002, 2001 and 2000, resulting from nonaccrual loans, totaled $48,310, $17,524 and $7,942 respectively.

Loans past due ninety days or more and still accruing interest approximated $433,000 and $100,000 as of December 31, 2002 and 2001, respectively.

(4)  Allowance for Loan Losses

Transactions in the allowance for loan losses for the years ended December 31 are summarized as follows:

	2002	2001	2000

Balance, Beginning	$1,466,488	$1,146,675	$1,013,359

Provision Charged to Operations	703,000	486,000	275,000
Loan Losses	(294,311)	(196,020)	(188,585)
Recoveries	37,054	29,833	46,901

Balance, Ending	$1,912,231	$1,466,488	$1,146,675

(5)  Bank Premises and Equipment

The detail of Bank premises and equipment is as follows as of December 31:

	2002	2001

Land	$437,022	$237,022
Buildings	2,203,379	1,815,060
Furniture, Fixtures and Equipment	1,184,266	1,227,692
Company Vehicle	9,081	9,081

	3,833,748	3,288,855
Accumulated Depreciation	(1,193,821)	(994,036)

	$2,639,927	$2,294,819

Depreciation charged to operations totaled $218,600, $205,700 and $224,400 in 2002, 2001 and 2000, respectively.

(6)  Deposits

The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, approximated $34,436,000 and $32,875,000 in 2002 and 2001, respectively.

As of December 31, 2002, the scheduled maturities of certificates of deposit are as follows:

Year	Amount

2003	$113,770,460
2004	23,946,240
2005	6,982,911
2006	3,894,072
2007 and Thereafter	39,123

$148,632,806

(7)  Income Taxes

The Bank reports income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The components of income tax expense (benefit) for the years ended December 31 are:

	2002	2001	2000

Current	$2,012,866	$1,791,414	$1,509,150
Deferred Expense (Benefit)	(138,866)	(141,414)	(64,422)

	$1,874,000	$1,650,000	$1,444,728

(7) Income Taxes (Continued)

Federal income tax expense totaled $1,635,257 in 2002, $1,441,045 in 2001 and $1,250,888 in 2000, which is less than the tax expense computed by applying the statutory federal tax rate of 34 percent to income before income taxes. The reasons for the differences are as follows:

	2002	2001	2000

Federal Statutory Taxes	$1,661,562	$1,447,643	$1,339,331
Increase (Reductions) Resulting from
Tax-Exempt Interest Income	(38,365)	(74,531)	(49,597)
Interest Expense Disallowed	16,105	14,433	8,883
State Tax Deduction	(81,173)	(71,045)	(65,906)
Other	77,128	124,545	18,177

Actual Federal Taxes	1,635,257	1,441,045	1,250,888
State Income Taxes	238,743	208,955	193,840

Total Income Taxes	$1,874,000	$1,650,000	$1,444,728

The components of the net deferred tax assets included in other assets of the accompanying balance sheets as of December 31 are as follows:

	2002	2001

Deferred Tax Assets
Reserve for Loan Losses	$704,892	$586,595
Deferred Compensation	31,219	20,813

	736,111	607,408

Deferred Tax Liability
Depreciation on Premises and Equipment	(76,704)	(64,948)
Accretion on Securities Available for Sale	(9,170)	(31,089)

	(85,874)	(96,037)

	650,237	511,371

Deferred Tax Liability on Unrealized Securities Gains	(481,110)	(72,582)

Net Deferred Tax Assets	$169,127	$438,789

(8) Interest Income and Expense

Interest income of $112,837, $219,209 and $145,873 from state, county and municipal bonds was exempt from regular income taxes in 2002, 2001 and 2000, respectively.

Interest on deposits includes interest expense on time certificates of $100,000 or more totaling $1,632,782, $2,216,213, and $1,874,531 for the years ended December 31, 2002, 2001 and 2000, respectively.

(9) Supplemental Cash Flow Information

Cash payments for the following were made during the years ended December 31:

	2002	2001	2000

Interest Expense	$6,538,460	$8,346,548	$7,289,863

Income Taxes	$2,006,083	$1,672,974	$1,508,654

Noncash investing activities for the years ended December 31 are as follows:

Acquisitions of Real Estate Through Foreclosure	$1,119,298	$—	$—

Proceeds from Sales of Foreclosed Real Estate Financed Through Loans	$527,726	$—	$—

(10) Related Party Transactions

It is the general policy of the Bank to prohibit loans to its officers, employees, directors and related parties. However, the board of directors approved two loans totaling $303,569 to a related party of executive management. As of December 31, 2002, the balance is $293,463 and is secured by real estate and certificates of deposit.

Deposits from related parties held by the Bank as of December 31, 2002 and 2001 totaled $2,176,599 and $1,922,197, respectively.

(11) Profit Sharing Plans

Employee Benefit Plan

The Bank has a noncontributory profit sharing plan that covers all eligible employees. The annual contribution to the plan is determined by a formula method as a percentage of earnings, but cannot exceed amounts allowable as a deduction for federal income tax purposes. Profit sharing contributions charged to operations for the years ended December 31, 2002, 2001 and 2000 totaled $-0-, $-0- and $15,000, respectively.

(11) Profit Sharing Plans (Continued)

Pension Plan

On July 1, 2001, the Bank implemented a 401(k) retirement plan for its employees. Employees are eligible to participate after one year of service and attaining the age of 21. Employees may elect to defer up to 10 percent of their total compensation. At the discretion of the board of directors, the Bank may make matching contributions in an amount to be determined by the board. The Bank’s board of directors voted to match 80 percent of the employee’s contributions up to a maximum of 6 percent of total compensation for the year 2002. Contributions for the years ended December 31, 2002 and 2001 were $42,557 and $40,546, respectively.

(12) Commitments and Contingencies

In the normal course of business, certain commitments and contingencies are incurred which are not reflected in the financial statements. The Bank had commitments under standby letters of credit approximating $286,000 and $293,500 as of December 31, 2002 and 2001, respectively. As of December 31, 2002 and 2001, there were no significant unfulfilled loan commitments outstanding. No losses are anticipated as a result of these commitments.

Rental expense under operating leases included in the statements of income for the years ended December 31, 2002, 2001 and 2000 totaled $3,988, $4,890 and $-0-, respectively.

(13) Regulatory Capital Matters

The amount of dividends payable to the stockholders is limited by various banking regulatory agencies. The amount of cash dividends available for payment in 2002 without prior approval from the banking regulatory agencies approximates $1,500,000. Upon approval by regulatory authorities, the Bank may pay cash dividends to the stockholders in excess of regulatory limitations.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and, possibly, additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and Tier I capital to average assets. The amounts and ratios as defined in regulations are presented hereafter. Management believes, as of December 31, 2002, that the Bank meets all capital adequacy requirements to which it is subject and is classified as well capitalized under the regulatory framework for prompt corrective action. In the opinion of management, there are no conditions or events since prior notification of capital adequacy from the regulators that have changed the Bank’s category.

(13) Regulatory Capital Matters (Continued)

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions

	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2002

Total Capital To Risk-Weighted Assets	$24,903,312	17.10%	$11,650,672	8.00%	$14,563,340	10.00%
Tier I Capital To Risk-Weighted Assets	23,141,081	15.89	5,825,319	4.00	8,737,979	6.00
Tier I Capital To Average Assets	23,141,081	10.02	9,237,956	4.00	11,547,446	5.00

As of December 31, 2001

Total Capital To Risk-Weighted Assets	21,610,927	15.27	11,322,031	8.00	14,152,539	10.00
Tier I Capital To Risk-Weighted Assets	20,144,439	14.23	5,662,527	4.00	8,439,790	6.00
Tier I Capital To Average Assets	20,144,439	10.11	7,970,104	4.00	9,962,631	5.00

(14) Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Bank’s financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Bank, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Bank since purchase, origination or issuance.

Cash and Short-Term Investments

For cash, due from banks, federal funds sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

Investment Securities

Fair values for investment securities are based on quoted market prices.

(14) Fair Value of Financial Instruments (Continued)

Loans

The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Deposit Liabilities

The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Standby Letters of Credit

Because standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered in the estimates.

(14) Fair Value of Financial Instruments (Continued)

Limitations (Continued)

The carrying amounts and estimated fair values of the Bank’s financial instruments as of December 31 are as follows:

	2002		2001

	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

	(In Thousands)
Assets
Cash and Short-Term Investments	$11,931	$11,931	$13,745	$13,745
Investment Securities Available for Sale	76,444	76,444	39,976	39,976
Federal Home Loan Bank Stock	523	523	441	441
Loans	140,864	141,451	146,143	146,614

Liabilities
Deposits	209,173	211,113	183,168	185,116

Unrecognized Financial Instruments
Standby Letters of Credit	—	286	—	294

(15) Deferred Compensation

On December 11, 1999, the Bank implemented a deferred compensation plan covering certain members of management through individual deferred compensation contracts. In accordance with the terms of the contracts, the Bank is committed to pay the individuals deferred compensation over a period of 15 years, beginning at age 65. In the event of the individual’s death before age 65, a lump sum payment is made to the individual’s beneficiary within 60 days of the date of death.

The contracts were initially funded through the purchase of life insurance with immediate cash value vesting in the amount of $885,783, which is included in other assets. The cash value of the life insurance contracts totaled $1,028,199 and $979,522 as of December 31, 2002 and 2001, respectively.

Liabilities accrued under the plan totaled $78,048 and $52,032 as of December 31, 2002 and 2001, respectively, with $26,016 charged to operations for each year. No benefits have been made under the contract.

(16) Other

On October 16, 2002, the board of directors of the Bank approved a proposal to merge with SNB Bankshares, Inc. (SNB). The proposal allows for the purchase of all outstanding shares of the Bank’s common stock through a business combination accounted for as a purchase. The stockholders of the Bank will receive $15,000,000 in cash and 1,571,000 shares of common stock of SNB. The acquisition is subject to stockholder and regulatory approvals and is expected to be finalized by May 31, 2003.

January 17, 2003

The Board of Directors
Bank of Gray

In planning and performing our audit of the financial statements of the Bank of Gray for the year ended December 31, 2002, we considered its internal control in order to determine our auditing procedures for the purpose of expressing an opinion on the financial statements and not to provide assurance on internal control. Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation that we consider to be material weaknesses as defined above.

* * * * *

This letter does not affect our report dated January 17, 2003 on the financial statements of the Bank. This report is intended solely for the information and use of the board, management and others within the Bank.

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

January 17, 2003

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Bank of Gray

We have audited the accompanying balance sheets of the Bank of Gray as of December 31, 2002 and 2001 and the related statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank of Gray as of December 31, 2002 and 2001 and the results of operations and cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION
(Excluding Exhibits)

AGREEMENT AND PLAN OF REORGANIZATION

BY AND BETWEEN

SNB BANCSHARES, INC.

AND

BANK OF GRAY

Dated as of October 25, 2002

Page

PARTIES	1

PREAMBLE	1

SIGNATURES	53

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of October 25, 2002, by and between SNB BANCSHARES, INC. (“SNB”), a corporation organized under the laws of the State of Georgia, with its principal office located in Macon, Georgia, and BANK OF GRAY (“Gray”), a bank organized under the laws of the State of Georgia, with its main office in Gray, Georgia.

Preamble

The respective Boards of Directors of Gray and SNB are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the merger of Gray with and into Security Interim Bank, or such other name as may be required by law, to be formed as a wholly-owned interim state bank subsidiary of SNB (the “SNB Merger Subsidiary”), with the SNB Merger Subsidiary being the surviving bank of the merger to be named Security Bank of Jones County after the merger (the “Surviving Bank”). At the effective time of such merger, the outstanding shares of the capital stock of Gray shall be converted into the right to receive shares of the common stock of SNB and cash as provided herein. As a result, shareholders of Gray shall become shareholders of SNB and SNB shall continue to conduct the business and operations of Gray. The transactions described in this Agreement are subject to the approvals of the Boards of Directors of SNB and Gray, of the shareholders of SNB and Gray, the Board of Governors of the Federal Reserve System, Department of Banking and Finance of the State of Georgia, the Federal Deposit Insurance Corporation, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code with the result of no gain or loss being recognized by the Gray shareholders in connection with their receipt of the Stock Consideration, and for accounting purposes shall be treated as a purchase.

As a condition and inducement to SNB’s willingness to consummate the transactions contemplated by this Agreement, each of the directors of Gray will execute and deliver to SNB an agreement (the “Gray Directors’ Agreement”) no later than ten (10) calendar days after the date of this Agreement in substantially the form of Exhibit “C” to this Agreement.

Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER

1.1       Merger. Subject to the terms and conditions of this Agreement, Gray shall be merged with and into SNB Merger Subsidiary in accordance with the provisions of Sections 7-1-531 through 7-1-537 of the FICG and with the effect provided in Section 7-1-536 of the FICG (the “Merger”). The SNB Merger Subsidiary shall be the Surviving Bank resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Gray and SNB, and the Plan of Merger, in substantially the form attached as Exhibit “A,” which will be approved and adopted by the Board of Directors of Gray and the SNB Merger Subsidiary.

1.2       Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at the office of Martin Snow, LLP, 240 Third Street, Macon, Georgia 31201, or at such location as may be mutually agreed upon by the Parties.

1.3       Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the

Secretary of State of Georgia (the “Effective Time”). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Gray and SNB approve this Agreement to the extent required by applicable Law.

ARTICLE 2
TERMS OF MERGER

2.1       Charter. The Articles of Incorporation of SNB Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Bank until duly amended or repealed.

2.2       Bylaws. The Bylaws of SNB Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until duly amended or repealed.

2.3       Directors and Officers. (a) The directors of SNB in office immediately prior to the Effective Time shall serve as the officers and directors of SNB from and after the Effective Time, provided, that at the Effective Time, three (3) directors (the “Appointed Directors”) from the Board of Directors of Gray, who are serving as such immediately prior to the Effective Time, shall be appointed as directors of SNB. The Appointed Directors shall be selected by the SNB Board of Directors. Such officers and directors shall serve as the officers and directors of SNB from and after the Effective Time in accordance with the Bylaws of SNB. (b) The directors of the Surviving Bank from and after the Effective Time shall consist of the directors of Gray immediately preceding the Effective Time and shall serve as the officers and directors of the Surviving Bank in accordance with the Bylaws of Surviving Bank.

ARTICLE 3
MANNER OF CONVERTING SHARES

3.1       Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of SNB, Gray, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

(a)    Each share of capital stock of SNB issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

(b)    The outstanding shares of SNB Merger Subsidiary Common Stock issued and outstanding at the Effective Time shall be converted into and exchanged for 5,000 shares of the stock of Surviving Bank.

(c)    Each share of Gray Common Stock outstanding immediately prior to the Effective Time, other than shares with respect to which the holders thereof, prior to the Effective Time, met the requirements of, and perfected their dissenters’ rights under, Article 13 of the GBCC with respect to shareholders dissenting from the Merger (the “Dissenting Shares”), and shares held by Gray or by SNB or any of the SNB Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall automatically be converted at the Effective Time into the right to receive its pro-rata share of the Cash Consideration and the Stock Consideration (plus cash in lieu of fractional shares pursuant to subsection (d) below, if applicable). It is anticipated Gray will have issued and outstanding at the Effective Time 5,000 common shares which when divided into the Cash Consideration and Stock Consideration each Gray Shareholder should receive $3,000.00 of cash and 314.2 shares of SNB Common Stock for each share of Gray Common Stock. The actual amount of cash and SNB Common Stock each Gray Shareholder will receive for each share of Gray Common Stock is the amount of cash and shares of SNB Common Stock determined by the formula in the first sentence of this Section 3.1(c).

(d)    Notwithstanding any other provision of this Agreement, each holder of outstanding Gray Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of SNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash

(without interest) in an amount equal to such fractional part of a share of SNB Common Stock multiplied by $21.00. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

(e)    Each share of the Gray Common Stock that is not an outstanding Gray Share as of the Effective Time shall be canceled without consideration therefor.

(f)     No Dissenting Shares shall be converted in the Merger. All such shares shall be canceled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Article 13 of the GBCC; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Dissenting Shares in accordance with Article 13 of the GBCC or withdraws or loses such holder’s Dissenter’s Rights, such shares held by such shareholder shall, upon the happening of such events, be treated the same as all other holders of Gray Common Stock who at the Effective Time held outstanding Gray Shares.

3.2       Anti-Dilution Provisions. In the event SNB or Gray changes the number of shares of SNB Common Stock or Gray Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization) shall be after the date hereof and prior to the Effective Time, the exchange ratio shall be proportionately adjusted.

ARTICLE 4
EXCHANGE OF SHARES

4.1       Exchange Procedures. Prior to the Effective Time, SNB shall select a transfer agent, bank or trust company reasonably acceptable to Gray to act as exchange agent (the “Exchange Agent”) to effectuate the delivery of the Merger Consideration to holders of Gray Common Stock. Promptly following the Effective Time, the Exchange Agent shall send to each holder of outstanding shares of Gray Common Stock immediately prior to the Effective Time a form of letter of transmittal (the “Letter of Transmittal”) for use in exchanging certificates previously evidencing shares of Gray Common Stock (“Old Certificates”). The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of any cash and certificates representing SNB Common Stock, which certificates shall be deposited with the Exchange Agent by SNB as of the Effective Time. If any certificates for shares of SNB Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Unless and until Old Certificates or evidence that such certificates have been lost, stolen, or destroyed accompanied by appropriate affidavits, security or indemnity agreements, are presented to the Exchange Agent, the holder thereof shall not be entitled to the consideration to be paid in exchange therefor pursuant to the Merger, to any dividends payable on any SNB Common Stock to which he or she is entitled, or to exercise any rights as a shareholder of SNB Common Stock. Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to SNB, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to SNB for payment or delivery of such property. In no event will any holder of Gray Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or SNB of the Merger Consideration.

4.2       Rights of Former Gray Shareholders. At the Effective Time, the stock transfer books of Gray shall be closed as to holders of Gray Common Stock immediately prior to the Effective Time and no transfer of Gray Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Gray Common Stock (other than shares to be canceled pursuant to Section 3.1(e) or shares of Gray Common Stock held by any SNB Company or by Gray other than in a fiduciary capacity or as a result of debts previously contracted) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Gray in respect of such shares of Gray Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of Gray shall be entitled to vote after the Effective Time at any meeting of SNB shareholders the number of whole shares of SNB Common Stock into which their respective shares of Gray Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing SNB Common Stock in accordance with the provisions of this Agreement.

Whenever a dividend or other distribution is declared by SNB on the SNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of SNB Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of SNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Old Certificate until such holder surrenders such Old Certificate for exchange as provided in Section 4.1. However, upon surrender of such Old Certificate, both the SNB Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Old Certificate.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF GRAY

Gray hereby represents and warrants to SNB as follows:

5.1       Organization, Standing, and Power. Gray is a banking corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Gray is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect. The minute book and other organizational documents for Gray have been made available to SNB for its review and, except as disclosed in Section 5.1 of the Gray Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

5.2       Authority of Gray; No Breach By Agreement.

(a)    Gray has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Gray, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of Gray Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Gray, enforceable against Gray in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)    Neither the execution and delivery of this Agreement by Gray, nor the consummation by Gray of the transactions contemplated hereby, nor compliance by Gray with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Gray’s Articles of Incorporation or Bylaws or the charter, certificate or articles of incorporation or bylaws of any Gray Subsidiary or any resolution adopted by the board of directors or the shareholders of any Gray Entity, or (ii) except as disclosed in Section 5.2 of the Gray Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Gray

Entity under, any Contract or Permit of any Gray Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Gray Entity or any of their respective material Assets (including any SNB Entity or any Gray Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any SNB Entity or any Gray Entity being reassessed or revalued by any Taxing authority).

(c)    Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Gray of the Merger and the other transactions contemplated in this Agreement.

5.3       Capital Stock.

(a)    The authorized capital stock of Gray consists of (a) shares of $100.00 par value per share Gray Common Stock, of which 5,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Gray are duly and validly issued and outstanding and are fully paid and nonassessable under the FICG. None of the outstanding shares of capital stock of Gray has been issued in violation of any preemptive rights of the current or past shareholders of Gray.

(b)    Except as set forth in Section 5.3 of this Agreement or as disclosed in Section 5.3 of the Gray Disclosure Memorandum, there are no shares of capital stock, preferred stock or other equity securities of Gray outstanding and no outstanding Equity Rights relating to the capital stock of Gray.

5.4       Gray Subsidiaries. Gray has disclosed in Section 5.4 of the Gray Disclosure Memorandum all of the Gray Subsidiaries as of the date of this Agreement.

5.5       Financial Statements. Gray has included in Section 5.5 of the Gray Disclosure Memorandum copies of all Gray Financial Statements and will deliver to SNB copies of all similar financial statements prepared subsequent to the date hereof. The Gray Financial Statements and any supplemental financial statements (as of the date thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of Gray, which are and will be, as the case may be, complete and correct in all Material Respects and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be and in all material respects, fairly the consolidated financial position of Gray as of the dates indicated and the consolidated results of operation, changes in shareholders’ equity, and cash flows of Gray for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereof or, in the case of interim financial statements, to the normal recurring year-end adjustments that are not Material in any amount of effect).

5.6       Absence of Undisclosed Liabilities. No Gray Entity has any Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Gray as of September 30, 2002, included in the Gray Financial Statements or reflected in the notes thereto. Gray has not incurred or paid any Liability since December 31, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

5.7       Absence of Certain Changes or Events. Since December 31, 2001, except as disclosed in the Gray Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Gray Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, and (ii) Gray has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Gray provided in Article 7.

5.8       Tax Matters.

(a)    All Tax Returns required to be filed by or on behalf of any of the Gray Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired, for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Gray Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Gray Material Adverse Effect, except as reserved against in the Gray Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the Gray Disclosure Memorandum. Gray’s federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Gray Entities, except for any such Liens which are not reasonably likely to have a Gray Material Adverse Effect.

(b)    None of the Gray Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c)    The provision for any Taxes due or to become due for any of the Gray Entities for the period or periods through and including the date of the respective Gray Financial Statements that has been made and is reflected on such Gray Financial Statements is sufficient to cover all such Taxes.

(d)    Deferred Taxes of the Gray Entities have been provided for in accordance with GAAP.

(e)    Each of the Gray Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect.

5.9       Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the “Allowance”) shown on the consolidated balance sheets of Gray included in the Gray Financial Statements and the Allowance shown on the consolidated balance sheets of Gray as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Gray Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Gray Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Gray Material Adverse Effect.

5.10     Assets. (a) Except as disclosed in Section 5.10 of the Gray Disclosure Memorandum or as disclosed or reserved against in the Gray Financial Statements delivered prior to the date of this Agreement, the Gray Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Gray Material Adverse Effect. All tangible properties used in the businesses of the Gray Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Gray’s past practices. All Assets which are material to Gray’s business on a consolidated basis, held under leases or subleases by any of the Gray Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

(b)    The Gray Entities have paid all amounts due and payable under any insurance policies and guarantees applicable to Gray Entities and their assets and operations; all such insurance policies and guarantees are in full force and effect, and all Gray’s material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practice and experience. None of the Gray Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Gray Entity under such policies.

(c)    The Assets of the Gray Entities include all Material Assets required to operate the business of the Gray Entities as presently conducted.

5.11     Intellectual Property. Each Gray Entity owns or has a license to use all of the Intellectual Property used by such Gray Entity in the course of its business. Each Gray Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Gray Entity in connection with such Gray Entity’s business operations, and such Gray Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Gray Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Gray threatened, which challenge the rights of any Gray Entity with respect to Intellectual Property used, sold or licensed by such Gray Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the knowledge of Gray, the conduct of the business of the Gray Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the Gray Disclosure Memorandum, no Gray Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 5.11 of the Gray Disclosure Memorandum, no officer, director or employee of any Gray Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Gray Entity.

5.12     Environmental Matters.

(a)    To the Knowledge of Gray, each Gray Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect.

(b)    To the Knowledge of Gray, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Gray Entity or any of its Operating Properties or Participation Facilities (or Gray in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Gray Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect.

(c)    During the period of (i) any Gray Entity’s ownership or operation of any of their respective current properties, (ii) any Gray Entity’s participation in the management of any Participation Facility, or (iii) any Gray Entity’s holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect. Prior to the period of (i) any Gray Entity’s ownership or operation of any of their respective current properties, (ii) any Gray Entity’s participation in the management of any Participation Facility, or (iii) any Gray Entity’s holding of a security interest in a Operating Property, to the Knowledge of Gray, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect.

5.13     Compliance with Laws. Gray is a state bank whose deposits are and will at the Effective Time be insured by the Federal Deposit Insurance Corporation and has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect. Except as disclosed in Section 5.13 of the Gray Disclosure Memorandum, Gray is not:

(a)    in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

(b)    in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect; or

(c)    since January 1, 1999, in receipt of any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Gray Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, or (iii) requiring any Gray Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to SNB.

5.14     Labor Relations. No Gray Entity is the subject of any Litigation asserting that it or any other Gray Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Gray Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Gray Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Gray Entity, pending or threatened, or to the Knowledge of Gray, is there any activity involving any Gray Entity’s employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

5.15     Employee Benefit Plans.

(a)    Gray has disclosed in Section 5.15 of the Gray Disclosure Memorandum, and has delivered or made available to SNB prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, employee stock ownership, deferred compensation, stock option, employee stock ownership, severance pay, vacation, cash or stock bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Gray Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the “Gray Benefit Plans”). Any of the Gray Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as a “Gray ERISA Plan.” Each Gray ERISA Plan which is also a “defined benefit plan” (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a “Gray Pension Plan.” No Gray Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

(b)    All Gray Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, except where the breach or violation of any such Laws which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect. Each Gray ERISA Plan which is intended to be qualified under Section 40 1(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Gray is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Gray Entity has engaged in a transaction with respect to any Gray Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Gray Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect.

(c)    No Gray Pension Plan has any “unfunded current liability,” as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan’s most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Gray Pension Plan, (ii) no change in the actuarial assumptions with respect to any Gray Pension Plan, and (iii) no increase in benefits under any Gray Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Gray Pension Plan nor any “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Gray Entity, or the single-employer plan of any entity which is considered one employer with Gray under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an “ERISA Affiliate”) has an “accumulated funding deficiency” within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Gray Material Adverse Effect. No Gray Entity has provided, or is required to provide, security to a Gray Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

(d)    Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Gray Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Gray Material Adverse Effect. No Gray Entity has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Gray Material Adverse Effect. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Gray Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

(e)    Except as disclosed in Section 5.15 of the Gray Disclosure Memorandum, no Gray Entity has any Liability for retiree health and life benefits under any of the Gray Benefit Plans and there are no restrictions on the rights of such Gray Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Gray Material Adverse Effect.

(f)     Except as disclosed in Section 5.15 of the Gray Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Gray Entity from any Gray Entity under any Gray Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Gray Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect.

(g)    The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Gray Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Gray Financial Statements to the extent required by and in accordance with GAAP.

5.16     Material Contracts. Except as disclosed in Section 5.16 of the Gray Disclosure Memorandum or otherwise reflected in the Gray Financial Statements, none of the Gray Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any Gray Entity or the guarantee by any Gray Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Gray Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Gray Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and “shrink-wrap” software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Gray Entity, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $25,000), and (viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract (the “Gray Contracts”). With respect to each Gray Contract and except as disclosed in Section 5.16 of the Gray Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Gray Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect; (iii) no Gray Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Gray, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any Gray Entity for money borrowed is prepayable at any time by such Gray Entity without penalty or premium.

5.17     Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Gray, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Gray Entity, or against any director, employee or employee benefit plan of any Gray Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Gray Entity, that are reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect. Section 5.17 of the Gray Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Gray Entity is a party and which names a Gray Entity as a defendant or cross-defendant or for which any Gray Entity has any potential Liability.

5.18     Reports. Since December 31, 2001, Gray has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.19     Statements True and Correct. None of the information supplied or to be supplied by Gray or any Affiliate thereof for inclusion in the Registration Statement to be filed by SNB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Gray

Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party’s shareholders in connection with the Shareholders’ Meetings, and any other documents to be filed by a Gray Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Gray and SNB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders’ Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meetings. All documents that any Gray Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.20     Accounting, Tax and Regulatory Matters. No Gray Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

5.21     Charter Provisions. Each Gray Entity has taken, or will take, all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Gray Entity or restrict or impair the ability of SNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Gray Entity that or indirectly acquired or controlled by them.

5.22     Gray Disclosure Memorandum. Gray has delivered to SNB a memorandum (the “Gray Disclosure Memorandum”) containing certain information regarding Gray as indicated at various places in this Agreement. All information set forth in the Gray Disclosure Memorandum shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Gray under this Article 5. The information contained in the Gray Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this Article 5 and the covenants in Article 5 to the extent applicable.

5.23     Directors’ Agreements. Each of the directors and executive officers of Gray has executed and delivered to SNB an agreement in substantially the form of Exhibit “C” (the “Gray Directors’ Agreements”).

5.24     Board Recommendation. The Board of Directors of Gray, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Gray Directors’ Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Gray Common Stock approve this Agreement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF SNB

SNB hereby represents and warrants to Gray as follows:

6.1       Organization, Standing and Power. SNB is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. SNB has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. SNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect. The minute book and other organizational documents for SNB have been made available to Gray for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

6.2       Authority; No Breach By Agreement.

(a)    SNB has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SNB. This Agreement represents a legal, valid, and binding obligation of SNB, enforceable against SNB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)    Neither the execution and delivery of this Agreement by SNB, nor the consummation by SNB of the transactions contemplated hereby, nor compliance by SNB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of SNB’s Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any SNB Subsidiary or any resolution adopted by the board of directors or the shareholders of any SNB Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any SNB Entity under, any Contract or Permit of any SNB Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any SNB Entity or any of their respective material Assets (including any SNB Entity or any Gray Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any SNB Entity or any Gray Entity being reassessed or revalued by any Taxing authority).

(c)    Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq National Market, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by SNB of the Merger and the other transactions contemplated in this Agreement.

6.3       Capital Stock.

(a)    The authorized capital stock of SNB consists of 10,000,000 shares of SNB Common Stock, of which 3,398,317 shares are issued, 3,398,317 shares are outstanding and no shares are held in treasury as of the date of this Agreement. All of the issued and outstanding shares of SNB Common Stock are, and all of the shares of SNB Common Stock to be issued in exchange for shares of Gray Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of SNB Common Stock has been, and none of the shares of SNB Common Stock to be issued in exchange for shares of Gray Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of SNB.

(b)    Except as previously disclosed there are no shares of capital stock, preferred stock or other equity securities of SNB outstanding and no outstanding Equity Rights relating to the capital stock of SNB.

6.4       SNB Subsidiaries. SNB or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each SNB Subsidiary. No capital stock (or other equity interest) of any SNB Subsidiary is or may become required to be issued (other than to another SNB Entity) by reason of any Equity

Rights, and there are no Contracts by which any SNB Subsidiary is bound to issue (other than to another SNB Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any SNB Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any SNB Subsidiary (other than to another SNB Entity). There are no Contracts relating to the rights of any SNB Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any SNB Subsidiary. All of the shares of capital stock (or other equity interests) of each SNB Subsidiary held by an SNB Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the SNB Entity free and clear of any Lien. Each SNB Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each SNB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect. Each SNB Subsidiary that is a depository institution is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

6.5       SEC Filings; Financial Statements.

(a)    SNB has timely filed and made available to Gray all SEC Documents required to be filed by SNB since December 31, 1999 (the “SNB SEC Reports”). The SNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SNB SEC Reports or necessary in order to make the statements in such SNB SEC Reports, in light of the circumstances under which they were made, not misleading. No SNB Subsidiary is required to file any SEC Documents.

(b)    Each of the SNB Financial Statements (including, in each case, any related notes) contained in the SNB SEC Reports, including any SNB SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of SNB and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

6.6       Absence of Undisclosed Liabilities. No SNB Entity has any Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of SNB as of December 31, 2001, included in the SNB Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No SNB Entity has incurred or paid any Liability since December 31, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

6.7       Absence of Certain Changes or Events. Since June 30, 2002, except as disclosed previously, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, and (ii) the SNB Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of SNB provided in Article 7.

6.8       Tax Matters.

(a)    All Tax Returns required to be filed by or on behalf of any of the SNB Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year-end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have an SNB Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, an SNB Material Adverse Effect, except as reserved against in the SNB Financial Statements delivered prior to the date of this Agreement. SNB’s federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the SNB Entities, except for any such Liens which are not reasonably likely to have an SNB Material Adverse Effect.

(b)    None of the SNB Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c)    The provision for any Taxes due or to become due for any of the SNB Entities for the period or periods through and including the date of the respective SNB Financial Statements that has been made and is reflected on such SNB Financial Statements is sufficient to cover all such Taxes.

(d)    Deferred Taxes of the SNB Entities have been provided for in accordance with GAAP.

(e)    None of the SNB Entities is a party to any Tax allocation or sharing agreement and none of the SNB Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was SNB) or has any Liability for Taxes of any Person (other than SNB and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

(f)     Each of the SNB Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect.

6.9       Allowance for Possible Loan Losses. The Allowance shown on the consolidated balance sheets of SNB included in the most recent SNB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of SNB included in the SNB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the SNB Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the SNB Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have an SNB Material Adverse Effect.

6.10     Assets.

(a)    Except as previously disclosed or as disclosed or reserved against in the SNB Financial Statements delivered prior to the date of this Agreement, the SNB Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have an SNB Material Adverse Effect. All tangible properties used in the businesses of the SNB Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with SNB’s past practices.

(b)    All Assets which are material to SNB’s business on a consolidated basis, held under leases or subleases by any of the SNB Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

(c)    The SNB Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the SNB Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance for amounts exceeding in any individual case $20,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any SNB Entity under such policies. The Assets of the SNB Entities include all assets required to operate the business of the SNB Entities as presently conducted.

6.11     Intellectual Property. Each SNB Entity owns or has a license to use all of the Intellectual Property used by such SNB Entity in the course of its business. Each SNB Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such SNB Entity in connection with such SNB Entity’s business operations, and such SNB Entity has the right to convey by sale or license any Intellectual Property so conveyed. No SNB Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of SNB threatened, which challenge the rights of any SNB Entity with respect to Intellectual Property used, sold or licensed by such SNB Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the SNB Entities does not infringe any Intellectual Property of any other person. No SNB Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. No officer, director or employee of any SNB Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any SNB Entity.

6.12     Environmental Matters.

(a)    To the Knowledge of SNB, each SNB Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect.

(b)    To the Knowledge of SNB, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any SNB Entity or any of its Operating Properties or Participation Facilities (or SNB in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any SNB Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect.

(c)    During the period of (i) any SNB Entity’s ownership or operation of any of their respective current properties, (ii) any SNB Entity’s participation in the management of any Participation Facility, or (iii) any SNB Entity’s holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect. Prior to the period of (i) any SNB Entity’s ownership or operation of any of their respective current properties, (ii) any SNB Entity’s participation in the management of any Participation Facility, or (iii) any SNB Entity’s holding of a security interest in a Operating Property, to the Knowledge of SNB, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect.

6.13     Compliance with Laws. SNB is duly registered as a bank holding company under the BHC Act. Each SNB Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect. None of the SNB Entities:

(a)    is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

(b)    is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect; or

(c)    since December 31, 1998 has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any SNB Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, or (iii) requiring any SNB Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Gray.

6.14     Labor Relations. No SNB Entity is the subject of any Litigation asserting that it or any other SNB Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other SNB Entity to bargain with any labor organization as to wages or conditions of employment, nor is any SNB Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any SNB Entity, pending or threatened, or to the Knowledge of SNB, is there any activity involving any SNB Entity’s employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

6.15     Employee Benefit Plans.

(a)    SNB has previously disclosed and has delivered or made available to Gray prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any SNB Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the “SNB Benefit Plans”). Any of the SNB

Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as an “SNB ERISA Plan.” Each SNB ERISA Plan which is also a “defined benefit plan” (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as an “SNB Pension Plan.” No SNB Pension Plan is or has been a multi-employer plan within the meaning of Section 3(3 7) of ERISA.

(b)    All SNB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect. Each SNB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and SNB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No SNB Entity has engaged in a transaction with respect to any SNB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any SNB Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect.

(c)    No SNB Pension Plan has any “unfunded current liability,” as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan’s most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of an SNB Pension Plan, (ii) no change in the actuarial assumptions with respect to any SNB Pension Plan, and (iii) no increase in benefits under any SNB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any SNB Pension Plan nor any “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any SNB Entity, or the single-employer plan of any ERISA Affiliate has an “accumulated funding deficiency” within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have an SNB Material Adverse Effect. No SNB Entity has provided, or is required to provide, security to an SNB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

(d)    Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any SNB Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have an SNB Material Adverse Effect. No SNB Entity has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have an SNB Material Adverse Effect. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any SNB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

(e)    Except as previously disclosed, no SNB Entity has any Liability for retiree health and life benefits under any of the SNB Benefit Plans and there are no restrictions on the rights of such SNB Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have an SNB Material Adverse Effect.

(f)     Except as previously disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any SNB Entity from any SNB Entity under any SNB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any SNB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect.

(g)    The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any SNB Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the SNB Financial Statements to the extent required by and in accordance with GAAP.

6.16     Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of SNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any SNB Entity, or against any director, employee or employee benefit plan of any SNB Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any SNB Entity, that are reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect.

6.17     Reports. Since December 31, 1998, or the date of organization if later, each SNB Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, an SNB Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.18     Statements True and Correct. None of the information supplied or to be supplied by any SNB Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by SNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any SNB Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party’s shareholders in connection with the Shareholders’ Meetings, and any other documents to be filed by any SNB Entity or any Affiliate thereof with the SEC or any other, Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Gray and SNB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders’ Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meetings. All documents that any SNB Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.19     Accounting, Tax and Regulatory Matters. No SNB Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

6.20     Charter Provisions. Each SNB Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any SNB Entity or restrict or impair the ability of Gray or any Gray shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of SNB Common Stock that may be directly or indirectly acquired or controlled by them.

6.21     Board Action. The Board of Directors of SNB, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders.

ARTICLE 7
CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1       Affirmative Covenants of Each Party. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Material Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of either Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.

7.2       Negative Covenants of Gray. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of SNB shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Gray covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a)    amend the Articles of Incorporation, Bylaws or other governing instruments of any Gray Entity, or

(b)    incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Gray Entity to another Gray Entity) in excess of an aggregate of $50,000 (for the Gray Entities on a consolidated basis) except in the ordinary course of the business of Gray or any Gray Subsidiary consistent with past practices (which shall include, for Gray or any Gray Subsidiary that is a depository institution, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Gray Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Gray Disclosure Memorandum); or

(c)    repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Gray Entity, or declare or pay any dividend or make any other distribution in respect of Gray’s capital stock; provided, however, Gray may pay above and beyond any dividend paid by Gray in January 2002, a total cash dividend to shareholders for 2002 not to exceed $775,000.00 and in each quarter of 2003 a cash dividend not to exceed $193,750.00.

(d)    issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Gray Common Stock or any other capital stock of any Gray Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

(e)    adjust, split, combine or reclassify any shares of Gray Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Gray Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Gray Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Gray Entity) or (ii) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

(f)     except for purchases of U.S. Treasury securities, U.S. Government agency securities or obligations of the State of Georgia, or any subdivisions thereof which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Gray Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, (iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iv) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

(g)    grant any increase in compensation or benefits or pay any bonus to the employees or officers of any Gray Entity, pay any severance or termination pay other than those grants, increases or payments consistent with Gray’s past practices or pursuant to any written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Gray Disclosure Memorandum; or enter into or amend any severance agreements with officers of any Gray Entity, or grant any material increase in fees or other increases in compensation or other benefits to directors of any Gray Entity; or

(h)    enter into or amend any employment Contract between any Gray Entity and any Person (unless such amendment is required by Law or this Agreement) that the Gray Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

(i)     adopt any new employee benefit plan of any Gray Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Gray Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law or contemplated by this Agreement, the terms of such plans or consistent with past practice; or

(j)     make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

(k)    commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Gray Entity for material money damages or restrictions upon the operations of any Gray Entity; or

(l)     except in the ordinary course of business, enter into, modify, amend or terminate any Material Contract (including any loan Contract with an unpaid balance) or waive, release, compromise or assign any material rights or claims.

7.3       Negative Covenants of SNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Gray shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, SNB covenants and agrees that it will not do or agree or commit to amend the Articles of Incorporation or Bylaws of SNB, in each case, in any manner adverse to the holders of Gray Common Stock.

7.4       Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect or an SNB Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly remedy the same.

7.5       Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

ARTICLE 8
ADDITIONAL AGREEMENTS

8.1       Registration Statement; Proxy Statement; Shareholder Approval. As soon as reasonably practicable after execution of this Agreement, SNB shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of SNB Common Stock upon consummation of the Merger. Gray shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as SNB may reasonably request in connection with such action. Gray shall call a Shareholders’ Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders’ Meetings, (i) Gray and SNB shall prepare and file with the SEC a Proxy Statement and prospectus and mail such Proxy Statement and prospectus to Gray shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement and prospectus, (iii) subject to Section 8.8 of this Agreement, the Board of Directors of Gray shall recommend to their shareholders the approval of the matters submitted for approval, and (iv) subject to Section 8.8 of this Agreement, the Board of Directors and officers of SNB shall use their reasonable efforts to obtain such shareholders’ approval. SNB shall make all necessary filings with respect to the Merger under the Securities Laws.

8.2       Exchange Listing. SNB shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of SNB Common Stock to be issued to the holders of Gray Common Stock pursuant to the Merger, and SNB shall give all notices and make all filings with the Nasdaq National Market required in connection with the transactions contemplated herein.

8.3       Applications. SNB shall prepare and file, and Gray shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

8.4       Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, SNB shall execute and file the Articles of Merger with the Secretary of State of Georgia in connection with the Closing.

8.5       Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

8.6       Investigation and Confidentiality.

(a)    Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

(b)    In addition to the Parties’ respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof and all work papers containing confidential information received from the other Party.

(c)    Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Gray Material Adverse Effect or an SNB Material Adverse Effect, as applicable.

8.7       Press Releases. Prior to the Effective Time, Gray and SNB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

8.8       Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, neither Party nor any Affiliate thereof nor any Representatives thereof retained by either Party shall directly or indirectly solicit any Acquisition Proposal by any Person. Neither Party nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but a Party may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with obligations under Section 14 of the 1934 Act and in accordance with Section 8.9 of this Agreement. Each Party shall promptly advise the other Party following the receipt of any Acquisition Proposal and the details thereof and advise the other Party of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

8.9       Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

8.10     Charter Provisions. Each Gray Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Gray Entity or restrict or impair the ability of SNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Gray Entity that may be directly or indirectly acquired or controlled by them.

8.11     Agreement of Affiliates. Gray has disclosed in Section 8.13 of the Gray Disclosure Memorandum all Persons whom it reasonably believes is an “affiliate” of Gray for purposes of Rule 145 under the 1933 Act. Gray shall use its reasonable efforts to cause each such Person to deliver to SNB not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit “B.”

8.12     Indemnification.

(a)    SNB agrees that all rights to indemnification and all limitations of liability existing in favor of the directors, officers, employees and agents of the Gray Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees or agents of Gray or, at Gray’s request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and as provided in their respective Articles of Incorporation and Bylaws as in effect on the date hereof shall survive the Merger and shall continue in full force and effect, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Gray Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Bank is required to effectuate any indemnification, the Surviving Bank shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between SNB and the Indemnified Party.

(b)    SNB shall (and Gray shall cooperate prior to the Effective Time in these efforts) maintain in effect after the Effective Time Gray’s existing directors’ and officers’ liability insurance policy (provided that SNB may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous or (ii) with the consent of Gray given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance.

8.13     Employee Benefits and Contracts. Following the Effective Time, SNB shall provide generally to officers and employees of Gray (who continue employment with SNB or any of its Subsidiaries) employee benefits on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by SNB to its other similarly situated officers and employees. For purposes of benefit accrual, eligibility to participate and vesting determinations in connection with the provision of any such employee benefits, service with Gray prior to the Effective Date shall be counted.

8.14     Allowance for Loan Loss. Gray agrees, subject to adjustments requested by Gray’s independent public accountants, to increase its allowance to 1.25% of total loans by December 31, 2002.

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1       Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

(a)    Shareholder Approval. The shareholders of Gray and SNB shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and, by the provisions of any governing instruments.

(b)    Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

(c)    Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Gray Material Adverse Effect or an SNB Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

(d)    Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

(e)    Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of SNB Common Stock issuable pursuant to the Merger shall have been received.

(f)     NASDAQ Listing. The shares of SNB Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

(g)    Tax Matters. Each Party shall have received a written opinion of counsel from Martin Snow, LLP, in form reasonably satisfactory to such Parties (the “Tax Opinion”), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Gray Common Stock for SNB Common Stock will not give rise to gain or loss to the shareholders of Gray with respect to such exchange (except to the extent of any cash received).

9.2       Conditions to Obligations of SNB. The obligations of SNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by SNB pursuant to Section 11.6(a):

(a)    Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Gray set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except for representations and warranties of Gray in this Agreement set forth in Section 5.3, which shall be true in all respects, the inaccuracies of which relate to matters not reasonably likely to have, a Gray Material Adverse Effect.

(b)    Performance of Agreements and Covenants. Each and all of the agreements and covenants of Gray to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)    Certificates. Gray shall have delivered to SNB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Gray and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Gray’s Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as SNB and its counsel shall request.

(d)    Opinion of Counsel. Gray shall have delivered to SNB opinions of Powell, Goldstein, Frazer & Murphy, LLP and local counsel, dated as of the Closing Date, covering those matters set forth in Exhibit “E” hereto, which opinions may be rendered in accordance with the Interpretive Standards on Legal Opinions to Third Parties in Corporate Transactions promulgated by the Corporate and Banking Law Section of the State Bar of Georgia (January 1, 1992) or the American Bar Association (the “Interpretive Standards”).

(e)    Affiliate Agreements. SNB shall have received from each affiliate of Gray the affiliates letter referred to in Section 8.17.

9.3       Conditions to Obligations of Gray. The obligations of Gray to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Gray pursuant to Section 11.6(b):

(a)    Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of SNB set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except for representations and warranties of SNB in this Agreement set forth in Section 6.3 which shall be true in all respects the inaccuracies of which relate to matters not reasonably likely to have, an SNB Material Adverse Effect.

(b)    Performance of Agreements and Covenants. Each and all of the agreements and covenants of SNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)    Certificates. SNB shall have delivered to Gray (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to SNB and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by SNB’s Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Gray and its counsel shall request.

(d)    Opinion of Counsel. SNB shall have delivered to Gray an opinion of Martin Snow, LLP, counsel to SNB, dated as of the Closing Date, covering those matters set forth in Exhibit “D” hereto, which opinion may be rendered in accordance with the Interpretive Standards.

(e)    Employment Contracts. SNB shall have executed employment agreements with those individuals included in Section 9.3 of the Gray Disclosure Memorandum.

ARTICLE 10
TERMINATION

10.1     Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Gray, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)    By mutual consent of the Boards of Directors SNB and Gray; or

(b)    By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Gray Material Adverse Effect or an SNB Material Adverse Effect, as applicable, on the breaching Party; or

(c)    By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

(d)    By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Gray or SNB fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders’ Meetings where such matters were presented to such shareholders for approval and voted upon; or

(e)    By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 2003, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

(f)     By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e); or

10.2     Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment.

10.3     Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Article 10 and Articles 1, 2, 3, 4 and 11 and Sections 8.10, 8.12 and 8.13.

ARTICLE 11
MISCELLANEOUS

11.1     Definitions.

(a)    Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Acquisition Proposal” with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

“Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

“Cash Consideration” shall mean FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), subject to adjustment pursuant to Section 11.2 of this Agreement.

“Closing Date” shall mean the date on which the Closing occurs.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Default” shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. (“CERCLA”), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. (“RCRA”), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“Equity Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, script, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exhibits” A through E, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

“FICG” shall mean the Financial Institutions Code of Georgia.

“GAAP” shall mean generally accepted accounting principles, consistently applied during the periods involved.

“GBCC” shall mean the Georgia Business Corporation Code.

“Gray Common Stock” shall mean the $100.00 par value common stock of Gray.

“Gray Disclosure Memorandum” shall mean the written information entitled “Gray Disclosure Memorandum” delivered prior to the date of this Agreement to SNB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

“Gray Entities” shall mean, collectively, Gray and all Gray Subsidiaries.

“Gray Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of Gray as of December 31, 2001 and 2000, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), and (ii) the unaudited consolidated balance sheets (including related notes and schedules, if any) of Gray as of September 30, 2002, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the nine month period ended September 30, 2002, as delivered by Gray to SNB prior to execution of this Agreement.

“Gray Material Adverse Effect” shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Gray and its Subsidiaries, taken as a whole, or (ii) the ability of Gray to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of Gray (or any of its Subsidiaries) taken with the prior informed written Consent of SNB in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Gray, including expenses incurred by Gray in consummating the transactions contemplated by this Agreement.

“Gray Subsidiaries” shall mean the Subsidiaries of Gray, which shall include any corporation, bank, savings association, or other organization now owned or hereafter acquired as a Subsidiary of Gray in the future and held as a Subsidiary by Gray immediately prior to the Effective Time.

“Hazardous Material” shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

“Intellectual Property” shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

“Law” shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

“Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Merger Consideration” shall mean the Cash Consideration and the Stock Consideration paid to the holders of Gray Common Stock pursuant to this Agreement.

“NASDAQ National Market” shall mean the National Market System of The NASDAQ Stock Market, Inc.

“Operating Property” shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

“Participation Facility” shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

“Party” shall mean either Gray or SNB, and “Parties” shall mean both Gray and SNB.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Proxy Statement” shall mean the proxy statement used by Gray and SNB to solicit the approval of its respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of SNB relating to the issuance of the SNB Common Stock to holders of Gray Common Stock.

“Registration Statement” shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by SNB under the 1933 Act with respect to the shares of SNB Common Stock to be issued to the shareholders of Gray in connection with the transactions contemplated by this Agreement.

“Regulatory Authorities” shall mean, collectively, the SEC, the NASDAQ National Market the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia, the Office of Thrift Supervision and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

“Representative” shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

“SEC Documents” shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Shareholders’ Meetings” shall mean the respective meetings of the shareholders of Gray to be held pursuant to this Agreement, including any adjournment or adjournments thereof.

“SNB Common Stock” shall mean the $1.00 par value common stock of SNB.

“SNB Entities” shall mean, collectively, SNB and all SNB Subsidiaries.

“SNB Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of SNB as of December 31, 2000 and 2001, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), as filed by SNB in SEC Documents, and (ii) the unaudited consolidated balance sheets (including related notes and schedules, if any) of SNB as of September 30, 2002, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), as delivered by SNB to Gray prior to execution of this Agreement.

“SNB Material Adverse Effect” shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of SNB and its Subsidiaries, taken as a whole, or (ii) the ability of SNB to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of SNB (or any of its Subsidiaries) taken with the prior informed written Consent of Gray in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of SNB, including expenses incurred by SNB in consummating the transactions contemplated by this Agreement.

“SNB Subsidiaries” shall mean the Subsidiaries of SNB and any corporation, bank, savings association, or other organization acquired as a Subsidiary of SNB in the future and held as a Subsidiary by SNB at the Effective Time.

“Stock Consideration” shall mean 1,571,000 shares of SNB Common Stock.

“Subsidiaries” shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Surviving Bank” shall mean Security Bank of Jones County as the surviving bank resulting from the Merger.

“Tax Return” shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

“Tax” or “Taxes” shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

(b)    Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

11.2     Expenses.

(a)    Except as otherwise provided in this Section 11.2 or Exhibit “A,” each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

(b)    Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party an amount equal to the reasonable and documented fees and expenses incurred by such non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking consultants, accountants, attorneys and other agents. Final settlement with respect to payment of such fees and expenses shall be made within thirty (30) days after the termination of this Agreement. This Section 11.2(b) shall be the non-breaching Party’s sole and exclusive remedy for actionable breach by the breaching Party under this Agreement.

(c)    SNB shall pay, or cause to be paid, in same day funds to Gray cash in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Termination Fee”) upon demand if SNB is unable to obtain regulatory approval to consummate the Merger within the time set out in Section 10.1(e) as a result of reasons applicable to SNB; provided however, in the event SNB in good faith believes that it can obtain such approval with additional time, SNB may extend the time period contained in Section 10.1(e) for ninety (90) days by notice in writing to Gray prior to the termination date.

11.3     Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Gray or by SNB, each of Gray and SNB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

11.4     Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreement).

11.5     Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Gray Common Stock, there shall be made no amendment that pursuant to Section 14-2-1106 of the GBCC requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of SNB Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Gray Common Stock will be exchanged for shares of SNB Common Stock shall not be amended after the SNB Shareholders’ Meeting in a manner adverse to the holders of SNB Common Stock without any requisite approval of the holders of the issued and outstanding shares of SNB Common Stock entitled to vote thereon.

11.6     Waivers.

(a)    Prior to or at the Effective Time, SNB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Gray, to waive or extend the time for the compliance or fulfillment by Gray of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of SNB.

(b)    Prior to or at the Effective Time, Gray, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by SNB, to waive or extend the time for the compliance or fulfillment by SNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Gray under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Gray.

(c)    The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7     Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise)

without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.8     Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Gray:	Bank of Gray
P. O. Box 1269
Gray, Georgia 31032-1269
Attention: Thad G. Childs, Jr., President

With a copy to:	Walter G. Moeling, IV, Esq.
Powell, Goldstein, Frazer & Murphy, LLP
191 Peachtree Street, N.E., Sixteenth Floor
Atlanta, Georgia 30303

SNB:	SNB Bancshares, Inc.
P. O. Box 4748
Macon, Georgia 31208-4748
Attention: H. Averett Walker, President and
Chief Executive Officer

With a copy to:	Edward J. Harrell, Esq.
Martin Snow, LLP
P. O. Box 1606
Macon, Georgia 31202-1606

11.9     Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

11.10   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11   Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.12   Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

11.13   Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

SNB BANCSHARES, INC.
By:	/s/ H. Averett Walker

President

BANK OF GRAY
By:	/s/ Thad G. Childs, Jr.

President

EXHIBIT “A”

AGREEMENT OF MERGER

This Agreement of Merger entered into this _____ day of _____________, 2002, hereinafter called “The Agreement,” pursuant to §14-2-1101, et seq. of the Georgia Business Corporation Code and §7-1-530, et seq. of the Financial Institutions Code of Georgia, by and between BANK OF GRAY, Gray, Georgia, a banking corporation organized under the laws of the State of Georgia (hereinafter referred to as the “Bank”); and SECURITY INTERIM BANK, an interim state bank duly organized and existing under the laws of the State of Georgia (hereinafter referred to as “Interim”), such corporations being hereinafter referred to jointly as the “Constituent Companies.”

W I T N E S S E T H:

WHEREAS, the aggregate number of common shares with $100.00 par value per share of Bank outstanding is 5,000 shares; and

WHEREAS, the aggregate number of shares Interim is authorized to issue is __________ common shares with _____ par value, of which _____ shares are outstanding to SNB BANCSHARES, INC., a Georgia corporation (hereinafter referred to as “SNB”); and

WHEREAS, the Board of Directors of the Bank and Interim deem it advisable for the general welfare of both corporations and the shareholders of each thereof that such corporations merge under and pursuant to the provisions of §14-2-1101, et seq. of the Georgia Business Corporation Code and §7-1-463, et seq. of the Financial Institutions Code of Georgia, and the Board of Directors of each of such banks has, by resolution duly adopted and approved this Agreement; and

WHEREAS, the Board of Directors of the Bank has directed that this Agreement be submitted to a vote of its shareholders at a specially called meeting to be held at such time as designated by the Board of Directors, and the Board of Directors of Interim has recommended the merger to shareholders and directed that this Agreement be submitted to a vote of Interim shareholders at a special meeting of such shareholders to be held at such time as directed by the Board of Directors of Interim, for the purpose of approving this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree, that in accordance with the provisions of the Financial Institutions Code of Georgia, Bank shall be merged into Interim, which shall be the surviving bank (hereinafter referred to as the “Surviving Bank”), and that the terms and conditions of such Merger, the mode of carrying it into effect, the manner of converting and exchanging the shares of the Constituent Companies into shares of the surviving company or shares of SNB and cash, and other details and provisions deemed necessary or proper are and shall be as herein set forth.

1.        Merger. Upon the merger becoming effective in accordance with the laws of the State of Georgia:

(a)    Bank shall be merged into Interim, which shall be the surviving corporation and its name shall be changed to Security Bank of Jones County. The Constituent Companies shall be a single corporation and the separate existence of Bank shall cease, except to the extent provided by the laws of the State of Georgia.

(b)    On the effective date of the merger, for all purposes of the laws of the State of Georgia, the separate existence of Bank shall cease and Bank shall be merged into Interim which shall possess all the rights, privileges, powers, and franchises both of a public and a private nature, and shall be subject to all the restrictions, disabilities, and duties of each of the Constituent Companies so merged; and all the rights, privileges, powers and franchises of each of the Constituent Companies, in all property, real and personal, and mixed, and all debts due to any of such Constituent Companies on whatever account, as well for share subscriptions as for all other things and actions or belonging to each of such Constituent Companies, shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Bank as they were of the respective Constituent Companies, and the title to any real estate vested by deed or otherwise, under the laws of this state and any of such Constituent Companies, shall not revert or be in any way impaired by reason of the merger, but all rights of creditors and all liens upon any property of any of such Constituent Companies shall be preserved unimpaired, and all debts, liabilities, and duties of the respective Constituent Companies shall thenceforth attach to such surviving company, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

(c)    The Articles of Incorporation and Bylaws of Interim, as herein amended, shall on the effective date of the merger (the “Effective Date”) be the Articles of Incorporation of the Surviving Bank, and shall on the Effective Date be made a part hereof with the same force and effect as if herein set forth in full. From and after the Effective Date separate and apart from this Agreement, shall be, and may be separately certified as, the Articles of Incorporation of the Surviving Bank; and in addition to the powers conferred on it by the statute, the Surviving Bank shall have the powers set forth therein and shall be governed by the provisions thereof. The Articles of Incorporation of the Surviving Bank are amended to change the name of Security Interim Bank to Security Bank of Jones County by deleting paragraph 1 of the Articles of Incorporation in its entirety of the Surviving Bank and inserting in lieu thereof the following new paragraph 1.

“1.

The name of the corporation shall be Security Bank of Jones County.”

(d)    The directors and officers of the Bank immediately prior to the merger becoming effective shall be and constitute the directors and officers of the Surviving Bank. If on the effective date of the merger a vacancy shall exist on the board of directors or in any of the offices of the Surviving Bank, such vacancy may thereafter be filled in the manner provided by the articles of incorporation and the bylaws of the Surviving Bank and the laws of the State of Georgia.

2.        Conversion of Shares. The manner of converting and exchanging the shares of the Constituent Companies into the shares and cash of the Surviving Bank or of SNB, as the case may be, shall be as follows:

(a)    Each of the ______ shares with ___ par value of Interim to be issued and outstanding on the effective date of the merger and owned by SNB, or such greater number as may be issued to correspond with any additional shares of Bank stock issued subsequent to the execution of this agreement and prior to the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be converted, upon the merger becoming effective, into one common share of the surviving company. Immediately after the merger, SNB shall own all of the ______ shares of $______ par value common stock of the Surviving Bank, or such greater number of shares as may then be issued and outstanding.

(b)    In consideration for the merger of Interim with and into the Bank, each of the 5,000 shares of Bank of Gray’s $100.00 par value common stock, or such greater amount as may be issued and outstanding on the effective date, shall as of the effective date, by virtue of the merger and without any action on the part of the holders thereof, be converted into and exchanged for 314.2 shares of SNB’s $1.00 par value Common Stock and $3,000.00 cash, provided 5,000 shares of the Bank of Gray’s $100.00 par value common stock are outstanding on the Effective Date. In the event a different number of Bank of Gray’s $100.00 par value common stock shall be outstanding on the Effective Date each Bank share shall be converted into and exchanged for its pro rata share of $15,000,000.00 in cash and 1,571,000 shares of SNB’s $1.00 par value as provided in the Agreement and Plan of Reorganization between SNB and Bank dated October 25, 2002. As soon as practicable after the effective date of the merger, each holder as of the Effective Date of any of the shares of the Bank’s common stock owned by him or her shall be entitled, upon presentation and surrender to SNB of the certificates representing such shares, to receive in exchange therefore a stock certificate to evidence the whole or fractional shares of SNB common stock and the cash to which he or she is entitled to by virtue of the merger. Until so surrendered, each outstanding certificate which prior to the merger date represented stock of the Bank shall be deemed for all corporate purposes to evidence the holder’s entitlement to certificates evidencing his or her ownership in SNB, and shall not evidence any shares of stock of the Bank, all of which shall, upon the effective date of the merger, be owned by SNB. Unless and until each such certificate owned by holders of common stock of the Bank immediately prior to the effective date of the merger is surrendered, the holder of any such certificate shall not have any right to receive any cash or stock dividends paid with respect to the shares of SNB to which the holder is entitled to as a result of the merger, but upon surrender of such certificates, SNB shall issue to the holder stock certificates evidencing the holder’s ownership of shares of company stock to which he or she is entitled under the terms of the merger.

3.        Further Instruments. If at any time the Surviving Bank shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in surviving company the title to any property or rights of Interim, the proper officers and directors of Interim shall, and will, execute and make all such proper assignments and assurances in law and do all things necessary or proper to vest such property or rights in the surviving company, and otherwise to carry out the purposes of this agreement.

4.        Shareholder Approval. Adoption of this Agreement by each party thereto shall require the affirmative vote of at least:

(a)    The majority vote of the directors of Bank and Interim hereto; and

(b)    The holders of at least two-thirds of the outstanding voting shares of each corporate party’s common stock entitled to vote at any special meeting called by such corporation for purposes of approving the plan of reorganization and this agreement of merger. The notices to shareholders of the meeting shall include a copy or summary of this agreement and a full statement of the rights and remedies of dissenting shareholders, the method of exercising them, the limitations on such rights and remedies and all other information required by law.

(c)    Any modification of this agreement after it has been adopted shall be made by the same vote as that required for adoption.

5.        Dissenting Shareholders of the Bank or Interim. Any shareholder of the Bank or Interim may object to the merger and demand payment to him or her of the fair value of his or her shares of the Bank or Interim. Any holder of record intending to exercise his right to dissent shall file with the respective Bank, before the meeting of shareholders at which the proposed plan of merger is submitted to a vote, or at such meeting but before the vote, a written notice of his or her intent to demand payment for his or her shares if the proposed merger is effectuated. The shareholder must also refrain from voting in favor of the proposed merger.

No later than ten days after the proposed merger is effectuated, the Bank or Interim will deliver to each shareholder who shall have perfected his or her rights as a dissenter, written notice advising of the approval of the proposed merger and enclosing a copy of Article 13 of the Georgia Business Corporation Code. The notice will further advise the dissenting shareholder where the demand for payment must be sent and where and when certificates must be deposited, inform holders to what extent transfer of the shares will be restricted after the payment demand is received, and will set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice to the shareholder is delivered. With the time provided by such notice, the dissenting shareholder must demand payment and deposit his certificates with the Bank in accordance with the terms of the notice.

If all of the preceding conditions are fully satisfied, the Bank or Interim will be required within ten (10) days of the later of the date the proposed merger is effectuated or receipt of a payment demand to offer to pay each dissenter who has complied with all of the conditions set forth the amount the Bank or Interim estimates to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by certain recent financial statements of the Bank and will advise the dissenter of his or her right to demand payment under O.C.G.A. §14-2-1327, and will include a copy of Article 13 of the Georgia Business Corporation Code and the corporation’s explanation of how interest has been calculated. If the merger is not completed within sixty (60) days after the date set for demanding payment and depositing share certificates, the deposited certificates must be returned, and if the proposed merger is later effectuated, the applicable corporation must send a new notice to those shareholders who perfected their dissenter’s rights under O.C.G.A. §14-2-1322.

Any dissenting shareholder who is dissatisfied with the offer of payment may demand payment of his or her estimate of the fair value of his or her shares, together with interest due, if the shareholder believes the amount offered by the Bank is less than the fair value of his or her shares or that the interest due is incorrectly calculated, or if the Bank, having failed to effectuate the proposed merger, does not return the deposited certificates within sixty (60) days after the date set for demanding payment. Any shareholder who fails to notify the Bank of his demand in writing within thirty (30) days after the Bank made or offered payment for his or her shares will not be entitled to receive payment for his or her estimated value of the shares.

If the shareholder’s demand for payment remains unsettled, the Surviving Bank will commence legal proceedings within sixty (60) days after receiving the payment demand in the Superior Court of Jones County to determine the fair value of the shares and accrued interest. If it fails to take that action, it must pay to each dissenter whose demand remains unsettled the amount demanded. All dissenters whose demand remains unsettled will be made parties to the proceedings.

The provisions of Article 13 of the Georgia Business Corporation Code shall prevail to the extent of any inconsistency between the provisions of this agreement of merger and the provisions of the Georgia Business Corporation Code.

6.        Payments to Dissenters. With respect to payments to the holders of any shares which may be voted in dissent to this agreement of merger and related plan of reorganization, SNB may, at its election, provide the Surviving Bank with the monetary consideration in an amount sufficient to redeem any and all dissenting shares, or any portion thereof.

7.        Conditions Precedent to the Merger. This merger is subject to, and consummation of the merger herein provided for, is conditioned upon receiving all consents and approvals required by law, including but not limited to the following:

(a)    Approval by the Georgia Department of Banking as required by the Georgia Financial Institutions Code.

(b)    Approval by the Federal Deposit Insurance Corporation as required by the Federal Deposit Insurance Act.

(c)    Prior approval of the Federal Reserve Board for SNB to become a holding company pursuant to the Bank Holding Company Act of 1956, as amended.

(d)    As to the securities issued by the SNB in exchange for the common stock of the Bank, compliance with Federal securities law.

(e)    Receipt by the Bank from Martin Snow, LLP, its special counsel, that the transaction will be a tax free reorganization pursuant to §368 of the Internal Revenue Code of 1986 and that no gain or loss will be recognized for federal income tax purposes by the Bank, SNB or the shareholders of the Bank who receive stock of SNB in connection with the merger provided for herein.

(f)     Compliance by SNB with the Blue Sky Laws of the various states wherein the shareholders of the Bank reside on the effective date of the merger.

8.        Abandonment of Merger Plan. This plan of reorganization and agreement of merger may be terminated and abandoned before it becomes effective by a resolution passed by a majority of the board of directors of any of the parties to this agreement. In the event of termination and abandonment of this agreement of merger by the board of directors of any of the parties, this agreement of merger shall become wholly void and of no effect.

9.        Expenses of the Merger. All of the expenses of the merger, including filing fees, printing costs, mailing costs, accountant’s fees and legal fees shall be borne by SNB. In the event the merger is abandoned for any reason, the expenses shall be paid by SNB except as provided in the Agreement and Plan of Reorganization between SNB and Bank.

10.      Effective Date. This merger agreement shall become effective at the close of business on the day on which a certificate of merger is issued by the Secretary of State of Georgia.

IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals by and through their duly authorized corporate officers the day and year first above written.

SECURITY INTERIM BANK
BY:

President

ATTEST:

Secretary

BANK OF GRAY
BY:

President

ATTEST:

Secretary

EXHIBIT “B”

AFFILIATE AGREEMENT

SNB Bancshares, Inc.
Attention: President

Ladies and Gentlemen:

The undersigned is a shareholder of Bank of Gray (“Gray”), a state bank organized under the laws of the State of Georgia and located in Gray, Georgia, and will become a shareholder of SNB Bancshares, Inc. (“SNB”) pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of October 25, 2002 (the “Agreement”), by and between Gray and SNB. Under the terms of the Agreement, Gray will be merged into and with the SNB Merger Subsidiary (the “Merger”), and the shares of the par value common stock of Gray (“Gray Common Stock”) will be converted into and exchanged for cash and shares of the $1.00 par value common stock of SNB (“SNB Common Stock”). This Affiliate Agreement represents an agreement between the undersigned and SNB regarding certain rights and obligations of the undersigned in connection with the shares of SNB Common Stock to be received by the undersigned as a result of the Merger.

In consideration of the Merger and the mutual covenants contained herein, the undersigned and SNB hereby agree as follows:

1.        Affiliate Status. The undersigned understands and agrees that as to Gray the undersigned is an “affiliate” under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“1933 Act”), and the undersigned anticipates that the undersigned will be such an “affiliate” at the time of the Merger.

2.        Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that SNB has informed the undersigned that any distribution by the undersigned of SNB Common Stock has not been registered under the 1933 Act and that shares of SNB Common Stock received pursuant to the Merger for a period of one (1) year after the Effective Time can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that SNB is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned’s shares of SNB Common Stock.

3.        Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of SNB Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Gray.

4.        Filing of Reports by SNB. SNB agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of SNB Common Stock issued to the undersigned pursuant to the Merger.

5.        Miscellaneous. This Affiliate Agreement is the complete agreement between SNB and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

6.        Capitalized Terms. All capitalized terms in this Affiliate Agreement shall have the same meaning as given such terms of the Agreement and Plan of Merger by and between SNB Bancshares, Inc. and Bank of Gray.

This Affiliate Agreement is executed as of the _____ day of _________, 2002.

Very truly yours,

Signature

Print Name

Address Telephone No.

AGREED TO AND ACCEPTED as of __________________, 2002

SNB BANCSHARES, INC.
By:

Its:

EXHIBIT “C”

BANK OF GRAY DIRECTORS AGREEMENT
AND
IRREVOCABLE PROXY

This Irrevocable Proxy is given by the undersigned (“Shareholder”), in favor of SNB Bancshares, Inc., a Georgia corporation (“SNB”), as of the ______ day of October, 2002.

WHEREAS, SNB and Bank of Gray, a Georgia state bank (“Gray”), have entered into an Agreement and Plan of Reorganization dated as of October ___, 2002 (the “Agreement”) (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Agreement), pursuant to which SNB proposes to acquire the entire equity interest in Gray by means of a merger (the “Merger”) of Gray with and into SNB Merger Subsidiary;

WHEREAS, Shareholder owns, as of the date hereof, shares of Gray Common Stock (the “Existing Shares,” together with any shares of Gray Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the “Shares”); and

WHEREAS, SNB has entered into the Agreement in reliance on Shareholder’s agreement to support the Merger, including the granting of Shareholder’s Irrevocable Proxy hereunder.

NOW, THEREFORE, in consideration of the mutual covenants of SNB and Shareholder and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Shareholder, with respect to the Agreement and the transactions contemplated thereby and in accordance with the FICG, Shareholder hereby irrevocably makes, constitutes and appoints SNB to act as Shareholder’s true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, solely for the limited purpose set forth herein, with full power to appoint a substitute or substitutes solely for the limited purpose set forth herein. Shareholder further directs SNB, and SNB hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Gray (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger and the Merger Agreement. SNB shall have no right to vote the shares with respect to any other matter. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares, and no subsequent proxies will be given with respect thereto by Shareholder. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to SNB a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in SNB the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which SNB and Shareholder mutually consent in writing to terminate this Irrevocable Proxy, (ii) the date of the Closing, or (iii) the termination of the Merger Agreement in accordance with the terms thereof. Notwithstanding anything herein to the contrary, the proxy granted hereby and power herein conferred upon SNB (or any substitute or substitutes) may not be exercised prior to the receipt by SNB and Gray of the Consents of the Regulatory Authorities (as contemplated by the Merger Agreement).

Director hereby agrees, so long as he/she remains a director of SNB or an SNB Merger Subsidiary, to vote all shares owned or controlled by him/her in accordance with the recommendation of the Board of SNB through the annual meeting of shareholders of SNB held during 2007. In the event Director fails to vote shares of SNB owned or controlled by him/her in accordance with the SNB Board of Directors, Director hereby irrevocably appoints the then Chairman of the Board of Directors of SNB as proxy, with full power of substitution and hereby authorizes the Chairman to represent Director and vote all shares of common stock of SNB held of record by Director at all meetings of SNB shareholders in accordance with the recommendations of the Board of Directors of SNB. This proxy is coupled with an interest of Director as a Director of a subsidiary of SNB under this Agreement and irrevocable for its term. This Proxy shall terminate in the event Director is no longer a Director of SNB or an SNB Subsidiary, a change in control of SNB occurs, or the Director dies or becomes totally disabled

Further, notwithstanding anything herein to the contrary, this Agreement shall in no way restrict the Shareholder from performing his duties as a director of Gray.

IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date first set forth above.

(Name)

(Witness)

(Signature)

EXHIBIT “D”

MATTERS AS TO WHICH
MARTIN SNOW, LLP WILL OPINE

1.        SNB is a corporation duly organized and validly existing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

2.        Based solely on a Certificate of Officers of Gray and based on our knowledge after due inquiry, SNB’s authorized shares consist of 10,000,000 shares of Common Stock, $1.00 par value per share, of which _________ shares were outstanding as of __________, 2002. The outstanding shares of SNB Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating SNB to issue equity securities or acquire its equity securities. The shares of SNB Common Stock to be issued to the shareholders of Gray upon consummation of the Merger have been registered under the 1933 Act, and when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

3.        The execution and delivery by SNB of the Agreement does not, and if SNB were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of SNB or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which SNB is a party or by which SNB is bound.

4.        SNB has duly authorized the execution and delivery of the Agreement and all performance by SNB thereunder and has duly executed and delivered the Agreement.

5.        The Agreement is enforceable against SNB subject to shareholder and regulatory approval.

EXHIBIT “E”

MATTERS AS TO WHICH
POWELL, GOLDSTEIN, FRAZER & MURPHY, LLP WILL OPINE

1.        Gray is a state bank duly organized and validly existing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

2.        Bank of Gray is a state bank duly organized and validly existing under the laws of the State of Georgia with all requisite power and authority to conduct its business as described in the Proxy Statement, and to own and use its Assets. The deposits of Bank of Gray are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

3.        Based solely on facts stated in a certificate of officers of Gray and based on our knowledge after due inquiry, Gray’s authorized shares consist of 4,000,000 shares of Common Stock, $_____ par value per share, of which 5,000 shares were outstanding as of ___________, 2002. The outstanding shares of Gray Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Gray to issue equity securities or acquire its equity securities.

4.        The execution and delivery by Gray of the Agreement do not, and if Gray were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Gray or the Charter or Bylaws of Gray or, to our Knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Gray is a party or by which Gray is bound.

5.        Gray has duly authorized the execution and delivery of the Agreement and all performance by Gray thereunder and has duly executed and delivered the Agreement.

6.        The Agreement is enforceable against Gray subject to shareholder and regulatory approval.

APPENDIX B

GEORGIA DISSENTERS’ RIGHTS STATUTE

GEORGIA DISSENTERS’ RIGHTS STATUTE

14-2-1301. Definitions.

As used in this article, the term:

“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

“Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

“Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder” means the record shareholder or the beneficial shareholder. (Code 1981, §§ 14-2-1301, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1993, p. 1231, §§ 16.)

14-2-1302. Right to dissent.

(a)       A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1)       Consummation of a plan of merger to which the corporation is a party:

(A)     If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

(B)      If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)       Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)       Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)       An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A)     Alters or abolishes a preferential right of the shares;

(B)      Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C)      Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D)     Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

(E)      Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(F)      Cancels, redeems, or repurchases all or part of the shares of the class; or

(5)       Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)       A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c)       Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)       In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2)       The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Code 1981, §§ 14-2-1302, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1989, p. 946, §§ 58; Ga. L. 1999, p. 405, §§ 11.)

14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. (Code 1981, §§ 14-2-1303, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1320. Notice of dissenters’ rights.

(a)       If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b)      If corporate action creating dissenters’ rights under Code Section 14- 2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14- 2-1322 no later than ten days after the corporate action was taken. (Code 1981, §§ 14-2-1320, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1993, p. 1231, §§ 17.)

14-2-1321. Notice of intent to demand payment.

(a)       If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1)       Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)       Must not vote his shares in favor of the proposed action.

(b)       A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article. (Code 1981, §§ 14-2-1321, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1322. Dissenters’ notice.

(a)       If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b)       The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1)       State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)       Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)       Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)       Be accompanied by a copy of this article. (Code 1981, §§ 14-2-1322, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1323. Duty to demand payment.

(a)       A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b)       A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)       A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article. (Code 1981, §§ 14-2-1323, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1324. Share restrictions.

(a)       The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b)       The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (Code 1981, §§ 14-2-1324, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1325. Offer of payment.

(a)       Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)       The offer of payment must be accompanied by:

(1)       The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)       A statement of the corporation’s estimate of the fair value of the shares;

(3)       An explanation of how the interest was calculated;

(4)       A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5)       A copy of this article.

(c)       If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Code 1981, §§ 14-2-1325, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1989, p. 946, §§ 59; Ga. L. 1993, p. 1231, §§ 18.)

14-2-1326. Failure to take action.

(a)       If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)       If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Code 1981, §§ 14-2-1326, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1990, p. 257, §§ 20.)

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a)       A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)       The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)       The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)       A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c)       If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)       The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)       The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Code 1981, §§ 14-2-1327, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1989, p. 946, §§ 60; Ga. L. 1990, p. 257, §§ 21; Ga. L. 1993, p. 1231, §§ 19.)

14-2-1330. Court action.

(a)       If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)       The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)       The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)       The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e)       Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Code 1981, §§ 14-2-1330, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1989, p. 946, §§ 61; Ga. L. 1993, p. 1231, §§ 20; Ga. L. 2000, p. 1589, §§ 3.)

14-2-1331. Court costs and counsel fees.

(a)       The court in an appraisal proceeding commenced under Code Section 14- 2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b)       The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)       Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)       Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c)       If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted. (Code 1981, §§ 14-2-1331, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1332. Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322. (Code 1981, §§ 14-2-1332, enacted by Ga. L. 1988, p. 1070, §§ 1.)

APPENDIX C
OPINION OF DEMAREST STRATEGY GROUP

[DEMAREST STRATEGY GROUP, INC. LETTERHEAD]

February 13, 2003

Board of Directors
SNB Bancshares, Inc.
4219 Forsyth Road
Macon, Georgia 31210

Members of the Board:

You have requested our opinion as financial advisors as to the fairness, from a financial point of view, to the shareholders of SNB Bancshares, Inc. (“SNB Bancshares”), of the consideration to be paid by SNB Bancshares to Bank of Gray (the “Merger”) pursuant to the Merger Agreement by and among SNB Bancshares and Bank of Gray dated as of October 25, 2002 (the “Merger Agreement”). Under the terms of the Merger, SNB Bancshares will exchange 314.2 of its common shares, subject to adjustment, and $3,000.00 in cash for each common share of Bank of Gray (the “Exchange Ratio”), as provided for in the Merger Agreement. It is our understanding the Merger will be accounted for as a purchase under generally accepted accounting principles.

Demarest Strategy Group, Inc. (“Demarest”) is a CPA firm that provides management advisory services to financial institutions in Georgia and other southeastern states. As part of its practice, Demarest has been regularly engaged since 1984 as a financial advisor to either buyer or seller in connection with mergers and acquisitions, competitive biddings and valuations for various purposes. Demarest has advised SNB Bancshares in various matters of acquisitions and strategic planning since 1989. We have been retained by, and have acted exclusively for, the Board of Directors in rendering this opinion. SNB Bancshares will pay us fees upon the issuance of this opinion. In addition, SNB Bancshares has agreed to reimburse us for out-of-pocket expenses and indemnify us against certain liabilities, including liabilities under federal and state securities laws.

In connection with this opinion, we have reviewed, analyzed and relied upon certain materials relating to the financial and operating condition of SNB Bancshares and Bank of Gray, including, among other things, the Merger Agreement; Bank of Gray’s audited financial statements for the three years ended December 31, 2002; SNB Bancshares’s annual reports to shareholders for the three years ended December 31, 2002, certain interim reports to shareholders, including quarterly reports on Form 10-Q, and certain other communications; financial information concerning the businesses and operations of SNB Bancshares and Bank of Gray furnished to us by the respective companies for the purposes of our analysis, including certain internal financial analyses and forecasts for SNB Bancshares and Bank of Gray prepared by the senior managements of the respective companies; certain publicly available information concerning the historical price, price/earnings and price/book multiples, as well as the trading activity, for the common stock of SNB Bancshares; certain ownership attributes and stock trading history of Bank of Gray common stock from internal company sources; certain publicly available information with respect to the banking companies; and the types of terms of other transactions that we considered relevant to our analysis. We further held discussions with the senior managements of SNB Bancshares and Bank of Gray regarding their past, current and prospective operations, financial condition, regulatory examinations, audits and other matters.

In conducting our review and arriving at our opinion, we relied upon and assumed the accuracy and completeness of all the financial and other information provided to us or publicly available, and we did not attempt to verify such information independently. We relied upon the managements of SNB Bancshares and of Bank of Gray as to the reasonableness and achievability of the financial and operating budgets and forecasts and related assumptions provided to us and assumed that such budgets and forecasts reflected the best available estimates and judgments of such managements and that such budgets and forecasts will be realized in the amounts and in the time periods estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses for SNB Bancshares and Bank of Gray are adequate to cover such losses. We did not make or obtain any evaluations or appraisals of the property of SNB Bancshares or Bank of Gray, nor did we examine any loan credit files.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: the historical and current financial position and results of operations of SNB Bancshares and Bank of Gray; the assets and liabilities of SNB Bancshares and Bank of Gray; and the nature and terms of certain other merger transactions involving financial institutions. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry generally. Our opinion is based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

The opinion expressed herein is provided for the benefit of the Board of Directors of SNB. We express no opinion as to the underlying business decision of SNB Bancshares to effect the Merger, the availability or advisability of any alternatives to the Merger or the price at which the common stock will trade subsequent to the Merger. This opinion, and any supporting analysis or other material supplied by us, may not be quoted, referred to or used in any public filing or in any written document other than the proxy statement/prospectus and the related registration statement or for any other purposes without the prior written approval of Demarest Strategy Group, Inc.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid, as proposed in the Merger Agreement dated October 25, 2002, in the Merger is fair, from a financial point of view, to the common shareholders of SNB.

Very truly yours,
/s/ DEMAREST STRATEGY GROUP, INC.
DEMAREST STRATEGY GROUP, INC.

APPENDIX D

FORM 10-K OF SNB BANCSHARES, INC.
FOR THE YEAR ENDED DECEMBER 31, 2002

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

☒            Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934
(Fee Required)

                For the fiscal year ended December 31, 2002

☐            Transition Report under Section 13 or 15(d) of the Securities Exchange Act of 1934
(No Fee Required)

                For the transition period from ______________ to ______________

Commission File No. 000-23261

SNB BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-2107916 (I.R.S. Employer Identification No.)

4219 Forsyth Road Macon, Georgia (Address of Principal Executive Offices)	31210 (Zip Code)

(478) 722-6200
Issuer’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $1.00 PAR VALUE
(Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. Yes ☒ No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-K in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.     ☒

State the aggregate market value of the voting stock held by nonaffiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within the past 60 days. $69,684,823. Based on Prices as of February 25, 2003.

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date.

3,430,734 shares of $1.00 par value common stock as of February 28, 2003.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Registrant’s Annual Proxy Statement for the annual meeting of stockholders on May 29, 2003 are incorporated by reference into Part III.

Part I

Item 1             BUSINESS

General

SNB Bancshares, Inc. (SNB) is a Georgia corporation formed to act as a bank holding company for Security Bank of Bibb County (“SB-Bibb”) under the Federal Bank Holding Company Act of 1956, as amended, and the bank holding company laws of Georgia. SNB was incorporated on February 10, 1994 at the instruction of management of SB-Bibb. At a special meeting of the shareholders of SB-Bibb on August 2, 1994, the shareholders of SB-Bibb voted in favor of a plan of reorganization and agreement of merger pursuant to which SB-Bibb became a wholly-owned subsidiary of SNB. The reorganization was effective on September 30, 1994, as a result of which the shares of common stock of SB-Bibb then issued and outstanding were converted into shares of the common stock of SNB. SB-Bibb has operated as a wholly-owned subsidiary of SNB since that time, although the functions and business of SB-Bibb, its Board of Directors, staff and physical office locations underwent no changes as a result of the reorganization.

On August 8, 1998, SNB acquired a 100 percent interest in Crossroads Bancshares, Inc., the parent holding company of Security Bank of Houston County (formerly Crossroads Bank of Georgia) (“SB-Houston”) in Perry and Warner Robins, Georgia. The two companies merged in a pooling of interests stock swap transaction and, accordingly, all prior financial information shown below has been restated as if this business combination had always existed. The parent company of SB-Houston was subsequently dissolved. SB-Houston now operates as a wholly-owned subsidiary of SNB.

On July 31, 2000, SB-Bibb purchased the assets of Group Financial Southeast (d/b/a Fairfield Financial) in a business combination accounted for as a purchase. The assets were placed in a newly formed subsidiary of SB-Bibb incorporated as Fairfield Financial Services, Inc. (“Fairfield”). The purchase transaction involved a combination of SNB stock and cash consideration. Fairfield is a well-established real estate mortgage lending company with a number of production locations throughout Georgia and the Southeast, including offices in Macon, Columbus, Warner Robins, Richmond Hill, Stockbridge, Fayetteville and St. Simons Island. The Company functions as a subsidiary of SB-Bibb.

On October 25, 2002, SNB and Bank of Gray, Gray, Georgia, entered into a definitive agreement to which Bank of Gray will be acquired by merger with an SNB subsidiary. The agreement provides that the shareholders of the Bank of Gray will receive $15 million cash and 1,571,000 common shares of SNB. Pending regulatory and shareholder review and approval, the merger is expected to consummate during the second quarter of 2003. The Bank of Gray will operate after the merger under its existing charter with the same management and Board of Directors. However, the name will be changed to Security Bank of Jones County.

History and Business of the Subsidiaries

Substantially all of the business of SNB is conducted through its two subsidiary banks. A brief description of each Bank’s history and business operations is discussed below.

SB-BIBB

SB-Bibb is a state-chartered bank which engages in the commercial banking business primarily in Bibb County, Georgia. SB-Bibb commenced operations on November 4, 1988. The Bank now operates seven full-service and one limited-service banking offices in Macon, Georgia. In addition, SB-Bibb opened a full-service banking office in Brunswick, Glynn County, Georgia (SB-Glynn) on February 3, 2003. On March 1, 1999, the Bank converted its banking charter from a national to a state charter and changed its name from Security National Bank to Security Bank of Bibb County.

The Bank offers a full range of deposit products, lending services (including a specialized mortgage division), internet banking, automated teller machines, safe deposit boxes, credit cards, night depositories and other services for the convenience of its customers. No trust services are currently offered. The Bank provides its own data processing services.

With its purchase of Fairfield during 2000, SB-Bibb expanded its mortgage division to include a number of production locations throughout Georgia and the Southeast.

As of December 31, 2002, SB-Bibb had total assets of $426.7 million, total deposits of $325.1 million and total stockholders’ equity of $37.3 million. Net income amounted to $4.9 million for the year ended December 31, 2002.

SB-HOUSTON

SB-Houston commenced operation in 1987 as a state-chartered bank in Perry, Houston County, Georgia. The Bank currently operates four full-service facilities in Houston County, having added two full-service branches in Warner Robins, Georgia. SB-Houston’s main office is located at 1208 Washington Street, Perry, Georgia. The Bank established its fourth full-service office during the first quarter of 2000. This office is located on Houston Lake Road in Warner Robins.

SB-Houston operates a full-service commercial banking business and provides a wide range of banking services, including checking and savings accounts, a broad range of certificates of deposit, agricultural, consumer, commercial and real estate loans, internet banking, safe deposit boxes, credit cards, night depositories and 24-hour automated teller machines. SB-Houston’s customers reside mainly in the Houston County area. No trust services are currently offered. Data services are provided by SB-Bibb.

As of December 31, 2002, SB-Houston had total assets of $152.5 million, total deposits of $124.1 million, and stockholders’ equity of $11.4 million. Net income for the year ended December 31, 2002 totaled $1.3 million.

Market Area

SNB primarily serves the residents of Bibb and Houston Counties, with estimated populations of 155,500 and 89,200, respectively, as of 2001. SNB also conducts business to a lesser extent in the surrounding counties of Jones, Monroe, Twiggs, Crawford, Peach and Wilkinson although the acquisition of Bank of Gray in Jones County will immediately increase business in Jones and the surrounding counties. The loan portfolio is concentrated in various commercial, real estate and consumer loans to individuals and entities located in middle Georgia, and the ultimate collectiblity of the loans and future growth of the Company are largely dependent upon economic conditions in the middle Georgia area. The Company’s agricultural loans are negligible. The economy of the middle Georgia area has been generally favorable in recent years, although population growth has been moderate at best. Robins Air Force Base, located in Houston County, is a major employer in the area, which has survived national base closure mandates and expanded in size in recent years.

The acquisition of Fairfield during 2001 brings a number of well established mortgage production offices to SB-Bibb. Fairfield is primarily engaged in residential real estate mortgage lending in the State of Georgia.

Competition

The financial services industry in the middle Georgia area is highly competitive. SNB’s subsidiary banks compete actively with national and state chartered banks, savings and loan associations and credit unions for loans and deposits. In addition, the Banks compete with other financial service institutions, including brokers and dealers, insurance companies and finance companies, all of which actively engage in marketing various types of loans, deposits and other services. Management believes that competitive pricing and personalized service will provide it with a method to compete effectively in the middle Georgia area.

Employees

As of December 31, 2002, the Company had 250 employees on a full-time equivalent basis. SNB considers its relationship with its employees to be excellent.

Supervision and Regulation

Bank holding companies and banks are regulated under both federal and state law. The following is a brief summary of certain statutes and rules and regulations affecting the Company, the Bank, and, to a more limited extent, the Company’s subsidiaries.

This summary is qualified in its entirety by reference to the particular statute and regulatory provision referred to and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of the Company and its subsidiaries. The scope of regulation and permissible activities of the Company and its subsidiaries is subject to change by future federal and state legislation. Supervision, regulation and examination of the Company and the Bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders of the Company.

Regulation of the Company

SNB is a registered holding company under the Federal Bank Holding Company Act and the Georgia Bank Holding Company Act and is regulated under such Act by the Federal Reserve and by the Georgia Department of Banking and Finance (the “Georgia Department”), respectively. As a bank holding company, the Company is required to file annual reports with the Federal Reserve and the Georgia Department and provide such additional information as the applicable regulator may require pursuant to the Federal and Georgia Bank Holding Company Acts. The Federal Reserve and the Georgia Department may also conduct examinations of the Company to determine whether the Company is in compliance with Bank Holding Company Acts and regulations promulgated thereunder.

In addition, the Federal Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (1) acquiring direct or indirect ownership or control of more than 5 percent of the voting shares of any bank; (2) acquiring all or substantially all of the assets of a bank; and (3) before merging or consolidating with another bank holding company.

The Georgia Department requires similar approval prior to the acquisition of any additional banks from every Georgia bank holding company. A Georgia bank holding company is generally prohibited from acquiring ownership or control of 5 percent or more of the voting shares of a bank unless the bank being acquired is either a bank for purposes of the Federal Bank Holding Company Act, or a federal or state savings and loan association or savings bank or federal savings bank whose deposits are insured by the Federal Savings and Loan Insurance Corporation and such bank has been in existence and continuously operating as a bank for a period of five years or more prior to the date of application to the Department for approval of such acquisition.

The Federal Reserve (pursuant to regulation and published statements) has maintained that a bank holding company must serve as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve policy, the Company may be required to provide financial support to the Bank at a time when, absent such Federal Reserve policy, the Company may not deem it advisable to provide such assistance. Similarly, the Federal Reserve also monitors the financial performance and prospects of nonbank subsidiaries with an inspection process to ascertain whether such nonbanking subsidiaries enhance or detract from the Company’s ability to serve as a source of strength for the Bank.

Capital Requirements

The holding company is subject to regulatory capital requirements imposed by the Federal Reserve applied on a consolidated basis with the banks owned by the holding company. Bank holding companies must have capital (as defined in the rules) equal to eight (8) percent of risk-weighted assets. The risk weights assigned to assets are based primarily on credit risk. For example, securities with an unconditional guarantee by the United States government are assigned the least risk category. A risk weight of 50 percent is assigned to loans secured by owner-occupied one-to-four family residential mortgages. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets.

The Federal Reserve also requires the maintenance of minimum capital leverage ratios to be used in tandem with the risk-based guidelines in assessing the overall capital adequacy of bank holding companies. The guidelines define capital as either Tier 1 (primarily shareholder equity) or Tier 2 (certain debt instruments and a portion of the allowance for loan losses). Tier 1 capital for banking organizations includes common equity, minority interest in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock and qualifying cumulative perpetual preferred stock. (Cumulative perpetual preferred stock is limited to 25 percent of Tier 1 capital.) Tier 1 capital excludes goodwill; amounts of mortgage servicing assets, nonmortgage servicing assets, and purchased credit card relationships that, in the aggregate, exceed 100 percent of Tier 1 capital; nonmortgage servicing assets and purchased credit card relationships that in the aggregate, exceed 25 percent of Tier 1 capital; all other identifiable intangible assets; and deferred tax assets that are dependent upon future taxable income, net of their valuation allowance, in excess of certain limitations.

Effective June 30, 1998, the Board has established a minimum ratio of Tier 1 capital to total assets of 3.0 percent for strong bank holding companies (rated composite “1” under the BOPEC rating system of bank holding companies), and for bank holding companies that have implemented the Board’s risk-based capital measure for market risk. For all other bank holding companies, the minimum ratio of Tier 1 capital to total assets is 4.0 percent. Banking organizations with supervisory, financial, operational, or managerial weaknesses, as well as organizations that are anticipating or experiencing significant growth, are expected to maintain capital ratios well above the minimum levels. Higher capital ratios may be required for any bank holding company if warranted by its particular circumstances or risk profile. Bank holding companies are required to hold capital commensurate with the level and nature of the risks, including the volume and severity of problem loans, to which they are exposed.

At December 31, 2002, SNB exceeded the minimum Tier 1, risk-based and leverage ratios and in fact, qualified as “well-capitalized” under current Federal Reserve Board criteria. The table which follows sets forth certain capital information for SNB as of December 31, 2002.

CAPITAL ADEQUACY
($ in Thousands)

	December 31, 2002

	Amount	Percent

Leverage Ratio
Actual	46,647	8.5%
Well-Capitalized Requirement	27,439	5.0%
Minimum Required (1)	21,951	4.0%

Risk-Based Capital:

Tier 1 Capital
Actual	46,647	9.9%
Well-Capitalized Requirement	28,270	6.0%
Minimum Required	18,847	4.0%

Total Capital
Actual	60,239	12.7%
Well-Capitalized Requirement	47,432	10.0%
Minimum Required	37,945	8.0%

   (1)    Represents the minimum requirement. Institutions that are contemplating acquisitions or anticipating or experiencing significant growth may be required to maintain a substantially higher leverage ratio.

The Riegle-Neal Interstate Banking and Branching Efficiency Act

Prior to the enactment of the Interstate Banking and Branching Efficiency Act of 1994 (the “Riegle-Neal Act”), interstate expansion of bank holding companies was prohibited, unless such acquisition was specifically authorized by a statute of the state in which the target bank was located. Pursuant to the Riegle-Neal Act, effective September 29, 1995, an adequately capitalized and adequately managed holding company may acquire a bank across state lines, without regard to whether such acquisition is permissible under state law. A bank holding company is considered to be “adequately capitalized” if it meets all applicable federal regulatory capital standards.

While the Riegle-Neal Act precludes a state from entirely insulating its banks from acquisition by an out-of-state holding company, a state may still provide that a bank may not be acquired by an out-of-state company unless the bank has been in existence for a specified number of years, not to exceed five years. Additionally, the Federal Reserve is directed not to approve an application for the acquisition of a bank across state lines if: (i) the applicant bank holding company, including all affiliated insured depository institutions, controls, or after the acquisition would control, more than ten (10) percent of the total amount of deposits of all insured depository institutions in the United States (the “ten percent concentration limit”) or (ii) the acquisition would result in the holding company controlling thirty (30) percent or more of the total deposits of insured depository institutions in any state in which the holding company controlled a bank or branch immediately prior to the acquisition (the “thirty percent concentration limit”). States may waive the thirty percent concentration limit, or may make the limits more or less restrictive, so long as they do not discriminate against out-of-state bank holding companies.

The Riegle-Neal Act also provides that, beginning on June 1, 1997, banks located in different states may merge and operate the resulting institution as a bank with interstate branches. However, a state may (i) prevent interstate branching through mergers by passing a law prior to June 1, 1997 that expressly prohibits mergers involving out-of-state banks, or (ii) permit such merger transactions prior to June 1, 1997. Under the Riegle-Neal Act, an interstate merger transaction may involve the acquisition of a branch of an insured bank without the acquisition of the bank itself, but only if the law of the state in which the branch is located permits this type of transaction.

Under the Riegle-Neal Act, a state may impose certain conditions on a branch of an out-of-state bank resulting from an interstate merger so long as such conditions do not have the effect of discriminating against out-of-state banks or bank holding companies, other than on the basis of a requirement of nationwide reciprocal treatment. The ten (10) percent concentration limit and the thirty (30) percent concentration limit described above, as well as the rights of the states to modify or waive the thirty (30) percent concentration limit, apply to interstate bank mergers in the same manner as they apply to the acquisition of out-of-state banks.

A bank resulting from an interstate merger transaction may retain and operate any office that any bank involved in the transaction was operating immediately before the transaction. After completion of the transaction, the resulting bank may establish or acquire additional branches at any location where any bank involved in the transaction could have established or acquired a branch. The Riegle-Neal Act also provides that the appropriate federal banking agency may approve an application by a bank to establish and operate an interstate branch in any state that has in effect a law that expressly permits all out-of-state banks to establish and operate such a branch.

In response to the Riegle-Neal Act, effective June 1, 1997, Georgia permitted interstate branching, although only through merger and acquisition. In addition, Georgia law provides that a bank may not be acquired by an out-of-state company unless the bank has been in existence for five years. Georgia has also adopted the thirty percent concentration limit, but permits state regulators to waive it on a case-by-case basis.

The Gramm-Leach-Bliley Act of 1999

The Gramm-Leach-Bliley Act (the “GLB Act”) dramatically increases the ability of eligible banking organizations to affiliate with insurance, securities and other financial firms and insured depository institutions. The GLB Act permits eligible banking organizations to engage in activities and to affiliate with nonbank firms engaged in activities that are financial in nature or incidental to such financial activities and also includes some additional activities that are complementary to such financial activities.

The definition of activities that are financial in nature is handled by the GLB Act in two ways. First, there is a laundry list of activities that are designated as financial in nature. Second, the authorization of new activities as financial in nature or incidental to a financial activity requires a consultative process between the Federal Reserve Board and the Secretary of the Treasury with each having the authority to veto proposals of the other. The Federal Reserve Board has the discretion to determine what activities are complementary to financial activities.

The precise scope of the authority to engage in these new financial activities, however, depends on the type of banking organization, whether it is a holding company, a subsidiary of a national bank, or a national bank’s direct conduct. The GLB Act repealed two sections of the Glass-Stegall Act, Sections 20 and 32, which restricted affiliations between securities firms and banks. The GLB Act authorizes two types of banking organizations to engage in expanded securities activities. The GLB Act authorizes a new type of bank holding company called a financial holding company to have a subsidiary company that engages in securities underwriting and dealing without limitation as to the types of securities involved. The GLB Act also permits a national bank to control a financial subsidiary that can engage in many of the expanded securities activities permitted for financial holding companies. However, additional restrictions apply to national bank financial subsidiaries.

Since the Bank Holding Company Act of 1956, and subsequent amendments, federal law has limited the types of activities that are permitted for a bank holding company, and it has also limited the types of companies that a bank holding company can control. The GLB Act retains the bank holding company regulatory framework, but adds a new provision that authorizes enlarged authority for the new financial holding company form of organization to engage in any activity of a financial nature or incidental thereto. A new Section 4(k) of the Bank Holding Company Act provides that a financial holding company may engage in any activity, and may acquire and retain shares of any company engaged in any activity, that the Federal Reserve Board, in coordination with the Secretary of the Treasury, determines by regulation or order to be financial in nature or incidental to such financial activities, or is complementary to financial activities.

The GLB Act also amends the Bank Holding Company Act to prescribe eligibility criteria for financial holding companies, defines the scope of activities permitted for bank holding companies that do not become financial holding companies, and establishes consequences for financial holding companies that cease to maintain the status needed to qualify as a financial holding company.

There are three special criteria to qualify for the enlarged activities and affiliation. First, all the depository institutions in the bank holding company organization must be well-capitalized. Second, all of the depository institutions of the bank holding company must be well managed. Third, the bank holding company must have filed a declaration of intent with the Federal Reserve Board stating that it intends to exercise the expanded authority under the GLB Act and certify to the Federal Reserve Board that the bank holding company’s depository institutions meet the well-capitalized and well-managed criteria. The GLB Act also requires the bank to achieve a rating of satisfactory or better in meeting community credit needs at the most recent examination of such institution under the Community Reinvestment Act.

Once a bank holding company has filed a declaration of its intent to be a financial holding company, as long as there is no action by the Federal Reserve Board giving notice that it is not eligible, the company may proceed to engage in the activities and enter into the affiliations under the large authority conferred by the GLB Act’s amendments to the Bank Holding Company Act. The holding company does not need prior approval from the Federal Reserve Board to engage in activities that the GLB Act identifies as financial in nature or that the Federal Reserve Board has determined to be financial in nature or incidental thereto by order or regulation.

The GLB Act retains the basic structure of the Bank Holding Company Act. Thus, a bank holding company that is not eligible for the expanded powers of a financial holding company is now subject to the amended Section 4(c)(8) of the Bank Holding Company Act which freezes the activities that are authorized and defined as closely related to banking activities. Under this Section a bank holding company is not eligible for the expanded activities permitted under new Section 4(k) and is limited to those specific activities previously approved by the Federal Reserve Board.

The GLB Act also addresses the consequences when a financial holding company that has exercised the expanded authority fails to maintain its eligibility to be a financial holding company. The Federal Reserve Board may impose such limitations on the conduct or activities of a noncompliant financial holding company or any affiliate of that company as the Board determines to be appropriate under the circumstances and consistent with the purpose of the Act.

The GLB Act is essentially a dramatic liberalization of the restrictions placed on banks, especially bank holding companies, regarding the areas of financial businesses in which they are allowed to compete.

Regulation of the Banks

As state-chartered banks, the Banks are examined and regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Georgia Department.

The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claim of depositors, acting as a receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC also approves conversions, mergers, consolidations, and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting, continued or assumed bank is an insured nonmember state bank.

Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Bank Holding Company Act on any extension of credit to the bank holding company or any of its subsidiaries, on investment in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services.

The Georgia Department regulates all areas of the banks’ banking operations, including mergers, establishment of branches, loans, interest rates and reserves. The Bank must have the approval of the Commissioner to pay cash dividends, unless at the time of such payment:

(i)       the total classified assets at the most recent examination of such banks do not exceed 80 percent of Tier 1 capital plus Allowance for Loan Losses as reflected at such examination;

(ii)      the aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed 50 percent of the net profits, after taxes but before dividends, for the previous calendar year; and

(iii)     the ratio of Tier 1 Capital to Adjusted Total Assets shall not be less than six (6) percent.

The Banks are also subject to State of Georgia banking and usury laws restricting the amount of interest which it may charge in making loans or other extensions of credit.

Expansion through Branching, Merger or Consolidation

With respect to expansion, the Banks were previously prohibited from establishing branch offices or facilities outside of the county in which their main office was located, except:

(a)       in adjacent counties in certain situations, or

(b)      by means of merger or consolidation with a bank which has been in existence for at least five years.

In addition, in the case of a merger or consolidation, the acquiring bank must have been in existence for at least 24 months prior to the merger. However, effective July 1, 1996, Georgia permits the subsidiary bank(s) of any bank holding company then engaged in the banking business in the state of Georgia to establish, de novo, upon receipt of required regulatory approval, an aggregate of up to three additional branch banks in any county within the state of Georgia. Effective July 1, 1998, this same Georgia law permits, with required regulatory approval, the establishment of de novo branches in an unlimited number of counties within the state of Georgia by the subsidiary bank(s) of bank holding companies then engaged in the banking business in the state of Georgia. This law may result in increased competition in the Banks’ market area.

Capital Requirements

The FDIC adopted risk-based capital guidelines that went into effect on December 31, 1990 for all FDIC insured state chartered banks that are not members of the Federal Reserve System. Beginning December 31, 1992, all banks were required to maintain a minimum ratio of total capital to risk weighted assets of eight (8) percent of which at least four (4) percent must consist of Tier 1 capital. Tier 1 capital of state chartered banks (as defined by the regulation) generally consists of: (i) common stockholders’ equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interests in the equity accounts of consolidated subsidiaries. In addition, the FDIC adopted a minimum ratio of Tier 1 capital to total assets of banks, referred to as the leverage capital ratio of three (3) percent if the FDIC determines that the institution is not anticipating or experiencing significant growth and has well-diversified risk, including no undue interest rate exposure, excellent asset quality, high liquidity, good earnings and, in general, is considered a strong banking organization, rated Composite “1” under the Uniform Financial Institutions Rating System (the CAMEL rating system) established by the Federal Financial Institutions Examination

Council. All other financial institutions are required to maintain a leverage ratio of four (4) percent.

Effective October 1, 1998, the FDIC amended its risk-based and leverage capital rules as follows: (1) all servicing assets and purchase credit card relationships (“PCCRs”) that are included in capital are each subject to a ninety (90) percent of fair value limitation (also known as a “ten (10) percent haircut”); (2) the aggregate amount of all servicing assets and PCCRs included in capital cannot excess 100 percent of Tier I capital; (3) the aggregate amount of nonmortgage servicing assets (“NMSAs”) and PCCRS included in capital cannot exceed 25 percent of Tier 1 capital; and (4) all other intangible assets (other than qualifying PCCRS) must be deducted from Tier 1 capital.

Amounts of servicing assets and PCCRs in excess of the amounts allowable must be deducted in determining Tier 1 capital. Interest-only strips receivable, whether or not in security form, are not subject to any regulatory capital limitation under the amended rule.

FDIC Insurance Assessments

The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), enacted in December, 1991, provided for a number of reforms relating to the safety and soundness of the deposit insurance system, supervision of domestic and foreign depository institutions and improvement of accounting standards. One aspect of the Act is the requirement that banks will have to meet certain safety and soundness standards. In order to comply with the Act, the Federal Reserve and the FDIC implemented regulations defining operational and managerial standards relating to internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, director and officer compensation, fees and benefits, asset quality, earnings and stock valuation.

The regulations provide for a risk-based premium system which requires higher assessment rates for banks which the FDIC determines pose greater risks to the Bank Insurance Fund (“BIF”). Under the regulations, banks pay an assessment depending upon risk classification.

To arrive at risk-based assessments, the FDIC places each bank in one of nine risk categories using a two-step process based on capital ratios and on other relevant information. Each bank is assigned to one of three groups: (i) well capitalized, (ii) adequately capitalized, or (iii) under capitalized, based on its capital ratios. The FDIC also assigned each bank to one of three subgroups based upon an evaluation of the risk posed by the bank. The three subgroups include (i) banks that are financially sound with only a few minor weaknesses, (ii) banks with weaknesses which, if not corrected, could result in significant deterioration of the bank and increased risk to the BIF, and (iii) those banks that pose a substantial probability of loss to the BIF unless corrective action is taken. FDICIA imposes progressively more restrictive constraints on operations management and capital distributions depending on the category in which an institution is classified.

Under FDICIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

Community Reinvestment Act

The Company and the Banks are subject to the provisions of the Community Reinvestment Act of 1977, as amended (the “CRA”) and the federal banking agencies’ regulations issued thereunder. Under the CRA, all banks and thrifts have a continuing and affirmative obligation, consistent with its safe and sound operation to help meet the credit needs for their entire communities, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA.

The CRA requires a depository institution’s primary federal regulator, in connection with its examination of the institution, to assess the institution’s record of assessing and meeting the credit needs of the community served by that institution, including low- and moderate-income neighborhoods. The regulatory agency’s assessment of the institution’s record is made available to the public. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the records of each subsidiary depository institution of the applicant bank holding company, and such records may be the basis for denying the application.

The evaluation system used to judge an institution’s CRA performance consists of three tests: (1) a lending test; (2) an investment test; and (3) a service test. Each of these tests will be applied by the institution’s primary federal regulator taking into account such factors as: (i) demographic data about the community; (ii) the institution’s capacity and constraints; (iii) the institution’s product offerings and business strategy; and (iv) data on the prior performance of the institution and similarly-situated lenders.

In addition, a financial institution will have the option of having its CRA performance evaluated based on a strategic plan of up to five years in length that it had developed in cooperation with local community groups. In order to be rated under a strategic plan, the institution will be required to obtain the prior approval of its federal regulator.

The interagency CRA regulations provide that an institution evaluated under a given test will receive one of five ratings for the test: (1) outstanding; (2) high satisfactory; (3) low satisfactory; (4) needs to improve; and (5) substantial noncompliance. An institution will receive a certain number of points for its rating on each test, and the points are combined to produce an overall composite rating. Evidence of discriminatory or other illegal credit practices would adversely affect an institution’s overall rating. Each of SNB’s subsidiary banks received a “high satisfactory” CRA rating as a result of their last CRA examination.

Proposed Legislation

Legislation is regularly considered and adopted by both the United States Congress and the Georgia General Assembly. Such legislation could result in regulatory changes and changes in competitive relationships for banks and bank holding companies. The effect of such legislation on the business of the Company and the Banks cannot be predicted.

Monetary Policy

The results of operations of the Company and the Banks are affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of the changing conditions in the foreign and national economy, as well as the effect of policies and actions taken by monetary and fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Company.

Item 2             PROPERTIES

SNB’s subsidiaries, SB-Bibb, SB-Houston and SB-Glynn, owned twelve full-service and one limited-service banking locations as of December 31, 2002. Leased properties include one stand alone ATM machine and night depository and SB-Bibb’s operations center, which houses its in-house data processing facility and operational support functions. Fairfield Financial Services, Inc., a subsidiary of SB-Bibb, leases a number of mortgage production offices throughout Georgia and the Southeast. The net book value of all facilities including furniture, fixtures and equipment totaled $13,110,000 as of December 31, 2002. Management considers that its properties are well maintained.

Item 3             LEGAL PROCEEDINGS

The Company and its subsidiaries may become parties to various legal proceedings arising from the normal course of business. As of December 31, 2002, there are no material pending legal proceedings to which SNB or its subsidiaries are a party or of which any of its property is the subject.

Item 4             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

Part II

Item 5             MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

SNB common stock is quoted on the NASDAQ Stock Market under the symbol “SNBJ.” Prior to December 1, 1997, SNB common stock was not traded on any public market or exchange, although certain brokerage firms made a market for its common stock. The following table sets forth the high, low and close sale prices per share of the common stock as reported on the NASDAQ Stock Market, and the dividends declared per share for the periods indicated.

Year Ended December 31, 2002	High	Low	Close	Dividend Per Share

Fourth Quarter	$25.00	$17.85	$24.00	$0.090
Third Quarter	$22.49	$18.00	$20.00	$0.090
Second Quarter	$23.21	$16.19	$20.50	$0.090
First Quarter	$16.55	$15.00	$16.15	$0.080

Year Ended December 31, 2001	High	Low	Close	Dividend Per Share

Fourth Quarter	$17.00	$14.10	$14.67	$0.080
Third Quarter	$16.00	$13.50	$14.00	$0.080
Second Quarter	$16.00	$12.75	$14.50	$0.080
First Quarter	$15.25	$12.75	$14.25	$0.070

As of February 28, 2003 the Company had approximately 1,167 shareholders of record.

For a discussion on dividend restrictions, refer to Item 1, Business-Regulation of the Banks.

Item 6             SELECTED FINANCIAL DATA

Incorporated herein by reference to pages 24 and 25 of the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 29, 2003 (Management’s Discussion and Analysis for the table of selected financial data for each of the past five years) (filed on Form S-4 with the Securities and Exchange Commission on March 4, 2003).

Item 7             MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Incorporated herein by reference to page 90 to 117 of the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 29, 2003 (filed on Form S-4 with the Securities and Exchange Commission on March 4, 2003).

Item 7a           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Incorporated herein by reference to pages 107 to 109 of the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 29, 2003 (filed on Form S-4 with the Securities and Exchange Commission on March 4, 2003).

Item 8             FINANCIAL STATEMENTS

The following consolidated financial statements of the Registrant and its subsidiaries are included on exhibit 99(a) of this Annual Report on Form 10-K:

Consolidated Balance Sheets - December 31, 2002 and 2001

Consolidated Statements of Income - Years Ended December 31, 2002, 2001 and 2000

Consolidated Statements of Comprehensive Income - Years Ended December 31, 2002, 2001 and 2000

Consolidated Statements of Stockholders’ Equity - Years Ended December 31, 2002, 2001 and 2000

Consolidated Statements of Cash Flows - Years Ended December 31, 2002, 2001 and 2000

Notes to Consolidated Financial Statements

Item 9             CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There has been no Form 8-K filed within 24 months prior to the date of the most recent financial statements reporting a change of accountants or reporting disagreements on any matter of accounting principle, practice, financial statement disclosure or auditing scope or procedure.

Part III

Item 10           DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Incorporated herein by reference to pages 77 to 83 and 87 of the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 29, 2003 (filed on Form S-4 with the Securities and Exchange Commission on March 4, 2003).

Item 11           EXECUTIVE COMPENSATION

Incorporated herein by reference to pages 84 to 87 of the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 29, 2003 (filed on Form S-4 with the Securities and Exchange Commission on March 4, 2003).

Item 12           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Incorporated herein by reference to page 77 to 79 of the Company’s Definitive Proxy Statement for the Annual Meeting of the Stockholders to be held on May 29, 2003 (filed on Form S-4 with the Securities and Exchange Commission on March 4, 2003).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by security holders
(i) 1996 Incentive Stock Option Plan	32,500	**	$9.00	-0-
(ii) 1999 Incentive Stock Option Plan	125,000		$17.06	-0-
(iii) 2002 Incentive Stock Option Plan	220,000		$19.91	141,250
Equity compensation plans not approved by security holders
None	-0-		-0-	-0-

Total	337,500		$16.63	141,250

Item 13           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Incorporated herein by reference to page 68 of the Company’s Definitive Proxy Statement for Annual Meeting of Stockholders to be held on May 29, 2003 (filed on Form S-4 with the Securities and Exchange Commission on March 4, 2003).

Item 14           CONTROLS AND PROCEDURES

After evaluating the Company’s disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934 (the “Act”) is recorded, processed, summarized and reported within the time period specified by the Act, the Chief Executive Officer, H. Averett Walker, and Chief Financial Officer, James R. McLemore, Jr. have concluded that the Company’s controls are effective in accumulating and communicating the information to the Company’s management as appropriate to allow timely decisions regarding disclosures. This evaluation was conducted on February 24, 2003, within 90 days of the filing date of this report. In addition, there have been no significant changes in the Company’s internal controls or other factors that could significantly effect these controls subsequent to the date of Mr. Walker’s and Mr. McLemore’s evaluations, and there have been no corrective actions with regard to significant deficiencies or material weaknesses.

Part IV

Item 15           EXHIBITS AND REPORTS ON FORM 8-K

(a)	Exhibits included herein:
PAGE
	3(a)	Articles of Incorporation	Definitive Proxy Statement, Incorporated by Reference

	3(b)	Bylaws	N/A
Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-49977), Filed with the Commission on April 13, 1998 and incorporated herein by reference

	4	Instruments Defining the Rights of Security Holders	Definitive Proxy Statement, Incorporated by Reference

	10	Material Contracts	Definitive Proxy Statement, Incorporated by Reference
	11	Statement of Computation of Net Income Per Share	Attachment

	21	Subsidiary Information	Exhibit 99(a), Footnote 1
	99	Additional Exhibits

		Certificate of CEO and CFO	Exhibit 99.1

	99(a)	Consolidated Financial Statements	Attachment

(b)	Reports on Form 8-K:

Reports filed on Form 8-K for the quarter ended December 31, 2002 are as follows:

(1)      On October 25, 2002, SNB Bancshares, Inc. filed Form 8-K (Item 5 - Other Events) to announce that they had entered into a definitive agreement pursuant to which Bank of Gray would be acquired by merger with an SNB Bancshares, Inc. subsidiary.

(2)      On December 19, 2002, SNB Bancshares, Inc. filed Form 8-K (Item 5 - Other Events) to announce the completion of an $18 million private placement of floating rate trust preferred securities. The securities mature in 30 years and bear interest at the 3-month LIBOR plus 3.25% with interest to be paid quarterly.

SIGNATURES

SNB BANCSHARES, INC.
/s/ Robert C. Ham	/s/ H. Averett Walker

ROBERT C. “NEAL” HAM Chairman of the Board of Directors	H. AVERETT WALKER President/Director/Chief Executive Officer

Date: February 27, 2003	Date: February 27, 2003

/s/ Richard A. Collinsworth	/s/ Jackie H. Miller

RICHARD A. COLLINSWORTH Executive Vice-President	JACKIE H. MILLER Secretary

/s/ James R. McLemore

JAMES R. McLEMORE Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

/s/ H. Averett Walker	Date:	February 27, 2003

H. AVERETT WALKER, Director

/s/ Edward M. Beckham, II	Date:	February 27, 2003

EDWARD M. BECKHAM, II, Director

/s/ Alford C. Bridges	Date:	February 27, 2003

ALFORD C. BRIDGES, Director

/s/ Benjamin W. Griffith, III	Date:	February 27, 2003

BENJAMIN W. GRIFFITH, III, Director

/s/ Robert C. Ham	Date:	February 27, 2003

ROBERT C. HAM, Director

/s/ Robert T. Mullis	Date:	February 27, 2003

ROBERT T. MULLIS, Director

/s/ Ben G. Porter	Date:	February 27, 2003

BEN G. PORTER, Director

/s/ John W. Ramsey	Date:	February 27, 2003

JOHN W. RAMSEY, Director

/s/ Robert M. Stalnaker	Date:	February 27, 2003

ROBERT M. STALNAKER, Director

/s/ H. Cullen Talton, JR	Date:	February 27, 2003

H. CULLEN TALTON, JR., Director

/s/ Joe E. Timberlake, III	Date:	February 27, 2003

JOE E. TIMBERLAKE, III, Director

/s/ Larry Walker	Date:	February 27, 2003

LARRY WALKER, Director

/s/ Richard W. White, Jr.	Date:	February 27, 2003

RICHARD W. WHITE, JR., Director

CERTIFICATIONS PURSUANT TO RULE 13a-14 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, H. Averett Walker, Chief Executive Officer, certify that:

1.         I have reviewed this Form 10-K of SNB Bancshares, Inc. (the “Report”);

2.         Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.         Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report.

4.         The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)        designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)        evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c)        presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.         The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)        all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)        any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls, and

6.         The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

February 27, 2003	/s/ H. Averett Walker

H. AVERETT WALKER Chief Executive Officer

CERTIFICATIONS PURSUANT TO RULE 13a-14 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, James R. McLemore, Chief Financial Officer, certify that:

1.         I have reviewed this Form 10-K of SNB Bancshares, Inc. (the “Report”);

2.         Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.         Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report.

4.         The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)        designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)        evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c)        presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.         The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)        all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)        any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls, and

6.         The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

February 27, 2003	/s/ James R. McLemore

JAMES R. McLEMORE Chief Financial Officer

EXHIBIT NO. 11

STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

	Year Ended December 31, 2002

	Shares	Earnings Per Share

	(In Thousands)

Basic Weighted Average Shares Outstanding	3,390	$1.55

Diluted	3,390
Average Shares Outstanding	71
Common Stock Equivalents	3,461	$1.52

	Year Ended December 31, 2001

Basic Weighted Average Shares Outstanding	3,373	1.29

Diluted
Average Shares Outstanding	3,373
Common Stock Equivalents	3
	3,376	1.29

Exhibit 99.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of SNB Bancshares, Inc. (the “Company”) for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report)”, H. Averett Walker, Chief Executive Officer of the Company, and James R. McLemore, Jr., Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ H. Averett Walker

H. AVERETT WALKER Chief Executive Officer February 27, 2003

/s/ James R. McLemore

JAMES R. McLEMORE Chief Financial Officer February 27, 2003

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

Exhibit 99(a)

SNB BANCSHARES, INC. AND SUBSIDIARIES
MACON, GEORGIA

CONSOLIDATED FINANCIAL STATEMENTS AS OF
DECEMBER 31, 2002 AND 2001 AND
REPORT OF INDEPENDENT ACCOUNTANTS

SNB BANCSHARES, INC. AND SUBSIDIARIES

MCNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

RALPH S. McLEMORE, SR., CPA (1963-1977)
SIDNEY B. McNAIR, CPA (1954-1992)

SIDNEY E. MIDDLEBROOKS, CPA, PC	RICHARD A. WHITTEN, JR., CPA
RAY C. PEARSON, CPA	ELIZABETH WARE HARDIN, CPA
J. RANDOLPH NICHOLS, CPA	CAROLINE E. GRIFFIN, CPA
WILLIAM H. EPPS, JR., CPA	RONNIE K. GILBERT, CPA
RAYMOND A. PIPPIN, JR., CPA	RON C. DOUTHIT, CPA
JERRY A. WOLFE, CPA	CHESLEY P. CAWTHON, JR., CPA
W. E. BARFIELD, JR., CPA	CHARLES A. FLETCHER, CPA
HOWARD S. HOLLEMAN, CPA	MARJORIE HUCKABEE CARTER, CPA
F. GAY McMICHAEL, CPA	BRYAN A. ISGETT, CPA

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
SNB Bancshares, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of SNB Bancshares, Inc. and Subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SNB Bancshares, Inc. and Subsidiaries as of December 31, 2002 and 2001 and the results of operations and cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

Macon, Georgia
January 17, 2003

SNB BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31

ASSETS

	2002	2001

Cash and Balances Due from Depository Institutions	$29,940,273	$17,655,044

Interest-Bearing Deposits	355,402	653,772

Federal Funds Sold	3,327,000	1,000

Investment Securities
Available for Sale, At Fair Value	36,195,073	36,022,680
Held to Maturity, At Cost (Fair Value of $14,200,060 and $11,556,065 in 2002 and 2001, Respectively)	14,095,897	11,485,774

	50,290,970	47,508,454

Federal Home Loan Bank Stock, at Cost	3,613,700	3,532,900

Loans Held for Sale	35,954,615	40,764,132

Loans	438,631,752	378,716,778
Allowance for Loan Losses	(5,479,508)	(4,098,740)
Unearned Interest and Fees	(185,838)	(174,805)

	432,966,406	374,443,233

Premises and Equipment	13,110,189	11,508,012

Other Real Estate (Net of Allowance of $713,131 and $139,058 in 2002 and 2001, Respectively)	1,903,135	2,705,073

Goodwill	1,899,774	848,154

Other Assets	7,401,016	5,141,746

Total Assets	$580,762,480	$504,761,520

The accompanying notes are an integral part of these balance sheets.

SNB BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2002	2001

Deposits
Noninterest-Bearing	$75,138,638	$71,208,522
Interest-Bearing	365,493,875	303,856,127

	440,632,513	375,064,649

Borrowed Money
Federal Funds Purchased and Securities Sold Under Agreement to Repurchase	11,978,200	13,243,208
Demand Notes to U.S. Treasury	1,274,176	246,773
Obligation Under Capital Lease	—	29,998
Other Borrowed Money	64,500,406	76,898,197

	77,752,782	90,418,176

Other Liabilities	4,828,962	4,501,303

Guaranteed Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust	18,000,000	—

Stockholders’ Equity
Common Stock, Par Value $1 per Share; Authorized 10,000,000 Shares, Issued 3,398,317 and 3,372,969 Shares as of December 31, 2002 and 2001, Respectively	3,398,317	3,372,969
Paid-In Capital	13,352,595	12,967,398
Retained Earnings	21,909,432	17,831,346
Accumulated Other Comprehensive Income, Net of Tax	887,879	605,679

	39,548,223	34,777,392

Total Liabilities and Stockholders’ Equity	$580,762,480	$504,761,520

The accompanying notes are an integral part of these balance sheets.

SNB BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31

	2002	2001	2000

Interest Income
Loans, Including Fees	$30,542,850	$30,854,495	$24,048,004
Federal Funds Sold	86,096	143,714	370,917
Deposits with Other Banks	15,062	28,191	22,846
Investment Securities
U. S. Treasury	120,852	112,134	43,484
U. S. Government Agencies	1,550,635	1,893,972	1,953,173
State, County and Municipal	409,268	383,857	454,455
Other Investments	195,196	192,240	141,678

	32,919,959	33,608,603	27,034,557

Interest Expense
Deposits	9,840,396	13,769,985	10,952,111
Federal Funds Purchased	73,083	172,545	232,091
Demand Notes Issued to the U.S. Treasury	7,190	18,787	29,813
Other Borrowed Money	2,189,054	2,625,052	1,891,931

	12,109,723	16,586,369	13,105,946

Net Interest Income	20,810,236	17,022,234	13,928,611

Provision for Loan Losses	2,603,133	1,911,929	1,292,006

Net Interest Income After Provision for Loan Losses	18,207,103	15,110,305	12,636,605

Noninterest Income
Service Charges on Deposits	3,405,889	2,595,303	1,844,204
Other Service Charges, Commissions and Fees	9,558,975	8,422,699	3,379,355
Securities Gains	135,802	100,596	5,816
Other	44,628	27,990	124,809

	13,145,294	11,146,588	5,354,184

Noninterest Expenses
Salaries and Employee Benefits	13,603,708	11,983,529	7,373,394
Occupancy and Equipment	2,537,718	2,422,449	1,825,037
Loss (Gain) on Sale of Premises and Equipment	(4,750)	26,018	3,810
Office Supplies and Printing	537,648	403,226	367,879
Telephone	600,575	555,554	300,516
Loss (Gain) on Foreclosed Property	615,496	168,044	(2,307)
Other	5,131,189	3,837,941	2,786,305

	23,021,584	19,396,761	12,654,634

Income Before Income Taxes	8,330,813	6,860,132	5,336,155

Income Taxes	3,065,059	2,517,964	1,856,908

Net Income	$5,265,754	$4,342,168	$3,479,247

Basic Earnings Per Share	$1.55	$1.29	$1.04

Diluted Earnings Per Share	$1.52	$1.29	$1.03

The accompanying notes are an integral part of these statements.

SNB BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31

	2002	2001	2000

Net Income	$5,265,754	$4,342,168	$3,479,247

Other Comprehensive Income, Net of Tax
Gains on Securities
Arising During the Year	371,829	457,645	657,964
Reclassification Adjustment	(89,629)	(47,464)	(3,839)

Unrealized Gains on Securities	282,200	410,181	654,125

Comprehensive Income	$5,547,954	$4,752,349	$4,133,372

The accompanying notes are an integral part of these statements.

SNB BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	Shares	Common Stock	Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

Balance, December 31, 1999	3,340,624	$3,340,624	$12,611,603	$11,978,751	$(458,627)	$27,472,351

Shares Issued in Connection with the Business Combination Accounted for as a Purchase	32,345	32,345	355,795			388,140
Unrealized Gain on Securities Available for Sale, Net of Tax Benefit of $336,973					654,125	654,125
Cash Dividends				(923,200)		(923,200)
Net Income				3,479,247		3,479,247

Balance, December 31, 2000	3,372,969	3,372,969	12,967,398	14,534,798	195,498	31,070,663

Unrealized Gain on Securities Available for Sale, Net of Tax of $211,305					410,181	410,181
Cash Dividends				(1,045,620)		(1,045,620)
Net Income				4,342,168		4,342,168

Balance, December 31, 2001	3,372,969	3,372,969	12,967,398	17,831,346	605,679	34,777,392

Shares Issued in Connection with Contingent Payments	15,098	15,098	219,824			234,922
Stock Options Exercised	10,250	10,250	120,000			130,250
Stock Based Compensation Awards			45,373			45,373
Unrealized Gain on Securities Available for Sale, Net of Tax of $145,376					282,200	282,200
Cash Dividends				(1,187,668)		(1,187,668)
Net Income				5,265,754		5,265,754

Balance, December 31, 2002	3,398,317	$3,398,317	$13,352,595	$21,909,432	$887,879	$39,548,223

The accompanying notes are an integral part of these statements.

SNB BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31

	2002	2001	2000

Cash Flows from Operating Activities
Net Income	$5,265,754	$4,342,168	$3,479,247
Adjustments to Reconcile Net Income to Net
Cash Provided from Operating Activities
Stock Options	45,373	—	—
Depreciation	1,083,915	962,321	800,381
Amortization and Accretion	560,144	231,172	68,480
Provision for Loan Losses	2,603,133	1,911,929	1,292,006
Deferred Income Taxes	(456,647)	(389,259)	(155,369)
Securities Gains	(135,802)	(100,596)	(5,816)
(Gain) Loss on Sale of Other Real Estate	200,393	44,023	(2,348)
Unrealized Loss on Other Real Estate	415,103	139,058	—
(Gain) Loss on Sale of Premises and Equipment	(4,750)	26,018	3,810
Loans Held for Sale	4,809,517	(27,548,917)	(11,454,463)
Change In:
Interest Receivable	66,417	562,113	(1,099,631)
Prepaid Expenses	(262,425)	(83,533)	(94,442)
Interest Payable	(941,126)	213,343	587,327
Accrued Expenses and Accounts Payable	461,257	878,030	91,840
Other	(253,259)	111,781	(456,123)

	13,456,997	(18,700,349)	(6,945,101)

Cash Flows from Investing Activities
Interest-Bearing Deposits with Other Banks	298,370	(317,366)	(305,498)
Cash Used in Business Acquisition (Net)	—	—	(994,842)
Purchase of Investment Securities Available for Sale	(16,098,920)	(17,367,367)	(19,475,679)
Purchase of Investment Securities Held to Maturity	(12,693,271)	(9,706,318)	—
Proceeds from Disposition of Investment Securities
Available for Sale	16,228,118	29,119,443	14,898,860
Held to Maturity	10,093,000	210,000	935,095
Purchase of Federal Home Loan Bank Stock, Net	(80,800)	(1,069,200)	(1,708,500)
Loans to Customers, Net	(61,816,693)	(77,184,484)	(100,758,318)
Purchase of Software	(819,997)	(185,844)	(285,490)
Purchase of Premises and Equipment, Net of Premises and Equipment Received in Business Acquisition	(2,704,286)	(3,688,295)	(1,060,146)
Proceeds from Disposal of Premises and Equipment	22,944	132,339	1,572
Other Real Estate	371,771	378,075	361,980
Debt Collections on Other Real Estate	325,642	—	—
Goodwill Resulting from Contingent Payments	(816,698)	—	—

	(67,690,820)	(79,679,017)	(108,390,966)

Cash Flows from Financing Activities
Interest-Bearing Customer Deposits	61,637,748	57,759,977	59,874,401
Noninterest-Bearing Customer Deposits	3,930,116	5,727,827	14,284,798
Demand Note to the U.S. Treasury	1,027,403	(684,872)	496,634
Dividends Paid	(1,187,668)	(1,045,620)	(923,200)
Federal Funds Purchased	(1,265,008)	4,644,980	(592,917)
Proceeds from Federal Home Loan Bank Notes	320,896,509	322,435,000	130,215,419
Repayments on Federal Home Loan Bank Notes	(333,294,300)	(299,975,784)	(81,831,439)
Obligation Under Capital Lease	(29,998)	(57,783)	(54,844)
Proceeds from Issuance of Trust Preferred Securities	18,000,000	—	—
Issuance of Common Stock	130,250	—	—

	69,845,052	88,803,725	121,468,852

Net Increase (Decrease) in Cash and Cash Equivalents	15,611,229	(9,575,641)	6,132,785

Cash and Cash Equivalents, Beginning	17,656,044	27,231,685	21,098,900

Cash and Cash Equivalents, Ending	$33,267,273	$17,656,044	$27,231,685

The accompanying notes are an integral part of these statements.

SNB BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of SNB Bancshares, Inc. (the Company) and its wholly-owned subsidiaries, Security Bank of Bibb County (which includes its wholly-owned subsidiary, Fairfield Financial Services, Inc.) located in Macon, Georgia and Security Bank of Houston County, located in Perry, Georgia (the Banks). All significant intercompany accounts have been eliminated. The accounting and reporting policies of SNB Bancshares, Inc. and Subsidiaries (SNB) conform to generally accepted accounting principles and practices utilized in the commercial banking industry.

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans and the valuation of deferred tax assets.

In certain instances, amounts reported in prior years’ consolidated financial statements have been reclassified to conform to statement presentations selected for 2002. Such reclassifications had no effect on previously reported stockholders’ equity or net income.

Description of Business

The Banks provide a full range of retail and commercial banking services for consumers and small to medium size businesses primarily in central Georgia. Lending and investing activities are funded primarily by deposits gathered through its retail branch office network. Lending is concentrated in mortgage, commercial and consumer loans to local borrowers. The Banks have a high concentration of real estate loans; however, these loans are well collateralized and, in management’s opinion, do not pose an unacceptable level of credit risk. In addition, the balance of the loan portfolio is sufficiently diversified to avoid significant concentration of credit risk. Although the Banks have a diversified loan portfolio, a substantial portion of borrowers’ ability to honor their contracts is dependent upon the viability of the real estate economic sector.

The success of SNB is dependent, to a certain extent, upon the economic conditions in the geographic markets it serves. No assurance can be given that the current economic conditions will continue. Adverse changes in the economic conditions in these geographic markets would likely have a material adverse effect on the Company’s results of operations and financial condition. The operating results of SNB depend primarily on its net interest income. Accordingly, operations are subject to risks and uncertainties surrounding the exposure to changes in the interest rate environment.

Accounting Policies

The accounting and reporting policies of SNB Bancshares, Inc. and its subsidiaries are in accordance with accounting principles generally accepted and conform to general practices within the banking industry. The significant accounting policies followed by SNB and the methods of applying those policies are summarized hereafter.

(1) Summary of Significant Accounting Policies (Continued)

Investment Securities

Investment securities are recorded under Statement of Financial Accounting Standards No. 115, whereby the Banks classify their securities as trading, available for sale or held to maturity. Securities that are held principally for resale in the near term are classified as trading. Trading securities are carried at fair value, with realized and unrealized gains and losses included in noninterest income. Securities acquired with both the intent and ability to be held to maturity are classified as held to maturity and reported at amortized cost. All other securities not classified as trading or held to maturity are considered available for sale.

Securities available for sale are reported at estimated fair value. Unrealized gains and losses on securities available for sale are excluded from earnings and are reported, net of deferred taxes, in accumulated other comprehensive income, a component of stockholders’ equity. Gains and losses from sales of securities available for sale are computed using the specific identification method. This caption includes securities, which may be sold to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital requirements, or unforeseen changes in market conditions.

Federal Home Loan Bank Stock

Investment in stock of a Federal Home Loan Bank (FHLB) is required for every federally insured institution that utilizes its services. FHLB stock is considered restricted, as defined in Statement of Financial Accounting Standards (SFAS) No. 115; accordingly, the provisions of SFAS No. 115 are not applicable to this investment. The FHLB stock is reported in the financial statements at cost. Dividend income is recognized when earned.

Loans Held for Sale

Loans held for sale are reported at the lower of cost or market value on an aggregate loan portfolio basis. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold. Gains and losses on sales of loans are included in noninterest income.

Loans

Loans that the Company has the ability and intent to hold for the foreseeable future or until maturity are recorded at their principal amount outstanding, net of unearned interest and fees. Interest income on loans is recognized using the effective interest method.

When management believes there is sufficient doubt as to the collectibility of principal or interest on any loan, or generally when loans are 90 days or more past due, the accrual of applicable interest is discontinued and the loan is designated as nonaccrual, unless the loan is well secured and in the process of collection. Interest payments received on nonaccrual loans are either applied against principal or reported as income, according to management’s judgment as to the collectibility of principal. Loans are returned to an accrual status when factors indicating doubtful collectibility on a timely basis no longer exist.

(1) Summary of Significant Accounting Policies (Continued)

Loans (Continued)

Impaired loans are recorded under Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan and SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. Impaired loans are loans for which principal and interest are unlikely to be collected in accordance with the original loan terms and, generally, represent loans delinquent in excess of 90 days which have been placed on nonaccrual status and for which collateral values are less than outstanding principal and interest. Small balance, homogenous loans are excluded from impaired loans.

Allowance for Loan Losses

The allowance method is used in providing for losses on loans. Accordingly, all loan losses decrease the allowance and all recoveries increase it. The provision for loan losses is based on factors which, in management’s judgment, deserve current recognition in estimating possible loan losses. Such factors considered by management include growth and composition of the loan portfolio, economic conditions and the relationship of the allowance for loan losses to outstanding loans.

An allowance for loan losses is maintained for all impaired loans. Provisions are made for impaired loans upon changes in expected future cash flows or estimated net realizable value of collateral. When determination is made that impaired loans are wholly or partially uncollectible, the uncollectible portion is charged off.

Management believes the allowance for possible loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgment about information available to them at the time of their examination.

Premises and Equipment

Premises and equipment are recorded at acquisition cost net of accumulated depreciation.

Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation are as follows:

Description	Life in Years	Method

Banking Premises	39	Straight-Line
Furniture and Equipment	5-25	Straight-Line

Expenditures for major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. When property and equipment are retired or sold, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in other income or expense.

(1) Summary of Significant Accounting Policies (Continued)

Income Taxes

The provision for income taxes is based upon income for financial statement purposes, adjusted for nontaxable income and nondeductible expenses. Deferred income taxes have been provided when different accounting methods have been used in determining income for income tax purposes and for financial reporting purposes. Deferred tax assets and liabilities are recognized based on future tax consequences attributable to differences arising from the financial statement carrying values of assets and liabilities and their tax bases. The differences relate primarily to depreciable assets (use of different depreciation methods for financial statement and income tax purposes) and allowance for loan losses (use of the allowance method for financial statement purposes and the direct write-off method for tax purposes). In the event of changes in the tax laws, deferred tax assets and liabilities are adjusted in the period of the enactment of those changes, with the effects included in the income tax provision. The Company and its subsidiaries file a consolidated federal income tax return. Each subsidiary pays its proportional share of federal income taxes to the Company based on its taxable income.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, represent equity changes from economic events of the period other than transactions with owners and are not reported in the consolidated statements of income but as a separate component of the equity section of the consolidated balance sheets. Such items are considered components of other comprehensive income. Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, requires the presentation in the financial statements of net income and all items of other comprehensive income as total comprehensive income.

Other Real Estate

Other real estate generally represents real estate acquired through foreclosure and is initially recorded at the lower of cost or estimated market value at the date of acquisition. An allowance for estimated losses is recorded when a subsequent decline in value occurs.

Statement of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, noninterest-bearing amounts due from banks and federal funds sold.

(1) Summary of Significant Accounting Policies (Continued)

Changes in Accounting Principles and Effects of New Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141, Business Combinations, which supersedes Accounting Principles Board (“APB”) Opinion No. 16, Business Combinations, and SFAS No. 38, Accounting for Reacquisition Contingencies of Purchased Enterprises. The provisions of the Statement apply to all business combinations initiated after June 30, 2001. SFAS No. 141 requires that all business combinations be accounted for by the purchase method of accounting. This method requires the accounts of an acquired business to be included with the acquirer’s accounts as of the date of acquisition with any excess of purchase price over the fair value of the net assets acquired to be capitalized as goodwill or other intangibles. The Statement requires that the assets of an acquired company be recognized as assets apart from goodwill if they meet specific criteria presented in the Statement. The Statement ends the use of the pooling-of-interests method of accounting for business combinations, which required the restatement of all prior period information for the accounts of the acquired institution. As a result of the adoption of this statement, SNB will account for all mergers and acquisitions initiated after June 30, 2001, using the purchase method.

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which supersedes APB Opinion No. 17, Intangible Assets. SFAS No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition, and addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Statement eliminates the requirement to amortize goodwill and other intangible assets that have indefinite useful lives, instead requiring that the assets be tested annually for impairment based on the specific guidance in the Statement. SNB adopted the provisions of the Statement effective January 1, 2002, as required, and applied the provisions of the Statement to all goodwill and other intangible assets recognized in the financial statements. SFAS No. 142 requires a transitional impairment test of all goodwill and other indefinite-lived intangible assets in conjunction with its initial application. The Statement required this test to be performed with any resulting impairment loss to be reported as a change in accounting principle. No impairment was recorded based on the results of these tests.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Statement is effective beginning January 1, 2003. Management does not expect the implementation of the Statement to have a material impact on SNB’s financial position or results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Statement establishes a single accounting model for long-lived assets to be disposed of by sale, and resolves significant implementation issues related to SFAS No. 121. The provisions of the Statement were adopted by SNB on January 1, 2002. The implementation did not have a material impact on SNB’s financial position or results of operations.

(1) Summary of Significant Accounting Policies (Continued)

Changes in Accounting Principles and Effects of New Accounting Pronouncements (Continued)

In May 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002. This Statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, SFAS No. 64, Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements. This Statement also rescinds SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. SNB will adopt the provisions of this Statement effective January 1, 2003. Management does not anticipate that the implementation of this Statement will have a material impact on SNB’s financial position or results of operations.

In August 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. This Statement nullifies the guidance of the Emerging Issues Task Force (“EITF”) in EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. In SFAS No. 146, the Board acknowledges that an entity’s commitment to a plan does not, by itself, create a present obligation to other parties that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. SNB will adopt the provisions of this Statement effective January 1, 2003. Management does not anticipate that the implementation of this Statement will have a materially adverse impact on SNB’s financial position or results of operations.

In October 2002, the FASB issued SFAS No. 147, Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9, which addresses the financial accounting and reporting for the acquisitions of all or part of a financial institution. SFAS No. 147 removes acquisitions of financial institutions, except for transactions between two or more mutual enterprises, from the scope of both SFAS No. 72 and Interpretation No. 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 147 also amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship and credit cardholder intangible assets, and requires companies to cease amortization of unidentifiable assets associated with certain branch acquisitions. The provisions of this Statement were effective beginning October 1, 2002. The implementation of this Statement did not have an impact on SNB’s financial position or results of operations.

Segment Reporting

Reportable segments are business units which offer different products and services and require different management and marketing strategies. Management of SNB Bancshares, Inc. considers that all banking operations are essentially similar within each of its subsidiaries and that there are no reportable operating segments. However, fee income from mortgage loans originated and sold to investors increased significantly with the July 2000 acquisition of Fairfield Financial Services, Inc. (Fairfield). Consolidated other income for the year ended December 31, 2002 includes $8,953,861 and $7,825,843, respectively, of Fairfield fee income. Such income may fluctuate significantly with increases or decreases in mortgage rates.

(2) Cash and Balances Due from Depository Institutions

Components of cash and balances due from depository institutions are as follows as of December 31:

	2002	2001

Cash on Hand and Cash Items	$5,787,572	$5,144,583
Noninterest-Bearing Deposits with Other Banks	24,152,701	12,510,461

	$29,940,273	$17,655,044

As of December 31, 2002, the Banks had required deposits of $2,697,000 with the Federal Reserve.

(3) Investment Securities

Investment securities as of December 31, 2002 are summarized as follows:

2002	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Securities Available for Sale

U.S. Treasury	$2,279,219	$83,504	$—	$2,362,723
U.S. Government Agencies
Mortgage Backed	19,075,517	577,953	(149)	19,653,321
Other	5,806,502	409,402	—	6,215,904
State, County and Municipal	7,688,563	283,636	(9,074)	7,963,125

	$34,849,801	$1,354,495	$(9,223)	$36,195,073

Securities Held to Maturity

U.S. Government Agencies
Other	$12,697,268	$—	$—	$12,697,268
State, County and Municipal	1,398,629	104,163	—	1,502,792

	$14,095,897	$104,163	$—	$14,200,060

The amortized cost and fair value of investment securities as of December 31, 2002, by contractual maturity, are presented hereafter. Expected maturities will differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

(3) Investment Securities (Continued)

	Securities

	Available for Sale		Held to Maturity

	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due in One Year or Less	$2,858,135	$2,890,499	$12,697,268	$12,697,268
Due After One Year Through Five Years	6,784,762	7,250,311	1,398,629	1,502,792
Due After Five Years Through Ten Years	5,129,271	5,364,199	—	—
Due After Ten Years	1,002,116	1,036,022	—	—

	15,774,284	16,541,751	14,095,897	14,200,060
Mortgage Backed Securities	19,075,517	19,653,322	—	—

	$34,849,801	$36,195,073	$14,095,897	$14,200,060

Investment securities as of December 31, 2001 are summarized as follows:

2001	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Securities Available for Sale

U.S. Treasury	$2,271,565	$88,102	$—	$2,359,667
U.S. Government Agencies
Mortgage Backed	16,865,205	255,510	(3,022)	17,117,693
Other	9,717,328	456,872	(17,691)	10,156,509
State, County and Municipal	6,250,887	143,867	(5,943)	6,388,811

	$35,104,985	$944,351	$(26,656)	$36,022,680

Securities Held to Maturity

Other	$9,708,006	$—	$—	$9,708,006
State, County and Municipal	1,777,768	70,291	—	1,848,059

	$11,485,774	$70,291	$—	$11,556,065

Proceeds from sales of investments in debt securities were $3,057,898 in 2002, $6,376,384 in 2001, and $3,593,007 in 2000. Gross realized gains totaled $135,802, $100,596 and $22,143 in 2002, 2001 and 2000, respectively. Gross realized losses totaled $0, $0 and $16,327 in 2002, 2001 and 2000, respectively.

Investment securities having a carrying value approximating $44,122,000 and $47,072,000 as of December 31, 2002 and 2001, respectively, were pledged to secure public deposits and for other purposes.

(4) Loans

The composition of loans as of December 31 are:

	2002	2001

Loans Secured by Real Estate
Construction and Land Development	$182,712,425	$134,939,736
Secured by Farmland (Including Farm Residential and Other Improvements)	3,270,476	2,531,304
Secured by 1-4 Family Residential Properties	55,360,469	49,049,237
Secured by Multifamily (5 or More) Residential Properties	1,149,114	786,312
Secured by Nonfarm Nonresidential Properties	132,635,439	127,066,973
Loans to Deposit Institutions	20,297	25,098
Commercial and Industrial Loans (U.S. Addressees)	42,612,972	42,086,401
Agricultural Loans	1,449,197	1,990,428
Loans to Individuals for Household, Family and Other
Personal Expenditures
Credit Cards and Related Plans	374,960	383,993
Other	19,046,403	19,857,296

	$438,631,752	$378,716,778

Loans by interest rate type are:

	2002	2001

Fixed Rate	$225,527,059	$231,510,414
Variable Rate	213,104,693	147,206,364

	$438,631,752	$378,716,778

Nonaccrual loans are loans for which principal and interest are doubtful of collection in accordance with original loan terms and for which accruals of interest have been discontinued due to payment delinquency. Nonaccrual loans totaled $4,348,671 and $3,133,309 as of December 31, 2002 and 2001, respectively, and the total recorded investment in loans past due ninety days or more and still accruing interest totaled approximately $0 and $295,000, respectively. Foregone interest on nonaccrual loans approximated $379,400 in 2002, $154,200 in 2001 and $146,400 in 2000.

Impaired loans included in total loans above as of December 31 are summarized as follows:

	2002	2001

Total Investment in Impaired Loans	$927,808	$99,011
Less Allowance for Impaired Loan Losses	(250,402)	(69,607)

Net Investment	$677,406	$29,404

Average Investment	$675,971	$72,812

(5) Allowance for Loan Losses

Transactions in the allowance for loan losses are summarized below for the years ended December 31:

	2002	2001	2000

Balance, Beginning	$4,098,740	$3,002,536	$2,327,180
Provision Charged to Operating Expenses	2,603,133	1,911,929	1,292,006
Loans Charged Off	(1,447,079)	(875,440)	(685,739)
Loan Recoveries	224,714	59,715	69,089

Balance, Ending	$5,479,508	$4,098,740	$3,002,536

The allowance for loan losses presented above includes an allowance for impaired loan losses. Transactions in the allowance for impaired loan losses were as follows:

	2002	2001	2000

Balance, Beginning	$69,607	$97,337	$73,489
Provision Charged to Operating Expenses	200,000	8,276	23,848
Loans Charged Off	(19,205)	(36,726)	—
Loan Recoveries	—	720	—

Balance, Ending	$250,402	$69,607	$97,337

(6) Premises and Equipment

Premises and equipment are comprised of the following as of December 31:

	2002	2001

Land	$3,286,351	$2,868,875
Building	7,168,073	5,017,478
Leasehold Improvements	1,049,643	1,038,837
Furniture, Fixtures and Equipment	7,018,163	6,036,304
Construction in Progress	278,156	1,161,688

	18,800,386	16,123,182
Accumulated Depreciation	(5,690,197)	(4,615,170)

	$13,110,189	$11,508,012

Depreciation charged to operations totaled $1,083,915 in 2002, $962,321 in 2001 and $800,381 in 2000.

Certain bank facilities are leased under various operating leases. Rental expense was $398,900 in 2002, $455,933 in 2001 and $245,275 in 2000.

(6) Premises and Equipment (Continued)

Future minimum rental commitments under noncancelable leases are:

Year	Amount

2003	$216,083
2004	172,957
2005	141,225
2006	116,725
2007	108,525
Thereafter	369,692

$1,125,207

(7) Income Taxes

The components of income tax expense for the years ended December 31 are as follows:

	2002	2001	2000

Current Federal Expense	$3,102,923	$2,617,252	$1,798,383
Deferred Federal Expense	(456,647)	(389,258)	(155,369)

	2,646,276	2,227,994	1,643,014
Current State Tax Expense	418,783	289,970	213,894

	$3,065,059	$2,517,964	$1,856,908

Federal income tax expense of $2,646,276 in 2002, $2,227,994 in 2001 and $1,643,014 in 2000 is less than the income taxes computed by applying the federal statutory rate of 34 percent to income before income taxes. The reasons for the differences are presented hereafter:

	2002	2001	2000

Statutory Federal Income Taxes	$2,832,476	$2,332,445	$1,814,293
Tax-Exempt Interest	(124,833)	(118,511)	(140,585)
Interest Expense Disallowance	8,171	13,520	21,980
Premiums on Officers’ Life Insurance	898	(2,629)	(3,045)
Meal and Entertainment Disallowance	18,576	12,978	8,387
Other	(89,012)	(9,809)	(58,016)

Actual Federal Income Taxes	$2,646,276	$2,227,994	$1,643,014

(7) Income Taxes (Continued)

The components of the net deferred tax asset included in other assets in the accompanying balance sheets as of December 31 are as follows:

	2002	2001

Deferred Tax Assets
Allowance for Loan Losses	$1,674,691	$1,184,304
Georgia Occupation and License Tax Credits	53,581	53,581
Other Real Estate Owned	242,465	47,280
Deferred Compensation	52,277	46,307
Other	—	21,929
Valuation Allowance for Deferred Tax Assets	(23,286)	(23,286)

	1,999,728	1,330,115

Deferred Tax Liabilities
Premises and Equipment	(417,294)	(234,671)
Securities Accretion	(58,814)	(58,839)
Other	(41,821)	(11,453)

	(517,929)	(304,963)

	1,481,799	1,025,152
Deferred Tax Liability on Unrealized Securities Gains	(457,393)	(312,017)

Net Deferred Tax Asset	$1,024,406	$713,135

(8) Deposits

The aggregate amount of overdrawn deposit accounts reclassified as loan balances totaled $274,635 and $494,910 as of December 31, 2002 and 2001, respectively.

Components of interest-bearing deposits as of December 31 are as follows:

	2002	2001

Interest-Bearing Demand	$99,601,540	$76,148,553
Savings	9,144,033	7,930,152
Time, $100,000 and Over	81,181,188	85,521,894
Other Time	175,567,114	134,255,528

	$365,493,875	$303,856,127

The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, approximated $67,967,000 and $70,852,000 on December 31, 2002 and 2001, respectively.

(8) Deposits (Continued)

As of December 31, 2002, the scheduled maturities of certificates of deposit are as follows:

Year	Amount

2003	$212,544,603
2004	30,266,676
2005	8,355,594
2006	1,658,754
2007 and Thereafter	3,922,675

$256,748,302

Brokered deposits are third-party time deposits placed by or through the assistance of a deposit broker. As of December 31, 2002 and 2001, the Company had $36,783,000 and $34,947,000, respectively, in brokered deposits. The brokered deposits were issued at a weighted average rate of 3.17 percent and mature at various times through 2003.

(9) Federal Funds Purchased and Securities Sold Under Agreement to Repurchase

Securities sold under agreement to repurchase mature daily. Mortgage backed securities sold under repurchase agreements are held and segregated by the investment safekeeping agent. Investments are identified as subject to the repurchase agreement and may be substituted by the Banks, subject to agreement by the buyer.

Information concerning securities sold under agreements to repurchase is summarized as follows:

	2002	2001

Average Balance During the Year	$6,486,392	$6,188,454
Average Interest Rate During the Year	1.60%	3.36%
Maximum Month-End Balance During the Year	$8,744,472	$9,042,366

Mortgage backed securities underlying the agreements as of December 31 are:

	2002	2001

Carrying Value	$6,058,606	$6,662,995
Estimated Fair Value	6,094,301	6,688,230

(10) Other Borrowed Money

Other borrowed money is comprised of the following as of December 31:

	2002	2001

Advances under the Blanket Agreement for Advances and Security Agreement with the Federal Home Loan Bank (FHLB) have maturities in varying amounts through March 23, 2011 and interest rates ranging from 1.30 percent to 4.55 percent. Residential first mortgage loans and investment securities are pledged as collateral for the FHLB advances. At December 31, 2002, the Company had credit availability totaling $106,830,000. Lending collateral value was $52,180,820, of which $8,930,820 was available.	$43,250,000	$42,000,000

Advances under the Warehouse Line with the FHLB have an interest rate of 1.80 percent. Loans held for sale are pledged as collateral for the Warehouse Line. At December 31, 2002, the Company had available line of credit commitments totaling $40,000,000, of which $18,749,594 was available.	21,250,406	28,898,503

Advances under the line of credit with The Bankers Bank have an interest rate of prime minus 100 basis points. All shares of stock owned by the Company in Security Bank of Bibb County and Security Bank of Houston County are pledged as collateral on the line of credit. The Company had available line of credit totaling $14,000,000, of which $14,000,000 was available. Subsequent to year-end, the Company obtained a commitment from the Bankers Bank for an additional $3,000,000 under the line of credit with an interest rate of prime minus 50 basis points.	—	5,999,694

	$64,500,406	$76,898,197

Maturities of borrowed money for each of the next five years and thereafter are as follows:

Year	Amount

2003	$47,500,406
2004	7,000,000
2005	—
2006	—
Thereafter	10,000,000

$64,500,406

(11) Obligation Under Capital Lease

The Banks lease equipment with a lease term through January 30, 2002. The obligation under the capital lease has been recorded in the accompanying consolidated financial statements at the present value of future minimum lease payments, discounted at an interest rate of 5.25 percent. Capitalized cost of $267,917 less accumulated depreciation is included in premises and equipment on the consolidated balance sheets.

(12) Issuance of Trust Preferred Securities

During the fourth quarter of 2002, the Company formed a subsidiary whose sole purpose was to issue $18,000,000 in Trust Preferred Securities through a pool sponsored by FTN Financial Capital Markets. The Trust Preferred Securities have a maturity of 30 years and are redeemable after five years with certain exceptions. At December 31, 2002, the floating-rate securities had a 4.66 percent interest rate, which will reset quarterly at the three-month LIBOR rate plus 3.25 percent. The Trust Preferred Securities are recorded as a liability on the balance sheets, but, subject to certain limitations, qualify as Tier 1 capital for regulatory capital purposes. The proceeds from the offering were used to retire holding company debt and to fund the proposed acquisition of the Bank of Gray (see Note 24).

(13) 401(k) Savings and Profit Sharing Plan

The Banks sponsor a 401(k) Savings Incentive and Profit Sharing Plan. Employees become eligible after having completed one year of service and attaining the age of 21. Employer contributions to the plan include a discretionary matching contribution based on the salary reduction elected by the individual employees and a discretionary amount allocated based on compensation received by eligible participants. Expense under the plan was $647,723 in 2002, $430,990 in 2001 and $219,194 in 2000.

(14) Commitments and Contingencies

In the normal course of business, certain commitments and contingencies are incurred which are not reflected in the consolidated financial statements. The Banks had commitments under standby letters of credit to U.S. addressees approximating $2,120,000 as of December 31, 2002 and $1,664,000 as of December 31, 2001. Unfulfilled loan commitments as of December 31, 2002 and 2001 approximated $76,780,000 and $75,290,000, respectively. No losses are anticipated as a result of commitments and contingencies.

(15) Stock Option Plans

During 1996, the board of directors of SNB Bancshares, Inc. adopted the 1996 incentive stock option plan which authorizes 81,250 shares to be granted to certain officers and key employees. In May 1996, the board of directors granted key officers the right to purchase 81,250 shares of common stock at the price of $9.00, as adjusted for stock splits, representing the market value of the stock at the date of the option grant. Option holders may exercise in accordance with a vesting schedule beginning with 20 percent the first year and increasing 20 percent for each year thereafter such that 100 percent of granted options may be exercised by the end of the fifth year. Unexercised options expire at the end of the tenth year.

In 1999, the board of directors of SNB Bancshares, Inc. adopted another incentive stock option plan which authorizes 125,000 shares to be granted to certain officers and key employees. Those officers and key employees are granted the right to purchase shares of common stock at a price representing the market value of the stock at the date of the option grant. In May 1999, 73,500 options were granted at the price of $18.50 per share and an additional 10,000 options were granted at $17.94 per share in September 1999.

An additional 25,500 options were granted at $13.00 per share in August 2000 under this same plan. The terms of the 1999 incentive stock option plan are essentially the same as the 1996 incentive stock option plan.

During the first quarter of 2002, the board of directors of SNB Bancshares, Inc. adopted a performance based incentive stock option plan. Under this plan 105,000 options were granted in May 2002 at $19.51 per share, 7,500 were granted at $22.80 in November 2002, and an additional 5,000 options were granted at $23.50 in December 2002. The nonforfeitable provisions for these options are two-tiered. Options in the first tier are nonforfeitable over three years based on a 12 percent increase in earnings per share over the base year diluted earnings per share of $1.03 each year. If the maximum diluted earnings per share of $1.45 is reached during the three-year period, the nonforefeitable shares are doubled. Under the second tier, additional shares shall become nonforfeitable for two executive officers based on the same requirements except the diluted earnings per share must increase 15 percent a year to a maximum of $1.57 during the three-year period. The first year of nonforfeiture for this plan is based on the Company’s performance for 2001. One-third of the nonforfeitable options vest on each anniversary of the stock option agreements.

A summary of option transactions follows:

Shares Under Incentive Stock Options

Granted	307,750
Canceled	22,750
Exercised	10,250

Outstanding, December 31, 2002	247,750

Eligible to be Exercised, December 31, 2002	110,150

(16) Interest Income and Expense

Interest income of $409,267, $359,162 and $428,390 from state, county and municipal bonds was exempt from regular income taxes in 2002, 2001 and 2000, respectively.

Interest on deposits includes interest expense on time certificates of $100,000 or more totaling $3,153,715, $4,316,110, and $2,102,875 for the years ended December 31, 2002, 2001 and 2000, respectively.

(17) Supplemental Cash Flow Information

Cash payments for the following were made during the years ended December 31:

	2002	2001	2000

Interest Expense	$13,050,849	$16,373,025	$12,523,929

Income Taxes	$4,008,615	$2,648,200	$2,026,000

Noncash investing activities for the years ended December 31 are as follows:

	2002	2001	2000

Acquisitions of Real Estate Through Foreclosure	$526,496	$3,045,964	$547,116

Acquisition, Net of Cash Acquired

Common Stock Issued	$—	$—	$388,140
Cash Paid, Less Cash Acquired	—	—	994,842

Fair Value of Assets Acquired, Including Goodwill	$—	$—	$1,382,982

Goodwill Resulting from Contingent Payment

Common Stock Issued	$234,922	$—	$—
Cash Paid	816,698	$—	$—

Total Goodwill	$1,051,620	$—	$—

(18) Earnings Per Share

Statement of Financial Accounting Standards No. 128 establishes standards for computing and presenting basic and diluted earnings per share. Basic earnings per share is calculated and presented based on income available to common stockholders divided by the weighted average number of shares outstanding during the reporting periods. Diluted earnings per share reflects the potential dilution that would occur if warrants and options were exercised and converted into common stock. The following presents earnings per share for the years ended December 31, 2002, 2001 and 2000 under the requirements of Statement 128:

December 31, 2002	Income Numerator	Common Shares Denominator	EPS

Basic EPS
Income Available to Common Stockholders	$5,265,754	3,389,610	$1.55

Dilutive Effect of Potential Common Stock
Stock Options and Warrants		66,636

Diluted EPS
Income Available to Common Stockholders After Assumed Conversions of Dilutive Securities	$5,265,754	3,456,246	$1.52

December 31, 2001

Basic EPS
Income Available to Common Stockholders	$4,342,168	3,372,969	$1.29

Dilutive Effect of Potential Common Stock
Stock Options and Warrants		3,082

Diluted EPS
Income Available to Common Stockholders After Assumed Conversions of Dilutive Securities	$4,342,168	3,376,051	$1.29

December 31, 2000

Basic EPS
Income Available to Common Stockholders	$3,479,247	3,354,145	$1.04

Dilutive Effect of Potential Common Stock
Stock Options and Warrants		14,632

Diluted EPS
Income Available to Common Stockholders
After Assumed Conversions of Dilutive Securities	$3,479,247	3,368,777	$1.03

(18) Earnings Per Share (Continued)

Effective January 1, 2002, the Company adopted the fair value method of recording stock-based compensation contained in SFAS No. 123, Accounting for Stock-Based Compensation, which is considered the preferable accounting method for stock-based employee compensation. Historically the Company had applied the intrinsic value method permitted under SFAS No. 123, as defined in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for stock-based compensation plans. Accordingly, no compensation expense has been recognized for the Company’s stock option plans in the past. In adopting SFAS 123, the Company is allowed to choose from three alternative transition methods. The Company elected to apply SFAS 123 prospectively to all new awards. Accordingly, stock option expense totaling $45,373 as of December 31, 2002 was recorded to Salaries and Employee Benefits. Stock-based compensation awards granted in previous years will continue to be accounted for under Opinion 25. If compensation expense for these awards were determined on the basis of SFAS 123, net income and earnings per share would have been reduced as shown in the proforma information presented hereafter.

	2002	2001

Net Income
As Reported	$5,265,754	$4,342,168

Proforma	$5,159,856	$4,190,270

Basic Earnings Per Share
As Reported	$1.55	$1.29

Proforma	$1.52	$1.24

Diluted Earnings Per Share
As Reported	$1.52	$1.29

Proforma	$1.49	$1.24

Proforma information includes only the effects of incentive stock option awards which were granted in May 1996, May 1999, September 1999 and August 2000.

Proforma information is based on utilization of the Black-Scholes option pricing model to estimate the fair value of the options at the grant date. Significant assumptions used are:

Under Incentive Stock Option Plans Established In	1999		1996

Year Granted	2000	1999	1996

Expected Annual Dividends (As Percent of Stock Price)	2.12%	1.63%	2.11%
Discount Rate-Bond Equivalent Yield	5.44%	6.48%	6.34%
Expected Life	5 Years	5 Years	5 Years
Expected Cumulative Volatility	29.38%	70.95%	86.58%

(19) Related Party Transactions

The aggregate balance of direct and indirect loans to directors, executive officers or principal holders of equity securities of the Company was $21,441,430 as of December 31, 2002 and $21,015,621 as of December 31, 2001. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than a normal risk of collectibility. A summary of activity of related party loans is presented hereafter.

	2002	2001

Balance, Beginning	$21,015,621	$9,437,258
New Loans	40,119,012	20,707,356
Repayments	(39,693,203)	(9,128,993)

Balance, Ending	$21,441,430	$21,015,621

Deposits from related parties held by the Company at December 31, 2002 and 2001 totaled $12,000,000 and $14,000,000, respectively.

Fairfield Financial Services, Inc. originated $450,000 in mortgage loans to related parties during 2002. The loans were then sold to a third-party investor before the 2002 year-end.

During 2001, Security Bank of Bibb County purchased land for $736,000 from one director to build the new corporate center. The board of directors unanimously approved the purchase, with the one director involved in the transaction abstaining.

As a result of the purchase of assets of Group Financial Southeast in 2001, Fairfield Financial Services, Inc. leases office space from a director. Payments made under the lease agreements totaled $76,800 and $113,568 as of December 31, 2002 and 2001, respectively.

(20) Financial Information of SNB Bancshares, Inc. (Parent Only)

SNB Bancshares, Inc. (the parent company) was formed as a one-bank holding company from Security Bank of Bibb County in September 1994. The parent company’s balance sheets as of December 31, 2002 and 2001 and the related statements of income and comprehensive income and cash flows for the years then ended are as follows:

SNB BANCSHARES, INC. (PARENT ONLY)
BALANCE SHEETS
DECEMBER 31

	2002	2001

ASSETS
Cash	$8,381,296	$1,179,594
Bank Premises and Equipment, Net	178,345	—
Investment in Subsidiaries, at Equity	49,316,060	39,700,593
Prepaids	63,240	6,248
Trust Preferred Placement Fee, Net	448,750	—
Income Tax Benefit	81,705	—
Other	19,775	2,103

Total Assets	$58,489,171	$40,888,538

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Federal Income Tax Payable	$—	$60,128
State Income Tax Payable	72,568	12,727
Interest Payable	30,874	—
Other	280,506	38,597

	383,948	111,452

Other Borrowed Money	—	5,999,694

Subordinated Debt	18,557,000	—

Stockholders’ Equity
Common Stock, Par Value $1 a Share; Authorized 10,000,000 Shares, Issued and Outstanding 3,398,317 and 3,372,969 Shares as of December 31, 2002 and 2001, Respectively	3,398, 317	3,372, 699
Paid-In Capital	13,352,595	12,967,398
Retained Earnings	21,909,432	17,831,346
Accumulated Other Comprehensive Income, Net of Tax	887,879	605,679

Total Stockholders’ Equity	39,548,223	34,777,392

Total Liabilities and Stockholders’ Equity	$58,489,171	$40,888,538

(20) Financial Information of SNB Bancshares, Inc. (Parent Only) (Continued)

SNB BANCSHARES, INC. (PARENT ONLY)
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31

	2002	2001	2000

Income
Dividends from Subsidiaries	$427,254	$1,287,522	$—
Interest	—	44,120	29,780

	427,254	1,331,642	29,780

Expense
Salaries and Employee Benefits	599,991	—	—
Occupancy and Equipment	18,894	—	—
Interest	310,204	231,277	—
Other	538,402	278,602	281,476

	1,467,491	509,879	281,476

Income (Loss) Before Taxes and Equity in Undistributed Earnings of Subsidiaries	(1,040,237)	821,763	(251,696)

Income Tax Benefit	529,725	174,360	61,261

Income (Loss) Before Equity in Undistributed Earnings of Subsidiaries	(510,512)	996,123	(190,435)

Equity in Undistributed Earnings of Subsidiaries	5,776,266	3,346,045	3,669,682

Net Income	5,265,754	4,342,168	3,479,247

Other Comprehensive Income, Net of Tax
Gains on Securities Arising During the Year	371,829	457,645	657,964
Reclassification Adjustment	(89,629)	(47,464)	(3,839)

Unrealized Gains on Securities	282,200	410,181	654,125

Comprehensive Income	$5,547,954	$4,752,349	$4,133,372

(20) Financial Information of SNB Bancshares, Inc. (Parent Only) (Continued)

SNB BANCSHARES, INC. (PARENT ONLY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31

	2002	2001	2000

Cash Flows from Operating Activities
Net Income	$5,265,754	$4,342,168	$3,479,247
Adjustments to Reconcile Net Income to Net
Cash Provided (Used) by Operating Activities
Deferred Income Taxes	4,378	—	—
Depreciation	16,607	—	—
Stock Option Expense	45,373	—	—
Equity in Undistributed Earnings of Subsidiaries	(5,776,266)	(3,346,045)	(3,669,682)
Gain on Sale of Investments	—	(28,680)	—
Increase in Other	(337,002)	49,175	31,488

	(781,156)	1,016,618	(158,947)

Cash Flows from Investing Activities
Investment in Statutory Trust	(557,000)	—	—
Capital Infusion in Subsidiaries	(3,000,000)	(4,000,000)	(5,000,000)
Purchase of Premises and Equipment	(194,952)	—	—
Proceeds from Disposition of Investment Securities	—	816,000	—

	(3,751,952)	(3,184,000)	(5,000,000)

Cash Flows from Financing Activities
Dividends Paid	(1,187,668)	(1,045,620)	(923,200)
Issuance of Common Stock	365,172	—	388,140
Note Payable	(5,999,694)	3,999,694	2,000,000
Subordinated Debt	18,557,000	—	—

	11,734,810	2,954,074	1,464,940

Net Increase (Decrease) in Cash	7,201,702	786,692	(3,694,007)

Cash, Beginning	1,179,594	392,902	4,086,909

Cash, Ending	$8,381,296	$1,179,594	$392,902

(21) Fair Value of Financial Instruments

Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of SNB Bancshares’ financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

Cash and Short-Term Investments - For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Investment Securities Available for Sale - Fair values for investment securities are based on quoted market prices.

Loans - The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Loans Held for Sale - The fair value for loans held for sale is determined on the basis of open commitments from independent buyers for committed loans.

Deposit Liabilities - The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Standby Letters of Credit - Because standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

The carrying amount and estimated fair values of the Company’s financial instruments as of December 31 are as follows:

	2002		2001

	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

		(in Thousands)
Assets
Cash and Short-Term Investments	$29,940	$29,940	$17,655	$17,655
Interest-Bearing Deposits	355	355	654	654
Investment Securities Available for Sale	36,195	36,195	36,023	36,023
Investment Securities Held to Maturity	14,096	14,200	11,486	11,556
Federal Home Loan Bank Stock	3,614	3,614	3,533	3,533
Loans	438,632	447,004	378,314	386,859
Loans Held for Sale	35,955	36,330	40,764	41,036

Liabilities
Deposits	440,633	443,293	375,065	379,317
Borrowed Money	77,753	79,409	90,388	89,888
Capital Lease Obligation	—	—	30	30
Trust Preferred Securities	18,000	18,000	—	—

Unrecognized Financial Instruments
Standby Letters of Credit	—	2,120	—	1,664
Unfulfilled Loan Commitments	—	76,780	—	75,290

(21) Fair Value of Financial Instruments (Continued)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(22) Regulatory Capital Matters

The amount of dividends payable to the parent company from the subsidiary banks is limited by various banking regulatory agencies. Upon approval by regulatory authorities, the bank may pay cash dividends to the parent company in excess of regulatory limitations.

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. The amounts and ratios as defined in regulations are presented hereafter. Management believes, as of December 31, 2002, the Company meets all capital adequacy requirements to which it is subject and is classified as well capitalized under the regulatory framework for prompt corrective action. In the opinion of management, there are no conditions or events since prior notification of capital adequacy from the regulators that have changed the institution’s category.

(22) Regulatory Capital Matters (Continued)

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions

	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2002

Total Capital to Risk-Weighted Assets	$60,240,079	12.74%	$37,824,390	8.00%	$47,280,487	10.00%
Tier I Capital to Risk-Weighted Assets	46,647,626	9.87	18,912,195	4.00	28,368,292	6.00
Tier I Capital to Average Assets	46,647,626	8.51	21,937,089	4.00	27,421,361	5.00

As of December 31, 2001

Total Capital to Risk-Weighted Assets	37,422,298	9.00	33,225,619	8.00	41,532,024	10.00
Tier I Capital to Risk-Weighted Assets	33,323,558	8.02	16,612,809	4.00	24,919,214	6.00
Tier I Capital to Average Assets	33,323,558	7.66	17,402,620	4.00	21,753,276	5.00

Capital ratios for each of the Company’s subsidiaries are as follows:

	Regulatory Requirement		Security Bank of Bibb County December 31		Security Bank of Houston County December 31

	Minimum	Well Capitalized	2002	2001	2002	2001

Total Risk Based Capital Ratio	8.0%	10.0%	10.33%	10.56%	10.93%	10.29%
Tier 1 Capital Ratio	4.0	6.0	9.25	9.54	9.77	9.29
Tier 1 Capital to Average Assets	4.0	5.0	7.91	7.99	7.78	8.28

(23) Business Combinations

On July 31, 2000, Security Bank of Bibb County purchased the assets of Group Financial Southeast (dba Fairfield Financial) in a business combination accounted for as a purchase. The assets were placed in a newly formed subsidiary of Security Bank of Bibb County incorporated as Fairfield Financial Services, Inc. Fairfield Financial is primarily engaged in residential real estate mortgage lending in the state of Georgia. The results of operations of Fairfield Financial since the date of acquisition are included in the accompanying financial statements. The initial purchase price approximated $1.4 million, which consists of approximately $1.0 million in cash and 32,345 shares of SNB Bancshares stock valued at $388,140 at closing. The initial cost of the acquisition exceeded the fair value of the assets of Fairfield Financial by $988,000. The excess is recorded as goodwill and was amortized on the straight-line method over 10 years through December 31, 2001. As a result of the issuance of SFAS No. 142, the goodwill is no longer amortized but is reviewed annually for impairment.

(23) Business Combinations (Continued)

The Asset Purchase Agreement provides for additional contingent payments of purchase price for years ending December 31, 2002 through 2005 based on the earnings of Fairfield Financial Services, Inc. The additional payments, if any, are to be payable in cash and stock. Cash payments for 2002 will equate to 60 percent of Fairfield Financial Services, Inc.’s earnings for the year. Stock payments for 2002 will be based on 40 percent of 2002 earnings utilizing a specific formula for determining number of shares. The number of shares issued during any year cannot exceed 75,000. The maximum number of shares under the agreement cannot exceed 300,000 for years 2002-2005. All additional payments of cash and stock will be charged to goodwill. If Fairfield Financial sustains losses, no additional purchase price payments are due. The contingent payment due in 2003 as a result of 2002 earnings is a combination of cash and stock approximating $2,000,000.

On October 25, 2002, SNB Bancshares, Inc. executed a definitive agreement to acquire all outstanding shares of the Bank of Gray located in Gray (Jones County), Georgia. The stockholders of the Bank of Gray will receive $15,000,000 in cash and 1,571,000 common shares of the Company in a business combination accounted for as a purchase. As of December 31, 2002 the Bank of Gray has total assets and deposits approximating $234,000,000 and $209,000,000, respectively. The acquisition is subject to stockholder and regulatory approvals.

(24) Deferred Compensation Plan

A deferred compensation plan is maintained under which certain officers may elect to defer, until termination, retirement, death or unforeseeable emergency a portion of current compensation. The plan is created in accordance with Internal Revenue Code Section 457. Interest is paid on such deferrals at a rate that is determined annually. The participants are general creditors of the Bank with respect to amounts deferred and interest additions. As of December 31, 2002, 2001 and 2000, the liability under this plan totaled $153,756, $136,196 and $119,985, respectively.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

The articles of incorporation of SNB Bancshares, as amended, provide that SNB Bancshares may indemnify or obligate itself to indemnify its officers and directors for their actions to the fullest extent permitted under the Georgia Business Corporation Code. Article Nine of SNB’s bylaws provides that SNB Bancshares may indemnify or reimburse any person for reasonable expenses actually incurred in connection with any action, suit, or proceeding, whether civil or criminal, to which such person is made a party by reason of his or her position as a director, trustee, officer, employee, or agent of SNB Bancshares, or by reason of such person serving, at the request of SNB Bancshares, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise. However, SNB Bancshares will not indemnify any such person in relation to any matter as to which he or she is adjudged guilty or liable of gross negligence, willful misconduct or criminal acts in the performance of his or her duties to SNB Bancshares, or to any firm, corporation, trust, or other organization or enterprise with which such person was engaged at the request of SNB. In addition, SNB Bancshares will not indemnify any such person with respect to any matter that has been the subject of a compromise settlement, unless indemnification is approved by: (a) a court of competent jurisdiction; (b) the holders of a majority of the outstanding shares of capital stock of SNB Bancshares; or (c) a majority of disinterested directors then in office.

Article Nine of SNB’s bylaws further authorizes SNB Bancshares, upon approval by SNB’s Board of Directors, to pay expenses in advance of final disposition of any action, suit or proceeding involving a director, trustee, officer, employee, or agent if such person submits an undertaking to SNB Bancshares that he or she will repay such amount unless it is ultimately determined that he or she was entitled to such amount under Article Nine.

As provided under Georgia law, the liability of a director may not be eliminated or limited (a) for any appropriation, in violation of his duties, of any business opportunity of SNB Bancshares, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SNB’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

Item 21.          Exhibits and Financial Statement Schedules.

(a)       Exhibits.

Exhibit	Description of Exhibits

2.1

Agreement and Plan of Reorganization by and between SNB Bancshares, Inc. and Bank of Gray dated as of October 25, 2001, included as Appendix A to the joint proxy statement/prospectus set forth in Part I of the registration statement.

3.1	Articles of Incorporation of SNB Bancshares (incorporated by reference as Exhibit 3(a) to SNB’s Form S-4 (File No. 333-80076), filed with the Commission on June 13, 1994).

3.2

Amendment to Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to SNB’s Registration Statement on Form S-4 (File No. 333-80076) filed with the Commission on April 13, 1998).

3.3	Bylaws of SNB Bancshares, Inc., as amended (incorporated by reference as Exhibit 3.2 to SNB’s Registration Statement on Form S-4 (File No. 333-49977) filed with the Commission on April 13, 1998).

4.1	See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of Articles of Incorporation and Bylaws, as amended, which define the rights of its shareholders.

4.2

Form of Certificate for SNB Bancshares, Inc. (incorporated herein by reference as Exhibit 4.1 to SNB’s Registration Statement on Form S-4 (File No. 333-49977) filed with the Commission on April 13, 1998).

5.1	Opinion of Martin Snow, LLP regarding legality of securities being registered (including its consent).

8.1	Opinion of Martin Snow, LLP regarding certain tax matters (including its consent).

10.1	SNB Bancshares 1996 Incentive Stock Option Plan (incorporated by reference as Exhibit 10(c) to the registrant’s Form SB-2 (File No. 333-11371) filed with the Commission on September 4, 1996.

10.2	SNB Bancshares 1999 Incentive Stock Option Plan (incorporated by reference as Appendix to the registrant’s definitive proxy statement (File No. 000-23261) filed on March 30, 1999.

10.3	SNB Bancshares 2002 Incentive Stock Option Plan (incorporated by reference as Appendix A to the registrant’s definitive proxy statement (File No. 000-23261) filed on March 15, 2002.

10.4	Employment Agreement with H. Averett Walker dated January 1, 2002.

10.5	Employment Agreement with Richard A. Collinsworth dated January 1, 2002.

10.6	Employment Agreement with James R. McLemore dated December 1, 2002.

10.7	Asset Purchase Agreement (Fairfield Financial) incorporated by reference as Exhibit 2 to registrant’s Form 10-Q (Commission File No. 000-23261) filed on August 10, 2000.

10.8	Proposed Employment Agreement between SNB Bancshares, Security Interim Bank and Thad G. Childs, Jr. to be entered into upon consummation of the merger.

10.9	Proposed Employment Agreement between SNB Bancshares, Security Interim Bank and John C. Childs, Jr. to be entered into upon consummation of the merger.

10.10	Proposed Employment Agreement between SNB Bancshares, Security Interim Bank and Alan S. Childs to be entered into upon consummation of the merger.

10.11	Proposed Employment Agreement between SNB Bancshares, Security Interim Bank and Cheryl Y. Thomas to be entered into upon consummation of the merger.

13.1	Annual Report of SNB Bancshares, Inc. on Form 10-K for the year ended December 31, 2002 (attached as Appendix D to the joint prospectus/proxy statement).

21.1	Schedule of subsidiaries of SNB Bancshares, Inc.

23.1	Consents of Martin Snow, LLP (included as parts of Exhibits 5.1 and 8.1 hereto).

23.2	Consent of McNair, McLemore, Middlebrooks & Co., LLP (SNB Bancshares).

23.3	Consent of McNair, McLemore, Middlebrooks & Co., LLP (Bank of Gray).

23.4	Consent of Demarest Strategy Group

24	Power of Attorney (included on the Signature Page to the Registration Statement).

99.1	Opinion of Demarest Strategy Group (attached as Appendix C to joint proxy statement/prospectus).

99.2	Form of Letter of Transmittal.

99.3	Form of proxy - Bank of Gray

99.4	Form of proxy - SNB Bancshares

(b)      Financial Statement Schedules.

No financial statements schedules are required to be filed as part of this Registration Statement.

Item 22.          Undertakings

(a)       The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(b)      The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f)       The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)             to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)             to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum, offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)             to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities it that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(g)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SNB Bancshares, Inc. has filed this Registration Statement to be signed on its behalf by the undersigned duly authorized in the City of Macon, State of Georgia, on February 27, 2003.

SNB BANCSHARES, INC.
By:	/s/ H. Averett Walker

H. AVERETT WALKER, President

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints H. Averett Walker and Robert C. Ham as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre- and post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 27, 2003.

Signature	Title

/s/ H. Averett Walker	President, Chief Executive Officer and Director (Principal Executive Officer)

H. AVERETT WALKER

/s/ James R. McLemore	Chief Financial Officer (Principal Financial and Accounting Officer)

JAMES R. MCLEMORE

/s/ Edward M. Beckham, II	Director

EDWARD M. BECKHAM, II

/s/ Alford C. Bridges	Director

ALFORD C. BRIDGES

/s/ Benjamin W. Griffith, III	Director

BENJAMIN W. GRIFFITH, III

/s/ Robert C. Ham	Director

ROBERT C. HAM

/s/ Robert T. Mullis	Director

ROBERT T. MULLIS

/s/ Ben G. Porter	Director

BEN G. PORTER

/s/ John W. Ramsey	Director

JOHN W. RAMSEY

/s/ Robert M. Stalnaker	Director

ROBERT M. STALNAKER

/s/ H. Cullen Talton, Jr.	Director

H. CULLEN TALTON, JR.

/s/ Joe E. Timberlake, III	Director

JOE E. TIMBERLAKE, III

/s/ Larry Walker	Director

LARRY WALKER

/s/ Richard W. White, Jr.	Director

RICHARD W. WHITE, JR.

EXHIBIT INDEX

Exhibit	Description of Exhibit

2.1

Agreement and Plan of Reorganization by and between SNB Bancshares, Inc. and Bank of Gray dated as of October 25, 2001, included as Appendix A to the joint proxy statement/prospectus set forth in Part I of the registration statement.

3.1	Articles of Incorporation of SNB Bancshares (incorporated by reference to Exhibit 3(a) to SNB’s registration statement on Form S-4 (File No. 33-80076), filed with the Commission on June 13, 1994).

3.2

Amendment to Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to SNB’s Registration Statement on Form S-4 (File No. 333-49977) filed with the Commission on April 13, 1998).

3.3	Bylaws of SNB Bancshares, Inc., as amended (incorporated by reference to Exhibit 3.2 to SNB’s Registration Statement on Form S-4 (File No. 333-49977) filed with the Commission on April 13, 1998).

4.1	See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of Articles of Incorporation and Bylaws, as amended, which define the rights of its shareholders.

4.2

Form of Certificate for SNB Bancshares, Inc. (incorporated herein by reference as Exhibit 4.1 to SNB’s Registration Statement on Form S-4 (File No. 33-49977) filed with the Commission on April 13, 1998).

5.1	Opinion of Martin Snow, LLP regarding legality of securities being registered (including its consent).

8.1	Opinion of Martin Snow, LLP regarding certain tax matters (including its consent).

10.1	SNB Bancshares 1996 Incentive Stock Option Plan (incorporated by reference as Exhibit 10(c) to the registrant’s Form SB-2 (File No. 333-11371) filed with the Commission on September 4, 1996).

10.2	SNB Bancshares 1999 Incentive Stock Option Plan (incorporated by reference as Appendix to the registrant’s definitive proxy statement (File No. 000-23261) filed on March 30, 1999).

10.3	SNB Bancshares 2002 Incentive Stock Option Plan (incorporated by reference as Appendix A to the registrant’s definitive proxy statement (File No. 000-23261) filed on March 15, 2002).

10.4	Employment Agreement with H. Averett Walker dated January 1, 2002.

10.5	Employment Agreement with Richard A. Collinsworth dated January 1, 2002.

10.6	Employment Agreement with James R. McLemore dated December 1, 2002.

10.7	Asset Purchase Agreement (Fairfield Financial)( incorporated by reference as Exhibit 2 to registrant’s Form 10-Q (Commission File No. 000-23261) filed on August 10, 2000).

10.8	Proposed Employment Agreement between SNB Bancshares, Security Interim Bank and Thad G. Childs, Jr. to be entered into upon consummation of the merger.

10.9	Proposed Employment Agreement between SNB Bancshares, Security Interim Bank and John C. Childs, Jr. to be entered into upon consummation of the merger.

13.1	Annual Report of SNB Bancshares, Inc. on Form 10-K for the year ended December 31, 2002 (attached as Appendix D to the joint prospectus/proxy statement).

21.1	Schedule of subsidiaries of SNB Bancshares, Inc.

23.1	Consents of Martin Snow, LLP (included as parts of Exhibits 5.1 and 8.1 hereto).

23.2	Consent of McNair, McLemore, Middlebrooks & Co., LLP (SNB Bancshares).

23.3	Consent of McNair, McLemore, Middlebrooks & Co., LLP (Bank of Gray).

23.4	Consent of Demarest Strategy Group

24	Power of Attorney (included on the Signature Page to the Registration Statement).

99.1	Opinion of Demarest Strategy Group (attached as Appendix C to joint proxy statement/prospectus).

99.2	Form of Letter of Transmittal.

99.3	Form of proxy - Bank of Gray

99.4	Form of proxy - SNB Bancshares